Exhibit (b)-(25)

EXECUTION VERSION

U.S.$850,000,000

FACILITY AGREEMENT

dated 27 June 2014

for

GIANT MERGER LIMITED

arranged by

CHINA MINSHENG BANKING CORP., LTD., HONG KONG BRANCH

BNP PARIBAS HONG KONG BRANCH

CREDIT SUISSE AG, SINGAPORE BRANCH

DEUTSCHE BANK AG, SINGAPORE BRANCH

GOLDMAN SACHS (ASIA) L.L.C.

ICBC INTERNATIONAL FINANCE LIMITED

JPMORGAN CHASE BANK, N.A.

as Mandated Lead Arrangers and Bookrunners

BANK OF CHINA LIMITED MACAU BRANCH

CATHAY UNITED BANK COMPANY, LIMITED, HONG KONG BRANCH

CHINA MERCHANTS BANK CO., LTD. HONG KONG BRANCH

ING BANK N.V., SINGAPORE BRANCH

PING AN BANK CO., LTD.

as Mandated Lead Arrangers

HUA NAN COMMERCIAL BANK, LTD., OFFSHORE BANKING BRANCH

LUSO INTERNATIONAL BANKING LTD.

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD., OFFSHORE BANKING BRANCH

as Arrangers

with

BNP PARIBAS

acting as Agent

and

BNP PARIBAS

acting as Security Agent

Ref: L-221080

CONTENTS

CLAUSE		PAGE

SECTION 1
INTERPRETATION
1.	Definitions and interpretation	1

SECTION 2
THE FACILITY
2.	The Facility	68
3.	Purpose	70
4.	Conditions of Utilisation	71

SECTION 3
UTILISATION
5.	Utilisation	73

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION
6.	Repayment	74
7.	Illegality, voluntary prepayment and cancellation	75
8.	Mandatory prepayment and cancellation	76
9.	Restrictions	82

SECTION 5
COSTS OF UTILISATION
10.	Interest	84
11.	Interest Periods	85
12.	Changes to the calculation of interest	86
13.	Fees	87

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS
14.	Tax gross-up and indemnities	88
15.	Increased costs	91
16.	Other indemnities	92
17.	Mitigation by the lenders	95
18.	Costs and expenses	95

SECTION 7
GUARANTEE
19.	Guarantee and indemnity	97

SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT
20.	Representations	101
21.	Information undertakings	112
22.	Financial covenants	119
23.	General undertakings	129
24.	Events of Default	157

(i)

SECTION 9
CHANGES TO PARTIES
25.	Changes to the Lenders	164
26.	Debt Purchase Transactions	169
27.	Changes to the Obligors	170

SECTION 10
THE FINANCE PARTIES
28.	Role of the Agent, the Arranger and others	174
29.	Conduct of business by the Finance Parties	184
30.	Sharing among the Finance Parties	185
SECTION 11
ADMINISTRATION
31.	Payment mechanics	187
32.	Set-off	191
33.	Notices	191
34.	Calculations and certificates	194
35.	Partial invalidity	194
36.	Remedies and waivers	194
37.	Amendments and waivers	194
38.	Confidentiality	200
39.	Counterparts	204

SECTION 12
GOVERNING LAW AND ENFORCEMENT
40.	Governing law	205
41.	Enforcement	205

THE SCHEDULES

(ii)

SCHEDULE 12 Security Principles	246
SCHEDULE 13 Form of Increase Confirmation	253
SCHEDULE 14 Forms of Notifiable Debt Purchase Transaction Notice	256
PART I Form of Notice on Entering into Notifiable Debt Purchase Transaction	256
PART II Form of Notice on Termination of Notifiable Debt Purchase Transaction/ Notifiable Debt Purchase Transaction ceasing to be with Sponsor Affiliate	257
SCHEDULE 15 Form of Founder Certificate	258
SCHEDULE 16 VIE Contracts	260
PART I Existing VIE Contracts	260
PART II VIE Part 1 Contracts	261
SCHEDULE 17 Existing Revenue Sharing Agreements	262
SCHEDULE 18 White List	265
SCHEDULE 19 Black List	266
SCHEDULE 20 Existing Security	267
SCHEDULE 21 Form of Budget	268

(iii)

THIS AGREEMENT is dated 27 June 2014 and made between:

(1)	GIANT INVESTMENT LIMITED, an exempted company incorporated with limited liability under the laws of the Cayman Islands with registered number WK-284201 and registered office at Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands (the “Parent” or the “Original Guarantor”);

(2)	GIANT MERGER LIMITED, an exempted company incorporated with limited liability under the laws of the Cayman Islands with registered number WK-284202 and registered office at Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands (the “Borrower” or “MergeCo”);

(3)	CHINA MINSHENG BANKING CORP., LTD., HONG KONG BRANCH, BNP PARIBAS HONG KONG BRANCH, CREDIT SUISSE AG, SINGAPORE BRANCH, DEUTSCHE BANK AG, SINGAPORE BRANCH, GOLDMAN SACHS (ASIA) L.L.C., ICBC INTERNATIONAL FINANCE LIMITED and JPMORGAN CHASE BANK, N.A. as mandated lead arrangers and bookrunners (whether acting individually or together, the “MLABs”);

(4)	BANK OF CHINA LIMITED MACAU BRANCH, CATHAY UNITED BANK COMPANY, LIMITED, HONG KONG BRANCH, CHINA MERCHANTS BANK CO., LTD. HONG KONG BRANCH, ING BANK N.V., SINGAPORE BRANCH AND PING AN BANK CO., LTD., as mandated lead arrangers (whether acting individually or together, the “MLAs”);

(5)	HUA NAN COMMERCIAL BANK, LTD., OFFSHORE BANKING BRANCH, LUSO INTERNATIONAL BANKING LTD. AND MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD., OFFSHORE BANKING BRANCH as arrangers (together with the MLABs and the MLAs, whether acting individually or together, the “Arranger” or the “Mandated Lead Arranger”);

(6)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as lenders (the “Original Lenders”);

(7)	THE ENTITIES listed in Part III of Schedule 1 (The Original Parties) as hedge counterparties (the “Original Hedge Counterparties”);

(8)	BNP PARIBAS, a banking corporation incorporated under the laws of France, acting through its office at 59th-63rd Floors, Two International Finance Centre, 8 Finance Street, Central, Hong Kong, as agent of the other Finance Parties (the “Agent”); and

(9)	BNP PARIBAS, a banking corporation incorporated under the laws of France, acting through its office at 59th-63rd Floors, Two International Finance Centre, 8 Finance Street, Central, Hong Kong, as security trustee for the Secured Parties (the “Security Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Acceptable Bank” means:

(a)

(i)	(for the purposes of (x) paragraph (a) of the definitions of “Cash” and “Cash Equivalent Investments” (insofar as they are used in Clause 22 (Financial covenants)) and (y) Clause 31.5 (Impaired Agent)) a bank or financial institution (or its parent company if it has no rating) which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency; or

(ii)	(for all other purposes) a bank or financial institution (or its parent company if it has no rating) which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa2 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency; or

(b)	a Finance Party or any Affiliate of a Finance Party (excluding any Sponsor Affiliate); or

(c)	any other bank or financial institution (and the conditions upon which such bank or financial institution may hold cash and/or credit balances) approved:

(i)	(prior to the date of this Agreement) by the Original Mandated Lead Arrangers; or

(ii)	(on or after the date of this Agreement) by the Agent,

(in each case such approval not to be unreasonably withheld or delayed).

“Accession Deed” means a document substantially in the form set out in Schedule 6 (Form of Accession Deed).

“Accountants’ Report” means the finance and tax due diligence report by Ernst & Young Transactions Limited dated 9 January 2014 and the updated report dated 3 March 2014 relating to the Target and its Subsidiaries, and which:

(a)	is addressed to, and/or capable of being relied upon, by the Reliance Parties that have entered into a duty of care letter with Ernst & Young Transactions Limited; and

(b)	has been updated to reflect the cash balances of each member of the Target Group as of 31 December 2013.

“Accounting Principles” means:

(a)	in relation to the Group (on a consolidated basis), the Target (on a consolidated basis) and the Offshore Group, generally accepted accounting principles in the United States of America or, if adjusted or changed in accordance with paragraph (b) of Clause 21.3 (Requirements as to financial statements), IFRS; and

(b)	in relation to each Onshore Group Member, generally accepted accounting principles in the PRC.

“Accounting Reference Date” means 31 December.

“Accrued Cash Sweep Amount” means, for any Calculation Period, the aggregate of the Cash Sweep Shortfall Amounts (if any) for each prior Calculation Period, less any amounts applied towards such amounts in accordance with the Payment Waterfall.

“Accrued Prepayment Amount” means, for any Calculation Period, the aggregate of the Prepayment Shortfall Amounts (if any) for each prior Calculation Period, less any amounts applied towards such amounts in accordance with the Payment Waterfall.

“Acquisition/Investment Basket” means, for any Financial Year, U.S.$40,000,000 (or its equivalent), provided that:

(a)	for the Financial Year ending 31 December 2014, the basket amount shall be reduced proportionately on the basis of the number of days elapsed from the Closing Date to and including the last day of the Financial Year in which the Closing Date occurs and a year of 360 days;

(b)	if in any Financial Year (the “Original Financial Year”) the aggregate amount of the Acquisition/Investment Expenditure is less than the maximum amount permitted for that Original Financial Year (the difference being referred to as the “Unused Amount”), then the maximum amount permitted for the immediately following Financial Year (the “Carry Forward Year”) shall be increased by an amount (the “Permitted Carry Forward Amount”) equal to the lower of (A) 100 per cent. of the Unused Amount and (B) the amount which could have been utilised by way of additional Acquisition/Investment Expenditure in the Original Financial Year without causing a breach of the Cashflow Cover test during that Original Financial Year or any other term of this Agreement;

(c)	in any Carry Forward Year, the original basket amount applicable for that Financial Year (being U.S.$40,000,000) shall be treated as having been incurred prior to any Permitted Carry Forward Amount carried forward into that Carry Forward Year and no amount carried forward into that Carry Forward Year may be carried forward into a subsequent Financial Year; and

(d)	at the Borrower’s election in any Compliance Certificate, in any Original Financial Year, up to 50 per cent. of the original basket amount (being U.S.$40,000,000) for a Carry Forward Year (the “Permitted Carry Back Amount”) may be carried back to the Original Financial Year and added to the maximum Acquisition/Investment Expenditure permitted for the Original Financial Year but only to the extent that the Permitted Carry Back Amount can be spent as Acquisition/Investment Expenditure in the current Financial Year without breaching any term of this Agreement and the Acquisition/Investment Basket originally available for that Carry Forward Year will be correspondingly reduced by the Permitted Carry Back Amount actually spent in that Original Financial Year).

“Acquisition/Investment Expenditure” means, in respect of any Financial Year, the aggregate of:

(a)	the Total Purchase Price (as defined in paragraph (g) of the definition of Permitted Acquisition);

(b)	the Joint Venture Investment (as defined in paragraph (iii) of the definition of Permitted Joint Venture); and

(c)	the Capital Expenditure,

incurred by the Group Member that Financial Year except (in each case) to the extent funded from (x) the Retained Excess Cashflow and/or (y) the proceeds of New Shareholder Injections which (in each case) has not been previously applied or allocated for a particular purpose and which has been so confirmed in a Compliance Certificate.

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 27 (Changes to the Obligors).

“Adjusted Repayment Instalment” has the meaning given to it in the definition of “Offshore Cash Required Amount”.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Aggregate Onshore Cash Balance” means, at any time, the aggregate of all cash held by the Onshore Group Members (including VIE Group Members) at that time.

“Aggregate Vendor Note Cash Amount” has the meaning given to that term in Clause 23.46 (Onshore VLN Accounts and Offshore VLN Account).

“Annual Financial Statements” has the meaning given to that term in Clause 21 (Information undertakings).

“Anti-Corruption Laws” means the US Foreign Corrupt Practices Act of 1977, as amended or the UK Bribery Act of 2010 and or any other applicable anti-bribery or anti-corruption laws in other jurisdictions.

“Anti-Money Laundering Laws” means all applicable financial recordkeeping and reporting requirements, and the applicable anti-money laundering statutes of jurisdictions where the Borrower or any of its Subsidiaries conducts business and/or where they are incorporated, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, which in each case are issued, administered or enforced by any Governmental Authority.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee provided that if that other form does not contain the undertaking set out in the form set out in Schedule 5 (Form of Assignment Agreement) it shall not be a Creditor Accession Undertaking as defined in, and for the purposes of, the Intercreditor Agreement.

“Auditors” means:

(a)	Ernst & Young Hua Ming LLP; or

(b)	(in relation to a WFOE Group Member) Shanghai Zhiyuan Certified Public Accountants ; or

(c)	one of the Big Four or any other approved in advance by the Majority Lenders (such approval not to be unreasonably withheld or delayed).

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration, in each case, as required by law or applicable regulation; or

(b)	in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Authority intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Availability Period” means, the period from and including the date of this Agreement to and including the earlier of:

(a)	the end of the Certain Funds Period;

(b)	the date on which the Merger Agreement terminates or otherwise ceases to have effect; and

(c)	the Closing Date.

“Available Commitment” means a Lender’s Commitment minus (subject as set out below):

(a)	the amount of its participation in the Loan; and

(b)	in relation to any proposed Loan, the amount of its participation in the Loan that is due to be made on or before the proposed Utilisation Date.

“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“Baring” means funds advised by Baring Private Equity Asia Group Limited, a Cayman limited company, and its Control Investment Affiliates (but excluding any portfolio companies or entities of any of the foregoing and any Subsidiary of any such portfolio company or entity).

“Baring SPV” means Baring Private Equity Asia V Holding (12) Limited.

“Base Case Model” means the financial model including profit and loss, balance sheet and cashflow projections in agreed form relating to the Group (for these purposes assuming completion of the Merger) prepared by Baring.

“Big Four” means PricewaterhouseCoopers, Ernst & Young, KPMG or Deloitte & Touche (or any local affiliate or amalgamation of the same or their successors).

“Black List” means the list set out in Schedule 19 (Black List).

“Borrowings” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Break Costs” means the amount (if any) by which:

(a)	the interest excluding the Margin which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or Unpaid Sum to the last day of the current Interest Period in respect of the Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Budget” means:

(a)	in relation to the period beginning on Closing Date and ending on 31 December 2014, the Base Case Model in agreed form to be delivered by the Borrower to the Agent pursuant to Clause 4.1 (Initial conditions precedent); and

(b)	in relation to any other period, any budget delivered by the Borrower to the Agent in respect of that period pursuant to Clause 21.4 (Budget).

“Business Day” means:

(a)	for the purpose of determining LIBOR, a day (other than a Saturday or Sunday) on which banks are open for transaction of domestic and foreign exchange business in London;

(b)	for the purpose of payment of amounts under the Finance Documents, a day (other than a Saturday or Sunday) on which banks are open for the transaction of domestic and foreign exchange business in London, New York, Singapore and Hong Kong;

(c)	for the purpose of any action or step to be performed or implemented by an Onshore Group Member, a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong, Singapore and Beijing; and

(d)	for all other purposes, a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong and Singapore.

“Calculation Period” means each period from (and including) 1 July in any calendar year to (and including) 30 June in the immediately following calendar year, provided that the first Calculation Period shall start on 1 July 2015 and the last Calculation Period will end on the Termination Date.

“Capital Expenditure” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Cash” means, at any time:

(a)	(for the purposes of Clause 22 (Financial covenants)) cash in hand or at bank and (in the latter case) credited to an account in the name of an Obligor with an Acceptable Bank and to which an Obligor is alone (or together with other Obligors) beneficially entitled and for so long as:

(i)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any Group Member or of any other person whatsoever;

(ii)	there is no Security over that cash except for Transaction Security or any Security referred to in paragraphs (b), (c), (m), (o) or (p) of the definition of Permitted Security; and

(iii)	the cash is freely and (except to the extent of any Transaction Security under the Transaction Security Documents) immediately available (or, in the case of term deposits, available at the expiry of the applicable term of such deposit or at any time subject to any loss of interest upon breaking the applicable term of such deposit) to be applied in repayment or prepayment of the Facility).

(b)	(for all other purposes) cash in hand or at bank and (in the latter case) credited to an account in the name of a Group Member with an Acceptable Bank and to which such Group Member is alone (or together with other Group Members) beneficially entitled and for so long as:

(i)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any Group Member or of any other person whatsoever;

(ii)	there is no Security over that cash except for Permitted Security; and

(iii)	the cash is freely and (except to the extent of any Transaction Security under the Transaction Security Documents) immediately available (or, in the case of term deposits, available at the expiry of the applicable term of such deposit or at any time subject to any loss of interest upon breaking the applicable term of such deposit).

“Cash Contribution” has the meaning given to that term in Part I of Schedule 2 (Conditions Precedent).

“Cash Equivalent Investments” means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)	any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, Hong Kong, Japan or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in the United States of America, the United Kingdom or any Participating Member State;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)	which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)	sterling bills of exchange eligible for rediscount at the Bank of England from and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)	any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above and (iii) can be turned into cash on not more than 30 days’ notice; or

(f)	any other debt security approved:

(i)	(prior to the date of this Agreement) by the Original Mandated Lead Arrangers; or

(ii)	(on or after the date of this Agreement) by the Majority Lenders,

in each case, to which:

(A)	((for the purposes of Clause 22 (Financial covenants)) any Obligor is alone (or together with other Obligors); and

(B)	(for all other purposes), any Group Member is alone (or together with other Group Members),

beneficially entitled at that time and which is not issued or guaranteed by any Group Member or subject to any Security (other than Security arising under the Transaction Security Documents).

“Cash Sweep Shortfall Amount” means, for any Calculation Period, the amount (if any) by which the Required Distribution Amount (plus any Freely Available Cash taken into account in the calculation of that amount) for that Calculation Period is insufficient to fund the full amount of any Required Cash Sweep Amount for that Calculation Period in accordance with the Payment Waterfall as a result of the application of paragraph (a)(ii) of Clause 23.44 (Required Distribution Amount).

“Cashflow” has the meaning given to that term in Clause 22.1 (Financial definitions).

“CDH” means funds managed or advised by CDH Wealth Management Company Limited and/or their respective Control Investment Affiliates (but excluding any portfolio companies or entities of any of the foregoing and any Subsidiary of any such portfolio company or entity).

“CDH SPV” means CDH Journey Limited.

“Certain Funds Period” means the period commencing on the date of the Commitment Letter and ending on 17 September 2014 (the “Initial Certain Funds Period Expiry Date”), provided that, in the event that the Merger Effective Time has not occurred on or prior to the Initial Certain Funds Period Expiry Date and the Termination Date (as defined in the Merger Agreement) has been extended beyond the Initial Certain Funds Period Expiry Date pursuant to section 8.02(a) of the Merger Agreement by the Target or the Parent, the Initial Certain Funds Period Expiry Date may be extended by the Borrower to the earlier of (i) the Termination Date (as defined in, and extended pursuant to, the Merger Agreement) and (ii) 17 December 2014, by delivery of a duly executed Extension Request to the Agent on or before the Initial Certain Funds Period Expiry Date.

“Certain Funds Utilisation” means the Loan made or to be made under the Facility during the Certain Funds Period where it is or is to be made solely for a Merger Purpose.

“Change of Control” means:

(a) prior to the occurrence of a Qualifying Flotation:

(i)	the Equity Investors, in the aggregate, cease to (on a fully diluted basis):

(A)	have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

1.	cast, or control the casting of, more than 50 per cent. of the maximum number of votes that might be cast at a general meeting of Holdco;

2.	appoint or remove all, or the majority, of the directors or other equivalent officers of Holdco; and/or

(B)	beneficially hold, directly or indirectly, more than 50 per cent. of the economic interest in Holdco; and/or

(ii)	any of (x) the Equity Investors or (y) the Founder and his Family Members (in the aggregate) cease to (on a fully diluted basis):

(A)	individually have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to cast, or control the casting of, at least the applicable Sponsor Minimum Share of the maximum number of votes that might be cast at a general meeting of Holdco; and/or

(B)	individually hold, directly or indirectly, at least the applicable Sponsor Minimum Share of the economic interest in Holdco;

(iii)	the Founder and his Family Members (in the aggregate) cease (on a fully diluted basis):

(A)	to have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to cast, or control, the largest number of votes that may be cast a general meeting of Holdco; or

(B)	to hold, directly or indirectly, the largest economic interest in Holdco.

(b)	following the occurrence of a Qualifying Flotation:

(i)	the Equity Investors, in the aggregate, cease to (on a fully diluted basis):

(A)	have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to cast or control the casting of at least 35 per cent. of the maximum number of votes that might be cast at a general meeting of the Holdco; and/or

(B)	beneficially hold, directly or indirectly, at least 35 per cent. of the economic interest in Holdco; and/or

(ii)	any of (x) the Equity Investors or (y) the Founder and his Family Members (in the aggregate) cease to:

(A)	have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to cast or control the casting of at least the applicable Sponsor Minimum Share of the maximum number of votes that might be cast at a general meeting of Holdco; and/or

(B)	hold, directly or indirectly, at least the applicable Sponsor Minimum Share of the economic interest in Holdco; and

(c)	at any time, Holdco ceases to (on a fully diluted basis):

(i)	have the power directly or indirectly (whether by way of ownership of shares, proxy, contract, agency or otherwise) to cast, or control the casting of, 100 per cent. of the maximum number of votes that might be cast at a general meeting of the Parent; and/or

(ii)	have the power directly or indirectly (whether by way of ownership of shares, proxy, contract, agency or otherwise) to appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent; and/or

(iii)	hold, directly or indirectly, beneficially or economically 100 per cent. of the Equity Interests of the Parent (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and

(d)	at any time, the Parent ceases to (on a fully diluted basis):

(i)	have the power directly or indirectly (whether by way of ownership of shares, proxy, contract, agency or otherwise) to cast, or control the casting of, 100 per cent. of the maximum number of votes that might be cast at a general meeting of the MergeCo or, following the Merger Effective Time, the Target; and/or

(ii)	have the power directly or indirectly (whether by way of ownership of shares, proxy, contract, agency or otherwise) to appoint or remove all, or the majority, of the directors or other equivalent officers of the MergeCo or, following the Merger Effective Time, the Target; and/or

(iii)	hold, directly or indirectly, beneficially or economically 100 per cent. of the Equity Interests of the MergeCo or, following the Merger Effective Time, the Target (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

For the purposes of this definition:

(e)	“economic interest” means any interest which is beneficial, economic or financial in nature, including any right to a benefit, reward or return or the exposure to a risk of liability, loss or diminution in value;

(f)	“Sponsor Minimum Share” means:

(i)	in respect of the Founder and his Family Members (in the aggregate):

(A)	prior to the occurrence of a Qualifying Flotation (in respect of paragraph (a)(ii) above), 30 per cent.; and

(B)	following the occurrence of a Qualifying Flotation (in respect of paragraph (b)(ii) above), 17.5 per cent.; and

(ii)	in respect of Baring:

(A)	prior to the occurrence of a Qualifying Flotation (in respect of paragraph (a)(ii) above), 17.0 per cent.; and

(B)	following the occurrence of a Qualifying Flotation (in respect of paragraph (b)(ii) above), 12.0 per cent.;

(iii)	in respect of Hony:

(A)	prior to the occurrence of a Qualifying Flotation (in respect of paragraph (a)(ii) above), 17.0 per cent.; and

(B)	following the occurrence of a Qualifying Flotation (in respect of paragraph (b)(ii) above), 12.0 per cent.; and

(iv)	in respect of CDH:

(A)	prior to the occurrence of a Qualifying Flotation (in respect of paragraph (a)(ii) above), 10.0 per cent.; and

(B)	following the occurrence of a Qualifying Flotation (in respect of paragraph (b)(ii) above), 7.5 per cent.

“Charged Account” means any account maintained by an Obligor outside of the PRC which from time to time is, or is expressed to be, subject to valid and effective Transaction Security pursuant to a Transaction Security Document.

“Charged Property” means all of the assets of the Obligors and the Parent which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Chief Financial Officer” means Jazy Zhang and any replacement chief financial officer (or equivalent officer, as appropriate) from time to time of the Borrower.

“Clean-Up Date” means:

(a)	in respect of the Merger, the date falling 90 days from and including the Closing Date; and

(b)	in respect of any Permitted Acquisition (other than the Merger), the date falling 90 days from the date of completion of such Permitted Acquisition.

“Clean-Up Default” means an Event of Default existing on or arising after the Closing Date other than an Event of Default under any of Clause 24.1 (Non-payment), Clause 24.6 (Insolvency), Clause 24.7 (Insolvency proceedings), Clause 24.8 (Creditors’ process), Clause 24.10 (Unlawfulness and invalidity), Clause 24.11 (Intercreditor Agreement and other documents), Clause 24.13 (Cessation of business), Clause 24.17 (Repudiation and rescission of agreements) and Clauses 23.48 (Conditions subsequent: Merger) to Clause 23.51 (Conditions subsequent: hedging and security).

“Clean-Up Representation” means any of the representations and warranties under Clause 20 (Representations).

“Clean-Up Undertaking” means any of the undertakings specified in Clause 23 (General undertakings).

“Closing Date” means the date on which the Merger Effective Time occurs.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means:

(a)	in relation to an Original Lender, the amount in USD set opposite its name under the heading “Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Lender, the amount in USD of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Commitment Letter” means the commitment letter dated 17 March 2014 from the Arrangers and their Affiliates to the Borrower.

“Company Disclosure Schedule” has the meaning given to that term in the Merger Agreement.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate) or any other form agreed between the Agent and the Borrower.

“Confidential Information” means all information relating to the Parent, any Obligor, the Group, the Target Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any Group Member, the Target Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Group Member or the Target Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 38 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by any Group Member or the Target Group or any of its advisers; or

(iii)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group or the Target Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 9 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Borrower and the Agent and which is addressed to, or capable of being relied upon by, the Borrower or any other Group Member by virtue of reliance on the Third Parties Act with respect to the relevant provisions therein.

“Constitutional Documents” means the certificate of incorporation, the memorandum of association and articles of association of each of the Parent and the Borrower (including any amendments thereto).

“Control” means, in relation to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by contract or otherwise (and the term “Controlled” shall be construed accordingly).

“Control Investment Affiliate” means, with respect to any person, another person that directly or indirectly is in Control of, or is Controlled by, or is under common Control with, such first-mentioned person.

“Debenture (Giant HK)” means the document dated on or after the date of this Agreement creating or expressing to create, or effecting, implementing or expressing to effect or implement, a first ranking fixed and floating charge or similar security interest over all or substantially all assets of Giant HK in favour of the Security Agent under the law of Hong Kong.

“Debenture (Giant Interactive)” means the document dated on or after the date of this Agreement creating or expressing to create, or effecting, implementing or expressing to effect or implement, a first ranking fixed and floating charge or similar security interest over all or substantially all assets of the Target in favour of the Security Agent under the law of Hong Kong.

“Debenture (MergeCo)” means the document dated on or about the date of this Agreement creating or expressing to create, or effecting, implementing or expressing to effect or implement, a first ranking fixed and floating charge or similar security interest over all or substantially all assets of the Borrower in favour of the Security Agent under the law of Hong Kong.

“Debt Document” has the meaning given to that term in the Intercreditor Agreement.

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

“Debtor” has the meaning given to that term in the Intercreditor Agreement.

“Default” means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination (including that of materiality) under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender (other than a Lender which is a Sponsor Affiliate):

(a)	which has failed to make its participation in the Loan available (or has notified the Agent or the Borrower (which has notified the Agent) that it will not make its participation in the Loan available) by the Utilisation Date in accordance with Clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

   payment is made within five Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Disposal” has the meaning given to that term in paragraph (a) of Clause 8.2 (Disposal, Insurance and Recovery Proceeds and Excess Cashflow).

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Distribution” means, in respect of a person:

(a)	the taking of any of the actions described in paragraph (a) of Clause 23.17 (Dividends and share redemption);

(b)	paying, repaying or prepaying any principal, interest or other amount on or in respect of, or redeeming, purchasing or defeasing, any Financial Indebtedness, owed actually or contingently to any of its shareholders or to any Affiliate;

(c)	declaring, paying or making any dividend or other payment or distribution of any kind on or in respect of any class of its shares; or

(d)	reducing, returning, purchasing, repaying, cancelling or redeeming any of its share capital (including any Recapitalisation).

“Distribution Retention Amount” means, for any Calculation Period, forty per cent. of the Required Distribution Amount for that Calculation Period, but for the purposes of this definition calculating the Required Distribution Amount without reference to the Distribution Retention Incremental Amount for that Calculation Period.

“Distribution Retention Incremental Amount” has the meaning given to it in the definition of “Offshore Cash Required Amount”.

“Dividend Account” means an interest-bearing account:

(a)	held in a jurisdiction reasonably satisfactory to the Agent by an Offshore Group Member with a Finance Party (or an Affiliate thereof);

(b)	identified in writing between the Borrower and the Agent as the “Dividend Account”;

(c)	subject to Security in favour of the Security Agent which Security is in form and substance satisfactory to the Agent and Security Agent (acting reasonably); and

(d)	from which no withdrawals may be made by any member of the Group except as contemplated by this Agreement,

(as the same may be re-designated, substituted or replaced from time to time).

“DSRA” means any debt service reserve account:

(a)	held in a jurisdiction reasonably satisfactory to the Agent by an Offshore Group Member with a Finance Party (or any Affiliate thereof);

(b)	identified in writing between the Borrower and the Agent as a “DSRA”, provided that no more than three accounts may be so identified and all such accounts are with the same Finance Party;

(c)	subject to Security in favour of the Security Agent which Security is in form and substance satisfactory to the Agent and the Security Agent (acting reasonably); and

(d)	from which no withdrawals may be made by any Group Member except as contemplated by this Agreement,

(as the same may be re-designated, substituted or replaced from time to time).

“DSRA Minimum Balance” means, at any time, an amount equal to the aggregate of the amount of principal and interest falling due and payable under the Facility during the DSRA Reserve Period at that time (after giving effect to any voluntary prepayment made under Clause 7 (Illegality, voluntary prepayment and cancellation)), calculated on the basis of six month Interest Periods and that:

(a)	the interest rate applicable for the DSRA Reserve Period starting on the Utilisation Date will be the interest rate for the first Interest Period; and

(b)	the interest rate for any other DSRA Reserve Period will be that for the Interest Period commencing most recently prior to the first day of the relevant DSRA Reserve Period;

provided that, in respect of the principal falling due on the Termination Date, only USD100,000,000 of that amount will be taken into account.

“DSRA Reserve Period” means:

(a)	on the Utilisation Date, the period starting on the Utilisation Date and ending on (and including) 30 June 2015; and

(b)	at any time from (and including) 1 July 2015, the period starting on that date and ending on the date falling six months thereafter.

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water).

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of:

(a)	any breach, or alleged breach, of any Environmental Law; or

(b)	any accident, fire, explosion or other event of any type involving the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace;

(c)	community welfare and/or land or property rights;

(d)	occupational health and safety; or

(e)	the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Group Member conducted on or from the properties owned or used by any Group Member.

“Equity Commitment Letters” means the letter agreements entered into or to be entered into respectively by The Baring Asia Private Equity Fund V, L.P., CDH WM Giant Fund, L.P. and Hony Capital Fund V, L.P., in each case, in favour of Holdco, pursuant to which The Baring Asia Private Equity Fund V, L.P., CDH WM Giant Fund, L.P. and Hony Capital Fund V, L.P. respectively agree to make an equity investment in Holdco at or immediately prior to the Merger Effective Time in connection with the Merger.

“Equity Interest” means, in relation to any person:

(a)	any share of any class or capital stock of or equity interest in such person or any depositary receipt in respect of any such share, capital stock or equity interest; or

(b)	any security convertible or exchangeable (whether at the option of the holder thereof or otherwise and whether such conversion is conditional or otherwise) into any such shares, capital stock, equity interest or depositary receipt, or any depositary receipt in respect of any such security; or

(c)	any option, warrant or other right to acquire any such share, capital stock, equity interest, security or depositary receipt or security referred to in the foregoing paragraphs (a) and/or (b) above.

“Equity Investors” means:

(a)	Baring;

(b)	CDH; and

(c)	Hony.

“E.U.” means the European Union.

“Event of Default” means any event or circumstance specified as such in Clause 24 (Events of Default).

“Excess Cashflow” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Executive Order” means each of:

(a)	the US Executive Order No.13224 on Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, which came into effect on 24 September 2001, as amended;

(b)	the US Executive Order No. 13590 of 21 November 2011 authorising the imposition of certain sanctions with respect to the provision of goods, services, technology or support for Iran’s energy and petrochemical sectors; and

(c)	any other U.S. Executive Order issued and in effect in connection with restrictions on the export of goods or economic or trade sanctions.

“Existing Investments” means the securities and investments (i) owned by a Target Group Member and (ii) disclosed to the Original Mandated Lead Arrangers in writing, each on or prior to the date of the Commitment Letter.

“Existing Revenue Sharing Agreements” means the contracts listed in Schedule 17 (Existing Revenue Sharing Agreements) and any other arrangement, instrument or agreement entered into on or before the date of this Agreement between Group Members or between a Studio and a Group Member in connection with the transfer or sharing of revenue pursuant to licensing or servicing arrangements.

“Existing VIE Contracts” means the contracts listed in Part I of Schedule 16 (VIE Contracts).

“Extension Request” means a request in substantially the form set out in Part III of Schedule 3 (Requests and Notices).

“Facility” means the term loan facility made available under this Agreement as described in Clause 2.1 (The Facility).

“Facility Office” means:

(a)	in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“Family Member” means, in relation to any individual, such individual, his or her lineal descendants, and any trust or other similar entity established for the sole benefit of or the sole beneficial owner(s) of which (directly or indirectly) are any or all of the foregoing, any of their respective lineal descendants, estate or any executor of their respective estate, and/or (in the case of any such trust or other similar entity) any trustee in bankruptcy or similar officer in respect of any such trust or such other similar entity.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code, any associated regulations and other official guidance;

(b)	any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; and

(c)	any agreement pursuant to the implementation of paragraph (a) or (b) above with the United States Internal Revenue Service, the government of the United States of America or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the United States of America), 1 July 2014;

(b)	in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the United States of America), 1 January 2017; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) or (b) above, 1 January 2017;

(d)	or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“FATCA Protected Lender” means any Lender irrevocably designated as a “FATCA Protected Lender” by the Borrower by notice to that Lender and the Agent at least six months prior to the earliest FATCA Application Date for a payment by a Party to that Lender (or to the Agent for the account of that Lender).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letter” means (as applicable):

(a)	any letter or letters dated on or about the date of this Agreement between the Arranger and the Borrower (or the Agent and the Borrower or the Security Agent and the Borrower) setting out any of the fees referred to in Clause 13 (Fees); and/or

(b)	any agreement setting out fees payable to a Finance Party referred to in paragraph (f) of Clause 2.2 (Increase) of this Agreement; and/or

(c)	any agreement setting out any other fees payable to a Finance Party referred to in this Agreement or under any other Finance Document.

“Finance Document” means this Agreement, the Commitment Letter, any Accession Deed, any Compliance Certificate, any Fee Letter, any Hedging Agreement, the Hedging Letter, the Intercreditor Agreement, the Vendor Note Subordination Deed, any Report Proceeds Letter, any Resignation Letter, any Selection Notice, any Transaction Security Document, any PRC Account Control Agreement, any Transfer Certificate, any Increase Confirmation, the Utilisation Request and any other document designated as a “Finance Document” by the Agent and the Borrower provided that where the term “Finance Document” is used in, and construed for the purposes of, this Agreement or the Intercreditor Agreement, a Hedging Agreement shall be a Finance Document only for the purposes of:

(a)	the definition of “Material Adverse Effect”;

(b)	paragraph (a) of the definition of “Permitted Transaction”;

(c)	the definition of “Transaction Document”;

(d)	the definition of “Transaction Security Document”;

(e)	paragraph (a)(iv) of Clause 1.2 (Construction);

(f)	Clause 19 (Guarantee and indemnity);

(g)	Clause 24 (Events of Default) (other than paragraph (c) of Clause 24.17 (Repudiation and rescission of agreements) and Clause 24.20 (Acceleration));

(h)	the Security Principles; and

(i)	describing the secured obligation under any Transaction Security Document.

“Finance Party” means the Agent, the Arranger, the Security Agent, a Lender or a Hedge Counterparty provided that where the term “Finance Party” is used in, and construed for the purposes of, this Agreement or the Intercreditor Agreement, a Hedge Counterparty shall be a Finance Party only for the purposes of:

(a)	the definition of “Secured Parties”;

(b)	paragraph (a)(i) of Clause 1.2 (Construction);

(c)	Clause 19 (Guarantee and indemnity); and

(d)	Clause 29 (Conduct of business by the Finance Parties).

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds (but not Trade Instruments), notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of Finance Leases;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability (but not, in any case, Trade Instruments) of an entity which is not a Group Member which liability would fall within one of the other paragraphs of this definition;

(h)	any amount raised by the issue of shares or Equity Interests which are redeemable (other than at the option of the issuer) before the Termination Date (as amended from time to time) or are otherwise classified as borrowings under the Accounting Principles);

(i)	any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 150 days after the date of supply;

(j)	any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) classified as borrowings under the Accounting Principles; and

(k)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above.

“Financial Quarter” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Financial Year” has the meaning given to that term in Clause 22.1 (Financial definitions).

“First Test Date” means the Quarter Date falling at the end of the first full Financial Quarter following the Utilisation Date.

“First Tier Offshore Group Member” means any Offshore Group Member that directly legally holds (in whole or in part) any Onshore Group Member from time to time (being as at the date of this Agreement, Giant HK).

“First Tier WFOE” means any Onshore Group Member which is directly legally held (in whole or in part) by an Offshore Group Member from time to time (being as at the date of this Agreement, WFOE (Zhengtu), WFOE (Zhuhai) and WFOE (Zhengduo)).

“First Tier WFOE Account” means each account held by a First Tier WFOE (other than an account held by WFOE (Zhuhai)).

“Flotation” has the meaning given to that term in Clause 8.1 (Exit and Flotation).

“Flotation Proceeds” has the meaning given to that term in Clause 8.1 (Exit and Flotation).

“Forecast Debt Service” has the meaning given to it in the definition of “Offshore Cash Required Amount”.

“Founder” means:

(a)	Mr. Yuzhu Shi ; and

(b)	any company or corporation which is (x) incorporated outside of the PRC; (y) established for the specific purpose of holding Equity Interests in Holdco on behalf of Mr. Yuzhu Shi ; and (z) managed by or is under the control of Mr. Yuzhu Shi ..

“Freely Available Cash” means, at any time, Cash held by Offshore Group Members at that time which is freely available for application in accordance with the Payment Waterfall but:

(a)	including any Cash standing to the credit of the DSRA only to the extent in excess of the DSRA Minimum Balance at that time;

(b)	including any Cash standing to the credit of the Offshore Mandatory Prepayment Account at that time only to the extent any mandatory prepayment to which that balance relates falls due in the relevant Calculation Period; and

(c)	excluding any Cash standing to the credit of the Offshore VLN Account except to the extent required to fund a payment of principal falling due under the Vendor Note following application of the Payment Waterfall.

“Freely Available Cash Balance” means, at any time, the aggregate amount of Freely Available Cash as at that time.

“Funds Flow Statement” means a funds flow statement in agreed form.

“Future Revenue Sharing Agreement” means any arrangement, instrument or agreement entered into after the date of this Agreement between Group Members or between a Studio and a Group Member in connection with the transfer or sharing of revenue pursuant to licensing or servicing arrangements.

“GAPP” means the General Administration of Press and Publication in the PRC , including any local counterpart thereof.

“Giant HK” means Giant Interactive (HK) Limited , a company incorporated, with limited liability under the laws of Hong Kong with registered number 1295991 and registered office at Room 5101, 51/F., Central Plaza, 18 Harbour Road, Wan Chai, Hong Kong.

“Governmental Authority” means any government or any governmental agency, semi-governmental or judicial entity or authority (including any stock exchange or any self-regulatory organisation established under statute).

“Grandall Minutes” means the minutes dated 7 March 2014 of meetings and telephone conversations of the Target with GAPP in respect of the VIE Restructuring prepared by Grandall Law Firm (which is capable of being disclosed by a Finance Party on a confidential and non-reliance basis to persons who may become Lenders as part of the Syndication).

“Group” means the Borrower and each of its Subsidiaries for the time being, including at and following the Merger Effective Time, each member of the Target Group.

“Group Member” means any member of the Group.

“Group Structure Chart” means the structure chart of the Group which identifies (i) the Sponsors (and any person by or through which they hold or beneficially own Equity Interests in the Borrower); (ii) the Group; and (iii) the Material Companies, together with the percentage of ownership of Equity Interest, and which is otherwise in the agreed form.

“Guarantor” means the Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 27 (Changes to the Obligors).

“Guarantor Threshold Requirement” has the meaning given to that term in paragraph (b) of Clause 23.32 (Guarantors).

“Hedge Counterparty” means:

(a)	any Original Hedge Counterparty; and

(b)	any entity which has become a Party as a Hedge Counterparty in accordance with Clause 25.8 (Accession of Hedge Counterparties),

which, in each case, is or has become, a party to the Intercreditor Agreement as a Hedge Counterparty in accordance with the provisions of the Intercreditor Agreement.

“Hedging Agreement” means any master agreement, confirmation, schedule or other agreement in agreed form entered into or to be entered into by the Borrower and a Hedge Counterparty for the purpose of hedging the types of liabilities and/or risks in relation to the Facility which the Hedging Letter (by reference to its form at the time that agreement is entered into) either requires or had required, to be hedged and which complies with the requirements in relation to hedging documents stipulated in the Intercreditor Agreement.

“Hedging Letter” means the letter dated on or before the date of this Agreement and made between the Arranger, the Borrower describing the hedging arrangements to be entered into in respect of the interest rate liabilities of the Borrower of, and in relation to, the Facility.

“Holdco” means Giant Group Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands with registered number WK-284198 and registered office at Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Hony” means funds managed or advised by Hony Capital Fund Ltd and/or their respective Control Investment Affiliates (but excluding any portfolio companies or entities of any of the foregoing and any Subsidiary of any such portfolio company or entity).

“Hony SPV” means Rich Noble Enterprises Limited.

“HR Report” means the human resources report prepared by Towers Watson Shanghai Office and dated 28 November 2013.

“ICP Licence” means a value-added telecommunications business operating license issued by the SCAB.

“IFRS” means International Financial Reporting Standards issued and/or adopted by the International Accounting Standards Board from time to time.

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a), (b) or (c) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within five Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 13 (Form of Increase Confirmation) or any other form agreed between the Agent and the Borrower.

“Increase Lender” has the meaning given to that term in paragraph (a)(iii) of Clause 2.2 (Increase).

“Indirect Tax” means any value added tax, goods and services tax, consumption tax, business tax or any Tax of a similar nature.

“Information Memorandum” has the meaning given to that term in the Commitment Letter.

“Information Package” means the Reports, the Base Case Model, the MOFCOM Memorandum and the Grandall Minutes.

“Insolvency Event” in relation to an entity means that entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009 or in each case, any equivalent legislation in any relevant jurisdiction;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(i)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Intellectual Property” means all right, title and interest from time to time in and to:

(a)	any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets (which may now or in the future subsist),

and in each case including any related lease, licences and sub-licences of the same.

“Intercreditor Agreement” means the intercreditor agreement dated on or about the same date as this Agreement and made between, among others, Holdco, the Parent, the Borrower, the Debtors (as defined in the Intercreditor Agreement), the Security Agent, the Agent, the Lenders (as Senior Lenders), the Arranger, the Hedge Counterparties (as defined in the Intercreditor Agreement), and the Intra-Group Lenders (as defined in the Intercreditor Agreement).

“Interest Period” means, in relation to the Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.3 (Default interest).

“Interim Investors Agreement” means the interim investors agreement in the agreed form entered into or to be entered into between the Founder, Vogel, Union Sky, Baring SPV, CDH SPV, Hony SPV, Holdco, the Parent and the Borrower pursuant to which the parties to the agreement agree to certain terms and conditions in relation to the Merger.

“Interpolated Screen Rate” means, in relation to LIBOR, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period,

each as of the Specified Time on the Quotation Day for the currency of the Loan.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Lanlin” means Shanghai Lanlin Bio-Technology Co., Ltd. , a company incorporated with limited liability under the laws of the PRC with registered number 310104000233205.

“Legal Due Diligence Report” means:

(a)	the legal due diligence report dated 13 March 2014 prepared by Fangda Partners;

(b)	the memorandum dated 13 March 2014 prepared by Fangda Partners in respect of the ability of the Onshore Group Members to upstream cash to the Offshore Group Members and confirming the timing, steps and legal ability of First Tier WFOE to make distributions; and

(c)	the legal due diligence report dated 13 March 2014 prepared by Weil, Gotshal & Manges LLP.

“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or Clause 27 (Changes to the Obligors).

“Legal Reservations” means:

(a)	the principle that equitable remedies are remedies which may be granted or refused at the discretion of a court, the principle of reasonableness and fairness (to the extent applicable to the laws to which this definition relates) and the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under applicable limitation laws and defences of acquiescence, set off or counterclaim, including the Limitation Acts and the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	the principle that in certain circumstances security granted by way of fixed charge may be recharacterised as a floating charge or that security purported to be constituted as an assignment may be re-characterised as a charge;

(d)	the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(e)	the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(f)	the principle that the creation or purported creation of security over any contract or agreement which is subject to a prohibition on transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach of the contract or agreement over which security has purportedly been created;

(g)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(h)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 2.2 (Increase) or Clause 25 (Changes to the Lenders),

which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.

“Liabilities” has the meaning given to that term in the Intercreditor Agreement.

“Liabilities Acquisition” has the meaning given to that term in the Intercreditor Agreement.

“LIBOR” means, in relation to the Loan or any part of it or any Unpaid Sum:

(a)	the applicable Screen Rate;

(b)	(if a Screen Rate is available for the currency of that Loan or relevant part of it or any Unpaid Sum but is not available for the Interest Period of that Loan or relevant part of it or any Unpaid Sum (provided that a Screen Rate is available for both a period longer and a period shorter than the Interest Period for that Loan or relevant part of it or any Unpaid Sum)) the Interpolated Screen Rate; or

(c)	if no Screen Rate is available for the currency of that Loan or relevant part of it or any Unpaid Sum or if no Screen Rate is available for both a period longer and a period shorter than the Interest Period for that Loan or relevant part of it or any Unpaid Sum) the Reference Bank Rate, as of the Specified Time on the Quotation Day for the currency of the Loan and for a period equal in length to the Interest Period of the Loan or relevant part of it or any Unpaid Sum, provided that if that rate is below zero, LIBOR will be deemed to be zero.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“LMA” means the Loan Market Association.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“Major Default” means with respect to the Parent or the Borrower only (in each case, without taking into account any member of the Target Group and whether or not the Merger has occurred or will occur), any circumstances constituting a Default under any of:

(a)	Clause 24.3 (Other obligations) insofar as it relates to a breach of Clause 23.5 (Merger), Clause 23.7 (Acquisitions), Clause 23.8 (Joint Ventures), Clause 23.9 (Holding Companies), Clause 23.12 (Negative pledge), Clause 23.13 (Disposals), Clause 23.15 (Loans or credit), Clause 23.16 (No Guarantees or indemnities), Clause 23.17 (Dividends and share redemption), Clause 23.20 (Financial Indebtedness), paragraph (a) of Clause 23.39 (Merger Documents) (insofar as it relates to an amendment, variation, novation, supplement, superseding, waiver or termination of the Merger Documents in a manner which would reasonably be likely to materially and adversely affect the interests of the Lenders), Clause 23.34 (Anti-corruption law and anti-money laundering) or Clause 23.35 (Sanctions);

(b)	Clause 24.4 (Misrepresentation) insofar as it relates to a breach of any Major Representation;

(c)	Clause 24.1 (Non-payment), Clause 24.6 (Insolvency), Clause 24.7 (Insolvency proceedings), Clause 24.8 (Creditors’ process);

(d)	Paragraph (a) or (b) of Clause 24.10 (Unlawfulness and invalidity); and

(e)	Clause 24.17 (Repudiation and rescission of agreements).

“Major Intellectual Property” means any right, title and interest from time to time in and to any Intellectual Property relating to:

(a)	the “ZT Online 1”, ZT Online II”, ZT Online 1 Green Edition” and “ZT Online 1 Classic Edition” games;

(b)	the “World of Xianxia” game; and

(c)	the “Giant Online” game,

and any other games in the same series as the games listed above, and any separate editions of those games (including, without limitation, the Intellectual Property relating to the games and the platforms for those games).

“Major Representation” means a representation or warranty with respect to the Parent or the Borrower only (in each case, without taking into account any member of the Target Group and whether or not the Merger has occurred or will occur) under any of Clause 20.2 (Status) to Clause 20.5 (Power and authority), paragraph (a) of Clause 20.6 (Validity and admissibility in evidence) inclusive, Clauses 20.18 (Anti-corruption law and anti-money laundering), 20.19 (Sanctions), paragraph (a) of Clause 20.23 (Legal and beneficial ownership) (to the extent it relates to assets to be subject to Transaction Security), paragraph (a) of Clause 20.24 (Shares), (to the extent it relates to shares or Equity Interests in the Parent or the Borrower) and Clause 20.30 (Merger Documents, disclosures and other documents).

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to that reduction) provided that a Lender may have more than one vote in relation to its share in the Loan or Commitment and may split its vote in whatever percentages it may choose and may vote each percentage of its votes in different ways.

“Management Vesting Agreement” means any agreements entered into by, among others, Holdco to implement the New Management Incentive Program and/or the Rollover Incentive Program (each as defined) in Schedule A to the Shareholder Terms).

“Margin” means:

(a)	in relation to the Loan 4.50 per cent. per annum;

(b)	in relation to any Unpaid Sum relating or referable to the Facility, 4.50 per cent. per annum; and

(c)	in relation to any other Unpaid Sum, 4.50 per cent. per annum,

but if:

(i)	no Event of Default has occurred and is continuing;

(ii)	a period of at least 12 Months has expired since the Utilisation Date; and

(iii)	Adjusted Leverage in respect of the most recently completed Relevant Period is within a range set out below,

then the Margin will be the percentage per annum set out below in the column opposite that range:

Adjusted Leverage	Margin % p.a.
Greater than or equal to 2.00:1	4.50
Less than 2.00:1 but greater than or equal to 1.50:1	4.00
Less than 1.50:1 but greater than or equal to 1.00:1	3.50
Less than 1.00:1	3.00

However:

(A)	any increase or decrease in the Margin for the Loan shall take effect on the date (the “reset date”) of receipt by the Agent of the Compliance Certificate for that Relevant Period pursuant to Clause 21.2 (Provision and contents of Compliance Certificate) or, if an adjustment has not taken effect because an Event of Default is continuing, on the date on which the Agent is notified by the Borrower that such Event of Default ceases to be continuing;

(B)	if, following receipt by the Agent of the Compliance Certificate related to the relevant Annual Financial Statements, that Compliance Certificate does not confirm the basis (and calculations) for a reduced Margin, then paragraph (b) of Clause 10.2 (Payment of interest) shall apply and the Margin for the Loan shall be the percentage per annum determined using the table above and the revised ratio of Adjusted Leverage calculated using the figures in that Compliance Certificate (which calculation shall be made by the Borrower and confirmed by the Agent);

(C)	while an Event of Default is continuing, the Margin shall be the highest percentage per annum set out above; and

(D)	for the purpose of determining the Margin, Adjusted Leverage and Relevant Period shall be determined in accordance with Clause 22.1 (Financial definitions).

“Margin Stock” means “margin stock” as defined in Regulation U of the Federal Reserve Board, as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Market Report” means a market report prepared by Bain & Company dated 20 November 2013 and the Updated Report dated 13 January 2014.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, assets or financial condition of the Group (taken as a whole); or

(b)	the ability of the Obligors (taken as a whole) to perform their payment obligations under the Finance Documents; or

(c)	(subject to applicable Legal Reservations and Perfection Requirements which are not overdue) the validity or enforceability of, or the effectiveness or ranking of the Security granted or purporting to be granted pursuant to any of, the Finance Documents (in each case, in accordance with its terms) or the rights or remedies of any Finance Party under the Finance Documents which, if capable of remedy, is not remedied within 20 Business Days of the earlier of an Obligor first becoming aware of such event or circumstance or being given notice of such event or circumstance by the Agent (provided that such grace period will run concurrently with any other applicable grace period).

“Material Company” means, at any time:

(a)	an Original Obligor;

(b)	any Additional Guarantor; or

(c)	any Group Member which:

(i)	is listed in Schedule 11 (Material Companies);

(ii)	has earnings before interest, tax, depreciation and amortisation calculated on the same basis as EBITDA (as defined in Clause 22.1 (Financial definitions)) (but calculated on an unconsolidated basis if such Group Member has any Subsidiary) representing five per cent. or more of EBITDA (as defined in Clause 22.1 (Financial definitions)) of the Group, calculated on a consolidated basis); or

(iii)	has gross assets (excluding intra-group items) representing five per cent., or more of the gross assets of the Group, each calculated on a consolidated basis; or

(d)	any Group Member that holds or beneficially owns (directly or indirectly) any Equity Interests in any Obligor or any member of the Group referred to in paragraph (b) or (c) above.

A report by the Auditors of the Group that a Subsidiary is or is not a Material Company shall, in the absence of manifest error, be conclusive and binding on all Parties.

Compliance with the conditions set out in paragraphs (c)(ii) and (c)(iii) above shall be determined by reference to the most recent Compliance Certificate supplied by the Borrower and/or the latest audited financial statements of that Subsidiary (consolidated or unconsolidated (as appropriate) in the case of a Subsidiary which itself has Subsidiaries) and the latest audited consolidated financial statements of the Group. However, if a Subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Group were prepared, the financial statements shall be deemed to be adjusted in order to take into account the acquisition of that Subsidiary.

“Maximum Distribution Amount” means, for any Calculation Period, the lower of:

(a)	for so long as the relevant laws and regulations in the PRC materially restrict the Onshore Group Members from freely remitting funds to an Offshore Group Member, the aggregate accumulated after-tax profits of the First Tier WFOEs (excluding WFOE (Zhuhai)) as shown in their audited unconsolidated financial statements for the Financial Year ending on 31 December immediately prior to the start of that Calculation Period after deduction of any statutory reserves required under applicable law to the extent not fully accrued; and

(b)	the Aggregate Onshore Cash Balance on the Required Distribution Calculation Date less the Minimum Retained Balance.

“Merger” means the transaction pursuant to which the Borrower will merge with and into the Target in accordance with the Merger Agreement and pursuant to which the Target, as the surviving entity of such merger, will become a wholly-owned Subsidiary of the Parent.

“Merger Agreement” means the agreement and plan of merger dated 17 March 2014 relating to the Merger and made among the Borrower, the Parent and the Target, together with all appendices and annexes thereto (including, for the avoidance of doubt, the Company Disclosure Schedule).

“Merger Certificate” means the certificate of merger issued by the Registrar of Companies in accordance with section 233(11) of the Companies Law (2013 Revision) of the Cayman Islands in respect of the Merger.

“Merger Consideration” means the aggregate consideration payable in cash under the Merger Agreement.

“Merger Costs” means all fees, costs and expenses, stamp, registration and other Taxes incurred or assumed and required to be paid by the Borrower or any other Group Member in connection with the Merger or the Transaction Documents.

“Merger Documents” means the Merger Agreement, the Merger Plan, the Company Disclosure Schedule, the constitutional documents of the Target following the Merger (as the surviving entity of such merger).

“Merger Documents Assignment (Giant Interactive – Cayman)” means the document dated on or about the date of this Agreement creating or expressing to create, or effecting, implementing or expressing to effect or implement, a first ranking charge or assignment by way of security or similar security interest over all rights and benefits of the Target (as the Borrower following merger) under the Merger Documents under the law of the Cayman Islands.

“Merger Documents Assignment (MergeCo – Cayman)” means the document dated on or about the date of the Closing Date creating or expressing to create, or effecting, implementing or expressing to effect or implement, a first ranking charge or assignment by way of security or similar security interest over all rights and benefits of the MergeCo under the Merger Documents under the law of the Cayman Islands.

“Merger Documents Assignment (Parent – Cayman)” means the document dated on or about the date of this Agreement creating or expressing to create, or effecting, implementing or expressing to effect or implement, a first ranking charge or assignment by way of security or similar security interest over all rights and benefits of the Parent under the Merger Documents under the law of the Cayman Islands.

“Merger Effective Time” means the time when the Merger becomes effective pursuant to the Merger Agreement, being the “Effective Time” specified in the Merger Plan.

“Merger Plan” has the meaning given to the term “Plan of Merger” in the Merger Agreement.

“Merger Purpose” means any of the purposes set out in Clause 3.1 (Purpose).

“Merger Submission Date” means the date on which the application to file the Merger Plan with the Registrar of Companies is made.

“Minimum Retained Balance” means U.S.$70,000,000 on an aggregate basis for all Onshore Group Members.

“Minority Shareholders” means Yuliang Feng , Haixiao Lin , Wei Liu , Chen Cheng , Lu Zhang , Tao Yue , Fabing Qu , Yonggui Wang and Kai Chen ..

“MOC Licence” means an internet culture operation license issued by the SMACRF&T.

“MOFCOM” means the Ministry of Commerce of the PRC (including its successors) and its local counterparts.

“MOFCOM Memorandum” means the written advice by T&D Associates in relation to, among others, MOFCOM approval and SAIC registration (which is capable of being disclosed by a Finance Party on a confidential and non-reliance basis).

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“New Lender” has the meaning given to that term in Clause 25.1 (Assignments and transfers by the Lenders).

“New Shareholder Injections” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Non-Consenting Lender” has the meaning given to that term in Clause 37.6 (Replacement of Lender).

“Notifiable Debt Purchase Transaction” has the meaning given to that term in paragraph (b) of Clause 26.3 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates).

“Obligor” means the Borrower or a Guarantor (excluding, except for the purposes of Clause 19 (Guarantee and Indemnity), Clause 30 (Sharing among the Finance Parties), Clause 31 (Payment mechanics) and Clause 24 (Events of Default), the Parent).

“Obligors’ Agent” means the Borrower, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.4 (Obligors’ Agent).

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury (or any successor thereto).

“Official FX Rate” means the officially published PBOC rate for exchanging RMB into USD.

“Offshore Cash Required Amount” means, for any Calculation Period without any duplication, an amount in USD equal to the aggregate of:

(a)	any amounts of principal, interest, fees, costs or expenses then due under the Finance Documents but unpaid;

(b)	an amount (the “Forecast Debt Service”) equal to the aggregate of:

(i)	the principal amount of each repayment instalment falling due during that Calculation Period under Clause 6.1 (Repayment of the Loan), after adjustment for any voluntary or mandatory prepayment applied against any such repayment instalment prior to the start of that Calculation Period (an “Adjusted Repayment Instalment”); and

(ii)	all interest projected to accrue on the Loan during that Calculation Period calculated on the basis of:

(A)	the interest rate applicable to the Loan as at the Required Distribution Calculation Date (after taking into account any applicable interest rate hedging and calculating the applicable Margin for any portion of that Calculation Period based on the Adjusted Leverage reflected in the most recently delivered Compliance Certificate adjusted on a pro forma basis for the full repayment of any Adjusted Repayment Instalment falling due during that Calculation Period for the applicable portion of that Calculation Period after such scheduled instalment) and further taking into account the effect of any voluntary prepayments of principal elected by the Borrower and specified in the relevant Compliance Certificate setting out the calculation of the Offshore Cash Required Amount) (a “Voluntary Prepayment Election”); and

(B)	the principal amount of the Loan outstanding on the first day of that Calculation Period but reduced for any portion of a Calculation Period with effect from any applicable Repayment Date during that Calculation Period by the amount of any Adjusted Repayment Instalment falling due on that Repayment Date (and after taking into account the affect on the Adjusted Repayment Instalments of any Voluntary Prepayment Election);

(c)	to the extent not fully provided for under paragraph (b) above, any additional amount required to ensure that the Borrower would be in compliance with Clause 23.43 (DSRA) for that Calculation Period;

(d)	an amount (the “Distribution Retention Incremental Amount”) equal to the difference (if the result is positive) between (x) the Distribution Retention Amount for that Calculation Period and (y) the Distribution Retention Amount for the previous Calculation Period, provided that for the first Calculation Period that difference will be deemed to be zero;

(e)	an amount of U.S.$7,500,000 to fund, in the first instance, any Permitted Offshore Expenses;

(f)	the amount outstanding under the Vendor Note as at the Required Distribution Calculation Date;

(g)	the Required Prepayment Amount as at the Required Distribution Calculation Date;

(h)	the Required Cash Sweep Amount for that Calculation Period; and

(i)	any Accrued Prepayment Amount or Accrued Cash Sweep Amount from any prior Calculation Periods.

“Offshore Group” means the Offshore Group Members.

“Offshore Group Member” means a Group Member which is not an Onshore Group Member.

“Offshore Mandatory Prepayment Account” means an interest-bearing account:

(a)	held in a jurisdiction reasonably satisfactory to the Agent by an Offshore Group Member with a Finance Party (or an Affiliate thereof);

(b)	identified in writing between the Borrower and the Agent as a “Offshore Mandatory Prepayment Account”;

(c)	subject to Security in favour of the Security Agent which Security is in form and substance satisfactory to the Agent and Security Agent (acting reasonably); and

(d)	from which no withdrawals may be made by any Group Members except as contemplated by this Agreement,

(as the same may be redesignated, substituted or replaced from time to time).

“Offshore VLN Account” means an account:

(a)	held in a jurisdiction reasonably satisfactory to the Agent by an Offshore Group Member (or an Affiliate thereof) incorporated in Hong Kong;

(b)	identified in writing between the Borrower and the Agent as the “Offshore VLN Account”;

(c)	subject to Security (in the form of an assignment by way of security) in favour of the Security Agent (with effect from the Merger Effective Time) which Security is in form and substance satisfactory to the Agent and the Security Agent (acting reasonably), and

(d)	from which no withdrawals may be made by any member of the Group except as contemplated by this Agreement,

(as the same may be re-designated, substituted or replaced from time to time).

“Onshore Distributions” means any Distribution by Onshore Group Members that may in accordance with applicable PRC laws and regulations be paid or made by one or more of the Onshore Group Members to or in favour of any holders of Equity Interests in any or all of the Onshore Group Members outside the PRC, after taking into account all Taxes payable under PRC laws and all statutory reserve requirements in the PRC.

“Onshore Group” means the Onshore Group Members.

“Onshore Group Member” means a Group Member which is established or incorporated in the PRC.

“Onshore Mandatory Prepayment Account” means each account:

(a)	held by a First Tier WFOE (other than WFOE (Zhuhai)) with any Finance Party (or any Affiliate of any Finance Party);

(b)	identified in writing between the Borrower and the Agent as an “Onshore Mandatory Prepayment Account”;

(c)	subject to the terms of a PRC Account Control Agreement; and

(d)	from which no withdrawals may be made by any member of the Group except as contemplated by this Agreement,

(as the same may be re-designated, substituted or replaced from time to time).

“Onshore VLN Account” means each account:

(a)	held by a First Tier WFOE (other than WFOE (Zhuhai)) with any Finance Party (or any Affiliate of any Finance Party);

(b)	identified in writing between the Borrower and the Agent as an “Onshore VLN Account”;

(c)	subject to the terms of a PRC Account Control Agreement; and

(d)	from which no withdrawals may be made by any Group Members except as contemplated by this Agreement,

(as the same may be re-designated, substituted or replaced from time to time).

“Onshore VLN Retention Account” means each account of WFOE (Zhuhai) in the PRC (if any) identified by the Borrower to the Agent in writing prior to the delivery of the Utilisation Request as an account in which funds are being held in relation to the liquidation of WFOE (Zhuhai).

“Original Financial Statements” means:

(a)	the audited consolidated financial statements of the Target for the Financial Year ended 31 December 2013;

(b)	the audited unconsolidated financial statements of WFOE (Zhengduo) for the Financial Year ended 31 December 2013;

(c)	the audited unconsolidated financial statements of WFOE (Zhengtu) for the Financial Year ended 31 December 2013;

(d)	the audited unconsolidated financial statements of WFOE (Zhuhai) for the Financial Year ended 31 December 2013; and

(e)	the audited unconsolidated financial statements of the VIE Entity for the Financial Year ended 31 December 2013,

each prepared in accordance with the applicable Accounting Principle.

“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement or, in the case of an Additional Guarantor, as at the date on which that Additional Guarantor becomes Party as a Guarantor.

“Original Mandated Lead Arranger” means an Arranger which is a party to the Commitment Letter.

“Original Obligor” means the Borrower or the Parent.

“Parent Loan” means all present and future moneys, debts and liabilities due, owing or incurred from time to time by the Borrower to the Parent, including:

(a)	a loan from the Parent to the Borrower not specified in the Structure Memorandum arising as a result of a New Shareholder Injection after the Closing Date; and

(b)	under or in connection with any Parent Loan Document,

in each case governed by the law of the Hong Kong.

“Parent Loan Document” means any document, agreement or instrument or intercompany account pursuant to which any sum is or becomes or is capable of becoming due, owing or incurred from time to time by the Borrower to the Parent (other than the Constitutional Documents).

“Participant” means each person to whom a Lender has transferred all or any of its obligations, economic interest or other interest under the Finance Documents by way of a Participation Agreement.

“Participation” means, in relation to a person, a transaction where such person:

(a)	enters into any sub-participation in respect of;

(b)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of; or

(c)	enters into a credit derivative (including a credit default swap or credit linked note), total return swap in respect of,

any Commitment or amount outstanding under this Agreement.

“Participation Agreement” means each agreement or letter (including, without limitation, a Fee Letter) between a Lender and a Participant under which the Lender has transferred all or any of its obligations, economic interest or other interest under the Finance Documents, directly or indirectly, whether by Participation or in any other way but excluding any assignment, transfer or novation of any of a Lender’s Commitments and/or rights and/or obligations in accordance with Clause 25 (Change to the Lenders) or Clause 37.8 (Replacement of Dissenting Lenders).

“Participating Member State” means any member state of the European Union that adopts or has adopted, and in each case continues to adopt, the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Paying Agent Agreement” means the agreement to be entered into by the Parent and the Paying Agent (as defined in the Merger Agreement) as contemplated under section 2.04 of the Merger Agreement.

“Payment Waterfall” has the meaning given to it in Clause 23.45 (Payment Waterfall).

“PBOC” means the central bank of the People’s Republic of China ..

“Perfection Requirements” means the making of the appropriate registrations, filings or notifications of the Transaction Security Documents as specifically contemplated by any Legal Opinion or Transaction Security.

“Permitted Acquisition” means:

(a)	the Merger;

(b)	an acquisition by a Group Member (other than by the Borrower) of an asset sold, leased, transferred or otherwise disposed of by another Group Member in circumstances constituting a Permitted Disposal;

(c)	an acquisition of Equity Interests or securities pursuant to a Permitted Management Transaction or Permitted Share Issue;

(d)	an acquisition of securities which are Cash Equivalent Investments;

(e)	the incorporation of a limited liability company (or establishment of a company or the purchase of a shelf company with no prior liabilities or activities since the date of its incorporation or establishment or purchase (in each case, other than by the Borrower) which on incorporation, establishment or purchase becomes a Group Member;

(f)	the acquisition or establishment of, or involvement in, any share or interest in any Permitted Joint Venture;

(g)	an acquisition (not being an acquisition by the Borrower) of (A) at least 50.1% of the voting shares or equivalent ownership interest of any company or (B) (if the acquisition is made by a limited liability company whose sole purpose is to make the acquisition) a business or undertaking carried on as a going concern, but only if:

(i)	no Event of Default is continuing or would occur as a result of the acquisition, tested on the closing date of the acquisition (subject to Clause 24.21 (Clean-Up period));

(ii)	the acquired company, business or undertaking is incorporated or established, and carries on its principal business in any country or territory which is not a Sanctioned Country and is engaged in a business substantially the same as or complementary to that carried on by the Group;

(iii)	the Acquisition/Investment Expenditure constituted by the Total Purchase Price of that acquisition, when aggregated with the amount of any other Acquisition/Investment Expenditure in the same Financial Year, does not in any Financial Year exceed in the aggregate the Acquisition/Investment Basket, and the “Total Purchase Price” means the consideration (including associated costs and expenses) for the acquisition and any Financial Indebtedness or other assumed actual or contingent liability (including any defined benefit pension schemes or social benefit schemes which are not fully funded), in each case, remaining in the acquired company (or any such business) at the time of acquisition (when aggregated with the consideration (including associated costs and expenses) for any other Permitted Acquisition under this paragraph (g) consummated in the same Financial Year as such acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in the applicable acquired companies or businesses at the time of acquisition;

(iv)	(if the entity or business is a Negative EBITDA Entity) the earnings before tax, depreciation and amortisation of the Negative EBITDA Entity (calculated on the same basis as EBITDA (as defined in Clause 22.1 (Financial definitions))) for the 12 month period immediately prior to the proposed acquisition, when aggregated with the earnings before tax, depreciation and amortisation of any other Negative EBITDA Entity (as of the date their earnings before tax, depreciation and amortisation were calculated hereunder) acquired in the same Financial Year, does not exceed (when expressed as a positive number) U.S.$10,000,000 or its equivalent in other currencies, and for the purposes of this paragraph “Negative EBITDA Entity” shall mean an entity or business whose earnings before tax, depreciation and amortisation (calculated on the same basis as EBITDA (as defined in Clause 22.1 (Financial definitions) for the 12 month period immediately prior to its proposed acquisition is less than zero;

(v)	the Borrower would have remained in compliance with its obligations under Clause 22.2 (Financial condition) if the covenant tests thereunder were recalculated for the Relevant Period ending immediately prior to the closing date of the acquisition and, for the purposes of such recalculation, consolidating the financial statements of the target entity (consolidated if it has Subsidiaries) or business with the financial statements of the Group for such period on a pro forma basis and as if the consideration for the proposed acquisition had been paid at the start of that Relevant Period;

(vi)	the Borrower is forecast to remain in compliance with each financial covenant in Clause 22.2 (Financial condition) (calculated on the same pro forma basis as in paragraph (v) above) for the four Relevant Periods ending on the next four Quarter Dates falling immediately after the closing date of that acquisition;

(vii)	in respect of an acquisition the consideration for which (including any remaining Financial Indebtedness and any assumed actual or contingent liabilities in the relevant entity or business at the time of acquisition) is in excess of U.S.$10,000,000, the Adjusted Leverage ratio for the Relevant Period ending on the Quarter Date falling immediately prior to the closing date of that acquisition, (recalculated on the same pro forma basis as in paragraph (v) above and taking into account any indebtedness incurred in connection with the acquisition), does not exceed the Adjusted Leverage ratio as at the Closing Date;

(viii)	any reports actually prepared and available are delivered to the Agent and, in respect of an acquisition the consideration for which (including any remaining Financial Indebtedness and any assumed actual or contingent liabilities in the relevant entity or business at the time of acquisition) is in excess of U.S.$10,000,000 (or its equivalent in other currencies), a legal due diligence report is prepared and delivered to the Agent.

Any acquisition will only be permitted under paragraph (g) above if the Borrower has delivered to the Agent not later than three Business Days after the closing date of that acquisition a certificate signed by two directors of the Borrower (one of such directors to be the Chief Financial Officer) in form and substance satisfactory to the Agent (acting reasonably) confirming or demonstrating (with calculations giving reasonable detail) that each of the conditions set out in paragraph (g) above have been met and to which is attached a copy of the latest audited accounts (or if not available, management accounts) of the target company or business;

(h)	an acquisition of assets (other than Equity Interests) constituting a Capital Expenditure permitted under this Agreement; or

(i)	an acquisition made by a Target Group Member pursuant to any agreement existing at the Closing Date where (A) such agreement existed at the date of the Commitment Letter (to the extent disclosed in writing to the Original Mandated Lead Arrangers) or (B) such agreement was entered into on or after the date of the Commitment Letter and neither such agreement nor such acquisition requires the consent of the Parent under the Merger Agreement.

“Permitted Disposal” means any sale, lease, licence, loan (other than with respect to cash or cash equivalents), transfer or other disposal:

(a)	of assets made by any Group Member in the ordinary course of day-to-day business of the disposing entity;

(b)	of any asset by a Group Member (the “Disposing Company”) to another Group Member (the “Acquiring Company”), provided that if:

(i)	the Disposing Company is:

(A)	an Obligor, the Acquiring Company is also an Obligor;

(B)	a WFOE Group Member, the Acquiring Company is also a WFOE Group Member; and

(C)	a VIE Group Member, the Acquiring Company is also a VIE Group Member;

(ii)	the Disposing Company had given Security over the asset, the Acquiring Company gives equivalent Security over that asset;

(iii)	the Disposing Company is a Guarantor, the Acquiring Company is a Guarantor guaranteeing at all times an amount no less than that guaranteed by the Disposing Company,

and provided further that:

(iv)	if the Disposing Company is a wholly owned Group Member and the Acquiring Company is a non-wholly owned Group Member, the higher of the market value and net consideration receivable (when aggregated with the higher of the market value and net consideration receivable of any other sale, lease, licence, transfer or other disposal made hereunder) does not exceed U.S.$2,000,000 (or its equivalent) in any Financial Year of the Borrower; and

(v)	neither the Disposing Company nor the Acquiring Company is the Borrower.

(c)	(Obligor-to-WFOE) of any asset by an Obligor (other than the Borrower) to a WFOE Group Member, provided that:

(i)	the higher of the market value and net consideration receivable (when aggregated with the higher of net consideration receivable and the market value of any other sale, lease, licence, transfer or other disposal made hereunder) does not exceed U.S.$3,500,000 (or its equivalent) in any Financial Year of the Borrower; and

(ii)	if the Obligor is a wholly owned Group Member and the WFOE Group Member is a non-wholly owned Group Member, the higher of the market value and net consideration receivable (when aggregated with the higher of the market value and net consideration receivable of any other sale, lease, licence, transfer or other disposal made hereunder) does not exceed U.S.$2,000,000 (or its equivalent) in any Financial Year of the Borrower;

(d)	(VIE-to-others) of any asset by a VIE Group Member to a Group Member (other than a VIE Group Member) for not more than fair market value;

(e)	(WFOE-to-VIE) of any asset by a WFOE Group Member to a VIE Group Member, provided that:

(i)	the proposed sale, lease, licence, transfer or other disposal does not relate to:

(A)	any Equity Interests owned by a WFOE Group Member (whether directly or indirectly and whether legally or beneficially) as of the Closing Date; or

(B)	any Intellectual Property owned by a WFOE Group Member (whether directly or indirectly and whether legally or beneficially) as of the Closing Date;

(ii)	the higher of the market value and net consideration receivable (when aggregated with the higher of the market value and net consideration receivable of any other sale, lease, licence, transfer or other disposal made hereunder) does not exceed U.S.$10,000,000 (or its equivalent) during the term of this Agreement; and

(iii)	if the WFOE Group Member is a wholly owned Group Member and the VIE Group Member is a non-wholly owned Group Member, the higher of the market value and net consideration receivable (when aggregated with the higher of the market value and net consideration receivable of any other sale, lease, licence, transfer or other disposal made hereunder) does not exceed U.S.$2,000,000 (or its equivalent) in any Financial Year of the Borrower;

(f)	of assets (other than shares, businesses, Real Property or Intellectual Property) in exchange for other assets (other than cash or Cash Equivalent Investments) comparable or superior as to type, value and quality;

(g)	of obsolete or redundant assets for consideration (if any) in cash;

(h)	of Existing Investments for cash for fair market value;

(i)	of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments (in each case at par or for a greater value);

(j)	constituted by a licence of intellectual property rights permitted by Clause 20.25 (Intellectual Property) or a termination of any licence of intellectual property rights no longer required for the Group’s business;

(k)	permitted by Clause 23.8 (Joint Ventures);

(l)	arising as a result of any Permitted Security;

(m)	constituted by a lease, sublease or licence (or a surrender of any lease, sublease or licence) of Real Property not required for the ordinary course of business of any Group Member and not constituting a sale and leaseback or other Quasi-Security;

(n)	of cash not otherwise prohibited under the Finance Documents;

(o)	of assets in order to comply with an order of any Governmental Authority or any applicable law or regulation (or any asset which is seized, expropriated or acquired by compulsory purchase by or by the order of any Governmental Authority), provided that such Disposal does not result from any material default or breach by any Group Member and does not materially impair the day to day business operations of the Group (taken as a whole); or

(p)	made by a Target Group Member pursuant to any agreement existing at the Closing Date where (A) such agreement existed at the date of the Commitment Letter (to the extent disclosed in writing to the Original Mandated Lead Arrangers) or (B) such agreement was entered into on or after the date of the Commitment Letter and such acquisition does not require the consent of the Parent under the Merger Agreement,

(q)	of assets (other than Major Intellectual Property and other than to a VIE Group Member) not permitted by the preceding paragraphs for cash where the higher of the market value and net consideration receivable (when aggregated with the higher of the market value and net consideration receivable for any other sale, lease, licence, transfer or other disposal not allowed under the preceding paragraphs) does not exceed U.S.$10,000,000 (or its equivalent in other currencies) during the term of this Agreement;

but notwithstanding the foregoing, excluding in each case any sale, lease, licence, transfer or other disposal:

(i)	where a Group Member (which is a wholly owned Group Member as of the Closing Date) would become a non-wholly owned Group Member; or

(ii)	of:

(A)	any Major Intellectual Property owned by a Group Member (whether directly or indirectly and whether legally or beneficially) as of the Closing Date; or

(B)	any rights and/or obligations under any VIE Contract and/or any Existing Revenue Sharing Agreement relating to Major Intellectual Property, in each case, to which a Group Member is a party as of the Closing Date (the “Existing Rights and Obligations”), unless:

1.	such transfer or other disposal of Existing Rights and Obligations is (x) by a wholly owned WFOE Group Member to another wholly owned WFOE Group Member or (y) by a non-wholly owned WFOE Group Member to a wholly owned WFOE Group Member; and

2.	such transfer or other disposal of Existing Rights and Obligations does not (x) have an adverse impact on the ability of the Onshore Group Members (taken as a whole) to make Onshore Distributions and (y) adversely affect the cashflows of Onshore Group Members (taken as a whole) and (z) materially and adversely affect the timing of Onshore Distributions, in each case measured against what the ability, cashflows and timing would be if the proposed transfer or other disposal is not made; and

3.	the Existing Rights and Obligations, if owned and/or held by and/or in favour of a WFOE Group Member which is subject to a Share Charge (WOFE), are transferred and/or disposed to another WFOE Group Member which is subject to a Share Charge (WOFE), save that a sale, lease, licence, transfer or other disposal of the assets referred to in paragraphs (ii)(A) and (ii)(B) above may be made with the consent of Majority Lenders.

“Permitted Distribution” means the making of a lawful Distribution subject to, in each case, the Intercreditor Agreement (and in each case excluding any payment by the VIE Entity to its shareholders):

(a)	to the Borrower or any of its Subsidiaries provided that the amount of any Distribution paid to minority shareholders does not exceed their proportionate share of Equity Interests in the Group Member making such Distribution;

(b)	to fund the administrative costs, Taxes, professional fees, regulatory costs and similar costs and expenses (including payments by way of remuneration to directors and employees) incurred (or reasonably expected to be incurred) or paid by the Parent or any direct or indirect Holding Company of Parent to register and maintain their corporate existence, maintain their corporate substance or otherwise and act as a Holding Company, provided that the aggregate amount of all such amounts does not, in any Financial Year, exceed U.S.$7,500,000 (or its equivalent), to the extent such amounts may be funded from Freely Available Cash pursuant to the Payment Waterfall;

(c)	to fund any payment expressly contemplated by the Structure Memorandum;

(d)	funded out of Qualifying Flotation Proceeds that the Borrower is not required to prepay under paragraph (c) of Clause 8.1 (Exit and Flotation) and provided that no Default in respect of Clause 24.1 (Non-payment) or Event of Default has occurred and is continuing or would arise as a result of the payment being made and, on the Quarter Date falling immediately prior to the date that payment is to be made, the Adjusted Leverage as shown in a Compliance Certificate as at that Quarter Date received by the Agent is less than or equal to 1.0:1 (adjusted on a pro forma basis to take into account any prepayment under paragraph (c) of Clause 8.1 (Exit and Flotation) relating to such Flotation and the proposed Permitted Distribution funded out of the Qualifying Flotation Proceeds of such Flotation and calculated as if, immediately prior to the end of that 12 Month period over which that Adjusted Leverage is being tested, the relevant amount of Qualifying Flotation Proceeds had been applied in prepayment, the proposed Permitted Distribution funded out of the Qualifying Flotation Proceeds of such Flotation had been made and any remainder of the Qualifying Flotation Proceeds is not taken into account);

(e)	a Distribution to fund any Permitted Management Transaction;

(f)	a Distribution to fund a payment to the Vendor Note Lender in respect of any principal or interest in respect of the Vendor Note, provided that the Distribution, if in respect of principal, is funded from cash held in the Offshore VLN Account in accordance with Clause 23.46 (Onshore VLN Accounts and Offshore VLN Account) and Clause 23.45 (Payment Waterfall), no Default in respect of Clause 24.1 (Non-payment) or Event of Default has occurred and is continuing or would arise as a result of the payment being made, the requirements of Clause 23.43 (DSRA) are and would be, pro forma for the payment and retested as of the date of proposed payment, complied with;

(g)	a Distribution by the Borrower to the Parent provided that the Distribution is:

(i)	funded from Retained Excess Cashflow;

(ii)	made when no Default in respect of Clause 24.1 (Non-payment) or Event of Default is continuing or would occur immediately after the making of that Distribution; and

(iii)	not in breach of the Intercreditor Agreement, and the Adjusted Leverage, as shown in a Compliance Certificate received by the Agent as at the Quarter Date falling immediately prior to the date that payment is to be made, is less than or equal to 1.0:1 (adjusted on a pro forma basis as if the relevant payment had been made immediately prior to the end of that 12 Month period over which that Adjusted Leverage is being tested);

(h)	to fund any payment set out in the Funds Flow Statement on or prior to the Closing Date which is specified as being funded out of the cash of the Target Group by way of dividends, or

(i)	to fund any payment by the VIE Entity to implement the VIE Part 1 Restructuring or, up to the amount of any new capital contribution to the VIE Entity (which was not funded by a Group Member), the VIE Part 2 Restructuring.

“Permitted Financial Indebtedness” means Financial Indebtedness:

(a)	arising under any of the Transaction Documents or subordinated obligations subject to the terms of the Intercreditor Agreement;

(b)	(other than by a VIE Group Member) arising under a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of business, but not a foreign exchange transaction for investment or speculative purposes;

(c)	arising under a Permitted Loan, a Permitted Guarantee or a Permitted Hedging Transaction;

(d)	of any person acquired by a Group Member after the Closing Date which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased (other than pursuant to the accrual of interest) or having its maturity date extended in contemplation of, or since, that acquisition, and outstanding only for a period of three months following the date of acquisition;

(e)	under finance or capital leases of vehicles, plant, equipment or computers by a Group Member (other than a VIE Group Member), provided that the aggregate capital value of all such items so leased under outstanding leases by Group Members does not exceed U.S.$2,500,000 (or its equivalent in other currencies) at any time;

(f)	(other than by a VIE Group Member) New Shareholder Injections by way of debt;

(g)	raised by the issue of redeemable Equity Interests which are either:

(i)	held by another Group Member which may only be an Obligor if such Equity Interests are issued by an Obligor; or

(ii)	issued by the Parent so long as such issue does not result in a Change of Control and are not redeemable at the option of their holder until after the Termination Date;

(h)	arising in connection with any vendor financing, deferred consideration, payment, guarantee or any similar arrangements in connection with any Permitted Acquisition or Permitted Joint Venture, provided that such arrangement is not entered into for the purpose of raising Financial Indebtedness and the deferral is for less than 150 days;

(i)	debit balances of Onshore Group Members at banks or other financial institutions arising in the ordinary course of business and not exceeding U.S.$5,000,000 (or its equivalent) in aggregate for all Onshore Group Members at any time; or

(j)	incurred by a Group Member which is not permitted by the preceding paragraphs and not owed to a Group Member and the outstanding principal amount of which does not exceed U.S.$10,000,000 (or its equivalent in other currencies) in aggregate for the Group Members at any time.

“Permitted Guarantee” means:

(a)	any guarantee arising under any of the Finance Documents;

(b)	the endorsement of negotiable instruments in the ordinary course of day-to-day business;

(c)	any performance or similar bond guaranteeing performance by a Group Member under any contract entered into in the ordinary course of day-to-day business;

(d)	a guarantee by a Group Member (the “Guarantor Company”) in respect of obligations or Financial Indebtedness of another Group Member (the “Guaranteed Company”), but provided that:

(i)	if the Guarantor Company is:

(A)	an Obligor, the Guaranteed Company is an Obligor;

(B)	a WFOE Group Member, the Guaranteed Company is a WFOE Group Member; and

(C)	(a VIE Group Member, the Guaranteed Company is a VIE Group Member,

and provided further that:

(ii)	if the Guarantor is a wholly-owned Group Member and Guaranteed Company is a non-wholly owned Group Member, the guarantee (when aggregated with the amount of all such guarantees given by a wholly owned Group Member) does not exceed U.S.$2,000,000 (or its equivalent) at any time; and

(iii)	the Guarantor Company is not the Borrower;

(e)	any guarantee made by a VIE Group Member in respect of obligations or Financial Indebtedness of another Group Member (to the extent that a Permitted Loan (in an amount equal to the maximum actual or contingent liability under such a guarantee) could have been made by that VIE Group Member to that other Group Member);

(f)	any guarantee made by a Target Group Member pursuant to any agreement existing at the Closing Date where (A) such agreement existed at the date of the Commitment Letter (to the extent disclosed to the Original Mandated Lead Arrangers in writing) or (B) such agreement was entered into on or after the date of the Commitment Letter and such guarantee does not require the consent of the Parent under the Merger Agreement;

(g)	any guarantee of a Joint Venture to the extent permitted by Clause 23.8 (Joint Ventures);

(h)	any guarantee permitted under Clause 23.20 (Financial Indebtedness);

(i)	any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (c) of the definition of “Permitted Security”;

(j)	any indemnity given in the ordinary course of the documentation of an acquisition or disposal transaction which is a Permitted Acquisition or Permitted Disposal which indemnity is in a customary form and subject to customary limitations;

(k)	any guarantee given by an Obligor in respect of obligations or Financial Indebtedness of a WFOE Group Member, provided that the maximum actual or contingent liability under such guarantee (when aggregated with (A) the maximum actual or contingent liability of any other guarantee given under this paragraph (k) and (B) the amount of any loans or credit made by an Obligor under paragraph (e) of the definition of “Permitted Loan”) does not, at any time, exceed U.S.$2,000,000;

(l)	any guarantee given by a Group Member that is not an Obligor in respect of obligations or Financial Indebtedness of an Obligor, provided that Group Member which is not an Obligor first accedes to the Intercreditor Agreement; or

(m)	any guarantee not permitted by the preceding paragraphs and not given to or for the benefit of a VIE Group Member, where the aggregate principal liability (whether actual or contingent) of Group Members under all such guarantees, when aggregated with the aggregate outstanding principal amount of any loans or credit made under paragraph (l) of the definition of “Permitted Loan”, does not exceed U.S.$10,000,000 (or its equivalent in other currencies) in aggregate at any time, but in any event excluding (A) any guarantee given by a wholly owned Group Member in respect of obligations or Financial Indebtedness of a non-wholly owned Group Member or (B) any guarantee given by a Group Member (other than a VIE Group Member) in respect of obligations or Financial Indebtedness of a VIE Group Member or (C) any guarantee given by a Group Member in respect of obligations or Financial Indebtedness of any shareholder of the VIE Entity.

“Permitted Hedging Transaction” means:

(a)	any derivative transaction required or permitted by Clause 23.30 (Compliance with Hedging Letter) and documented by a Hedging Agreement and any replacement or extension permitted under the Intercreditor Agreement;

(b)	any spot and forward delivery foreign exchange contracts entered into in the ordinary course of day-to-day business of a Group Member (other than by a VIE Group Member) or as required or specifically contemplated under any Finance Documents, and (in either case) not for speculative purposes; or

(c)	any other Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of business activities of a Group Member (other than by a VIE Group Member) and (in each case) not for speculative purposes and not in connection with any Financial Indebtedness.

“Permitted Joint Venture” means any investment (other than by the Borrower) in any Joint Venture:

(a)	where:

(i)	the Joint Venture is incorporated, or established, and carries on its principal business, in any country or territory which is not a Sanctioned Country;

(ii)	the Joint Venture is engaged in a business substantially the same as or complementary to that carried on by the Group;

(iii)	in any Financial Year of the Borrower, the Acquisition/Investment Expenditure constituted by the aggregate (the “Joint Venture Investment”) of:

(A)	all amounts subscribed for Equity Interests in, lent to, or otherwise invested in all such Joint Ventures by any Group Member; plus

(B)	the contingent liabilities of any Group Member under any guarantee given in respect of the liabilities of any such Joint Venture; plus

(C)	the market value of any assets transferred by any Group Member to any such Joint Venture,

when aggregated with the amount of any other Acquisition/Investment Expenditure in that Financial Year, does not exceed the Acquisition/Investment Basket;

(iv)	no Event of Default is continuing on the date of such investment or would occur as a result of such investment; and

(v)	the documents evidencing the terms of the Joint Venture do not commit any Group Member to fund obligations in excess of the amount permitted under paragraph (iii) above; or

(b)	made by a Target Group Member pursuant to any agreement existing at the Closing Date where (A) such agreement existed at the date of the Commitment Letter (to the extent disclosed to the Original Mandated Lead Arrangers) or (B) such agreement was entered into on or after the date of the Commitment Letter and such investment does not require the consent of the Parent under the Merger Agreement.

“Permitted Loan” means:

(a)	any trade credit extended by any Group Member to its customers on normal commercial terms and in the ordinary course of business;

(b)	Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, “Permitted Financial Indebtedness” (except under paragraph (e) of that definition);

(c)	a loan or credit made to a Joint Venture to the extent permitted under Clause 23.8 (Joint Ventures);

(d)	a loan or credit by a Group Member (the “Creditor Company”) to another Group Member (the “Debtor Company”), but provided that:

(i)	if the Creditor Company is:

(A)	an Obligor, the Debtor Company is an Obligor;

(B)	a WFOE Group Member, the Debtor Company is a WFOE Group Member; and

(C)	a VIE Group Member, the Debtor Company is a Group Member,

and provided further that:

(ii)	if the Creditor Company is a wholly owned Group Member and the Debtor Company is a non-wholly owned Group Member, the outstanding principal amount of the loan (when aggregated with the outstanding principal amount of all such loans made by wholly owned Group Members) does not exceed U.S.$2,000,000 (or its equivalent) at any time; and

(iii)	the Creditor Company is not the Borrower;

(e)	a loan or credit by an Obligor (other than the Borrower) to a WFOE Group Member, provided that:

(i)	the outstanding principal amount of the loan (when aggregated with (A) the outstanding principal amount of all such loans made by Obligors and (B) the maximum actual or contingent liability of any guarantee given by Obligors under paragraph (k) of the definition of “Permitted Guarantee”) does not exceed U.S.$2,000,000 (or its equivalent) at any time; and

(ii)	if the Obligor is a wholly owned Group Member and the WFOE Group Member is a non-wholly owned Group Member, the outstanding principal amount of the loan (when aggregated with the aggregate outstanding principal amount of all such loans made to such WFOE Group Members) does not exceed U.S.$2,000,000 (or its equivalent) at any time;

(f)	any Parent Loan;

(g)	a loan made by the Borrower to the Parent or by the Parent to Holdco to the extent that the amount lent would have been a Permitted Distribution if distributed by way of dividend;

(h)	any deferred consideration in relation to Permitted Disposals made on arm’s length terms and where the amount of such deferred consideration does not exceed 20 per cent. of the purchase price;

(i)	a loan or credit made by a Target Group Member pursuant to any agreement existing at the Closing Date where (A) such agreement existed at the date of the Commitment Letter (to the extent disclosed to the Original Mandated Lead Arrangers in writing) or (B) such agreement was entered into on or after the date of the Commitment Letter and such loan does not require the consent of the Parent under the Merger Agreement;

(j)	a loan or credit falling within paragraph (a) or (b) of the definition of “Permitted Management Transaction”;

(k)	a loan or credit constituted by a cash credit balance at a bank or other financial institution; or

(l)	any loan or credit not permitted by the preceding paragraphs (other than a loan or credit made by a Group Member to another Group Member) so long as the aggregate outstanding principal amount of the Financial Indebtedness under any such loans and/or credits, when aggregated with the aggregate principal liability (whether actual or contingent) of guarantees given under paragraph (m) of the definition of “Permitted Guarantee”, does not exceed U.S.$10,000,000 (or its equivalent in other currencies) at any time, but in any event excluding any loan made by a Group Member to any shareholder of the VIE Entity.

“Permitted Management Transaction” means (in each case excluding any loan or payment made by the VIE Entity to its shareholders):

(a)	a loan made by a Group Member to an employee or director of any Group Member so long as the outstanding principal amount of that loan does not exceed U.S.$2,000,000 (or its equivalent in other currencies) in the case of any single loan and (when aggregated with the aggregate outstanding principal amount of all loans and payments made under paragraphs (b) and (c) below) U.S.$7,500,000 (or its equivalent in other currencies) in aggregate at any time and in each case provided that no Event of Default is continuing or would result from making the relevant loan;

(b)	a loan from the Borrower to an employee share option scheme to fund the purchase of any of the management equity (together with the purchase or repayment of any related loans) of a director or similar officer who has ceased employment with a Group Member provided that such loan will be repaid when the relevant director or similar officer is replaced by a successor and so long as the aggregate outstanding principal amount of all such loans, when aggregated with the amount of all loans and payments made under paragraphs (a) and (c)of this definition, does not exceed U.S.$7,500,000 (or its equivalent in other currencies) at any time;

(c)	(A) a payment by a Group Member to a director or similar officer of any Group Member following the termination of their directorship or employment provided such payment is required to be paid by a Group Member under the terms of the relevant director’s or officer’s service contract and so long as the aggregate outstanding principal amount of all such loans, when aggregated with the aggregate outstanding principal amount of all loans and payments made under paragraphs (a) and (b) above, does not exceed U.S.$7,500,000 (or its equivalent in other currencies) at any time or (B) a payment as contemplated under the Rollover Incentive Program as defined in the Shareholder Terms; or

(d)	an issue of shares by the Parent to management or employees pursuant to the New Management Incentive Program or the New ESOP Program, each as defined in the Shareholder Terms, or to any other share incentive scheme previously approved by the Majority Lenders.

“Permitted Offshore Expenses” means, without double-counting, (A) costs, fees and expenses as described in paragraph (b) of “Permitted Distribution” whether incurred by any Offshore Group Member or permitted to be paid to the Parent or any Holding Company of the Parent pursuant to paragraph (b) of Permitted Distribution; (B) any other expenditure incurred by an Offshore Group Member which, in accordance with its Accounting Principles, is treated as operating expenditure of the Offshore Group Members; and (C) any commitments as at the date of the Commitment Letter of an Offshore Group Member in respect of an Existing Investment.

“Permitted Sanction Action” means an action in relation to any Sanctions imposed, administered or enforced from time to time by a Sanctioning Authority in relation to such action, which is licenced or otherwise authorised by that Sanctioning Authority, and provided that such action would not cause any Finance Party or member of the Group to be in breach of any Sanctions.

“Permitted Security” means:

(a)	any Transaction Security;

(b)	any lien arising by operation of law and in the ordinary course of day-to-day business and not as a result of any default or omission by any Group Member;

(c)	any netting or set-off arrangement entered into by any Group Member in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of Group Members but only so long as (i) such arrangement does not permit credit balances of Obligors to be netted or set off against debit balances of Group Members which are not Obligors and (ii) such arrangement does not give rise to other Security over the assets of Obligors in support of liabilities of Group Members which are not Obligors except, in the case of (i) and (ii) above, to the extent such netting, set-off or Security relates to, or is granted in support of, a loan permitted pursuant to paragraph (e) of the definition of “Permitted Loan”;

(d)	any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a Group Member (that is not a VIE Group Member) which constitutes Permitted Financial Indebtedness, excluding any Security or Quasi-Security under a credit support arrangement;

(e)	any Security or Quasi-Security over or affecting any asset acquired by a Group Member after the Closing Date if:

(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a Group Member;

(ii)	the principal amount secured has not been increased (other than by capitalised interest) in contemplation of or since the acquisition of that asset by a Group Member; and

(iii)	the Security or Quasi-Security is removed or discharged within three months of the date of acquisition of such asset;

(f)	any Security or Quasi-Security over or affecting any asset of any company which becomes a Group Member after the Closing Date, where the Security or Quasi-Security is created prior to the date on which that company becomes a Group Member if:

(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

(ii)	the principal amount secured has not increased (other than by capitalised interest) in contemplation of or since the acquisition of that company; and

(iii)	the Security or Quasi-Security is removed or discharged within three months of that company becoming a Group Member;

(g)	any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a Group Member in the ordinary course of day-to-day business and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any Group Member;

(h)	any Quasi-Security arising as a result of a disposal which is a Permitted Disposal;

(i)	any Security or Quasi-Security arising as a consequence of any finance or capital lease permitted pursuant to paragraph (e) of the definition of “Permitted Financial Indebtedness”;

(j)	any Security or Quasi-Security constituted by rental deposits arising in the ordinary course of day-to-day business in respect of any property leased or licensed by a Group Member on arm’s length terms;

(k)	any Security or Quasi-Security constituted by any deposit or pledge of cash by any Onshore Group Member (in the ordinary course of day-to-day business and on arm’s length terms) to secure the performance of bids, trade contracts, performance bonds and other obligations of a similar nature incurred by such Onshore Group Member;

(l)	any Security or Quasi-Security over bank accounts (other than the bank accounts which are, or are expressed to be, subject to the Transaction Security) arising under applicable law or granted as part of ‘the applicable bank’s or other financial institution’s standard terms and conditions;

(m)	any Security or Quasi-Security over Equity Interests in any Joint Venture to secure obligations of such Joint Venture or obligations to holders of Equity Interests in that Joint Venture and not in connection with the incurrence of Financial Indebtedness;

(n)	any Security or Quasi-Security arising as a result of legal proceedings being contested in good faith and which is discharged within 90 days of such Security or Quasi-Security first arising;

(o)	any Security or Quasi-Security arising by operation of law in respect of Taxes (i) not yet due or payable or (ii) being contested in good faith with adequate reserves being maintained therefor;

(p)	any Security or Quasi-Security arising in respect of any Equity Interest in any VIE Group Member pursuant to the VIE Contract relating to such VIE Group Member, provided that such Security or Quasi-Security (i) is granted in favour of any member of the Group (that is not a VIE Group Member) or (ii) constitutes any right of first refusal granted by the holder of such Equity Interest in favour of another shareholder of such VIE Group Member on arm’s length terms in respect of the acquisition of such Equity Interest by such latter-mentioned shareholder upon any transfer of such Equity Interest by such first-mentioned holder; or

(q)	any Security, securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security given by any Group Member other than any permitted under the preceding paragraphs) does not exceed U.S.$5,000,000 (or its equivalent in other currencies).

“Permitted Share Issue” means an issue of:

(a)	ordinary shares by the Borrower to the Parent, paid for in full in cash upon issue and which by their terms are not redeemable and where the newly-issued shares also become subject to the Transaction Security on the same terms;

(b)	Equity Interests by a Group Member (other than the Borrower or the VIE Entity except pursuant to the VIE Restructuring) to any other person, provided that:

(i)	(if the existing Equity Interests of the Group Member are the subject of the Transaction Security) the newly-issued Equity Interests also become subject to the Transaction Security on the same terms;

(ii)	(in the case that the Group Member is a party to a VIE Contract) the Group Member remains under the Control of another Group Member;

(iii)	(if the Group Member is a wholly-owned Group Member as of the Closing Date) it remains a wholly-owned Group Member; and

(iv)	the value of Equity Interests issued to (x) to any new equity holder (that is not a Group Member) or (y) any existing equity holder (that is not a Group Member) in excess of its proportionate share of existing Equity Interests in the issuing Group Member shall not exceed, in the aggregate, U.S.$3,500,000 (or its equivalent) in any Financial Year, and provided further that, for the avoidance of doubt, no Equity Interests may be issued by a WFOE Group Member to a VIE Group Member hereunder;

(c)	subject to paragraphs (b)(i), (ii) and (iii) above, Equity Interests issued for the purpose of incentivizing management, employees or developers under a Permitted Management Transaction;

(d)	Equity Interests by a Target Group Member pursuant to any agreement existing at the Closing Date where (A) such agreement existed at the date of the Commitment Letter (to the extent disclosed to the Original Mandated Lead Arrangers in writing) or (B) such agreement was entered into on or after the date of the Commitment Letter and such issue or grant does not require the consent of the Parent under the Merger Agreement; or

(e)	Equity Interests, which issue is made with the prior written consent or approval of the Majority Lenders.

“Permitted Transaction” means:

(a)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents;

(b)	an amalgamation, demerger, merger, consolidation or corporate reconstruction on a solvent basis of a Group Member which is not an Obligor (and not involving the Parent or the Borrower) where all of the business and assets of that Group Member remain within and are distributed to other Group Members (other than to a VIE Group Member unless from another VIE Group Member);

(c)	any transaction (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of day-to-day business on arm’s length terms;

(d)	any payments or other transactions expressly contemplated under the Structure Memorandum, Merger Documents and the Shareholders Documents in connection with the Merger;

(e)	any liquidation or dissolution on a solvent basis of (i) Eddia International Group Limited, Shanghai Juxin Network Technology Co., Ltd., Shanghai Juhe Network Technology Co., Ltd., Shanghai Juquan Network Technology Co., Ltd., Zhuhai Zhengtu Information Technology Co., Ltd., Shanghai Juyan Network Technology Co., Ltd. and Beijing Giant Zhengtu Network Technology Co., Ltd. or (ii) a Group Member (A) the earnings before tax, depreciation and amortisation (calculated on the same basis as EBITDA (as defined in Clause 22.1 (Financial definitions)) or (B) the revenue of which is equal to or less than zero for the 12 month period immediately prior to the proposed liquidation or dissolution provided that, in each case, all of the business and assets of that person remain within and are distributed to other Group Members (or if an Obligor, to another Obligor) in proportion to such Group Members’ (or Obligor’s) Equity Interest in that person;

(f)	where necessary to comply with any tax or other legislation, any conversion of any loans owed by any Onshore Group Member (that is not a VIE Group Member) to another Onshore Group Member (that is not a VIE Group Member) into distributable reserves of the first-mentioned Onshore Group Member, provided that such conversion shall not result in any reduction of the Borrower’s interest (direct or indirect) in any Equity Interests in any of its Subsidiaries (expressed as a percentage of the aggregate Equity Interests in such Subsidiary); or

(g)	the VIE Restructuring.

“PRC” means the People’s Republic of China (which, for the purposes of this Agreement, does not include the Special Administrative Region of Hong Kong, the Special Administrative Region of Macau or Taiwan).

“PRC Account Control Agreement” means, in respect of an Onshore Group Member and a PRC Designated Account maintained by such Onshore Group Member, an account control agreement to be entered into between such Onshore Group Member, the bank or financial institution with which such PRC Designated Account is held and the Agent, in form and substance reasonably satisfactory to the Agent, which shall in any event take effect from (and subject to the occurrence of) the Closing Date and shall terminate upon the repayment in full of all amounts due, arising or payable under the Finance Documents.

“PRC Designated Account” means any Onshore VLN Account, any Onshore Mandatory Prepayment Account or any other account in the PRC designated as such by the Borrower and the Agent.

“Prepayment Shortfall Amount” means, for any Calculation Period, the amount (if any) by which the Required Distribution Amount (plus any Freely Available Cash taken into account in the calculation of that amount) for that Calculation Period is insufficient to fund the full amount of any Required Prepayment Amount for that Calculation Period in accordance with the Payment Waterfall as a result of the application of paragraph (a)(ii) of Clause 23.44 (Required Distribution Amount).

“Qualifying Flotation” has the meaning given to that term in Clause 8.1 (Exit and Flotation).

“Qualifying Flotation Proceeds” has the meaning given to that term in Clause 8.1 (Exit and Flotation).

“Quarter Date” means the last day of a Financial Quarter.

“Quasi-Security” has the meaning given to that term in Clause 23.12 (Negative pledge).

“Quotation Day” means:

(a)	in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period, unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days); and

(b)	in relation to any Interest Period the duration of which is selected by the Agent pursuant to Clause 10.3 (Default interest), such date as may be reasonably determined by the Agent.

“Real Property” means:

(a)	any freehold, leasehold or immovable property; and

(b)	any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property.

“Recapitalisation” means any return of capital, repayment of capital contribution or other redemption, repurchase, retirement or reduction of Equity Interests of Onshore Group Members.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Recovery Claim” has the meaning given to it in Clause 8.2 (Disposal, Insurance and Recovery Proceeds and Excess Cashflow).

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks in relation to LIBOR, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market, in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.

“Reference Banks” means, in relation to LIBOR, the principal London offices of BNP Paribas, Credit Suisse AG and Deutsche Bank AG or such other banks as may be appointed by the Agent in consultation with the Borrower.

“Registrar of Companies” means the Registrar of Companies of the Cayman Islands.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Interbank Market” means the London interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor or the Parent:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated; and

(c)	any jurisdiction where it conducts its business.

“Relevant Period” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Reliance Parties” means the Agent, the Arranger, the Security Agent, each Hedge Counterparty, each Original Lender and each person which becomes a Lender as part of the primary Syndication of the Facility and no later than the syndication date.

“Repayment Date” means each date set out in paragraph (a) of Clause 6.1 (Repayment of the Loan).

“Repeating Representations” means each of the representations set out in Clause 20.2 (Status) to Clause 20.7 (Governing law and enforcement), Clause 20.11 (No default), Clause 20.13 (Original Financial Statements), Clause 20.20 (Ranking), Clause 20.22 (Good title to assets), Clause 20.23 (Legal and beneficial ownership), Clause 20.24 (Shares) and Clause 20.33 (Holding Companies).

“Report Proceeds Letter” means any letter between any addressee of a Report, the Borrower and the Agent pursuant to which such addressee of a Report governing the right of the addressee of the Report and others to receive sums recovered as a result of any claim brought against the authors of the Reports.

“Reports” means the Accountants’ Report, the Legal Due Diligence Report, the Market Report, the HR Report and the Structure Memorandum, in each case being capable of being disclosed by a Finance Party on a confidential and non-reliance basis (other than in respect of the Accountants’ Report and the Structure Memorandum which, for the avoidance of doubt, may be disclosed to the Reliance Parties on a reliance basis).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Required Cash Sweep Amount” means, for any Calculation Period, any amount of Excess Cashflow for the Financial Year ending in the immediately preceding Calculation Period which is required to be applied in prepayment of the Loan pursuant to Clause 8.2 (Disposal, Insurance and Recovery Proceeds and Excess Cashflow) including any amount which is required to be applied in prepayment pursuant to Clause 8.6 (Trapped Amount) (applying the Official FX Rate on the Required Distribution Calculation Date).

“Required Distribution Amount” means, for any Calculation Period, the aggregate Onshore Distributions required to be made to an Offshore Group Member HK pursuant to paragraph (a) of Clause 23.44 (Required Distribution Amount) for that Calculation Period but, in respect of any payment of principal, only to the extent of any cash balance standing to the credit of the Onshore VLN Account).

“Required Distribution Calculation Date” means, for any Calculation Period, the date falling five Business Days after receipt of the last Tax Certificate in respect of the First Tier WFOEs (excluding WFOE (Zhuhai)) for the Financial Year ending immediately prior to the commencement of that Calculation Period, but in any event no later than the Required Distribution Date.

“Required Distribution Date” means, for any Calculation Period, 1 July of that Calculation Period.

“Required Prepayment Amount” means, on any Required Distribution Calculation Date, any amount of Disposal Proceeds, Insurance Proceeds and Recovery Proceeds received by an Onshore Group Member and which, as at that date, is required to be applied in prepayment of the Loan pursuant to Clause 8.2 (Disposal, Insurance and Recovery Proceeds and Excess Cashflow) including any amount which is required to be applied in prepayment pursuant to Clause 8.6 (Trapped Amount) (where applicable, applying the Official FX Rate on the Required Distribution Calculation Date).

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Retained Excess Cashflow” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Retention Amount Release Date” means the date on which the share capital of WFOE (Zhuhai) in an amount not less than RMB223,000,000 may, as a matter of PRC law, be freely remitted to an Offshore Group Member.

“Revenue Sharing Agreement” means an Existing Revenue Sharing Agreement or a Future Revenue Sharing Agreement.

“SAFE” means the State Administration of Foreign Exchange of the PRC (including its successors), or its local branch.

“SAFE Circular 75” means the Circular on Related Issues concerning Foreign Exchange Administration for Domestic Residents to Engage in Financing and in Roundtrip Investment via Overseas Special Purpose Companies (Hui Fa [2005] No. 75), issued by SAFE on 21 October 2005, effective from 1 November 2005.

“SAFE Rules” means SAFE Circular 75 and the Notice of the State Administration of Foreign Exchange on Issues concerning the Foreign Exchange Administration of Domestic Individuals’ Participation in Equity Incentive Plans of Overseas Listed Companies (Hui Fa [2012] No. 7) issued by SAFE on 15 February 2012, effective from 15 February 2012, and any implementation, successor rule or regulation which is effective from time to time relating thereto under PRC law.

“SAIC” means the State Administration of Industry and Commerce of the PRC (including its successors), or its local counterpart.

“Sanctioned Country” means Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria and any other country or territory which is the subject of any countrywide or territory-wide Sanctions.

“Sanctioning Authority” means:

(a)	the U.S. government or any U.S. agency (including OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury);

(b)	the United Nations Security Council;

(c)	the E.U. (or any of its member states);

(d)	the U.K. government (including, without limitation, any of Her Majesty’s Treasury, the Foreign and Commonwealth Office and the U.K. Department for Business, Innovation & Skills);

(e)	the government of Hong Kong (including, without limitation, the Hong Kong Monetary Authority);

(f)	the government of Singapore (including without limitation, the Monetary Authority of Singapore); or

(g)	the State Secretariat for Economic Affairs of Switzerland or the Swiss Directorate of Public International Law,

and/or	any other body notified in writing by the Agent (acting on behalf of a Lender) to the Borrower from time to time.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by a Sanctioning Authority.

“Sanctions List” means any of the specifically designated nationals or designated persons or entities in relation to Sanctions issued by a Sanctioning Authority.

“Sanctions Restricted Person” means any person or entity that is (i) listed on the Sanctions List, (ii) located in or incorporated under the laws of any Sanctioned Country, or (iii) otherwise a target of Sanctions.

“SCAB” means the Shanghai Communication Administrative Bureau , a local office of the Ministry of Industry and Information Technology of the PRC ..

“Screen Rate” means, in relation to LIBOR, the London interbank offered rate administered by the ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Secured Obligations” has the meaning given to it in the Intercreditor Agreement.

“Secured Parties” means each Finance Party from time to time Party to this Agreement, any Receiver or Delegate.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Principles” means the principles set out in Schedule 12 (Security Principles).

“Selection Notice” means a notice substantially in the form set out in Part II of Schedule 3 (Requests and Notices) given in accordance with Clause 11 (Interest Periods) in relation to the Facility.

“Share Charge (Giant Interactive)” means the document dated on or about the date of this Agreement creating or expressing to create, or effecting, implementing or expressing to effect or implement, a first ranking fixed charge or similar security interest over all Target Shares in favour of the Security Agent under the law of the Cayman Islands.

“Share Charge (MergeCo)” means the document dated on or about the date of this Agreement creating or expressing to create, or effecting, implementing or expressing to effect or implement, a first ranking fixed charge or similar security interest over all Equity Interests of MergeCo in favour of the Security Agent under the law of the Cayman Islands.

“Share Charge (WFOE)” means the document(s) dated on or after the date of this Agreement creating or expressing to create, or effecting, implementing or expressing to effect or implement, a first ranking fixed charge or similar security interest over all Equity Interests in each First Tier WFOE (other than WFOE (Zhuhai)) in favour of the Security Agent under the law of PRC.

“Shareholder Guarantees” means (i) the guarantee issued or to be issued by The Baring Asia Private Equity Fund V, L.P. in favour of the Founder, Union Sky and Hony SPV, in connection with the Interim Investors Agreement and (ii) the guarantee issued or to be issued by Hony Capital Fund V, L.P. in favour of the Founder, Union Sky and Baring SPV in connection with the Interim Investors Agreement.

“Shareholder Limited Guarantees” means the limited guarantees issued or to be issued by Union Sky Holding Group Limited, The Baring Asia Private Equity Fund V, L.P., CDH WM Giant Fund, L.P. and Hony Capital Fund V, L.P. in favour of the Target, guaranteeing certain obligations under the Merger Documents.

“Shareholder Terms” means the document entitled “Shareholders Agreement Term Sheet” in the agreed form.

“Shareholders Agreement” means the shareholders agreement entered into or to be entered into between, among others, the Founder, Union Sky, Baring SPV, CDH SPV and Hony SPV reflecting the shareholder arrangements in respect of the interests held by each of them in Holdco and substantially reflecting the Shareholder Terms (with any differences thereto not being differences which could be reasonably expected to materially and adversely affect the interests of the Lenders).

“Shareholders Documents” means the Shareholders Agreement, the Support Agreement, the Interim Investors Agreement, the Shareholder Guarantees, the Shareholder Limited Guarantees and the Equity Commitment Letters.

“SMACRF&T” means the Shanghai Municipal Administration of Culture, Radio, Film & TV ..

“Specified Time” means a time determined in accordance with Schedule 10 (Timetables).

“Sponsor Affiliate” means a Sponsor, each of their Affiliates, any trust of which a Sponsor or any of their Affiliates is a trustee, any partnership of which a Sponsor or any of their Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, a Sponsor or any of its Affiliates provided that:

(a)	any such trust, fund or other entity which has been established for at least six months solely for the purpose of making, purchasing or investing in loans or debt securities and which is managed or controlled independently from all other trusts, funds or other entities managed or controlled by a Sponsor or any of their Affiliates which have been established for the primary or main purpose of investing in the share capital of companies; or

(b)	any banking arm, branch or Affiliate of such Sponsor which (i) has the Authorisation to engage in financial services and businesses (including lending and investment banking) and (ii) is separated by information barriers to that Sponsor, shall not constitute a Sponsor Affiliate.

“Sponsors” means:

(c)	the Founder; and

(d)	each of the Equity Investors,

(e)	and their or any subsequent successors or assigns or transferees.

“Structure Memorandum” means the structure paper entitled “High-level Tax analysis on the proposed deal structure, VIE restructuring plan and a disposal of investment” and dated 6 March 2014 describing the Group and the Merger and prepared by Ernst & Young Transactions Limited in the agreed form and addressed to, and/or capable of being relied upon by, the Reliance Parties.

“Studio” means any entity in which a Group Member holds, directly or indirectly, any Equity Interests, and the principal role of which is to develop games and/or game-related products.

“Subsidiary” means in relation to any company, corporation or entity (subject to paragraph (g) of Clause 1.2 (Construction)), a company, corporation or entity:

(a)	which is controlled, directly or indirectly, by the first mentioned company, corporation or entity;

(b)	more than half the issued share capital, registered capital or Equity Interest of which is beneficially owned, directly or indirectly by the first mentioned company, corporation or entity; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company, corporation or entity,

and for this purpose, a company, corporation or entity shall be treated as being controlled by another if that other company, corporation or entity is:

(i)	able to direct its affairs and/or to control the majority of the composition of its board of directors or equivalent body; and/or

(ii)	able to (A) exercise effective Control over it or (B) consolidate its financial condition or results of operation in accordance with the Accounting Principles for the purposes of the consolidated financial statements, whether pursuant to a VIE Structure or other contractual arrangements or otherwise.

“Support Agreement” means the support agreement entered into or to be entered into between Union Sky, Vogel and Baring SPV and Holdco and the Parent, pursuant to which Union Sky and Baring SPV have agreed to cancel certain Target Shares held by such person for nil consideration in the Merger and subscribe for newly issued ordinary shares of Holdco immediately prior to the Closing pursuant to the terms of the applicable Shareholders Documents and Merger Documents.

“Surplus Cash” means, for any Calculation Period, any Freely Available Cash which is available to be applied pursuant to paragraph (xi) of the Payment Waterfall for that Calculation Period.

“Syndication” means co-underwriting and general syndication of the Facility.

“Syndication Date” means the last day of the Syndication Period (as defined in the Commitment Letter).

“Target” means Giant Interactive Group Inc. , an exempted company with limited liability incorporated under the laws of the Cayman Islands with registration number 171613 with registered office Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands and, as of the date of this Agreement, listed on the New York Stock Exchange.

“Target Group” means the Target and each of its Subsidiaries for the time being, including for the avoidance of doubt each VIE Group Member.

“Target Shares” means all of the Equity Interests in the Target and all warrants and options in respect of the share capital of the Target.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Certificate” means, in relation to a First Tier WFOE, a tax clearance certificate issued in respect of that First Tier WFOE by the applicable local tax authority evidencing that all enterprise income taxes of that First Tier WFOE for a relevant Financial Year have been fully paid.

“Termination Date” means the date which is 60 Months after the Utilisation Date, save that if such day is not a Business Day, it shall end on the preceding Business Day.

“Third Party Disposal” has the meaning given to it in Clause 27.3 (Resignation of a Guarantor).

“Total Commitments” means the aggregate of the Commitments, being U.S.$850,000,000 at the date of this Agreement.

“Trade Instruments” means any performance bonds, advance payment bonds or documentary letters of credit issued in respect of the obligations of any Group Member arising in the ordinary course of trading of that Group Member.

“Transaction Documents” means the Finance Documents, the Merger Documents, the VIE Contracts and the Constitutional Documents.

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents.

“Transaction Security Documents” means each of the documents listed as being a Transaction Security Document in paragraph 3(a) of Part I of Schedule 2 (Conditions Precedent), and any document required to be delivered to the Agent under paragraph 12 of Part II of Schedule 2 (Conditions Precedent) and under Clause 23.51 (Conditions subsequent: hedging and security), together with any other document entered into by any Obligor or the Parent creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors or the Parent under any of the Finance Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Trapped Amount” means any amount of Disposal Proceeds, Insurance Proceeds or Recovery Proceeds and/or any amount of Excess Cashflow that would otherwise be required to be applied in mandatory prepayment pursuant to Clause 8.2 (Disposal, Insurance and Recovery Proceeds and Excess Cashflow) where:

(a)	applicable legal (including thin capitalisation, financial assistance and corporate benefit restrictions on upstreaming of cash and fiduciary and statutory duties of directors or other officers of the relevant Group Members) or contractual restrictions prevent the amount being prepaid (including by making the amount available to a member of the Group that can make such prepayment; or

(b)	prepaying the amount or making the amount available to a member of the Group for prepayment would result in the incurrence of material costs or expenses (including material tax or other liabilities, but excluding (x) any withholding taxes applicable as at the date of this Agreement (y) any reserve requirements and (z) any fees, costs and expenses payable to a bank in connection with any demand for return, refund or repayment of cash credited to an account) (where “material” for these purposes shall be defined as being an amount in excess of five per cent. of the amount required to be prepaid), provided that, in the case of any contractual restriction referred to in paragraph (a) above, it was not entered into with the intention of limiting any prepayment which would otherwise be payable.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“U.K.” means the United Kingdom.

“Union Sky” means Union Sky Holding Group Limited, a company with limited liability incorporated under the laws of the British Virgin Islands with registered number 1041862 with registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor or the Parent under the Finance Documents.

“U.S.”, “United States of America” and “United States” means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America.

“US Tax Obligor” means an Obligor some or all of whose payments under the Finance Documents are from sources within the United States of America for United States federal income tax purposes.

“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 of the United States.

“Utilisation” means the utilisation of the Facility.

“Utilisation Date” means the date of the Utilisation, being the date on which the Loan is to be made.

“Utilisation Request” means a notice substantially in the relevant form set out in Part I of Schedule 3 (Requests and Notices).

“Vendor Note” means the limited recourse loan or promissory note issued by the Vendor Note Issuer to the Vendor Note Lender on the Closing Date in a principal amount not exceeding the Vendor Note Amount, which is subordinated to the Secured Obligations pursuant to the terms of the Vendor Note Subordination Deed.

“Vendor Note Amount” means U.S.$450,000,000.

“Vendor Note Documents” means:

(a)	the Vendor Note; and

(b)	the Vendor Note Subordination Deed,

and any other document designated as such by the Borrower and the Agent.

“Vendor Note Issuer” means the Target (upon completion of the Merger).

“Vendor Note Lender” means Union Sky.

“Vendor Note Maturity Date” means the Maturity Date under and as defined in the agreed form of the Vendor Note.

“Vendor Note Subordination Deed” means the subordination deed dated on or after the date of this Agreement and made between the Vendor Note Lender, the Vendor Note Issuer and the Security Agent.

“VIE Capital Decrease” means a reduction in the registered capital of the VIE Entity in an amount of RMB2,500,000 in respect of all of the Equity Interests held by the Minority Shareholders, as a result of which the Equity Interests of the VIE Entity will be 100 per cent. held by Lanlin, as contemplated by section 6.16 of the Company Disclosure Schedule.

“VIE Capital Increase” means an increase in the registered capital of the VIE Entity by way of a capital contribution of RMB2,500,000 by Lanlin, as a result of which the Equity Interests of the VIE Entity will be approximately 80 per cent. held by Lanlin, as contemplated by section 6.16 of the Company Disclosure Schedule.

“VIE Contract” means any arrangement, instrument or agreement that is part of any contractual arrangements enabling a Group Member or the Target Group to exercise effective Control over a VIE Group Member or consolidate the financial condition or results of operation of a VIE Group Member for the purposes of the consolidated financial statements of the Group or the Target Group, including (but not limited) to (on and from the date of their execution):

(a)	the Existing VIE Contracts (subject to any termination or amendment of such arrangement, instrument or agreement pursuant to the VIE Part 1 Contracts and/or the VIE Part 2 Contracts) and, if entered into, the VIE Equity Pledge (Lanlin 75%);

(b)	the VIE Part 1 Contracts (subject to any termination or amendment of such arrangement, instrument or agreement pursuant to the VIE Part 2 Contracts); and

(c)	the VIE Part 2 Contracts.

“VIE Entity” means Shanghai Giant Network Technology Co., Ltd. , a company incorporated under the laws of PRC with registered number 310104000301331 and registered office at Room 708, Building 29, 396 Guilin Road, Shanghai, China.

“VIE Equity Pledge (Lanlin 75%)” means a pledge agreement to be entered into between Lanlin (as pledgor), WFOE (Zhengtu) (as pledgee) and the VIE Entity (as the company) pursuant to which, inter alia, Lanlin pledges at least 75 per cent. of the equity interests in the VIE Entity to WFOE (Zhengtu).

“VIE Equity Pledge (Lanlin 80%)” means a pledge agreement to be entered into between Lanlin (as pledgor), WFOE (Zhengtu) (as pledgee) and the VIE Entity (as the company) pursuant to which, inter alia, Lanlin pledges approximately 80 per cent. of the equity interests in the VIE Entity to WFOE (Zhengtu).

“VIE Equity Pledge (Lanlin 100%)” means a pledge agreement to be entered into between Lanlin (as pledgor), WFOE (Zhengtu) (as pledgee) and the VIE Entity (as the company) pursuant to which, inter alia, Lanlin pledges 100 per cent. of the equity interests in the VIE Entity to WFOE (Zhengtu).

“VIE Equity Pledge (Part 2)” means one or more pledge agreements to be entered into between each holder of any Equity Interests in the VIE Entity (each as pledgor), WFOE (Zhengtu) (as pledgee) and the VIE Entity (as the company) pursuant to which, inter alia, each of the holders of Equity Interests in the VIE Entity pledges in aggregate 100 per cent. of the equity interests in the VIE Entity to WFOE (Zhengtu).

“VIE Group” means:

(a)	the VIE Entity and each of its Subsidiaries for the time being; and

(b)	each entity that is the subject of a VIE Structure and each Subsidiary of any such entity.

“VIE Group Member” means any member of the VIE Group.

“VIE Part 1 Contracts” means the contracts listed in Part II of Schedule 16 (VIE Contracts).

“VIE Part 1 Restructuring” means the restructuring of the equity capital holding of the VIE Entity to ensure that the equity interests of the VIE Entity are 100 per cent. legally and (subject to the interests of WFOE (Zhengtu) under the VIE Contracts) beneficially owned by Lanlin by way of:

(a)	the VIE Capital Increase, followed by the VIE Capital Decrease; or

(b)	if the VIE Capital Increase and/or the VIE Capital Decrease is not completed by the Closing Date, a transfer by the Minority Shareholders of all of their equity interests in the VIE Entity to Lanlin.

“VIE Part 2 Contracts” means the contracts to be entered into to give effect to the VIE Part 2 Restructuring.

“VIE Part 2 Restructuring” means the restructuring of the equity capital holding of the VIE Entity after the Closing Date, to give effect substantially to the reorganization contemplated by the rights set forth in the “Reorganization Undertaking” section of the Shareholder Terms.

“VIE Restructuring” means the VIE Part 1 Restructuring and the VIE Part 2 Restructuring.

“VIE Structure” means any arrangement where an entity (that is established in the PRC and in respect of which the Borrower or the Target does not, directly or indirectly, hold or own a majority of its Equity Interests) and/or any or all of its shareholder(s) enter into contractual arrangements with any Group Member or the Target Group which enable such Group Member or the Target Group to exercise effective Control over such first-mentioned entity or consolidate the financial condition or results of operation of such first-mentioned entity in accordance with the Accounting Principles for the purposes of the consolidated financial statements of the Group or the Target Group.

“Vogel” means Vogel Holding Group Limited, a company incorporated under the laws of the British Virgin Islands with registered number 1041825 and registered office at the British Virgin Islands with registered number 1041862 with registered address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

“Voting Participation” means a Participation which includes a transfer of any voting rights, directly or indirectly, under, or in relation to, the Finance Documents (including, for the avoidance of doubt, arising as a result of being able to direct the way that another person exercises its voting rights).

“WFOE Group Member” means each First Tier WFOE and each of its Subsidiaries for the time being (but excluding any VIE Group Member).

“WFOE (Zhengduo)” means Shanghai Zhengduo Information Technology Co., Ltd. , a company incorporated under the laws of PRC with registered number 310000400601571 and registered office at Room 1006, 165 Caoxi Road, Shanghai China.

“WFOE (Zhengtu)” means Shanghai Zhengtu Information Technology Co., Ltd. , a company incorporated under the laws of PRC with registered number 310000400481511 and registered office at 2/F., Building 29, 396 Guilin Road, Shanghai, China.

“WFOE (Zhuhai)” means Zhuhai Zhengtu Information Technology Co., Ltd. , a company incorporated under the laws of PRC with registered number 440400400025907 and registered office at Unit 603I, 6/F., Main Building 10, First Technology Road, Harbour Avenue, Zhuhai, Guangdong, China.

“White List” means the list set out in Schedule 18 (White List).

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)	the “Agent”, the “Arranger”, any “Finance Party”, any “Hedge Counterparty”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Borrower and the Agent;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)	a “certified copy” means a copy certified by a director of the Borrower as being true, accurate and complete copy of the original;

(v)	a “Finance Document” or a “Transaction Document” or a “VIE Contract” or a “Revenue Sharing Agreement” or any other agreement or instrument is a reference to that Finance Document, Transaction Document, VIE Contract or Revenue Sharing Agreement or other agreement or instrument as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerously) or replaced and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that Finance Document, Transaction Document, VIE Contract or Revenue Sharing Agreement or other agreement or instrument;

(vi)	a “group of Lenders” includes all the Lenders (and/or any group of less than all of the Lenders);

(vii)	“guarantee” means (other than in Clause 19 (Guarantee and indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(viii)	“including” (or similar expressions) means including without limitation;

(ix)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(x)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, Joint Venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xi)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, with which compliance is customary) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xii)	a provision of law is a reference to that provision as amended or re-enacted;

(xiii)	a time of day is a reference to Hong Kong time.

(b)	Any reference in this Agreement to the “Borrower” shall mean, on and from the Merger Effective Time, the Target as the surviving entity of the Merger.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Default and an Event of Default is “continuing” if it has not been remedied or waived in writing.

(f)	The “equivalent” in any currency (the “first currency”) of any amount in another currency (the “second currency”) shall be construed as a reference to the amount in the first currency which could be purchased with that amount in the second currency at the Agent’s spot rate of exchange for the purchase of the first currency with the second currency at or about 11:00 a.m. on a particular day (or at or about such time and on such date as the Agent may from time to time reasonably determine to be appropriate in the circumstances), provided, that for purposes of any calculation under this Agreement requiring the conversion of RMB amounts into U.S.$, such conversion will be made at the officially published PBOC exchange rate for purchasing U.S.$.

(g)	A VIE Group Member (to which any VIE Contract relates) shall be considered to be:

(i)	a Subsidiary of the Target and accordingly a member of the Target Group; and

(ii)	(with effect from the Merger Effective Time) a Subsidiary of the Borrower and accordingly a Group Member,

except that for the purposes of paragraphs (a) to (c) of Clause 22.2 (Financial condition), and Clause 22.4 (Equity cure) and any determination relating thereto (and any related financial definitions for the purposes of such determination), any determination of the Guarantor Threshold Requirement and the consolidated financial statements of the Group, whether any VIE Group Member constitutes a Subsidiary of the Borrower, a Group Member or a Subsidiary of a Group Member shall be determined in accordance with the Accounting Principles (as applied in the preparation of the Original Financial Statements).

1.3	Currency symbols and definitions

(a)	Any reference in this Agreement to “U.S.$”, “USD” and “U.S. dollars” is to the lawful currency of the United States of America.

(b)	Any reference in this Agreement to “RMB” is to the lawful currency of the PRC.

1.4	Currency fluctuations

(a)	For the purpose of determining compliance with any basket amount, thresholds and other exceptions to the representations and warranties in Clause 20 (Representations), undertakings in Clause 23 (General undertakings) and Events of Default in Clause 24 (Events of Default) that are determined by reference to amounts in U.S. dollars, the equivalent amount in U.S. dollars shall be calculated as at the date on which the applicable Obligor or Group Member incurs, commits to or makes the applicable Financial Indebtedness, acquisition, disposal, investment or other action.

(b)	No breach of any representation and warranty in Clause 20 (Representations), general undertaking under Clause 23 (General undertakings) or Events of Default under Clause 24 (Events of Default) (other than an Event of Default under Clause 24.2 (Financial covenants)) shall arise merely as a result of a subsequent change in the U.S. dollar equivalent of any relevant amount due to fluctuation in exchange rates.

(c)	This Clause 1.4 shall not apply to Clause 8.6 (Trapped Amount), Clause 23.43 (DSRA), Clause 23.44 (Required Distribution Amount), Clause 23.45 (Payment Waterfall), and Clause 23.46 (Onshore VLN Accounts and Offshore VLN Account).

1.5	Third party rights

(a)	Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.6	Intercreditor Agreement

This Agreement is subject to, and has the benefit of, the Intercreditor Agreement. In the event of any inconsistency between this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall prevail.

SECTION 2

THE FACILITY

2.	THE FACILITY

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a USD term loan facility in an aggregate amount equal to the Total Commitments.

2.2	Increase

(a)	The Borrower may by giving prior notice to the Agent by no later than the date falling five Business Days after the effective date of a cancellation of:

(i)	the Available Commitments of a Defaulting Lender in accordance with Clause 7.5 (Right of cancellation in relation to a Defaulting Lender); or

(ii)	the Commitments of a Lender in accordance with:

(A)	Clause 7.1 (Illegality); or

(B)	paragraph (a) of Clause 7.4 (Right of cancellation and repayment in relation to a single Lender),

request that the Commitments relating to the Facility be increased (and the Commitments relating to the Facility shall be so increased) in an aggregate amount in USD of up to the amount of the Available Commitments or Commitments relating to the Facility so cancelled as follows:

(iii)	the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an “Increase Lender”) selected by the Borrower (each of which shall not be a Sponsor Affiliate or a Group Member) and each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

(iv)	each of the Obligors, the Parent and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors, the Parent and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(v)	each Increase Lender which is not already a Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(vi)	the Commitments of the other Lenders shall continue in full force and effect; and

(vii)	any increase in the Commitments relating to the Facility shall take effect on the date specified by the Borrower in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)	An increase in the Commitments relating to the Facility will only be effective on:

(i)	the execution by the Agent of an Increase Confirmation from the relevant Increase Lender provided that the requirements set out in paragraph (ii)(B) below have been satisfied in the case of an Increase Lender which is not a Lender immediately prior to the relevant increase;

(ii)	in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase:

(A)	the Increase Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and

(B)	the Agent being satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations and internal policies in relation to the assumption of the increased Commitments by that Increase Lender. The Agent shall promptly notify the Borrower and the Increase Lender upon being so satisfied.

(c)	Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)	The Borrower shall promptly on demand pay the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Agent, by any Receiver or Delegate in connection with any increase in Commitments under this Clause 2.2.

(e)	The Increase Lender shall (or the Borrower shall on its behalf), on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 25.3 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 25.5 (Procedure for transfer) and if the Increase Lender was a New Lender.

(f)	The Borrower may pay to the Increase Lender a fee in the amount and at the times agreed between the Borrower and the Increase Lender in a Fee Letter.

(g)	Clause 25.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that “Increase Lender”; and

(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.3	Finance Parties’ rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor, the Parent shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.4	Obligors’ Agent

(a)	Each Obligor (other than the Borrower) and the Parent by its execution of this Agreement or an Accession Deed irrevocably appoints the Borrower (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)	the Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices, consents, and instructions, to agree, accept and execute on its behalf any Accession Deed and all Finance Documents, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor or the Parent notwithstanding that they may affect the Obligor or the Parent and to give confirmations as to the continuation of guarantee obligations, in each case, without further reference to or the consent of that Obligor or the Parent; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor or the Parent pursuant to the Finance Documents to the Borrower,

and in each case that Obligor or the Parent shall be bound as though that Obligor or the Parent itself had given the notices, consents and instructions (including, without limitation, the Utilisation Request) or executed or made the agreements or effected the amendments, supplements, variations or consents, or received the relevant notice, demand or other communication.

(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or the Parent or in connection with any Finance Document (whether or not known to any other Obligor or the Parent and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor and the Parent as if that Obligor or the Parent had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor or the Parent, those of the Obligors’ Agent shall prevail.

3.	PURPOSE

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards:

(a)	payment of the Merger Consideration under the Merger Agreement; and

(b)	payment of the Merger Costs,

as described in the Funds Flow Statement.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)	The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to the Utilisation if on or before the Utilisation Date for the Utilisation, the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (acting reasonably) unless the Agent (acting on the instructions of all the Original Mandated Lead Arrangers) has waived receipt of any such document or other evidence listed in Part I of Schedule 2 (Conditions Precedent). The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

(b)	Other than to the extent that an Original Mandated Lead Arranger notifies the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

(a)	Subject to Clause 4.1 (Initial conditions precedent), during the Certain Funds Period, the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Certain Funds Utilisation if, on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)	no Major Default is continuing or would result from the proposed Utilisation; and

(ii)	all the Major Representations are true in all material respects (or, where any Major Representation is already qualified by materiality or Material Adverse Effect, in all respects).

(b)	During the Certain Funds Period (save in circumstances where, pursuant to paragraph (a) above, a Lender is not obliged to comply with Clause 5.4 (Lenders’ participation) and subject as provided in Clause 7.1 (Illegality) and paragraph (b)(ii) of Clause 8.1 (Exit and Flotation)), none of the Finance Parties shall be entitled to:

(i)	cancel any of its Commitments to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(ii)	rescind, terminate or cancel this Agreement or the Facility or exercise any similar right or remedy or make or enforce any claim under the Finance Documents it may have to the extent to do so would prevent or limit the making of a Certain Funds Utilisation;

(iii)	refuse to participate in the making of a Certain Funds Utilisation;

(iv)	exercise any right of set-off or counterclaim in respect of a Certain Funds Utilisation to the extent to do so would prevent or limit the making of a Certain Funds Utilisation; or

(v)	cancel, accelerate or cause repayment or prepayment of any amounts owing under this Agreement or under any other Finance Document to the extent to do so would prevent or limit the making of a Certain Funds Utilisation, provided that immediately upon the expiry of the Certain Funds Period all such rights, remedies and entitlements shall be available to the Finance Parties notwithstanding that they may not have been used or been available for use during the Certain Funds Period.

4.3	Maximum number of Utilisations

(a)	The Borrower may not deliver more than one Utilisation Request.

(b)	The Borrower may not request that the Loan be divided.

SECTION 3

UTILISATION

5.	UTILISATION

5.1	Delivery of the Utilisation Request

The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time (or such later time as the Agent may agree).

5.2	Completion of the Utilisation Request

(a)	The Utilisation Request for the Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)	the proposed Interest Period complies with Clause 11 (Interest Periods).

(b)	Only one Utilisation may be requested in the Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in the Utilisation Request must be USD.

(b)	The amount of the proposed Utilisation must be an amount equal to the Total Commitments or, if less, the Available Facility.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in the Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in the Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

5.5	Limitations on Utilisations

The Facility may only be utilised on the Closing Date (except that the Facility may be utilised on a date within two Business Days of the Closing Date due to administrative or technical issues (and not due to any default of any Obligor)).

5.6	Cancellation of Commitment

The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.	REPAYMENT

6.1	Repayment of the Loan

(a)	The Borrower shall repay the Loan in instalments by repaying on each Repayment Date an amount which reduces the outstanding Loan by an amount set out opposite that Repayment Date below:

Repayment Date	Repayment instalment
30 June 2015	U.S.$	45,000,000
31 December 2015	U.S.$	60,000,000
30 June 2016	U.S.$	80,000,000
31 December 2016	U.S.$	80,000,000
30 June 2017	U.S.$	90,000,000
31 December 2017	U.S.$	90,000,000
30 June 2018	U.S.$	100,000,000
31 December 2018	U.S.$	100,000,000
Termination Date	U.S.$	205,000,000

(b)	The Borrower may not reborrow any part of the Facility which is repaid.

6.2	Effect of cancellation and prepayment on scheduled repayments and reductions

(a)	If the Borrower cancels the whole or any part of the Commitments in accordance with Clause 7.4 (Right of cancellation and repayment in relation to a single Lender) or Clause 7.5 (Right of cancellation in relation to a Defaulting Lender) or if the Commitment of any Lender is cancelled under Clause 7.1 (Illegality) then (other than, in any relevant case, to the extent that any part of the relevant Commitment(s) so cancelled is subsequently increased pursuant to Clause 2.2 (Increase)), the amount of the repayment instalment for each Repayment Date falling after that cancellation will reduce pro rata by the amount cancelled.

(b)	If the Borrower cancels the whole or any part of the Commitments in accordance with Clause 7.2 (Voluntary cancellation) or if the whole or any part of the Commitments is cancelled pursuant to Clause 5.6 (Cancellation of Commitment) then the amount of the repayment instalment for each Repayment Date falling after that cancellation will reduce pro rata by the amount cancelled.

(c)	If the Loan is repaid or prepaid in accordance with Clause 7.4 (Right of cancellation and repayment in relation to a single Lender) or Clause 7.1 (Illegality) then, other than to the extent that any part of the relevant Commitment is subsequently increased pursuant to Clause 2.2 (Increase), the amount of the repayment instalment for the Facility for each Repayment Date falling after that repayment or prepayment will reduce pro rata by the amount of the Loan repaid or prepaid.

(d)	If the Loan is prepaid in accordance with Clause 7.3 (Voluntary prepayment of the Loan), then the amount of the repayment instalment for each Repayment Date falling after that prepayment shall be reduced as the Borrower may direct.

(e)	If the Loan is prepaid in accordance with Clause 8.2 (Disposal, Insurance and Recovery Proceeds and Excess Cashflow) or under paragraph (c) of Clause 8.1 (Exit and Flotation), then the amount of the repayment instalment for each Repayment Date falling after that prepayment will reduce pro rata by the amount of the Loan prepaid.

7.	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

7.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in the Loan or it becomes unlawful for any Holding Company of a Lender for that Lender to do so:

(a)	that Lender, shall promptly notify the Agent upon becoming aware of that event and the Agent shall notify the Borrower as soon as reasonably practicable after receiving such notification;

(b)	upon the Agent notifying the Borrower, the Available Commitment of that Lender will be immediately cancelled to the extent necessary to comply with applicable laws; and

(c)	to the extent that the Lender’s participation has not been transferred pursuant to Clause 37.6 (Replacement of Lender), the Borrower shall repay that Lender’s participation in the Loan made to the Borrower on the last day of the Interest Period for the Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

7.2	Voluntary cancellation

The Borrower may, if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of U.S.$5,000,000) of the Available Facility. Any cancellation under this Clause 7.2 shall reduce the Commitments of the Lenders rateably.

7.3	Voluntary prepayment of the Loan

(a)	Subject to paragraph (b) below, the Borrower may, if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the Loan by a minimum amount of U.S.$5,000,000).

(b)	The Loan may only be voluntarily prepaid after the last day of the Availability Period (or, if earlier, the day on which the Available Facility is zero).

7.4	Right of cancellation and repayment in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 14.2 (Tax gross-up);

(ii)	any Lender claims indemnification from the Borrower or an Obligor under Clause 14.3 (Tax indemnity) or Clause 15.1 (Increased costs); or

(iii)	any FATCA Protected Lender notifies the Agent of a FATCA Event pursuant to Clause 8.7 (Mandatory repayment and cancellation of FATCA Protected Lenders),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase, indemnification or FATCA Event continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loan or procure the transfer of that Lender’s Commitment to another Lender willing to accept such transfer.

(b)	On the date falling five Business Days after receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Commitment of that Lender shall immediately be reduced to zero.

(c)	On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in the Loan together with all interest and other amounts accrued in relation to such repaid amount under the Finance Documents.

7.5	Right of cancellation in relation to a Defaulting Lender

(a)	If any Lender becomes a Defaulting Lender, the Borrower may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent five Business Days’ notice of cancellation of the Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, the Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

8.	MANDATORY PREPAYMENT AND CANCELLATION

8.1	Exit and Flotation

(a)	For the purpose of this Clause 8:

“Flotation” means the listing or admission to trading on any stock or securities exchange or market of any shares or securities of any Group Member (or Holding Company of any Group Member (other than a Sponsor)), or any sale or issue by way of listing, flotation or public offering (or any equivalent circumstances) of any shares or securities of any Group Member (or Holding Company of any Group Member (other than a Sponsor)) in any jurisdiction or country.

“Flotation Proceeds” means the cash proceeds in relation to a Flotation or a primary issue of shares in connection with a Flotation, after deducting all reasonable fees, costs, expenses and Taxes incurred in connection with such Flotation.

“Qualifying Flotation” means a Flotation where at least 50 per cent. of the gross cash proceeds of that Flotation are received or recovered as a result of primary issuance of shares by any Group Member (or Holding Company of any Group Member (other than a Sponsor)).

“Qualifying Flotation Proceeds” means the cash proceeds in relation to the primary issuance of shares in connection with a Qualifying Flotation, after deducting all reasonable fees, costs, expenses and Taxes incurred in connection with such Flotation.

(b)	Upon the occurrence of:

(i)	any Flotation which results in a Change of Control or is not a Qualifying Flotation; or

(ii)	a Change of Control; or

(iii)	the sale of all or substantially all of the assets of the Group whether in a single transaction or a series of related transactions,

the Facility will be cancelled and the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

(c)	Upon the occurrence of a Qualifying Flotation (not resulting in a Change of Control), the Borrower will:

(i)	promptly notify the Agent upon becoming aware of that event; and

(ii)	ensure that an amount equal to the relevant percentage of Qualifying Flotation Proceeds for such Flotation is applied in prepayment of the Loan (as determined by reference to Adjusted Leverage as demonstrated in the then most recent Compliance Certificate received by the Agent) in accordance with the table below at the times and in the order contemplated by Clause 8.3 (Application of mandatory prepayments and cancellations).

Adjusted Leverage ratio	Percentage of Qualifying Flotation Proceeds
Greater than or equal to 1.50:1	75%
Less than 1.50:1	50%

8.2	Disposal, Insurance and Recovery Proceeds and Excess Cashflow

(a)	For the purposes of this Clause 8.2, Clause 8.3 (Application of mandatory prepayments and cancellations) and Clause 8.4 (Offshore Mandatory Prepayment Account):

“Disposal” means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disposal Proceeds” means the consideration received by any Group Member (including any amount received in repayment of intercompany debt) for any Disposal made by any Group Member except for Excluded Disposal Proceeds and after deducting:

(i)	any reasonable expenses which are incurred by any Group Member with respect to that Disposal to persons who are not Group Members; and

(ii)	any Tax incurred and required to be paid by the seller in connection with that Disposal (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance).

“Excluded Disposal Proceeds” means any proceeds of any Disposal which the Borrower notifies the Agent are:

(i)	made in accordance with paragraphs (a) to (f) and (i) to (n) of the definition of “Permitted Disposal” and applied in the purchase of assets for use in the business of the Group within 12 months or such longer period as the Majority Lenders may agree after receipt or committed to be applied within 12 months of receipt or such longer period as the Majority Lenders may agree and actually applied within 18 months or such longer period as the Majority Lenders may agree after receipt;

(ii)	received in kind or by way of non-cash consideration; or

(iii)	equal to or less than U.S.$200,000 in respect of any individual Disposal.

“Excluded Insurance Proceeds” means any proceeds of an insurance claim which the Borrower notifies the Agent are, or are to be, applied:

(i)	in the replacement, reinstatement and/or repair of the assets or otherwise in amelioration of the loss in respect of which the relevant insurance claim was made;

(ii)	in the purchase of assets for use in the business of the Group;

(iii)	equal to or less than U.S.$200,000 in respect of any single insurance claim,

in each case (excluding paragraph (iii) above) applied within 12 months or such longer period as the Majority Lenders may agree) after receipt or committed to be applied within 12 months of receipt or such longer period as the Majority Lenders may agree and actually applied within 18 months or such longer period as the Majority Lenders may agree after receipt.

“Excluded Recovery Proceeds” means any proceeds of a Recovery Claim which the Borrower notifies the Agent are, or are to be, applied:

(i)	to rectify the deficiency leading to such recovery;

(ii)	in the purchase of assets for use in the business of the Group (other than stock or inventory); or

(iii)	equal to or less than U.S.$200,000 in respect of any single Recovery Claim,

in each case (excluding paragraph (iii) above) as a result of the events or circumstances giving rise to that Recovery Claim, if those proceeds are so applied within 12 months or such longer period as the Majority Lenders may agree after receipt or committed to be applied within 12 months of receipt or such longer period as the Majority Lenders may agree and actually applied within 18 months or such longer period as the Majority Lenders may agree after receipt.

“Insurance Proceeds” means the proceeds of any insurance claim under any insurance maintained by any Group Member (except for Excluded Insurance Proceeds and the proceeds of any third party liability claim or claim under any business interruption or similar insurance) and after deducting any reasonable expenses in relation to that claim which are incurred by any Group Member to persons who are not Group Members.

“Recovery Proceeds” means the proceeds of any claim, or exercise of any right of remedy, or the receipt or recovery of any compensation, indemnification, reimbursement or other payment, under or in respect of any claim in relation to any of the Merger Documents or against the provider of any Report (in its capacity as a provider of that Report) or any proceeds received under or in connection with the Report Proceeds Letter or any settlement, award or order in respect of any of the foregoing (collectively a “Recovery Claim”) except for Excluded Recovery Proceeds, and after deducting:

(i)	any reasonable expenses which are incurred by any Group Member to persons who are not Group Members; and

(ii)	any Tax incurred and required to be paid by a Group Member (as reasonably determined by the relevant Group Member on the basis of existing rates and taking into account any available credit, deduction or allowance), in each case in relation to that Recovery Claim.

(b)	Subject to Clause 8.6 (Trapped Amount) and Clause 23.45 (Payment Waterfall), the Borrower shall prepay the Loan in amounts equal to the following amounts at the times and in the order of application contemplated by Clause 8.3 (Application of mandatory prepayments and cancellations):

(i)	(where the amount of Recovery Proceeds, Disposal Proceeds and Insurance Proceeds in aggregate exceed U.S.$5,000,000 in any Financial Year) the full amount of such Recovery Proceeds, Disposal Proceeds and Insurance Proceeds (and not that excess only); and

(ii)	the amount equal to the relevant percentage of Excess Cashflow for that Financial Year of the Borrower commencing with the Financial Year ending 31 December 2014 set out in the following table determined by reference to the corresponding Adjusted Leverage ratio as shown in the then most recent Compliance Certificate:

Adjusted Leverage ratio	Percentage of Excess Cashflow
Greater than or equal to 2.0:1	100%
Less than 2.0:1 but greater than or equal to 1.5:1	75%
Less than 1.5:1 but greater than or equal to 1.0:1	50%
Less than 1.0:1	0%

provided that Excess Cashflow for the Financial Year ending 31 December 2014 will be calculated by reference to Cashflow calculated for the period from the Closing Date to 31 December 2014.

8.3	Application of mandatory prepayments and cancellations

(a)	A prepayment of the Loan or cancellation of Available Commitments made under Clause 8.2 (Disposal, Insurance and Recovery Proceeds and Excess Cashflow) or under paragraph (c) of Clause 8.1 (Exit and Flotation) shall be applied in prepayment of the Loan as contemplated in paragraphs (b) to (e) inclusive below.

(b)	Unless the Borrower makes an election under paragraph (d) below, the Borrower shall prepay the Loan at the following times:

(i)	in the case of any prepayment relating to the amounts of Recovery Proceeds, Disposal Proceeds, Insurance Proceeds or Qualifying Flotation Proceeds, promptly upon (and in any event within five Business Days of) receipt of those proceeds; and

(ii)	in the case of any prepayment relating to an amount of Excess Cashflow, on or prior to 30 June.

(c)	A prepayment under Clause 8.2 (Disposal, Insurance and Recovery Proceeds and Excess Cashflow) or under paragraph (c) of Clause 8.1 (Exit and Flotation) shall prepay the Loan in reducing the relevant repayment instalment for each Repayment Date falling after the date of prepayment on a pro rata basis in the manner contemplated by paragraph (e) of Clause 6.2 (Effect of cancellation and prepayment on scheduled repayments and reductions).

(d)	Subject to paragraph (e) below, the Borrower may elect that any prepayment under Clause 8.2 (Disposal, Insurance and Recovery Proceeds and Excess Cashflow) or under paragraph (c) of Clause 8.1 (Exit and Flotation) be applied in prepayment of the Loan on the last day of the current Interest Period, provided that such election must be made and notified to the Agent no later than the time which, but for this paragraph (d), the Borrower would have been so required to apply such amount towards prepayment of the Loan. If the Borrower makes that election then a proportion of the Loan equal to the amount of the relevant prepayment will be due and payable on the last day of its current Interest Period.

(e)	If the Borrower has made an election under paragraph (d) above but an Event of Default has occurred and is continuing, that election shall no longer apply and a proportion of the Loan in respect of which the election was made equal to the amount of the relevant prepayment shall be immediately due and payable (unless the Majority Lenders otherwise agree in writing).

8.4	Offshore Mandatory Prepayment Account

(a)	The Borrower shall ensure that:

(i)	an amount equal to the Disposal Proceeds, Insurance Proceeds, Recovery Proceeds and Qualifying Flotation Proceeds in respect of which the Borrower has made an election under paragraph (d) of Clause 8.3 (Application of mandatory prepayments and cancellations) are paid into the Offshore Mandatory Prepayment Account as soon as reasonably practicable after receipt by a Group Member; and

(ii)	an amount equal to any Excess Cashflow in respect of which the Borrower has made an election under paragraph (d) of Clause 8.3 (Application of mandatory prepayments and cancellations) is paid into the Offshore Mandatory Prepayment Account promptly after such election.

(b)	To the extent that there has been a Prepayment Shortfall Amount in respect of any Calculation Period, promptly upon the Offshore Group having sufficient cash to pay all or part of the then applicable Accrued Prepayment Amount in accordance with the Payment Waterfall, the Borrower shall ensure that an amount equal to such Accrued Prepayment Amount (or part thereof) is paid into the Offshore Mandatory Prepayment Account.

(c)	The Borrower irrevocably authorises the Agent (or the Finance Party with which the Offshore Mandatory Prepayment Account is opened) to apply amounts credited to the Offshore Mandatory Prepayment Account to pay amounts due and payable under Clause 8.3 (Application of mandatory prepayments and cancellations) and otherwise under the Finance Documents.

8.5	Excluded proceeds

Where Excluded Recovery Proceeds, Excluded Disposal Proceeds and Excluded Insurance Proceeds include amounts which are intended to be used for a specific purpose within a specified period (as set out in the relevant definition of “Excluded Recovery Proceeds”, “Excluded Disposal Proceeds” or “Excluded Insurance Proceeds”), the Borrower shall ensure that those amounts are used for that purpose and, if requested to do so by the Agent (acting reasonably), shall deliver a certificate to the Agent at the time of such application and at the end of such period confirming the amount (if any) which has been so applied within the requisite time periods provided for in the relevant definition.

8.6	Trapped Amount

(a)	To the extent that any amount of Disposal Proceeds, Insurance Proceeds or Recovery Proceeds and/or the amount of Excess Cashflow constitutes a Trapped Amount, there will be no obligation to make that prepayment or repayment (as the case may be) under Clause 8.2 (Disposal, Insurance and Recovery Proceeds and Excess Cashflow) provided that such Trapped Amount (other than the amount constituted by Excess Cashflow) is, as soon as reasonably practicable, paid into the Onshore Mandatory Prepayment Accounts at or prior to such time as that amount would have been required to be prepaid had it not constituted a Trapped Amount.

(b)	If, at any time, the circumstances resulting in an amount being a Trapped Amount are removed or no longer subsisting, the amount which was a Trapped Amount will be applied in prepayment of the Facility at the end of the Interest Period ending not less than five Business Days after the date such circumstances are removed or no longer subsisting.

For the avoidance of doubt, any such prepayment or prepayment shall constitute a prepayment or repayment made under Clause 8.2 (Disposal, Insurance and Recovery Proceeds and Excess Cashflow) and reduce the obligation to make such prepayment or repayment thereunder pro tanto.

(c)	So long as there is any Trapped Amount constituted by Excess Cashflow, the Borrower shall confirm in each Compliance Certificate delivered in accordance with Clause 21.2 (Provision and contents of Compliance Certificate) that the aggregate Cash held by the Onshore Group Members is in excess of the sum of (x) that Trapped Amount and (y) U.S.$70,000,000.

(d)	Paragraphs (a), and (b) above shall be subject always to the obligation of each Obligor to use (or to procure that any member of the Group uses) commercially reasonable endeavours to overcome the circumstances resulting in an amount being a Trapped Amount and/or minimise the costs of a prepayment, including using any Surplus Cash and cash held by the Group (which is not a Trapped Amount).

8.7	Accrued Cash Sweep Amount and Accrued Prepayment Amount

To the extent that all or part of a Required Prepayment Amount for any Calculation Period constitutes a Prepayment Shortfall Amount for that Calculation Period and/or all or part of the Required Cash Sweep Amount constitutes a Cash Sweep Shortfall Amount for any Calculation Period, there will be no obligation to make that prepayment or repayment (as the case may be) under Clause 8.2 (Disposal, Insurance and Recovery Proceeds and Excess Cashflow) in respect of that amount provided that such amount shall become due and payable on the last day of that Calculation Period as an Accrued Prepayment Amount or an Accrued Cash Sweep Amount, as the case may be, in accordance with the Payment Waterfall (except to the extent constituting a Trapped Amount, a Prepayment Shortfall Amount or a Cash Sweep Shortfall Amount in respect of the next Calculation Period).

8.8	Mandatory repayment and cancellation of FATCA Protected Lenders

(a)	If on the date falling six months before the earliest FATCA Application Date for any payment by a Party to a FATCA Protected Lender (or to the Agent for the account of that Lender), that Lender is not a FATCA Exempt Party and, in the opinion of that Lender (acting reasonably), that Party will, as a consequence, be required to make a FATCA Deduction from a payment to that Lender (or to the Agent for the account of that Lender) on or after that FATCA Application Date (a “FATCA Event”):

(i)	that Lender shall, reasonably promptly after that date, notify the Agent of that FATCA Event and the relevant FATCA Application Date;

(ii)	if, on the date falling one month before such FATCA Application Date, that FATCA Event is continuing and that Lender has not been repaid or replaced pursuant to Clause 7.4 (Right of cancellation and repayment in relation to a single Lender):

(A)	that Lender may, at any time between one month and two weeks before such FATCA Application Date, notify the Agent;

(B)	upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(C)	the Borrower shall repay that Lender’s participation in the Loan on the last day of the Interest Period for the Loan occurring after the Agent has notified the Borrower or, if earlier, the last Business Day before the relevant FATCA Application Date.

9.	RESTRICTIONS

9.1	Notices of cancellation or prepayment

Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 7 (Illegality, voluntary prepayment and cancellation), paragraph (d) of Clause 8.3 (Application of mandatory prepayments and cancellations) or Clause 8.4 (Offshore Mandatory Prepayment Account) shall (subject to the terms of those Clauses) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

9.2	Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

9.3	No reborrowing of the Facility

The Borrower may not reborrow any part of the Facility which is prepaid.

9.4	Prepayment in accordance with Agreement

The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

9.5	No reinstatement of Commitments

Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

9.6	Agent’s receipt of notices

If the Agent receives a notice under Clause 7 (Illegality, voluntary prepayment and cancellation) or an election under paragraph (d) of Clause 8.3 (Application of mandatory prepayments and cancellations), it shall promptly forward a copy of that notice or election to either the Borrower or the affected Lender, as appropriate.

9.7	Prepayment elections

The Borrower shall (through the Agent) notify the Lenders as soon as possible of any proposed prepayment of the Loan under Clause 8 (Mandatory prepayment and cancellation).

9.8	Effect of repayment and prepayment on Commitments

If all or part of any Lender’s participation in the Loan under the Facility is repaid or prepaid and is not available for redrawing, an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) in respect of the Facility will be deemed to be cancelled on the date of repayment or prepayment.

9.9	Application of prepayments

Any prepayment of the Loan (other than a prepayment pursuant to Clause 7.1 (Illegality) or Clause 7.4 (Right of cancellation and repayment in relation to a single Lender) or Clause 9.9 (Application of prepayments)) shall be applied pro rata to each Lender’s participation in the Loan.

SECTION 5

COSTS OF UTILISATION

10.	INTEREST

10.1	Calculation of interest

The rate of interest on the Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	LIBOR.

10.2	Payment of interest

(a)	The Borrower shall pay accrued interest on the Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

(b)	If the Compliance Certificate received by the Agent which relates to the relevant Annual Financial Statements shows that a higher Margin should have applied during a certain period, then the Borrower shall promptly pay to the Agent any amounts necessary to put the Agent and the Lenders in the position they would have been in had the appropriate rate of the Margin applied during such period, provided that additional payments to a Lender will only be made to the extent it was a Lender during the relevant Interest Period that a higher rate of Margin should have applied.

(c)	If the Annual Financial Statements and related Compliance Certificate received by the Agent show that a lower Margin should have applied during a certain period, upon the next payment of interest falling due the Margin shall be reduced to the extent necessary to put the Obligors in the position they would have been in if the Margin had been reduced for that period, provided that such reduction may only be made in respect of payments to a Lender which (i) was a Lender during the period in respect of which such interest was paid and (ii) is a Lender on such following interest payment date (the “Overpaid Lender”) and only to the extent of its participation in the Loan during that period (and, for the avoidance of doubt, no reduction in payment shall be made to Overpaid Lenders on account of any overpayments made to any other Lenders). The Agent shall not and no Lender shall be required to make any payment to the Group in reimbursement for any part of any applicable Margin already paid and no reduction in interest payment may be made to those Lenders who are not Overpaid Lenders.

(d)	The calculations required in respect of paragraphs (b) and (c) above shall be made by the Borrower and confirmed by the Agent on the basis of the reset dates applicable to the periods referred to therein (and any other assumptions reasonably selected by the Agent).

10.3	Default interest

(a)	If an Obligor or the Parent fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted the Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 10.3 shall be immediately payable by the Obligor or the Parent on demand by the Agent.

(b)	If any overdue amount consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

10.4	Notification of rates of interest

The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

11.	INTEREST PERIODS

11.1	Selection of Interest Periods

(a)	The Borrower may select an Interest Period for the Loan in the Utilisation Request for the Loan or (if the Loan has already been borrowed) in a Selection Notice.

(b)	Each Selection Notice for the Loan is irrevocable and must be delivered to the Agent by the Borrower not later than the Specified Time.

(c)	If the Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be one Month.

(d)	Subject to this Clause 11, the Borrower may select an Interest Period of one, two, three or six Months or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders).

(e)	An Interest Period for the Loan shall not extend beyond the Termination Date applicable to its Facility.

(f)	Each Interest Period for the Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(g)	Prior to the Syndication Date, Interest Periods shall be one Month or such other period as the Agent and the Borrower may agree and any Interest Period which would otherwise end during the Month preceding or extend beyond the Syndication Date shall end on the Syndication Date.

(h)	Notwithstanding paragraph (d) above, any Interest Period requested in a Utilisation Request or Selection Notice delivered prior to 31 December 2014 which would otherwise end after 31 December 2014 in accordance with the preceding paragraphs shall, if requested by the Borrower in that Utilisation Request or (if the Loan has already been borrowed) the relevant Selection Notice, instead end on 31 December 2014.

11.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

12.	CHANGES TO THE CALCULATION OF INTEREST

12.1	Absence of quotations

Subject to Clause 12.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

12.2	Market disruption

(a)	If a Market Disruption Event occurs in relation to the Loan for any Interest Period, then the rate of interest on each Lender’s share of the Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)	the rate notified to the Agent by that Lender as soon as practicable and in any event by close of business in Hong Kong on the date falling two Business Day after the Quotation Day (or, if later, on the date falling three Business Days prior to the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan from whatever source it may reasonably select, provided that if such rate is below zero, such rate will be deemed to be zero.

(b)	If:

(i)	the percentage rate per annum notified by a Lender pursuant to paragraph (a)(ii) above is less than LIBOR; or

(ii)	a Lender has not notified the Agent of a percentage rate per annum pursuant to paragraph (a)(ii) above,

the cost to that Lender of funding its participation in the Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR.

(c)	If a Market Disruption Event occurs the Agent shall, as soon as is practicable, notify the Borrower and the Lenders.

(d)	In this Agreement:

“Market Disruption Event” means:

(i)	at or about noon (London time) on the Quotation Day for the relevant Interest Period LIBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for the relevant currency and Interest Period; or

(ii)	before noon in Hong Kong on the Business Day immediately following the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed 35 per cent. of the Loan) that by reason of factors affecting the Relevant Interbank Market generally the cost to it of funding its participation in the Loan from whatever source it may reasonably select would be in excess of LIBOR.

12.3	Alternative basis of interest or funding

(a)	If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(c)	The agent shall promptly inform the Borrower and each Lender of any alternative basis agreed under this Clause 12.3 (Alternative basis of interest or funding).

(d)	For the avoidance of doubt, in the event that no alternative basis is agreed at the end of the 30 day period, the rate of interest shall be determined in accordance with Clause 12.1 (Absence of quotations) and Clause 12.2 (Market disruption).

12.4	Break Costs

(a)	The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

13.	FEES

13.1	Arrangement fee

Subject to the Closing Date occurring, the Borrower shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

13.2	Agency fee

Subject to the Closing Date occurring, the Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

13.3	Security agency fee

Subject to the Closing Date occurring, the Borrower shall pay to the Security Agent (for its own account) a security agency fee in the amount and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

14.	TAX GROSS-UP AND INDEMNITIES

14.1	Definitions

In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document (other than a FATCA Deduction).

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity).

Unless a contrary indication appears, in this Clause 14 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

14.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

14.3	Tax indemnity

(a)	The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost is:

(A)	compensated for by an increased payment under Clause 14.2 (Tax gross-up); or

(B)	relates to a FATCA Deduction required to be made by a Party.

(c)	A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 14.3, notify the Agent.

14.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

14.5	Stamp taxes

The Borrower shall pay and, within three Business Days of demand, indemnify each Secured Party and Arranger against any cost, loss or liability that Secured Party or Arranger incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

14.6	VAT

(a)	All amounts expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party under or in connection with a Finance Document, that Party must pay to such Finance Party (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of the Indirect Tax.

(b)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall at the same time pay and indemnify such Finance Party against all Indirect Tax incurred by the Finance Party in respect of the costs or expenses, except to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of the Indirect Tax.

14.7	FATCA information

(a)	Subject to paragraph (c) below, each Party shall, within 10 Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b)	If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then:

(i)	if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii)	if that Party failed to confirm its applicable “passthru payment percentage” then such Party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable “passthru payment percentage” is 100 per cent (or such other percentage prescribed under FATCA from time to time); and

(iii)	none of the Obligors shall be required to make a FATCA Payment to such Party,

until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.

14.8	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrower, the Agent and the other Finance Parties.

15.	INCREASED COSTS

15.1	Increased costs

(a)	Subject to Clause 15.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement or (iii) the implementation or application of or compliance with Basel III or CRD IV.

(b)	In this Agreement:

“Basel III” means:

(i)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“CRD IV” means:

(i)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(ii)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

“Increased Costs” means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

15.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

15.3	Exceptions

(a)	Clause 15.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)	compensated for by Clause 14.3 (Tax indemnity) (or would have been compensated for under Clause 14.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 14.3 (Tax indemnity) applied);

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(v)	attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(b)	In this Clause 15.3 reference to a “Tax Deduction” has the same meaning given to the term in Clause 14.1 (Definitions).

16.	OTHER INDEMNITIES

16.1	Currency indemnity

(a)	If any sum due from an Obligor or the Parent under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor or the Parent; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor or the Parent shall as an independent obligation, within five Business Days of receipt of demand, indemnify the Arranger and each other Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor and the Parent waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2	Other indemnities

(a)	The Borrower shall (or shall procure that an Obligor will), within five Business Days of receipt of demand, indemnify the Arranger and each other Secured Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)	a failure by an Obligor or the Parent to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 30 (Sharing among the Finance Parties);

(iii)	funding, or making arrangements to fund, its participation in the Loan requested by the Borrower in the Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default, negligence or breach of a Finance Document by that Secured Party); or

(iv)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

(b)	The Borrower shall within five Business Days of receipt of demand indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the Merger or the funding of the Merger (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Merger), unless such loss or liability is caused by the gross negligence or wilful misconduct of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate). Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this Clause 16.2, subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

16.3	Indemnity to the Agent

The Borrower shall promptly indemnify the Agent against:

(a)	any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default;

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(b)	any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 31.11 (Disruption to payment systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents.

16.4	Transfer costs and expenses

Notwithstanding any other term of the Finance Documents, if a Lender assigns or transfers any of its rights, benefits or obligations under the Finance Documents, no Group Member shall be required to pay any fees, costs, expenses or other amounts (“Transfer Costs”) relating to or arising in connection with that assignment or transfer (including, without limitation, any Taxes and any amounts relating to the perfection or amendment of the Transaction Security). This Clause 16.4 shall not apply in respect of an assignment or transfer made (x) in the ordinary course of the Syndication on or prior to the Syndication Date or (y) during an Event of Default or (z) by operation of Clause 37.6 (Replacement of Lender).

16.5	Indemnity to the Security Agent

(a)	Each Obligor and the Parent jointly and severally shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	any failure by the Borrower to comply with its obligations under Clause 18 (Costs and expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	the exercise or purported exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(v)	any default by any Obligor or the Parent in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(vi)	acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

(b)	Each Obligor and the Parent expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 16.5 will not be prejudiced by any release or disposal under clause 13 (Distressed Disposals and Appropriation) of the Intercreditor Agreement taking into account the operation of that clause.

(c)	The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 16.5 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

17.	MITIGATION BY THE LENDERS

17.1	Mitigation

(a)	Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

17.2	Limitation of liability

(a)	The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so would be reasonably expected to be prejudicial to it.

18.	COSTS AND EXPENSES

18.1	Transaction expenses

The Borrower shall, within five Business Days of demand, pay the Agent, the Arranger, and the Security Agent the amount of all reasonable costs and expenses (including legal fees) incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate), subject to any cap agreed between the Original Mandated Lead Arrangers and the Borrower, in connection with the negotiation, preparation, execution, Syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Finance Documents executed after the date of this Agreement.

18.2	Amendment costs

If:

(a)	an Obligor or the Parent requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 31.10 (Change of currency),

the Borrower shall, within three Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees, subject to any agreed cap) reasonably incurred (excluding management time) by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

18.3	Enforcement and preservation costs

The Borrower shall, within three Business Days of demand, pay to the Arranger and each other Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

SECTION 7

GUARANTEE

19.	GUARANTEE AND INDEMNITY

19.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents;

(b)	undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 19 if the amount claimed had been recoverable on the basis of a guarantee.

19.2	Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 19 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

19.4	Waiver of defences

The obligations of each Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause 19, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Group Member;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

19.5	Guarantor intent

Without prejudice to the generality of Clause 19.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

19.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 19.

19.8	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 19:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 19.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 31 (Payment mechanics).

19.9	Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)	that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)	each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

19.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

19.11	Guarantee limitations

This guarantee does not apply to any liability to the extent that it would result in the relevant Guarantor breaching any applicable law and/or regulation (including any financial assistance laws) and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Deed applicable to such Additional Guarantor.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20.	REPRESENTATIONS

20.1	General

(a)	Each Obligor makes the representations and warranties set out in this Clause 20 to each Finance Party.

(b)	The Parent makes the representations and warranties set out in Clause 20.2 (Status) to Clause 20.7 (Governing law and enforcement), Clause 20.18 (Anti-corruption law and anti-money laundering), Clause 20.19 (Sanctions), Clause 20.22 (Good title to assets), Clause 20.23 (Legal and beneficial ownership), Clause 20.24 (Shares), Clause 20.28 (Parent Loan Documents and Vendor Note Documents) and Clause 20.33 (Holding Companies) to each Finance Party.

(c)	For the purposes of representations and warranties made on the Merger Effective Time, the Merger Effective Time shall be deemed to have occurred and members of the Target Group shall be deemed to have become Group Members.

20.2	Status

(a)	It is a limited liability corporation, duly incorporated and validly existing (and, if incorporated or established in the Cayman Islands, in good standing) under the law of its Original Jurisdiction.

(b)	Each of its Subsidiaries is a limited liability corporation, duly incorporated and validly existing (and, if incorporated or established in the Cayman Islands, in good standing) under the law of its jurisdiction of incorporation.

(c)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

(d)	It is not a US Tax Obligor.

20.3	Binding obligations

Subject to the Legal Reservations and, in the case of the Transaction Security Documents, the Perfection Requirements:

(a)	the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)	(without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

20.4	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents and the granting of the Transaction Security pursuant to the Security Principles do not and will not conflict with:

(a)	any law or regulation applicable to it to the extent it has, or could reasonably be expected to have, a Material Adverse Effect;

(b)	the constitutional documents of any Obligor and any other Group Member that has obligations under the Transaction Documents or over whose assets Security is purported to be given in any material respect; or

(c)	any agreement or instrument binding upon it or any Group Member or any of its or any Group Member’s assets or constitute a default or termination event (however described) under any such agreement or instrument to the extent it has, or could reasonably be expected to have, a Material Adverse Effect.

20.5	Power and authority

(a)	It has or will have on or prior to the relevant time the power to enter into, perform and deliver, and has taken or will have on or prior to the relevant time taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

20.6	Validity and admissibility in evidence

(a)	Subject to any applicable Legal Reservations, all Authorisations required:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party;

(ii)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions; and

(iii)	to enable it to create the Security purported to be created by it or any of its Subsidiaries pursuant to any Transaction Security Document and, subject to any Perfection Requirements, to ensure that such Security has the priority and ranking it is expressed to have, have been obtained or effected and are in full force and effect (save for any Authorisation that is not required to be in effect under applicable law or regulation or under the applicable Transaction Documents at the time when the representation and warranty under this Clause 20.6 is made or deemed to be made, in which case such Authorisation will, by the earlier of the time such Authorisation is required to be obtained or effected under applicable law or regulation and the time required under the applicable Transaction Documents, be obtained or effected and will thereafter be in full force and effect).

(b)	All Authorisations necessary for the conduct of the business, trade and ordinary activities of Group Members have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect.

20.7	Governing law and enforcement

(a)	Subject to the Legal Reservations, the choice of governing law of the Finance Documents to which it is a party will be recognised and, subject to Perfection Requirements, enforced in its Relevant Jurisdictions.

(b)	Subject to the Legal Reservations, any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document to which it is a party will be recognised and, subject to Perfection Requirements, enforced in its Relevant Jurisdictions.

20.8	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 24.7 (Insolvency proceedings); or

(b)	creditors’ process described in Clause 24.8 (Creditors’ process),

has been taken or, to the knowledge of the Borrower, threatened in relation to a Material Company and none of the circumstances described in Clause 24.6 (Insolvency) applies to a Material Company.

20.9	No filing or stamp taxes

Under the laws of its Relevant Jurisdiction it is not necessary that any of the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to any of the Finance Documents or the transactions contemplated by the Finance Documents, except for any filing, recording or enrolling (or the payment of Taxes or fees payable) in relation to any Transaction Security (constituting Perfection Requirements) which will be made and/or paid within the time limits specified in the relevant Transaction Security Document (and in any event by the earlier of (i) the time such filing, recording or enrolling is required to be made or (as the case may be) such Taxes or fees are required to be paid under applicable law or regulation and (ii) the time required under the Finance Documents) and except that Cayman Islands stamp duty will be payable if any Finance Document is executed in, brought into, or produced to a court of, the Cayman Islands.

20.10	Deduction of Tax

It is not required under the laws of its Relevant Jurisdictions to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Finance Party.

20.11	No default

(a)	No Event of Default and, on the date of this Agreement, the Closing Date and the Merger Effective Time, no Default is continuing or is reasonably likely to result from the making of the Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)	No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

20.12	No misleading information

(a)	Save as disclosed in writing to the Agent and the Arranger prior to the date of the Commitment Letter:

(i)	to the knowledge, information and belief of the Borrower (having made due and careful enquiry and where the factual information relates to the Target Group, only as provided by the Target Group but not otherwise) any factual information contained in the Information Memorandum or the Information Package taken as a whole was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given;

(ii)	the Base Case Model has been prepared in accordance with the applicable Accounting Principles as applied to the Original Financial Statements, and the financial projections contained in the Base Case Model have been prepared on the basis of recent historical information and based on fair and reasonable assumptions (in each case, on the date of preparation) (it being understood that projections are subject to significant uncertainties and contingencies many of which are beyond the control of the Group and that no assurances can be given that such projections will be realised) and have been prepared in accordance with the Accounting Principles as disclosed to the Lenders and have been approved by the board of directors of the Borrower;

(iii)	any financial projections or forecasts contained in the Information Memorandum or the Information Package (insofar as they relate to the Accountants’ Report and the Structure Memorandum) have been prepared on the basis of recent historical information as available to the Sponsors (and disclosed to the Original Mandated Lead Arrangers prior to their preparation) and on the basis of reasonable and fair assumptions (as at the date of the relevant report or document containing the projection or forecast) and have been prepared in accordance with the applicable Accounting Principles as disclosed to the Lenders (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Group and that no assurances can be given that such projections will be realised); and

(iv)	to the knowledge, information and belief of the Borrower (having made due and careful enquiry and where the factual information relates to the Target Group as provided by the Target Group but not otherwise) no event or circumstance has occurred or arisen and no information has been omitted from the Information Memorandum or the Information Package and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Information Memorandum or the Information Package taken as a whole being untrue or misleading in any material respect at their stated date (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Group and that no assurances can be given that such projections will be realised); and

(v)	all other written information provided by or on behalf of the Parent, any Obligor or any member of the Group to a Finance Party pursuant to any express provision of any Finance Document on or after the date of the Commitment Letter is, taken as a whole, true, complete and accurate in all material respects and is, taken as a whole, not misleading in any material respect (in each case) as at the date on which such information is so provided.

20.13	Original Financial Statements

(a)	Its Original Financial Statements were prepared in all material respects in accordance with the Accounting Principles consistently applied unless expressly disclosed to the Agent in writing or in the Accountants’ Report to the contrary.

(b)	Its Original Financial Statements give a true and fair view of its financial condition and results of operations during the relevant Financial Year unless expressly disclosed to the Agent in writing to the contrary prior to the date of this Agreement, subject to customary year-end adjustments.

(c)	Its most recent financial statements delivered pursuant to Clause 21.1 (Financial statements):

(i)	have been prepared in accordance with the Accounting Principles; and

(ii)	give a true and fair view of (if audited) or fairly represent in all material respects (if unaudited), and it being understood that unaudited statements are prepared for the management of the relevant Obligor) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate (to the extent appropriate in the context of management accounts), subject to customary year-end adjustments, subject to normal year end adjustments made in the case of monthly and quarterly statements.

(d)	Since 31 December 2013 there has been no material adverse change in the financial condition of the Group (taken as a whole).

20.14	No proceedings pending or threatened

(a)	No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which are reasonably likely to be adversely determined and, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or formally threatened in writing against it or any of its Subsidiaries (including by any VIE Group Member against a WFOE Group Member).

(b)	No shareholder of the VIE Entity has challenged the validity of the VIE Contracts.

20.15	No breach of laws

(a)	It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b)	No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any Group Member which have or are reasonably likely to have a Material Adverse Effect.

20.16	Environmental laws

(a)	Each Group Member is in compliance with Clause 23.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)	No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is formally threatened against any Group Member where that claim has or is reasonably likely to be adversely determined and, if determined against that Group Member, is reasonably likely to have a Material Adverse Effect.

20.17	Taxation

(a)	It is not (and none of its Subsidiaries is) overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax where such failure to take action could reasonably be expected to have a Material Adverse Effect.

(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes which is reasonably likely to have a Material Adverse Effect.

(c)	It is resident for Tax purposes only in its Original Jurisdiction.

20.18	Anti-corruption law and anti-money laundering

(a)	None of the Obligors or any Group Member or any director, officer, senior manager or, to the Borrower’s knowledge after due and careful enquiry, agent or employee associated with or acting on behalf of an Obligor or any Group Member, has made any unlawful payment within the meaning of, and is not in any other way in violation of, any Anti-Corruption Laws.

(b)	The business and operations of each Obligor and each Group Member are and have been conducted at all times in compliance with Anti-Money Laundering Laws and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving a Group Member with respect to Anti-Money Laundering Laws is pending or, to the knowledge of the Borrower (after due inquiry), threatened.

(c)	It and each other Obligor and Group Member has instituted and maintained policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws and Anti-Money Laundering Laws.

20.19	Sanctions

(a)	Neither it (nor any other Obligor or Group Member) is contributing or is otherwise making available all or any part of the proceeds of the Facility, directly or indirectly, to, or for the benefit of, any person (whether or not related to an Obligor or any Group Member) for the purpose of financing or facilitating the activities of, transactions with, or investments in, any Sanctions Restricted Person or any Sanctioned Country.

(b)	No Sanctions Restricted Person owns or controls any Obligor or Group Member, in each case, to the extent such action or status is prohibited by, or would itself cause any Finance Party or Obligor or Group Member to be in breach of, any Sanctions (for the avoidance of doubt, in each case, other than an action which is a Permitted Sanction Action).

(c)	Neither it (nor any other Obligor or Group Member) is a Sanctions Restricted Person.

(d)	Neither it (nor any other Obligor or Group Member) or any director, officer, senior manager or agent or employee associated with or acting on behalf of an Obligor or any Group Member:

(i)	is in violation of any Sanctions;

(ii)	engages in any transaction, activity or conduct prohibited by any Sanctions applicable to a Sanctions Restricted Person;

(iii)	has been engaged in any transaction, activity or conduct that could reasonably be expected to result in it being designated as a Sanctions Restricted Person; or

(iv)	has received notice of, or is otherwise aware of, any claim, action, suit, proceedings or investigation involving it with respect to Sanctions,

provided that, the representations in (i) to (iii) above with respect to any agent or employee associated with or acting on behalf of an Obligor or any Group Member are made to such Obligor’s or Group Member’s knowledge after due and careful enquiry.

20.20	Ranking

Without limiting Clause 20.21 (Security, Financial Indebtedness and guarantees) and subject to the Legal Reservations and the Perfection Requirements, the unsecured and unsubordinated payment obligations of the Borrower under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are materially preferred by laws of general application to companies.

20.21	Security, Financial Indebtedness and guarantees

(a)	No Security exists over all or any of the present or future assets of any Group Member other than as permitted by Clause 23.12 (Negative pledge).

(b)	No Group Member has any Financial Indebtedness outstanding or any guarantees of Financial Indebtedness outstanding other than as permitted by Clause 23.20 (Financial Indebtedness) or Clause 23.16 (No Guarantees or indemnities).

(c)	Subject to the Legal Reservations and any applicable Perfection Requirements, each Transaction Security Document creates (or, once entered into, will create), in favour of the Security Agent for the benefit of the Secured Parties, the Security which it is expressed to create with the ranking and priority it is expressed to have, except for obligations mandatorily preferred by law applying to companies generally.

20.22	Good title to assets

It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all necessary Authorisations to use, the assets necessary to carry on its business as presently conducted where failure would have a Material Adverse Effect.

20.23	Legal and beneficial ownership

(a)	Subject to paragraph (a) of the definition of “Permitted Security”, it and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

(b)	All the Target Shares are or will be as at the Merger Effective Time legally and beneficially owned by the Parent free from any claims, third party rights or competing interests other than Permitted Security permitted under Clause 23.12 (Negative pledge).

20.24	Shares

(a)	Other than as required by law or as permitted by the terms of this Agreement, the Equity Interests of any Group Member which are (or are required by this Agreement to be or become) subject to the Transaction Security are (or, at the time such security will be granted, will be) fully paid and not subject to any option to purchase or similar rights.

(b)	The constitutional documents of companies whose shares and Equity Interests are (or are required by this Agreement to be or become) subject to the Transaction Security do not and could not (or, at the time such security will be granted, will not except as required by law) restrict or inhibit any transfer of those shares or Equity Interests on creation or enforcement of the Transaction Security.

(c)	There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any Material Company (including any option or right of pre-emption or conversion).

20.25	Intellectual Property

It and each of its Subsidiaries:

(a)	except as otherwise disclosed, is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted and as contemplated in the Base Case Model;

(b)	there has been no material infringement or, to its knowledge, threatened or suspected infringement of or challenge to the validity of any Intellectual Property owned by or licenced to it or any Group Member which has or would reasonably be expected to have a Material Adverse Effect.

(c)	has taken all formal or procedural actions (including payment of fees) required to maintain any Intellectual Property owned by it to the extent that failure to do so has or would reasonably be expected to have a Material Adverse Effect; and

(d)	does not (nor does any of its Subsidiaries), in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect.

20.26	Group Structure Chart

Assuming Merger Effective Time has occurred, the Group Structure Chart delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent) shows all Material Companies and is true, complete and accurate in all material respects.

20.27	Accounting Reference Date

The Accounting Reference Date of each Group Member is 31 December.

20.28	Vendor Note Documents

The Vendor Note Documents to be delivered as a condition precedent in accordance with Part I of Schedule 2 (Conditions Precedent):

(a)	contain all the terms of the arrangements between the Vendor Note Lender (and/or any of their respective Affiliates) and the Vendor Note Issuer and/or any member of the Group (and/or any of their respective Affiliates) in respect of the Vendor Note;

(b)	subject to any conditionality in relation to the other Transaction Documents, are or, on the Closing Date, will be in full force and effect; and

(c)	have not been amended, varied or supplemented from the form in which they were delivered as a condition precedent in accordance with Part I of Schedule 2 (Conditions Precedent) or waived (in whole or in part) and no consent has been given thereunder, save for any which are minor or technical or otherwise permitted under the Vendor Note Subordination Deed.

20.29	VIE Contracts

(a)	The VIE Contracts and Revenue Sharing Agreements contain all the material terms of the VIE Structure (subject to the implementation of the VIE Restructuring), and there are no other dealings between the parties thereto that affect the VIE Contracts or the Revenue Sharing Agreements that would reasonably be expected to be materially adverse to the interests of the Finance Parties.

(b)	It and each of its Subsidiaries is in compliance in all material respects with all of its obligations under the VIE Contracts and Revenue Sharing Agreements to which it is a party, and to the best of its knowledge (and save as disclosed in writing to all of the Arrangers prior to the date of the Commitment Letter):

(i)	no representation or warranty given by any party to any VIE Contract or any Revenue Sharing Agreement is untrue or misleading in any material respect; and

(ii)	no party to any VIE Contract or any Revenue Sharing Agreement is in default under or breach of any of its obligations under such VIE Contract or such Revenue Sharing Agreement in any material respect.

(c)	Except with the prior written consent of (at any time on or prior to the Closing Date) the Original Mandated Lead Arrangers or (at any time after the Closing Date) the Agent (acting on the instructions of the Majority Lenders) or pursuant to the implementation of the VIE Restructuring:

(i)	there has been no amendment, variation or supplement of or to, or waiver by any Group Member of, any of the terms of any VIE Contract or any Revenue Sharing Agreement in any manner that would reasonably be expected to be materially adverse to the interests of the Finance Parties; and

(ii)	no party thereto has given any consent (which would reasonably be expected to be materially adverse to the interests of the Finance Parties) under any VIE Contract or any Revenue Sharing Agreement.

(d)	Except pursuant to the implementation of the VIE Restructuring, there has been no termination, rescission or cancellation of any of the VIE Contracts or the Revenue Sharing Agreements and each VIE Contract and Revenue Sharing Agreement is in full force and effect.

20.30	Merger Documents

(a)	The Merger Documents contain all the material terms of the Merger.

(b)	Except with the prior written consent of (at any time on or prior to the Closing Date) the Original Mandated Lead Arrangers or (at any time after the Closing Date) the Agent (acting on the instructions of the Majority Lenders):

(i)	there has been no amendment, variation or supplement of or to, or waiver by any Group Member of, any of the terms of any Merger Document in any manner that would reasonably be expected to be materially adverse to the interests of the Finance Parties; and

(ii)	no Group Member has given any consent (which would reasonably be expected to be materially adverse to the interests of the Finance Parties) under any Merger Document.

(c)	There has been no termination, rescission or cancellation of the Merger Document and the Merger Document is in full force and effect (save for any discharge through performance in full).

(d)	The terms of the Paying Agent Agreement are or, when entered into, will be consistent with the provisions of the other Merger Documents in all material respects.

20.31	Shareholders Documents and the Management Vesting Agreements

(a)	The Shareholders Documents contain all the material terms agreed between the parties thereto with respect to the subject matter thereof.

(b)	The Management Vesting Agreement contain all material terms agreed between the parties thereto with respect to the subject matter thereof.

(c)	It, the Parent and each of its Subsidiaries is in compliance in all material respects with all of its obligations under the Shareholders Documents and the Management Vesting Agreements to which it is a party, and to the best of its knowledge:

(i)	no representation or warranty given by any party to any Shareholders Document or any Management Vesting Agreement is untrue or misleading in any material respect; and

(ii)	no party to any Shareholders Document and any Management Vesting Agreement is in default under or breach of any of its obligations under such Shareholders Document or Management Vesting Agreement in any material respect.

(d)	Except with the prior written consent of (at any time on or prior to the Closing Date) the Original Mandated Lead Arrangers or (at any time after the Closing Date) the Agent (acting on the instructions of the Majority Lenders):

(i)	there has been no amendment, variation or supplement of or to, or waiver by any Group Member or its Holding Company of, any of the terms of any Shareholders Document or any Management Vesting Agreement in any manner that would reasonably be expected to be materially adverse to the interests of the Finance Parties;

(ii)	no Group Member or its Holding Company has given any consent (which would reasonably be expected to be materially adverse to the interests of the Finance Parties) under any Shareholders Document or any Management Vesting Agreement.

(e)	There has been no termination, rescission or cancellation of any of the Shareholders Documents or the Management Vesting Agreements and each of the Shareholders Documents and the Management Vesting Agreements is in full force and effect where such termination, rescission or cancellation would reasonably be expected to have a material adverse effect on the interests of the Finance Parties.

20.32	Pensions

All pension schemes and employee benefit schemes (social insurance, housing fund contributions or otherwise) operated by or maintained for the benefit of any or all of it and Group Members and/or the employees of any of the foregoing are fully funded based on reasonable actuarial assumptions and recommendations and are operated and maintained in accordance with the requirements of applicable laws and regulations, in each case, where failure to do has or would reasonably be expected to have a Material Adverse Effect.

20.33	Holding Companies

Except as may arise under the Transaction Documents and for Merger Costs or as expressly contemplated by the Structure Memorandum, before the Closing Date neither the Parent nor the Borrower has traded or incurred any liabilities or commitments (actual or contingent, present or future) other than in the case of the Parent acting as a Holding Company of the Borrower or as otherwise permitted by this Agreement.

20.34	Compliance with SAFE Rules etc.

All approvals of, and filings and registrations and other requisite formalities with, any Governmental Authority in the PRC required in respect of the Target and any member of the Target Group and their capital structure and operations, including but not limited to registrations with the SAIC, the SAFE and the State Administration of Taxation of the PRC, and their respective local counterparts, have been duly completed in accordance with applicable PRC laws and regulations (including the SAFE Rules), except for any non-compliance which has not and is not reasonably likely to have a Material Adverse Effect.

20.35	US Margin Regulations

The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and, additionally, following the application of the proceeds of the Utilisation, not more than 25 percent of the value of the assets of the Obligors (on a consolidated basis) will be invested in Margin Stock.

20.36	Times when representations made

(a)	All the representations and warranties in this Clause 20 are made by each Obligor (and the representations and warranties referred to in paragraph (b) of Clause 20.1 are made by the Parent) on the date of this Agreement except for the representations and warranties set out in paragraphs (a)(i) to (a)(iv) of Clause 20.12 (No misleading information) which are deemed to be made by each Obligor (A) with respect to the Information Memorandum, on the date the Information Memorandum is approved by the Borrower (B) with respect to the Base Case Model, on the date of this Agreement and on the Closing Date and (C) with respect to the Information Package (other than the Base Case Model), on the date of this Agreement and on any later date on which the Information Package (or part of it) is released to the Arranger for distribution in connection with Syndication.

(b)	All the representations and warranties in this Clause 20 are deemed to be made by each Obligor (and the representations and warranties referred to in paragraph (b) of Clause 20.1 are deemed to be made by the Parent) on the Closing Date and by the Target at the Merger Effective Time.

(c)	The representation and warranties in Clause 20.12 (No misleading information) are deemed to be made by each Obligor on the Syndication Date.

(d)	The Repeating Representations are deemed to be made by each Obligor on the date of the Utilisation Request, on the Utilisation Date and on the first day of each Interest Period (except that those contained in paragraphs (a) to (c) of Clause 20.13 (Original Financial Statements) will cease to be so made once subsequent financial statements have been delivered under this Agreement).

(e)	The representations and warranties referred to in paragraph (b) of Clause 20.1 are deemed to be made by the Parent on the date of the Utilisation Request, on the Utilisation Date and on the first day of each Interest Period.

(f)	All the representations and warranties in this Clause 20 except Clause 20.12 (No misleading information), Clause 20.26 (Group Structure Chart), Clause 20.28 (Parent Loan Documents and Vendor Note Documents), Clause 20.29 (VIE Contracts), Clause 20.30 (Merger Documents, disclosures and other documents), Clause 20.31 (Shareholders Documents and the Management Vesting Agreements) and Clause 20.33 (Holding Companies) are deemed to be made by each Additional Guarantor on the day on which it becomes an Additional Guarantor.

(g)	Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

(h)	In respect of each representation and warranty made on the date of this Agreement and/or any other date on or before the Closing Date, the Borrower shall be assumed to have the knowledge of members of, and the management of, the Equity Investors (who have, and shall be deemed to have, made due and careful enquiry of the Target Group).

21.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

In this Clause 21:

“Annual Financial Statements” means the financial statements for a Financial Year delivered pursuant to paragraph (a) of Clause 21.1 (Financial statements).

“Annual WFOE Financial Statements” means the financial statements delivered pursuant to paragraph (a)(ii)(D) of Clause 21.1 (Financial statements).

“Quarterly Financial Statements” means the financial statements delivered pursuant to paragraph (b) of Clause 21.1 (Financial statements).

21.1	Financial statements

The Borrower shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as they are available, but in any event within:

(i)	150 days after the end of the Financial Year in which the Merger Effective Time occurs; and

(ii)	120 days after the end of the each Financial Year thereafter:

(A)	its audited financial statements (prepared on consolidated basis) for that Financial Year;

(B)	the audited financial statements of Giant HK (prepared on an unconsolidated basis) for that Financial Year;

(C)	the audited financial statements of the VIE Entity (prepared on an unconsolidated basis) for that Financial Year; and

(D)	the audited financial statements of each First Tier WFOE (prepared on unconsolidated basis) for that Financial Year;

(b)	as soon as they are available, but in any event within 45 days after the end of each Financial Quarter of each of its Financial Years, its consolidated unaudited financial statements for that Financial Quarter (save that if the last due date for delivery falls before the date falling 180 calendar days after the Closing Date, the Borrower shall have additional 10 Business Days to deliver such financial statements);

(c)	as soon as they are available, but in any event within 45 days after the end of each Financial Quarter, the unaudited consolidated quarterly financial statements of the Target for any Financial Quarter commencing on or after 31 December 2013 and ending on a date prior to the Closing Date but only if they are available;

(d)	as soon as practicable, but in any event within 10 Business Days after the last Business Day of each month ending after the Closing Date, an officer’s certificate of the Borrower (x) confirming the aggregate balance in the bank accounts of all Onshore Group Members (together with any cash held at hand) and (y) attaching screenshots showing the balances as of the end of each month in each Onshore Group Member’s individual bank accounts (prepared on an unconsolidated and unaggregated basis) provided that such requirement shall not apply to bank accounts to the extent the aggregate balances of all such accounts do not exceed RMB30,000,000 (aggregating for this purpose only those accounts with credit balances); and

(e)	if requested by the Agent or required to be prepared by law, within any statutory time period allowed for the preparation thereof, the annual unaudited financial statements of any other Obligor.

21.2	Provision and contents of Compliance Certificate

(a)	The Borrower shall supply:

(i)	commencing with the First Test Date, a Compliance Certificate to the Agent with each set of its audited consolidated Annual Financial Statements and each set of its consolidated Quarterly Financial Statements; and

(ii)	commencing from the first full month end after the Closing Date, an officer’s certificate to the Agent with each set of bank statements delivered pursuant to paragraph (d) of Clause 21.1 (Financial statements).

(b)	The Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with Clause 22 (Financial covenants) (including, where relevant, the effect of any election under Clause 22.4 (Equity cure)), Clause 23.44 (Required Distribution Amount), 23.45 (Payment Waterfall) and 23.46 (Onshore VLN Accounts and Offshore VLN Account), any amount which is required to be prepaid under Clause 8.2 (Disposal, Insurance and Recovery Proceeds and Excess Cashflow), the list of Material Companies, the key operating data of all material operating games of the Group and compliance with Clause 23.43 (DSRA) and Clause 23.45 (Payment Waterfall) and shall be otherwise in the form set out in Schedule 8 (Form of Compliance Certificate).

(c)	Each Compliance Certificate shall be signed by two directors (one of such directors to be the Chief Financial Officer) of the Borrower and:

(i)	(if required to be delivered with the consolidated Annual Financial Statements of the Borrower) shall be reported on by the Borrower’s Auditors on the proper extraction of the numbers used in the financial covenant calculations; and

(ii)	(if required to be delivered with (x) the consolidated financial statements for the second Financial Quarter in a Financial Year or (y) the consolidated Annual Financial Statements of the Borrower) shall be reported on by the Borrower’s Auditors on whether or not a Subsidiary is a Material Company and whether the requirements of Clause 23.32 (Guarantors) were satisfied in respect of the Financial Year to which those financial statements relate, unless the Auditors in the relevant jurisdiction have adopted a general policy of not providing such reports or, if the Borrower’s Auditors as a matter of practice in respect of such reports require the Finance Parties to sign a letter of engagement with them, the Finance Parties have confirmed that they will not enter into such engagement letters with the Borrower’s Auditors.

21.3	Requirements as to financial statements

(a)	The Borrower shall procure that each set of Annual Financial Statements, Quarterly Financial Statements and Annual WFOE Financial Statements includes a balance sheet, profit and loss account and cashflow statement. In addition the Borrower shall procure that:

(i)	each set of Annual Financial Statements and each set of Annual WFOE Financial Statements shall be audited by the Auditors; and

(ii)	each set of Quarterly Financial Statements includes a cashflow forecast in respect of the Group relating to the 12 month period commencing at the end of the relevant Financial Quarter.

(b)	Each set of financial statements delivered pursuant to Clause 21.1 (Financial statements):

(i)	in the case of consolidated financial statements of the Group, shall be accompanied by a statement by the directors of the Borrower comparing actual performance for the period to which the financial statements relate to:

(A)	the projected performance for that period set out in the Budget; and

(B)	the actual performance for the corresponding period in the preceding Financial Year of the Group; and

(ii)	shall be prepared using the Accounting Principles, (which, for the avoidance of doubt, shall be the generally accepted accounting principles in the PRC in the case of the Annual WFOE Financial Statements), accounting practices and financial reference periods consistent with those applied in the preparation of the Base Case Model, unless, in relation to any set of financial statements, the Borrower notifies the Agent that there has been a material change in the Accounting Principles or the accounting practices and its Auditors (or, if appropriate, the Auditors of the Obligor) deliver to the Agent:

(A)	a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which the Base Case Model or, as the case may be, that Obligor’s Original Financial Statements were prepared; and

(B)	sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 22 (Financial covenants) has been complied with, to determine the Margin as set out in the definition of “Margin”, to determine the amount of any prepayments to be made from Excess Cashflow under Clause 8.2 (Disposal, Insurance and Recovery Proceeds and Excess Cashflow) and to make an accurate comparison between the financial position indicated in those financial statements and the Base Case Model (in the case of the Borrower) or that Obligor’s Original Financial Statements (in the case of an Obligor).

(c)	If the Borrower notifies the Agent of a change in accordance with paragraph (b)(ii) above then the Borrower and the Agent shall enter into negotiations in good faith with a view to agreeing:

(i)	whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement; and

(ii)	if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms; and

if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

(d)	If no such agreement is reached within 30 days of that notification of change, the Agent shall (if so requested by the Majority Lenders) instruct the Auditors of the Borrower or independent accountants (approved by the Borrower or, in the absence of such approval within five days of request by the Agent of such approval, a firm with recognised expertise) to determine any amendment to Clause 22.2 (Financial condition), the Margin computations set out in the definition of “Margin”, the amount of any prepayments to be made from Excess Cashflow under Clause 8.2 (Disposal, Insurance and Recovery Proceeds and Excess Cashflow) and any other terms of this Agreement which the Auditors or, as the case may be, accountants (acting as experts and not arbitrators) consider appropriate to ensure the change does not result in any material alteration in the commercial effect of the terms of this Agreement. Those amendments shall take effect when so determined by the Auditors, or as the case may be, accountants. The cost and expense of the Auditors or accountants shall be for the account of the Borrower.

(e)	Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Base Case Model or, as the case may be, the Original Financial Statements were prepared.

(f)	Notwithstanding the foregoing, in respect of the quarterly financial statements required to be delivered under paragraph (b) of Clause 21.1 (Financial statements), and the last due date for delivery of which falls before the date falling 180 calendar days after the Closing Date, such financial statements may be prepared using the accounting practices of the Target Group which were in place immediately prior to the Merger Effective Time.

21.4	Budget

(a)	Commencing with the Financial Year starting 1 January 2015, the Borrower shall supply to the Agent in sufficient copies for all the Lenders, as soon as the same become available but in any event within 30 days after the start of each of its Financial Years, an annual Budget for that Financial Year (save that if the last due date for delivery falls before the date falling 180 calendar days after the Closing Date, the Borrower shall have additional 10 Business Days to deliver such Budget).

(b)	The Borrower shall ensure that each Budget:

(i)	is substantially in the form as set out in Schedule 21 (Form of Budget) and includes in any event a projected consolidated profit and loss, balance sheet and cashflow statement for the Group and projected financial covenant calculations;

(ii)	is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under Clause 21.1 (Financial statements); and

(iii)	has been approved by the board of directors of the Borrower.

(c)	If the Borrower updates or changes the Budget in any material respect, it shall promptly (in any event within not more than five Business Days of the update or change being made) deliver to the Agent, in sufficient copies for each of the Lenders, such updated or changed Budget together with a written explanation of the main changes in that Budget.

21.5	Presentations

Once in every Financial Year, or more frequently if requested to do so by the Agent if the Agent reasonably suspects an Event of Default is continuing or may have occurred or could reasonably be expected to occur, at least two directors of the Borrower (one of whom shall be the Chief Financial Officer) must give a presentation upon reasonable notice and at a reasonable time to the Finance Parties about the on-going business and financial performance of the Group.

21.6	Year-end

The Borrower shall procure that each Financial Year-end of the Group and of each Group Member falls on 31 December.

21.7	Auditors

The Borrower shall ensure that it has at all times as the auditors for the consolidated financial statements of the Group, one of the Auditors (or their respective affiliates in its Relevant Jurisdiction).

21.8	Information: miscellaneous

The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	at the same time as they are dispatched, copies of all documents dispatched by the Borrower due to a requirement of mandatory law to its shareholders generally (or any class of them) or dispatched by the Borrower or any Obligors to its creditors generally (or any class of them) other than in the ordinary course of business;

(b)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or Environmental Claim which are current, threatened or pending against any Group Member, and if adversely determined, are reasonably likely to have a Material Adverse Effect;

(c)	promptly upon becoming aware of them, the details of any labour disputes which are current, threatened or pending against any Group Member and which have or are reasonably likely to have a Material Adverse Effect.

(d)	promptly upon becoming aware of the relevant default, the details of any material breach or non-compliance with the material terms of the Merger Documents, the VIE Contracts, the Shareholders Documents, the Management Vesting Agreements, the Vendor Note Documents or any of the Reports;

(e)	details of any Change of Control, Flotation, Disposal, insurance claim or Recovery Claim which will require a prepayment under Clause 8.1 (Exit and Flotation) or Clause 8.2 (Disposal, Insurance and Recovery Proceeds and Excess Cashflow);

(f)	promptly upon becoming aware of the relevant amendment, waiver, consent, default, breach, non-compliance, the details of any actual material amendment to or material waiver or material consent under, any material default under or any material breach of or non-compliance with the terms of any Merger Document, any VIE Contract, any Shareholders Document, any Management Vesting Agreement, any Parent Loan Document and any Vendor Note Document by any party thereto (including any material breach of warranty thereunder);

(g)	promptly, a notification if the Merger is withdrawn or abandoned;

(h)	promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors and the Parent with the terms of any Transaction Security Documents;

(i)	promptly upon request by the Agent, an updated Group Structure Chart;

(j)	promptly, any material notification from GAPP, SCAB, SMACRF&T or Governmental Authority concerning the legality, validity, enforceability, renewal or effectiveness of the ICP Licence, MOC Licence, internet publishing licence or other similar Authorisation (including any potential variation or compromise thereof and/or relating to the VIE Restructuring);

(k)	(without limiting any of the obligations under Clause 21.9 (Notification of Default)) details of any violation of any Sanctions, as soon as reasonably practicable following such notification of violation provided that the Borrower (or relevant Group Member) shall be permitted, prior to notification, to first notify the relevant body, agency, regulatory authority or equivalent organisation (each, a “Regulator”) which regulates such relevant Sanctions (such notification to be made promptly, taking into account any disclosure obligations under applicable law or regulation). To the extent that such Regulator imposes confidentiality restrictions, the Borrower (or the relevant Group Member) shall not be required to notify the Lenders to the extent it would contravene such confidentiality restrictions, provided that the Borrower (or the relevant Group Member) shall use reasonable endeavours to remove such restrictions; and

(l)	promptly on request, such further information regarding the financial condition, assets and operations of the Group and/or any Group Member (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Obligor under this Agreement, any changes to management of the Group and sufficient information to determine whether a Change of Control has occurred as any Finance Party through the Agent may reasonably request.

21.9	Notification of default

(a)	Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)	Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.10	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (a)(iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (a)(iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (a)(iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations and internal policies pursuant to the transactions contemplated in the Finance Documents.

(b)	Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations and internal policies pursuant to the transactions contemplated in the Finance Documents.

(c)	The Borrower shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Guarantor pursuant to Clause 27 (Changes to the Obligors).

(d)	Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Guarantor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations and internal policies pursuant to the accession of such Subsidiary to this Agreement as an Additional Guarantor.

22.	FINANCIAL COVENANTS

22.1	Financial definitions

In this Agreement:

“Adjusted EBITDA” means, in relation to a Relevant Period, EBITDA for that Relevant Period adjusted by:

(a)	including the operating profit before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA) of a Group Member (or attributable to a business or assets) acquired during the Relevant Period for that part of the Relevant Period prior to its becoming a Group Member or (as the case may be) prior to the acquisition of the business or assets; and

(b)	excluding the operating profit before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA) attributable to any Group Member (or to any business or assets) disposed of during the Relevant Period from the first day of that Relevant Period.

“Adjusted Leverage” means, in respect of any Relevant Period, the ratio of Total Net Debt on the last day of that Relevant Period to Adjusted EBITDA in respect of that Relevant Period.

“Borrowings” means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any indebtedness of Group Members for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptances under any acceptance credit or bill discount facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds (but not Trade Instruments), notes, debentures, loan stock or any similar instrument;

(d)	any Finance Lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument (but not, in any case, Trade Instruments) issued by a bank or financial institution in respect of an underlying liability of an entity which is not a Group Member which liability would fall within one of the other paragraphs of this definition;

(g)	any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Termination Date;

(h)	any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind the entry into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 150 days after the date of supply;

(i)	any amount raised under any other transaction (including any forward sale or purchase agreement, sale and sale back or sale and leaseback agreement) classified as borrowings under the Accounting Principles; and

(j)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (e) above.

“Business Acquisition” means the acquisition of a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company.

“Capital Expenditure” means any expenditure or obligation in respect of expenditure which, in accordance with the Accounting Principles, is treated as capital expenditure or intangible expense or intangible expenditure (and which shall include, for the avoidance of doubt, any royalties, licenses or similar costs, fees or expenses paid for the acquisition of patents, patent applications, trade names, trademarks, service marks, copyrights, mask works, software or other intellectual property).

“Cashflow” means, in respect of any Relevant Period, EBITDA for that Relevant Period after:

(a)	adding the amount of any decrease (and deducting the amount of any increase) in Working Capital for that Relevant Period;

(b)	adding the amount of any cash receipts (and deducting the amount of any cash payments) during that Relevant Period in respect of any (x) Exceptional Items or (y) realised gains or losses on any derivative instrument not already taken account of in calculating EBITDA for any Relevant Period;

(c)	adding the amount of any cash receipts during that Relevant Period in respect of any Tax rebates or credits and deducting the amount actually paid in respect of Taxes during that Relevant Period by any Group Member (other than, in the case of cash receipts, any Disposal Proceeds, Insurance Proceeds or Recovery Proceeds which are required to be applied pursuant to Clause 8.2 (Disposal, Insurance and Recovery Proceeds and Excess Cashflow) disregarding the application of Clause 8.6 (Trapped Amount));

(d)	adding (to the extent not already taken into account in determining EBITDA) the amount of any dividends or other profit distributions received in cash by any Group Member during that Relevant Period from any entity which is itself not a Group Member and deducting (to the extent not already deducted in determining EBITDA) the amount of any dividends paid in cash during the Relevant Period (i) to minority shareholders in Group Members or (ii) by the Borrower;

(e)	adding the amount of any cash paid to a Group Member in the Relevant Period that represents (x) payment of interest, dividend, redemption or other return of capital in respect of its Joint Venture Investment or (y) repayment of any loan made to a Joint Venture;

(f)	adding the amount of any increase in provisions, other non-cash debits and other non-cash charges (which are not Current Assets or Current Liabilities) and deducting the amount of any non-cash credits (which are not Current Assets or Current Liabilities) in each case to the extent taken into account in establishing EBITDA;

(g)	deducting the amount of any Capital Expenditure actually made in cash during that Relevant Period by any Group Member and the aggregate of any cash consideration paid for, or the cash cost of, any Business Acquisitions and the amount of any Joint Venture Investments except (in each case) to the extent funded from:

(A)	the proceeds of any Disposal or insurance claims permitted to be retained for this purpose;

(B)	Retained Excess Cashflow; or

(C)	New Shareholder Injections,

and there shall be excluded the effect of all cash movements associated with the Merger and the Merger Costs.

“Cashflow Cover” means the ratio of Cashflow to Debt Service (excluding, for the avoidance of doubt, any prepayment made pursuant to Clause 7 (Illegality, voluntary prepayment and cancellation) but not any scheduled instalment to which it relates) in respect of any Relevant Period and for such calculation the balance standing to the credit of the DSRA at the first day of that Relevant Period will be added to Cashflow for that Relevant Period.

“Current Assets” means the aggregate (on a consolidated basis) of all inventory, work in progress, trade and other receivables of each Group Member including prepayments in relation to operating items and sundry debtors (but excluding Cash and Cash Equivalent Investments) expected to be realised within 12 months from the date of computation but excluding amounts in respect of:

(a)	receivables in relation to Tax;

(b)	Exceptional Items and other non-operating items;

(c)	insurance claims;

(d)	any interest owing to any Group Member; and

(e)	amounts owed to any Group Member in connection with the Merger.

“Current Liabilities” means the aggregate (on a consolidated basis) of all liabilities (including trade creditors, accruals and provisions) of each Group Member expected to be settled within 12 months from the date of computation but excluding amounts in respect of:

(a)	liabilities for Borrowings and Finance Charges;

(b)	liabilities for Tax;

(c)	Exceptional Items and other non-operating items;

(d)	insurance claims;

(e)	liabilities in relation to dividends declared but not paid by the Borrower or by a Group Member in favour of a person which is not a Group Member; and

(f)	amounts owed by any Group Member in connection with the Merger.

“Debt Service” means, in respect of any Relevant Period, the aggregate of:

(a)	Net Finance Charges for that Relevant Period;

(b)	all scheduled repayments of Borrowings falling due during that Relevant Period (including amounts set out in paragraph (a) of Clause 6.1 (Repayment of the Loan)), provided that any such scheduled repayments of Borrowings falling due during that Relevant Period shall be calculated after taking into account any actual reduction in such scheduled repayments of Borrowings as a result of any mandatory or voluntary prepayment that has been made, except that any reduction in any scheduled repayments of Borrowings as a result of any voluntary prepayment of any scheduled repayments of Borrowings (in part or in whole) that would otherwise fall due during that Relevant Period shall be disregarded (and such scheduled repayments of Borrowings shall be calculated as if such prepayment had not occurred) except to the extent that such voluntary prepayment has been applied towards reduction of all repayment instalments for each Repayment Date falling after the date of such voluntary prepayment on a pro rata basis, and provided further that such scheduled repayments of Borrowings shall exclude:

(i)	any amounts falling due under any overdraft or revolving facility and which were available for simultaneous redrawing according to the terms of that facility;

(ii)	for the avoidance of doubt, any mandatory prepayment made pursuant to Clause 8.2 (Disposal, Insurance and Recovery Proceeds and Excess Cashflow);

(iii)	any such obligations owed to any Group Member; and

(iv)	any repayment or prepayment of Borrowings under the Vendor Note to the extent funded from amounts in the Offshore VLN Account; and

(c)	the amount of the capital element of any payments in respect of that Relevant Period payable under any Finance Lease entered into by any Group Member.

“EBITDA” means, in respect of any Relevant Period, the consolidated operating profit of the Group before taxation:

(a)	before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether accrued, paid, payable or capitalised by any Group Member (calculated on a consolidated basis) in respect of that Relevant Period;

(b)	not including any accrued interest owing to any Group Member;

(c)	after adding back any amount attributable to the amortisation, depreciation or impairment of assets of Group Members (and taking no account of the reversal of any previous impairment charge made in that Relevant Period);

(d)	before taking into account any Exceptional Items;

(e)	before deducting any Merger Costs;

(f)	after deducting the amount of any profit (or adding back the amount of any loss) of any Group Member which is attributable to minority interests;

(g)	plus or minus the Group’s share of the profits or losses (after finance costs and tax) of Non-Group Entities;

(h)	before taking into account any unrealised gains or losses on any derivative instrument, including those arising on translation of currency of debt (other than any derivative instrument which is accounted for on a hedge accounting basis);

(i)	before taking into account any gain or loss arising from an upward or downward revaluation of any other asset; and

(j)	excluding the charge to profit represented by the expensing of stock options and any other share-based compensation,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation.

“Exceptional Items” means any exceptional, one off, non-recurring or extraordinary items.

“Excess Cashflow” means, for any period for which it is being calculated, Cashflow for that period less (except to the extent already deducted in calculating Cashflow):

(a)	Debt Service of that period;

(b)	to the extent included in Cashflow pursuant to paragraph (g) of that definition, the amount of any New Shareholder Injections made during that period;

(c)	any Permitted Carry Forward Amount in respect of such Financial Year but adding back Permitted Carry Forward Amount carried forward to such Financial Year which has not been applied in payment of Capital Expenditure.

“Finance Charges” means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Borrowings paid or payable by any Group Member (calculated on a consolidated basis) in cash or capitalised in respect of that Relevant Period:

(a)	excluding any upfront fees or costs which are included as part of the effective interest rate adjustments;

(b)	including the interest (but not the capital) element of payments in respect of Finance Leases;

(c)	including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any Group Member under any interest rate hedging arrangement;

(d)	excluding, to the extent included, any Merger Costs;

(e)	excluding any interest cost or expected return on plan assets in relation to any post-employment benefit schemes;

(f)	if a Joint Venture is accounted for on a proportionate consolidation basis, after adding the Group’s share of the finance costs or interest receivable of the Joint Venture;

(g)	taking no account of any unrealised gains or losses on any derivative instruments other than any derivative instruments which are accounted for on a hedge accounting basis; and

(h)	excluding any capitalised interest under the loan made to the Borrower on or around the Closing Date or under New Shareholder Injections by way of debt but including any capitalised interest on the Vendor Note to the extent paid in cash, together with the amount of any cash dividends or distributions paid or made by the Borrower in respect of that Relevant Period and so that no amount shall be added (or deducted) more than once.

“Finance Lease” means any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Group ending on or about 31 December in each year.

“Interest Cover” means the ratio of EBITDA to Net Finance Charges in respect of any Relevant Period.

“Net Finance Charges” means, for any Relevant Period, the Finance Charges for that Relevant Period after deducting any interest payable in that Relevant Period to any Obligor (other than by another Obligor) on any Cash or Cash Equivalent Investment held by an Offshore Group Member.

“New Shareholder Injections” means the aggregate amount subscribed for by Parent after the Closing Date for ordinary shares in the Borrower or for loans or other debt instruments in the Borrower subordinated to the Facility under the terms of the Intercreditor Agreement or otherwise on terms acceptable to the Majority Lenders (acting reasonably) provided that for the purposes of this Clause 22 (Financial covenants) and the related definitions or any permission or usage under or in respect of the Finance Documents (such as the usage referred to in the definition of “Acquisition/Investment”), New Shareholder Injection shall exclude any such equity or debt instrument (and the proceeds relating thereto) made:

(a)	as per the Funds Flow Statement or pursuant to Clause 4.1 (Initial conditions precedent); and

(b)	pursuant to Clause 22.4 (Equity cure) (but without prejudice to, for the avoidance of doubt, paragraph (c) thereof).

“Non-Group Entity” means any investment or entity (which is not itself a Group Member (including associates and Joint Ventures)) in which any Group Member has an ownership interest.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Relevant Period” means each period of 12 months, or such shorter period commencing on the Closing Date, ending on or about the last day of the Financial Year and each period of 12 months ending on or about the last day of each Financial Quarter.

“Retained Excess Cashflow” means Excess Cashflow which is not required to be applied in making any prepayment under the Finance Documents (but, for the avoidance of doubt, not including any Accrued Cash Sweep Amount or any Trapped Amount and, to the extent that there is any Accrued Cash Sweep Amount or any Trapped Amount, Retained Excess Cashflow shall be deemed to be zero for the purposes of the definition of “Permitted Distribution”).

“Total Net Debt” means, at any time, the aggregate amount of all obligations of Group Members for or in respect of Borrowings at that time but:

(a)	excluding any such obligations to any other Group Member;

(b)	excluding any such obligations in respect of the Parent Loan and, to the extent they constitute Borrowings, any New Shareholder Injections;

(c)	including, in the case of Finance Leases only, their capitalised value;

(d)	excluding, any such obligations in respect of the Vendor Notes;

(e)	deducting the aggregate amount of Cash and Cash Equivalent Investments held by any Offshore Group Member at that time (excluding, any amount standing to the credit of the Offshore VLN Account),

and so that no amount shall be included or excluded more than once.

“Unused Amount” has the meaning given to it in the definition of Acquisition/Investment Basket.

“Working Capital” means, on any date, Current Assets less Current Liabilities.

22.2	Financial condition

The Borrower shall ensure that:

(a)	Cashflow Cover: Cashflow Cover in respect of any Relevant Period ending on or after the First Test Date, shall not be less than 1.25:1.

(b)	Interest Cover: Interest Cover in respect of any Relevant Period specified in column 1 below (and which ends on or after the First Test Date) shall not be less than the ratio set out in column 2 below opposite that Relevant Period.

Column 1 Relevant Period	Column 2 Ratio
Relevant Period expiring 30 June 2014	4.00:1
Relevant Period expiring 30 September 2014	4.00:1
Relevant Period expiring 31 December 2014	4.00:1
Relevant Period expiring 31 March 2015	4.00:1
Relevant Period expiring 30 June 2015	4.00:1
Relevant Period expiring 30 September 2015	4.00:1
Relevant Period expiring 31 December 2015	4.00:1
Relevant Period expiring 31 March 2016	4.00:1

Column 1 Relevant Period	Column 2 Ratio
Relevant Period expiring 30 June 2016	5.00:1
Relevant Period expiring 30 September 2016	5.00:1
Relevant Period expiring 31 December 2016	5.00:1
Relevant Period expiring 31 March 2017	5.75:1
Relevant Period expiring 30 June 2017	6.50:1
Relevant Period expiring 30 September 2017	6.50:1
Relevant Period expiring 31 December 2017	6.50:1
Relevant Period expiring 31 March 2018	6.50:1
Relevant Period expiring 30 June 2018	6.50:1
Relevant Period expiring 30 September 2018	6.50:1
Relevant Period expiring 31 December 2018	6.50:1
Relevant Period expiring 31 March 2019	6.50:1
Relevant Period expiring 30 June 2019	6.50:1

(c)	Adjusted Leverage: Adjusted Leverage in respect of any Relevant Period specified in column 1 below (and which ends on or after the First Test Date) shall not exceed the ratio set out in column 2 below opposite that Relevant Period.

Column 1 Relevant Period	Column 2 Ratio
Relevant Period expiring 30 June 2014	4.00:1
Relevant Period expiring 30 September 2014	4.00:1
Relevant Period expiring 31 December 2014	4.00:1
Relevant Period expiring 31 March 2015	4.00:1
Relevant Period expiring 30 June 2015	3.00:1
Relevant Period expiring 30 September 2015	3.00:1
Relevant Period expiring 31 December 2015	3.00:1
Relevant Period expiring 31 March 2016	3.00:1
Relevant Period expiring 30 June 2016	2.00:1
Relevant Period expiring 30 September 2016	2.00:1
Relevant Period expiring 31 December 2016	2.00:1
Relevant Period expiring 31 March 2017	2.00:1

Column 1 Relevant Period	Column 2 Ratio
Relevant Period expiring 30 June 2017	1.50:1
Relevant Period expiring 30 September 2017	1.50:1
Relevant Period expiring 31 December 2017	1.50:1
Relevant Period expiring 31 March 2018	1.50:1
Relevant Period expiring 30 June 2018	1.50:1
Relevant Period expiring 30 September 2018	1.50:1
Relevant Period expiring 31 December 2018	1.50:1
Relevant Period expiring 31 March 2019	1.50:1
Relevant Period expiring 30 June 2019	1.50:1

(d)	Capital Expenditure: in any Financial Year of the Borrower, the aggregate Capital Expenditure of the Group, together with the amount of any other Acquisition/Investment Expenditure in that Financial Year, shall not exceed the Acquisition/Investment Basket.

22.3	Financial testing

(a)	Subject to paragraph (b) below, the financial covenants set out in Clause 22.2 (Financial condition) shall be calculated in accordance with the Accounting Principles and tested by reference to each of the financial statements delivered pursuant to paragraphs (a) and (b) of Clause 21.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 21.2 (Provision and contents of Compliance Certificate).

(b)	For the purpose of the financial covenant in paragraphs (a) (Cashflow Cover) and (b) (Interest Cover) of Clause 22.2 (Financial condition) for each of the Relevant Periods ending on a date which is less than 12 months after the Closing Date, Net Finance Charges shall, for the period which has elapsed since the Closing Date, be annualised on a straight line basis.

(c)	For the purpose of the financial covenant in paragraph (a) (Cashflow Cover) of Clause 22.2 (Financial condition) for each of the Relevant Periods ending on a date which is less than 12 months after the Closing Date, the Cashflow Cover shall be calculated using Debt Service (other than in relation to Net Finance Charges which shall be calculated in accordance with paragraph (b) above) for the period from the Closing Date to the end of that Relevant Period and the Cashflow for the period from the Closing Date to the end of that Relevant Period (the latter being annualised on a straight line basis).

(d)	For the purpose of the financial covenants in paragraphs (a) (Cashflow Cover), (b) (Interest Cover) and (c) (Adjusted Leverage) of Clause 22.2 (Financial condition) for each of the Relevant Periods ending on a date which is less than 12 months after the Closing Date, EBITDA (and Adjusted EBITDA) shall be calculated on an actual basis over the previous 12 month period, and in respect of any part of the Relevant Period falling prior to the date on which the Target Group became part of the Group, the definition of EBITDA (and Adjusted EBITDA) shall is construed and calculated as if references to the Group were references to the Target Group based on actual historic data.

(e)	For the purpose of this Clause 22, no item shall be included or excluded more than once in any calculation.

22.4	Equity cure

(a)	If the requirements of any of the financial covenants in paragraphs (a) to (c) of Clause 22.2 (Financial condition) are not met (or would but for this Clause 22.4 not be met) in respect of a Relevant Period (a “Breach Period”), but on or prior to the date falling 10 Business Days after the date on which the Compliance Certificate relating to the relevant Quarterly Financial Statements in respect of that Relevant Period is due to be delivered to the Agent under paragraph (a) of Clause 21.2 (Provision and contents of Compliance Certificate) (the “Cure Date”) a New Shareholder Injection is made curing the breach of the financial covenants in Clause 22.2 (Financial condition) which were shown to have been breached by such Compliance Certificate, then such requirements shall be deemed to have been satisfied as at the original date of determination as though there had been no failure to comply and any Default or Event of Default occasioned thereby shall be deemed to have been remedied for all purposes under the Finance Documents.

(b)	Paragraph (a) above will only apply if each of the following conditions is satisfied:

(i)	the Borrower delivers to the Agent a certificate in the agreed form within 10 Business Days after the date on which the relevant Compliance Certificate referred to in paragraph (a) above was due to be delivered in respect of any Breach Period electing to apply the net amounts of such New Shareholder Injections in accordance with paragraph (c) below for that Breach Period;

(ii)	any such certificate certifies the aggregate net amounts received by the Borrower, and is signed by the Chief Financial Officer and one other director of the Borrower;

(iii)	the certificate shall be accompanied by a revised Compliance Certificate setting out calculations in reasonable detail indicating compliance with the ratios in Clause 22.2 (Financial condition) after taking into account the amounts of New Shareholder Injections used to remedy the non-compliance;

(iv)	the Borrower may not make any such election:

(A)	more than once in respect of any Relevant Period;

(B)	more than three times over the life of the Facility; or

(C)	in respect of consecutive Relevant Periods;

(v)	the Borrower may only elect to apply New Shareholder Injections as contemplated in this Clause 21.4 to the extent that failure to do so would result in non-compliance with Clause 22.2 (Financial condition) and such New Shareholder Injections shall be disregarded for all other purposes of the Finance Documents; and

(vi)	the amount of such New Shareholder Injections must be received in cash by the Borrower and 100 per cent. of such New Shareholder Injections must be paid to the Agent on the Cure Date to be applied in prepayment and cancellation in the order set out in paragraph (a) of Clause 8.3 (Application of mandatory prepayments and cancellations).

(c)	The Borrower may only elect to use the net amounts received in respect of any New Shareholder Injection by:

(i)	for the purposes of calculating Cashflow Cover, adding those amounts to Cashflow on the first day of the Breach Period;

(ii)	for the purposes of calculating Adjusted Leverage, deducting those amounts from Total Net Debt as at the last day of the Breach Period; or

(iii)	for the purposes of calculating Interest Cover, recalculating Net Finance Charges by treating such amounts as having been applied in prepayment of the Loan on the first day of the Breach Period.

(d)	The net amounts received in respect of any New Shareholder Injection as contemplated by this Clause 22 shall be deemed to have been received on the first day of the Relevant Period in respect of which they are to be taken into account to remedy non-compliance with any requirement set out in Clause 22.2 (Financial condition).

23.	GENERAL UNDERTAKINGS

The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

Authorisations and compliance with laws

23.1	Authorisations

Each Obligor and the Parent shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	upon the Agent’s request, supply certified copies to the Agent of:

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)	enable it to perform its material obligations under the Finance Documents and the Merger Documents;

(ii)	subject to the Legal Reservations and, in the case of the Transaction Security Documents, the Perfection Requirements ensure in all material respects the legality, validity, enforceability or admissibility in evidence of any Finance Document and any Merger Document; and

(iii)	carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

23.2	Compliance with laws

Each Obligor shall (and the Borrower shall ensure that each Group Member will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

23.3	Environmental compliance

Each Obligor shall (and the Borrower shall ensure that each Group Member will):

(a)	comply with all Environmental Law;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so (i) has or is reasonably likely to have a Material Adverse Effect.

23.4	Taxation

(a)	Each Obligor shall (and the Borrower shall ensure that each Group Member will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)	adequate reserves are being maintained for those Taxes and the costs required to contest them which are disclosed in accordance with the Accounting Principles in its latest financial statements delivered to the Agent under Clause 21.1 (Financial statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b)	No Group Member may change its residence for Tax purposes if to do so would be materially adverse to the interests of the Lenders.

Restrictions on business focus

23.5	Merger

No Obligor shall (and the Borrower shall ensure that no other Group Member will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than a Permitted Transaction, a Permitted Disposal, a Permitted Acquisition or a Permitted Share Issue.

23.6	Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Group taken as a whole from that carried on by the Target Group at the date of this Agreement.

23.7	Acquisitions and investments

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other Group Member will):

(i)	acquire a company or any shares or Equity Interests or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)	incorporate a company; or

(iii)	make, or acquire any interest in, any financial investment (whether in debt or equity securities or other investment products).

(b)	Paragraph (a) above does not apply to an acquisition of a company, of shares, Equity Interests, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is:

(i)	a Permitted Acquisition; or

(ii)	a Permitted Transaction.

23.8	Joint Ventures

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other Group Member will):

(i)	enter into, invest in or acquire (or agree to acquire) any shares, Equity Interests, stocks, securities or other interest in any Joint Venture; or

(ii)	transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

(b)	Paragraph (a) above does not apply to any acquisition of (or agreement to acquire) any interest in a Joint Venture or transfer of assets (or agreement to transfer assets) to a Joint Venture or loan made to or guarantee given in respect of the obligations of a Joint Venture if such transaction is a Permitted Acquisition, a Permitted Disposal, a Permitted Loan or a Permitted Joint Venture.

23.9	Holding Companies

Notwithstanding any other provision of this Agreement, neither the Parent nor the Borrower shall trade, carry on any business, own any assets or incur any liabilities except for:

(a)	the provision and purchase of management, legal, accounting and administrative services (excluding treasury services) to other Group Members of a type customarily provided by a holding company to its Subsidiaries;

(b)	ownership of Equity Interests in its Subsidiaries, and credit balances in bank accounts, cash and Cash Equivalent Investments but only if those shares and, in the case of the Borrower, credit balances, cash and Cash Equivalent Investments are subject to the Transaction Security;

(c)	having commitments as at the date of the Commitment Letter in respect of an Existing Investment;

(d)	in the case of the Borrower, intra-Group debit balances and intra-Group credit balances;

(e)	having rights and liabilities under the Transaction Documents to which it is a party;

(f)	incurring any liabilities for (i) Permitted Offshore Expenses and (ii) any Merger Costs contemplated in the Funds Flow Statement;

(g)	making any Permitted Loan or Permitted Disposal, granting Permitted Security, incurring any Permitted Financial Indebtedness, making or benefiting from any Permitted Guarantee, and making, facilitating or receiving any Permitted Share Issue or Permitted Distribution or any arrangement in respect thereof or any transaction to facilitate such actions in each case provided that such are not otherwise prohibited by the Finance Documents;

(h)	having rights and liabilities as a result of a Permitted Transaction or a Permitted Hedging Transaction; and

(i)	non-trading administrative activities desirable to maintain its tax status.

Restrictions on dealing with assets and Security

23.10	Preservation of assets

Each Obligor shall (and the Borrower shall ensure that each other Group Member will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business where failure to do so could reasonably be expected to have a Material Adverse Effect.

23.11	Pari passu ranking

Subject to the Legal Reservations and, in the case of the Transaction Security Documents, the Perfection Requirements, each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party or Hedge Counterparty against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

23.12	Negative pledge

In this Clause 23.12, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

Except as permitted under paragraph (c) below:

(a)	No Obligor shall (and the Borrower shall ensure that no other Group Member will) create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall (and the Borrower shall ensure that no other Group Member will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other Group Member;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is:

(i)	Permitted Security; or

(ii)	a Permitted Transaction.

23.13	Disposals

(a)	Except as permitted under paragraph (c) below, no Obligor shall (and the Borrower shall ensure that no other Group Member will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including, but not limited to, any Intellectual Property and any Studios).

(b)	Except as permitted under paragraph (c) below, each Obligor shall ensure that no Studio that is a Group Member will enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any interest in any Intellectual Property developed by the Group.

(c)	Paragraphs (a) and (b) above does not apply to any sale, lease, transfer or other disposal which is:

(i)	a Permitted Disposal;

(ii)	a Permitted Transaction; or

(iii)	a disposal giving effect to a Liabilities Acquisition which is permitted by, and as defined in, the Intercreditor Agreement.

23.14	Arm’s length basis

(a)	Except as permitted by paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other Group Member will) enter into any transaction with any person except on arm’s length terms.

(b)	The following transactions shall not be a breach of this Clause 23.14:

(i)	intra-Group loans permitted under Clause 23.15 (Loans or credit) (other than (A) a loan made by an Obligor to a non-Obligor or (B) a loan made by a WFOE Group Member to a VIE Group Member);

(ii)	intra-Group issuance of Equity Interests permitted under Clause 23.21 (Share capital) (other than Equity Interests issued by an Obligor to a non-Obligor);

(iii)	fees, costs and expenses payable under the Transaction Documents in the amounts set out in the Transaction Documents delivered to the Agent under Clause 4.1 (Initial conditions precedent) or agreed by the Agent;

(iv)	any Permitted Distribution or Permitted Management Transaction or Permitted Transaction; and

(v)	any Liabilities Acquisition which is permitted by, and as defined in, the Intercreditor Agreement.

Restrictions on movement of cash – cash out

23.15	Loans or credit

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other Group Member will) be a creditor in respect of any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Loan;

(ii)	a Permitted Guarantee; or

(iii)	a Permitted Transaction.

23.16	No Guarantees or indemnities

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other Group Member will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Paragraph (a) above does not apply to a guarantee which is:

(i)	a Permitted Guarantee; or

(ii)	a Permitted Transaction.

23.17	Dividends and share redemption

(a)	Except as permitted under paragraph (b) below, the Borrower shall not (and will ensure that no other Group Member will):

(i)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve;

(iii)	pay or allow any Group Member to pay any management, advisory or other fee to or to the order of any of the shareholders of the Borrower; or

(iv)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Distribution; or

(ii)	a Permitted Transaction (other than one referred to in paragraph (c) of the definition of that term).

23.18	Subordinated loans

(a)	Except as permitted under paragraph (b) below, the Borrower shall not (and will ensure that no other Group Member will):

(i)	repay or prepay any principal amount (or capitalised interest) outstanding under the Vendor Note or any New Shareholder Injection by way of debt;

(ii)	pay any interest, fee or charge accrued or due under the Vendor Note or any New Shareholder Injection by way of debt; or

(iii)	purchase, redeem, defease or discharge any of any Vendor Note, any Parent Loan or any New Shareholder Injection by way of debt.

(b)	Paragraph (a) above does not apply to a payment, repayment, prepayment, purchase, redemption, defeasance or discharge which is a Permitted Distribution or is otherwise permitted under the Vendor Note Subordination Deed or the Intercreditor Agreement.

23.19	Parent Loans

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other Group Member will):

(i)	repay or prepay any principal amount (or capitalised interest) outstanding under the Parent Loans;

(ii)	pay any interest or any other amounts payable in connection with the Parent Loans; or

(iii)	purchase, redeem, defease or discharge any amount outstanding with respect to the Parent Loans.

(b)	Paragraph (a) above does not apply to a payment, repayment, prepayment, purchase, redemption, defeasance or discharge which is a Permitted Distribution or is otherwise permitted under the Intercreditor Agreement.

Restrictions on movement of cash – cash in

23.20	Financial Indebtedness

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other Group Member will) incur or allow to remain outstanding any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to Financial Indebtedness which is:

(i)	Permitted Financial Indebtedness; or

(ii)	a Permitted Transaction.

23.21	Share capital

(a)	No Obligor shall (and the Borrower shall ensure that no other Group Member will) issue any Equity Interests except pursuant to:

(i)	a Permitted Share Issue; or

(ii)	a Permitted Transaction.

(b)	No Obligor shall (and the Borrower shall ensure that no Group Member will) at any time enter into or be party to any agreement or arrangement (other than the Finance Documents) that would restrict the ability of a Group Member (other than the Borrower) to declare or pay:

(i)	dividends to the holders of its Equity Interests (other than, in the case of the VIE Entity, pursuant to the terms of the VIE Contracts);

(ii)	(in the case of any Onshore Group Member) any Onshore Distributions.

(c)	Each Obligor shall ensure that no Onshore Group Member shall increase the amount of its statutory reserve requirements or the ratio of retained earnings to be contributed towards statutory reserves under its articles of association, except:

(i)	as required under applicable laws of the PRC; or

(ii)	as required by any applicable Governmental Authority.

Miscellaneous

23.22	Insurance

(a)	Each Obligor shall (and the Borrower shall ensure that each other Group Member will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

(b)	All such insurances must be with reputable independent insurance companies or underwriters.

23.23	Pensions

Each Obligor shall (and the Borrower shall ensure that each other Group Member will) ensure that all pension schemes and social benefit schemes operated by or maintained for the benefit of any or all of it and/or other Group Members and/or any of their respective employees are funded, operated and maintained to the extent required by law and regulations where failure to do so would be reasonably likely to have a Material Adverse Effect.

23.24	Access

If an Event of Default is continuing, each Obligor shall, and the Borrower shall ensure that each Group Member will permit the Agent and/or the Security Agent and/or accountants and/or other professional advisers and contractors of the Agent or Security Agent reasonable access at reasonable times and on reasonable notice at the risk and cost of the Borrower to (a) the premises, assets, books, accounts and records of each Group Member and (b) meet and discuss matters with senior management of each Group Member, in each case, only to the extent the Agent (acting reasonably) considers to be necessary to investigate and plan any action in connection with such Event of Default and provided that all information obtained as a result of such access shall be subject to the confidentiality restrictions set out in this Agreement.

23.25	Intellectual Property

(a)	Each Obligor shall (and the Borrower shall procure that each other Group Member will):

(i)	preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business and/or activities of the relevant Group Member (including with respect to any Intellectual Property that is not owned by it, ensuring that it has valid licences of such Intellectual Property) (such Intellectual Property being “Relevant Intellectual Property”); and

(ii)	in respect of any Relevant Intellectual Property:

(A)	use reasonable endeavours to prevent any infringement in any material respect of the Relevant Intellectual Property;

(B)	make registrations and pay all registration fees and taxes necessary to maintain the Relevant Intellectual Property in full force and effect and record its interest in that Relevant Intellectual Property;

(C)	not use or permit the Relevant Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Relevant Intellectual Property which may materially and adversely affect the existence or value of the Relevant Intellectual Property or imperil the right of any Group Member to use such property; and

(D)	not discontinue the use of the Relevant Intellectual Property,

in each case, where failure to do so is reasonably likely to have a Material Adverse Effect.

(b)	Failure to comply with any part of paragraph (a) above shall not be a breach of this Clause 23.25 to the extent that any dealing with Relevant Intellectual Property which would otherwise be a breach of paragraph (a) above is contemplated by the definition of “Permitted Transaction”.

(c)	Each Obligor shall (and the Borrower shall procure that each other Group Member will) use commercially reasonable endeavours to ensure that, to the extent permissible by law and not materially disadvantageous to the Group Members (taken as a whole), any new Intellectual Property (including any new games that use or utilise any existing Intellectual Property) is licenced, developed and owned by a WFOE Group Member and not by a VIE Group Member.

23.26	Amendments of Parent Loan Documents

No Obligor shall (and the Borrower shall ensure that neither the Parent nor a Group Member will) amend from the form delivered to the Agent in accordance with this Agreement or give any waiver or consent under any provision of:

(a)	any Parent Loan Document except as contemplated by Clause 20.28 (Parent Loan Documents and Vendor Note Documents); or

(b)	any other document delivered to the Agent pursuant to Clause 4 (Conditions of Utilisation) or Clause 27 (Changes to the Obligors) other than an amendment, waiver or consent which could not reasonably be expected to be material and adverse to the interests of the Finance Parties under the Finance Documents.

23.27	Group bank accounts

The Borrower shall ensure that within 10 Business Days of the Closing Date all bank accounts of each Offshore Group Member shall be opened and maintained with a Finance Party (or an Affiliate of a Finance Party).

23.28	Cash management

(a)	VIE-to-WFOE cash transfer: the Borrower shall ensure that to the extent legally permissible (subject to the Borrower ensuring that the relevant Group Member takes commercially reasonable steps to overcome any such legal limitation), within five Business Days of a Quarter Date that the VIE Group Members pay or transfer all amounts in excess of RMB120,000,000 standing to the credit of all bank accounts held by the VIE Group Members (when aggregated together) as at that Quarter Date into the bank accounts held by the WFOE Group Members.

(b)	First Tier WFOE Account (subsidiary Cash Management): to the extent legally possible and commercially reasonable, each Obligor shall (and the Borrower shall procure that each other Group Member which is not a VIE Group Member will) ensure that any cash to which an Onshore Group Member (other than a VIE Group Member) is beneficially entitled is promptly paid or credited into a First Tier WFOE Account.

(c)	No investments: in respect of any cash to which an Onshore Group Member is or becomes beneficially entitled, except as otherwise permitted or required under this Agreement, the Borrower shall ensure that all such cash is promptly converted into and held as Cash (in accordance with paragraph (b) of the definition thereof).

23.29	Treasury Transactions

No Obligor shall (and the Borrower will procure that no other Group Member will) enter into any Treasury Transaction, other than any Permitted Hedging Transaction.

23.30	Compliance with Hedging Letter

The Borrower shall ensure that all interest rate hedging arrangements required by the Hedging Letter are implemented in accordance with the terms of the Hedging Letter and that such arrangements are not terminated, varied or cancelled without the consent of the Agent (acting on the instructions of the Majority Lenders), save as permitted by the Intercreditor Agreement.

23.31	Financial assistance

Each Obligor shall ensure that all payments of amounts due under this Agreement, all guarantees issued by any Obligor under any Finance Document and any Security created pursuant to any Finance Document by any Obligor or the Parent are made or created in compliance with any applicable law or regulation in any of its Relevant Jurisdictions concerning financial assistance by a company for the acquisition of or subscription for shares or concerning the protection of shareholders’ capital.

23.32	Guarantors

(a)	The Borrower shall ensure that as soon as reasonably practicable and in any event prior to the date falling 20 Business Days following the Closing Date, the Target and each other Offshore Group Member as at the Closing Date is a Guarantor.

(b)	The Borrower shall ensure that as soon as reasonably practicable and in any event at all times from the date falling 20 Business Days following the Closing Date:

(i)	the aggregate of earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA, as defined in Clause 22 (Financial covenants) but on an unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any Group Member) of the Guarantors represents not less than 90 per cent. of EBITDA of the Group; and

(ii)	the aggregate gross assets (calculated on a unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any Group Member) of the Guarantors represents not less than 90 per cent. of consolidated gross assets of the Group,

(such requirement, the “Guarantor Threshold Requirement”), provided that:

(A)	any Group Member whose earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA, as defined in Clause 22 (Financial covenants), but on an unconsolidated basis) is negative; and

(B)	the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA, as defined in Clause 22 (Financial covenants) or (y) the gross assets (in each case calculated on an unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any Group Member) of any Group Member which is not required to accede as an Additional Guarantor by reason of the Security Principles, shall each be excluded from the calculations under this paragraph (b) (including from the Guarantor Threshold Requirement).

(c)	The Borrower shall not be required to meet the requirements of this Clause 23.32 to the extent that it cannot meet such requirements by reason of the Security Principles. The Borrower shall use all reasonable endeavours to ensure that the Group Members do all that is necessary in order to ensure compliance with this Clause 23.32.

23.33	Further assurance

(a)	Subject to the Security Principles, each Obligor and the Parent shall (and the Borrower shall procure that each other Group Member will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify having regard to the rights and restrictions in the Finance Documents (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)	to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)	to confer on the Security Agent or confer on the Finance Parties Security over any property and assets of that Obligor or the Parent located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security; and/or

(iv)	to procure remittance of any balance standing to the credit of any accounts which are subject to the terms of the PRC Account Control Agreement to an account designated by the Security Agent.

(b)	Subject to the Security Principles, each Obligor and the Parent shall (and the Borrower shall procure that each other Group Member will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

23.34	Anti-corruption law and anti-money laundering

Each Obligor shall (and the Borrower shall ensure that each other Group Member will) comply in all respects with all Anti-Money Laundering Laws and Anti-Corruption Laws.

23.35	Sanctions

No Obligor (nor any other Group Member) shall:

(a)	contribute or otherwise make available all or any part of the proceeds of the Facility, directly or indirectly, to, or for the benefit of, any person (whether or not related to any Obligor or any Group Member) for the purpose of financing or facilitating the activities of, transactions with, or investments in, any Sanctions Restricted Person or in any Sanctioned Country, including to the extent such action or status is prohibited by, or would itself cause any Finance Party, an Obligor or a Group Member to be in breach of, any Sanctions (for the avoidance of doubt, in each case, other than an action which is a Permitted Sanction Action);

(b)	directly or indirectly fund all or part of any payment under any Finance Document out of proceeds derived from any person, action or status which is prohibited by, or would itself cause any Finance Party, any Obligor or Group Member to be in breach of, any Sanctions;

(c)	permit any Sanctions Restricted Person to have any direct or indirect interest in any member of the Group to the extent that such interest would cause any Finance Party, any Obligor or Group Member to be in breach of any Sanctions; or

(d)	engage in any transaction, activity or conduct that violates any Sanctions or that could reasonably be expected to result in it or any other Obligor, Group Member or any Finance Party being designated as a Sanctions Restricted Person.

23.36	SAFE Rules and other PRC law compliance

Each Obligor shall, and shall ensure that each Group Member shall, comply in all material respects with the SAFE Rules, any amendments and/or supplements to the SAFE Rules to the extent applicable, and all further and/or supplemental laws and/or regulations (relating to any of the subject matters of the SAFE Rules) to which it is subject from time to time, except for any non-compliance which is not reasonably likely to have a Material Adverse Effect.

23.37	US Margin Regulations

No proceeds of the Utilisation will be used to purchase or carry any carrying Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock in contravention of Regulation T, U or X of the Federal Reserve Board.

23.38	Vendor Note Documents, Management Vesting Agreements

(a)	The Borrower shall ensure that within 20 Business Days of the Closing Date, the Management Vesting Agreements have been entered into by the relevant parties thereto and the New Management Incentive Program and the Rollover Incentive Program have been implemented substantially in accordance with the terms of Schedule A to the Shareholder Terms.

(b)	The Borrower shall not, and will procure that each relevant Group Member will not, without the prior written consent of (at any time on or prior to the Closing Date) the Original Mandated Lead Arrangers or (at any time after the Closing Date) the Agent (acting on the instructions of the Majority Lenders):

(i)	make or agree to any amendment or variation of or supplement to any provision of any Vendor Note Document or any Management Vesting Agreement;

(ii)	terminate, rescind, supersede, cancel or agree to terminate, rescind, supersede or cancel any Vendor Note Document, or any Management Vesting Agreement;

(iii)	grant or agree to any waiver of any of its rights or remedies under or in connection with any Vendor Note Document or any Management Vesting Agreement;

(iv)	give any consent under any Vendor Note Document or any Management Vesting Agreement that is discretionary; or

(v)	assign, transfer, novate or otherwise dispose of any or all of its rights and/or obligations under any Vendor Note Document or any Management Vesting Agreement, except for any assignment of its rights constituted by the creation of Transaction Security over such rights, in each case where such event or circumstance is or would reasonably be expected to be materially adverse to the Finance Parties, in which event the Borrower shall as soon as reasonably practicable notify the Agent in writing upon the occurrence of such event or circumstance.

23.39	Merger Documents

(a)	The Borrower shall not (and shall procure that each other Group Member will not) without the prior written consent of (at any time on or prior to the Closing Date) the Original Mandated Lead Arrangers or (at any time after the Closing Date) the Agent (acting on the instructions of the Majority Lenders):

(i)	make or agree to any amendment or variation of or supplement to any provision of any Merger Documents;

(ii)	grant or agree to any waiver of any of its rights or remedies under or in connection with any Merger Documents; or

(iii)	give any consent under any Merger Documents,

in each case where such event or circumstance is or would reasonably be expected to be materially adverse to the Finance Parties, and the Borrower shall as soon as reasonably practicable notify the Agent in writing upon the occurrence of any event or circumstance specified in paragraphs (i) to (iii) above.

23.40	Shareholders Documents

(a)	Each of the Parent and the Borrower shall ensure that there shall be no amendment or variation of or supplement to any provision of any Shareholders Document or any of the constitutional documents of a Group Member, Holdco or any intermediate holding company through which Holdco holds its interest in the Group, and that no person other than the Founder shall otherwise acquire “control” (for the purposes of the Anti-Monopoly Law of the PRC) of Holdco, the Parent or any Group Member (including, without limitation, the Equity Investors acting in concert in relation to operational or non-operational matters of Borrower or any Equity Investor, pursuant to the applicable constitutional documents, acquiring a veto right over any operational matters of Holdco, the Parent or any other Group Member), where such amendment, variation or supplement or acquisition of “control” (as the case may be) as reasonably likely to trigger a merger control filing with MOFCOM unless (in each case) (A) a merger control filing has been made and cleared in accordance with applicable PRC laws (by (1) a clearance decision or (2) the lapse of the applicable waiting periods, including any extensions thereof, without any objection, condition or obligation having been raised or imposed) in respect of the Merger or any subsequent amendment, variation or supplement of any Shareholders Document or the constitutional documents (or the transactions contemplated thereunder) or in respect of the acquisition of “control” (a “Shareholder Terms Drop Away Event”) or (B) the effectiveness of such amendment, variation or supplement is conditional upon the occurrence of, and the satisfaction of the terms of, a Shareholder Terms Drop Away Event in respect of such amendment, variation or supplement or such acquisition of “control” or (C) the Agent has received an opinion from its PRC counsel in form and substance satisfactory to it (acting reasonably) that the Shareholders Document as so amended, supplemented or waived would not trigger a merger control filing.

(b)	No Obligor shall (and the Borrower shall ensure that no Group Member will) amend, vary, novate, supplement, supersede, waive or terminate the constitutional documents of any Group Member over whose shares and Equity Interests Transaction Security is purported to be given under the terms of the Transaction Security Documents where to do so would be materially adverse to the interest of the Lenders.

23.41	VIE Structure

(a)	Each Obligor shall not (and the Borrower shall use its commercially reasonable endeavours to ensure that each person who is party to a VIE Contract or Revenue Sharing Agreement and each holder or owner of any interest in any VIE Group Member will not) (and the Borrower shall procure that each other Group Member will not), without the prior written consent of (at any time on or prior to the Closing Date) the Original Mandated Lead Arrangers or (at any time after the Closing Date) the Agent (acting on the instructions of the Majority Lenders):

(i)	make or agree to any amendment or variation of or supplement to any provision of any VIE Contract, other than pursuant to the VIE Restructuring, where such amendment, variation or supplement is or would reasonably be expected to be materially adverse to the interests of the Finance Parties;

(ii)	terminate, rescind, supersede, cancel or agree to terminate, rescind, supersede or cancel any VIE Contract, other than pursuant to the VIE Restructuring;

(iii)	grant or agree to any waiver of any of its rights or remedies, or give any consent, under or in connection with any VIE Contract or any Revenue Sharing Agreement, where such waiver or consent is or would reasonably be expected to be materially adverse to the interests of the Finance Parties; or

(iv)	assign, transfer, novate or otherwise dispose of any or all of its rights and/or obligations under any VIE Contract (other than pursuant to a Permitted Disposal or the VIE Restructuring).

(b)	Each Obligor shall (and the Borrower shall use its commercially reasonable endeavours to ensure that each person party to a VIE Contract and each holder or owner of any interest in any VIE Group Member will) (and the Borrower shall procure that each other Group Member will) perform and comply with its obligations under or in connection with the VIE Contracts and Revenue Sharing Agreements to which it is a party where failing to do so would materially adversely affect the interests of the Finance Parties under the Finance Documents.

(c)	Each Obligor shall (and the Borrower shall use its commercially reasonable endeavours to ensure that each person party to a VIE Contract and each holder or owner of any interest in any VIE Group Member will) (and the Borrower shall procure that each other Group Member will) take all commercially reasonable steps to preserve and enforce its rights, and pursue any claim or remedy, it has under or in connection with any VIE Contracts and Revenue Sharing Agreements to which it is a party, where failing to do so would materially adversely affect the interests of the Finance Parties under the Finance Documents.

(d)	The Borrower shall use all commercially reasonable endeavours (including entry into any transfers or assignments) to ensure that the assets of the Group (including, without limitation, cash, Intellectual Property, real property, shares and Equity Interests of Subsidiaries, equipment and contractual rights) are, to the extent legally permissible and commercially practicable, held directly by a Group Member that is not a member of the VIE Group.

(e)	If, at any time, WFOE (Zhengtu) becomes entitled to hold, directly or indirectly, the Equity Interests of the VIE Entity and other VIE Group Members and/or all or substantially all of their assets (including, without limitation, the ICP Licence, the MOC Licence and the internet publishing license issued by GAPP, in accordance with PRC laws and regulations, the Obligors shall use their commercially reasonable endeavours to ensure that the Equity Interests of the VIE Entity (including the Equity Interests of other VIE Group Members) and/or their assets are transferred to WFOE (Zhengtu) (or any of its Subsidiaries which are wholly owned Subsidiaries of the Borrower) as soon as reasonably practicable and that the VIE Contracts are promptly terminated thereafter.

(f)	Each Obligor shall not (and the Borrower shall ensure that no Group Member will) enter into or establish any new VIE Structure (other than Permitted Joint Ventures and with the VIE Entity pursuant to the VIE Contracts).

23.42	Studios

(a)	In the case of each Existing Revenue Sharing Agreement, no Obligor shall (and the Borrower shall ensure that no other Group Member will):

(i)	make or agree to make any amendment or variation of or supplement to any such Existing Revenue Sharing Agreement where such amendment, variation or supplement (as the case may be) would reasonably be expected to be materially adverse to the Group Members (taken as a whole) or to the interests of the Finance Parties under the Finance Documents;

(ii)	terminate, rescind, supersede or cancel or agree to terminate, rescind, supersede or cancel any Existing Revenue Sharing Agreement, where such termination, rescission, supersession or cancellation (as the case may be) would reasonably be expected to be materially adverse to the Group Members (taken as a whole) or to the interests of the Finance Parties under the Finance Documents; and

(iii)	assign, transfer, novate or otherwise dispose of any or all of its rights and/or obligations under any Revenue Sharing Agreement except to the extent that it is a Permitted Disposal.

(b)	In the case of each Future Revenue Sharing Agreement, each Obligor shall (and the Borrower shall ensure that each other Group Member will) ensure that:

(i)	any such Future Revenue Sharing Agreements entered into by a Group Member shall be on terms consistent with, or which are no worse than, prevailing market terms for such Group Member (provided that, in relation to any Future Revenue Sharing Agreement between a WFOE Group Member and a VIE Group Member, the terms of such Future Revenue Sharing Agreement shall be on terms consistent with, or which are no worse than, prevailing market terms or better for the WFOE Group Member); and

(ii)	no amendments, variations, supplements, termination, rescission, supersession or cancellation are made of or to such Future Revenue Sharing Agreements unless they would be permitted pursuant to paragraph (a) above in relation to an Existing Revenue Sharing Agreement.

23.43	DSRA

(a)	The Borrower shall, on or before the Utilisation Date, open and thereafter maintain a DSRA with a Finance Party (or an Affiliate thereof), except to the extent that it has elected to credit the Offshore Mandatory Prepayment Account with the DSRA Minimum Balance on the Closing Date in accordance with paragraph (c) of Clause 23.47 (Accounts).

(b)	The Borrower shall ensure that, at all times with effect from the Utilisation Date (or, if applicable, the date on which the DSRA Minimum Balance has been transferred from the Offshore Mandatory Prepayment Account to the DSRA in accordance with paragraph (c) of Clause 23.47 (Accounts)) and for so long as the Loan is outstanding, the aggregate balance standing to the credit of all DSRAs at the relevant time is not less than the DSRA Minimum Balance at that time.

(c)	Without prejudice to the rights of the Security Agent under the Transaction Security Documents, the Borrower may only withdraw amounts from the DSRA:

(i)	(after having supplied, or procured the supply of, such documentation and other evidence to the Agent reasonably satisfactory to it that the conditions set out in paragraphs (A) and (B) below are or will be satisfied) with the prior consent of the Agent (not to be unreasonably withheld or delayed); or

(ii)	in order to pay principal and interest payable under this Agreement,

in each case, provided that:

(A)	following such withdrawal the aggregate amount standing to the credit of the DSRAs will not be less than the DSRA Minimum Balance at that time; and

(B)	no Event of Default is continuing or will occur as a result of such withdrawal.

(d)	Notwithstanding and without limitation to the Borrower’s obligations under paragraph (c) above and the rights of the Security Agent under the Transaction Security Documents, the Borrower (and the Finance Party with which the DSRA is opened) irrevocably authorises each of the Agent and the Security Agent to, at any time apply the moneys standing to the credit of the DSRA towards payment or repayment of any amount of principal or interest outstanding under this Agreement then due and unpaid regardless of whether or not an Event of Default has occurred and regardless of whether the amount standing to the credit of the DSRA will be less than the DSRA Minimum Balance following such application. The Agent must notify the Borrower of any such withdrawal promptly upon such withdrawal and, in any event, within two Business Days of any such withdrawal.

(e)	The Borrower may apply any amount standing to the credit of the DSRA on the Termination Date in repayment of the Loan.

(f)	Except as expressly permitted by this Clause 23.43, no withdrawals from the DSRA may be made by the Borrower.

(g)	There shall be no more than 3 DSRAs at any time.

(h)	All DSRAs shall be opened with the same Finance Party.

(i)	Where the Borrower is permitted to make a withdrawal from the DSRA under this Clause 23.43 the Agent shall, promptly following an application from the Borrower to do so and prior to any such withdrawal by the Borrower, notify the Security Agent that such withdrawal is so permitted.

(j)	Promptly following the Closing Date, the Borrower shall transfer all amounts standing to the credit to the Offshore Mandatory Prepayment Account as at the Closing Date into the DSRA.

23.44	Required Distribution Amount

(a)	The Borrower shall ensure that, after the Required Distribution Calculation Date for any Calculation Period but on or before the Required Distribution Date for that Calculation Period:

(i)	any Offshore Group Member (which is an Obligor) receives Onshore Distributions in cash credited to the Dividend Account or, in relation to any amount funded from the Onshore VLN Account, the Offshore VLN Account in an aggregate amount in USD equal to the Offshore Cash Required Amount for that Calculation Period less the Freely Available Cash Balance as at the Required Distribution Calculation Date for that Calculation Period (after taking into account any scheduled or forecast application of Freely Available Cash on or prior to the Required Distribution Date); or

(ii)	if the amount required to be received by any Offshore Group Member (which is an Obligor) for any Calculation Period pursuant to paragraph (i) above, after taking into account any applicable withholding taxes required to be deducted in relation to such payment, is greater than the Maximum Distribution Amount for that Calculation Period, the First Tier WFOEs (excluding WFOE (Zhuhai)) will instead make Onshore Distributions to any Offshore Group Member (which is an Obligor) in cash credited to the Dividend Account or, in relation to any amount funded from the Onshore VLN Account, the Offshore VLN Account in an aggregate amount (prior to deducting any applicable withholding taxes in relation to such payment) of not less than the Maximum Distribution Amount for that Calculation Period.

(b)	Without limitation to paragraph (a) above, the Borrower shall (and shall ensure that each Group Member will) take all commercially reasonable steps to ensure that the amount required to be paid to the Offshore Group Members in respect of any Calculation Period by way of Onshore Distributions pursuant to paragraph (a) is capable of being remitted to one or more Offshore Group Members (which are Obligors), including without limitation taking commercially reasonable steps to maximise retained earnings in the First Tier WFOEs and ensuring that to the extent legally permissible, Distributions in respect of after-tax profits of any Subsidiary of the VIE Entity or any Subsidiary of a First Tier WFOE (other than WFOE (Zhuhai)) are promptly declared and paid to its direct shareholders in accordance with paragraph (a) of Permitted Distribution.

(c)	The Borrower shall, within five Business Days following each Required Distribution Calculation Date, deliver a certificate to the Agent, signed by two directors (one of such directors to be the Chief Financial Officer) of the Borrower, confirming the Offshore Cash Required Amount for the Calculation Period to which that Required Distribution Calculation Date relates, together with reasonable calculations of each item comprised in the determination of the Offshore Cash Required Amount (in accordance with the definition thereof).

23.45	Payment Waterfall

(a)	Each Obligor shall (and the Borrower shall procure that each other Group Member will) procure that (subject to the provisions of the Finance Documents and without duplication), at all times:

(i)	no Freely Available Cash may be applied other than in accordance with the Payment Waterfall;

(ii)	no amount may be applied to an item in the Payment Waterfall which does not relate to a payment under the Finance Documents unless the most recently delivered Compliance Certificate evidences that there is sufficient Freely Available Cash to satisfy all prior amounts in the Payment Waterfall (or such prior amounts have already been paid or satisfied in full).

(b)	The Borrower shall ensure that no amounts are applied by any Offshore Group Member towards any Permitted Acquisition, Permitted Distribution, Permitted Hedging Transaction, Permitted Joint Venture, Permitted Loan, Permitted Management Transaction or Permitted Transaction, and no amounts applied in payment under any Permitted Financial Indebtedness or Permitted Guarantee, in each case other than an amount payable under or in respect of the Finance Documents, the Hedging Agreements, the Vendor Note Documents or the Merger Documents, unless (i) among the Obligors or (ii) such amount is funded from Surplus Cash which is available to be applied towards such purposes in accordance with this Clause 23.45.

(c)	In this Clause 23.45, “Payment Waterfall” means the following notional order of priority in which any Freely Available Cash is required be applied (without duplication):

(i)	in payment of any amounts of principal, interest, fees, costs or expenses then due under the Finance Documents or the Hedging Agreements but unpaid;

(ii)	in payment of all amounts falling due for payment under the Finance Documents or the Hedging Agreements in that Calculation Period, including:

(A)	interest, costs, fees and expenses falling due under the Finance Documents in that Calculation Period;

(B)	scheduled repayments and mandatory prepayments of principal of the Loan falling due in that Calculation Period;

(iii)	in retention of any amounts necessary to ensure that the DSRA Minimum Balance is maintained throughout that Calculation Period;

(iv)	until the Borrower notifies the Agent that it will no longer maintain the practice of retaining 40 per cent. of dividend receipts from the First Tier WFOEs for a 12 month period following receipt, in retention of any amount of up to the Distribution Retention Incremental Amount for that Calculation Period;

(v)	towards payment of any Accrued Prepayment Amount, if any, from prior Calculation Periods;

(vi)	in respect of the first Calculation Period (and any prior period) only, towards (A) payment when due of interest on the Vendor Note to the extent accrued prior to the Vendor Note Maturity Date of the Vendor Note and (B) the payment of any outstanding principal under the Vendor Note;

(vii)	any amount necessary to fund Permitted Offshore Expenses (and other operating expenses of Offshore Group Members) of up to U.S.$7,500,000 in aggregate in that Calculation Period;

(viii)	towards payment of the Required Cash Sweep Amount, if any, for the Financial Year ending in the immediately preceding Calculation Period;

(ix)	towards payment of any Accrued Cash Sweep Amount, if any, from prior Financial Years;

(x)	towards (A) the payment when due of any interest on Vendor Note to the extent accrued after the Vendor Note Maturity Date and (B) the payment of any outstanding principal under the Vendor Note to the extent deferred from prior Calculation Periods; and

(xi)	surplus cash, after application or reservation in full for the amounts set out above, which may be used by the Group for any purpose permitted under the Finance Documents.

23.46	Onshore VLN Accounts and Offshore VLN Account

(a)	Each Obligor shall (and the Borrower shall procure that each other member of the Group will) procure that on or before issuance of the Vendor Note, an amount is deposited into the Offshore VLN Account and/or the Onshore VLN Accounts such that the aggregate of paragraphs (i), (ii) and (iii) below (such aggregate being the “Aggregate Vendor Note Cash Amount”) is equal to the Vendor Note Amount:

(i)	the U.S. dollar equivalent of the aggregate balance standing to the credit of the Onshore VLN Accounts (after deducting any PRC withholding Tax that would apply if such balance were paid to Giant HK by way of dividends calculated, in respect of the amount in each of the Onshore VLN Accounts, using the withholding tax rate then applicable to company which is the holder of that account);

(ii)	the aggregate balance standing to the credit of the Offshore VLN Account; and

(iii)	the aggregate balance standing to the credit of the Onshore VLN Retention Accounts,

where, for the purposes of this calculation, amounts in RMB shall be converted into U.S. dollars using the Exchange Rate (as defined in the Merger Agreement) applied in paragraph (e) of Section 7.02 of the Merger Agreement.

(b)	From and after the Closing Date, the Borrower shall ensure that:

(i)

(A)	the Agent is promptly notified of the occurrence of the Retention Amount Release Date; and

(B)	the balance standing of the credit of the Onshore VLN Retention Accounts (to the extent the amount relates to the wind-down of WFOE (Zhuhai)) is promptly and, in any event, the transfer thereof is initiated within five Business Days of the Retention Amount Release Date, converted into U.S. dollars and transferred to the Offshore VLN Account; and

(ii)	at all times, no amount is withdrawn from the Onshore VLN Retention Accounts except as contemplated under paragraph (i)(A) or (B) above.

(c)	Each Obligor shall (and the Borrower shall procure that each other member of the Group will) procure that, at all times from and after the Closing Date, none of the amounts standing to the credit of any Onshore VLN Account or the Offshore VLN Account shall be withdrawn, transferred or applied other than:

(i)	in the case of an Onshore VLN Account:

(A)	the conversion of any amounts into U.S. dollars and the transfer of such amounts into the Offshore VLN Account in accordance with paragraph (c)(vi) or, as applicable, (c)(x) of Clause 23.45 (Payment Waterfall) and payment of any PRC withholding tax in connection with such transfer, to the extent the balance in the Offshore VLN Account is insufficient to fully pay such amounts; and

(B)	if the Aggregate Vendor Note Cash Amount exceeds the outstanding principal amount of the Vendor Note and no Default under Clause 24.1 (Non-payment) or Event of Default is continuing, the transfer of an aggregate amount not exceeding the amount of such excess (or the equivalent thereof in RMB) into an account of any Group Member (other than a VIE Group Member) as the Borrower may direct to the extent not otherwise prohibited by this Agreement (the Security Agent shall, as soon as reasonably practicable upon the request of the Borrower with reasonable notice and reasonable particulars demonstrating that the foregoing requirements are satisfied, countersign any request for such transfer unless it (acting reasonably) has reason to believe that any of the foregoing requirements may not be satisfied); and

(ii)	in the case of the Offshore VLN Account:

(A)	following a request for withdrawal from the Borrower no later than five Business Days prior to the proposed withdrawal date, the withdrawal of:

1.	any amount which would not, in the reasonable determination of the Borrower and Giant HK, result in Giant HK losing its beneficiary ownership status under Circular Guo Shui Hau [2009] No. 601 and which (when aggregated with all withdrawals made from the Offshore VLN Account pursuant to this paragraph (A)1.) would not exceed U.S.$285,000,000 (which, for the avoidance of doubt, takes into account any amount credited from the Onshore VLN Retention Accounts to the Offshore VLN Account), for application towards prepayment of any principal of the Vendor Note at any time; and

2.	any other amount then standing to the credit of the Offshore VLN Account for payment of any amount outstanding under the Vendor Note on the Vendor Note Maturity Date or, if not paid on such date, on any subsequent anniversary of the Vendor Note Maturity Date to which payment of such amount is deferred pursuant to paragraph (h) below; and

in each case for immediate and direct application towards any principal or interest under the Vendor Note, in accordance with the terms of the Vendor Note Documents, and subject to compliance with the Payment Waterfall, provided that:

(aa)	no Default in respect of Clause 24.1 (Non-payment) and no Event of Default has occurred and is continuing or would arise as a result of the payment being made;

(bb)	such withdrawal and payment would not breach the Vendor Note Subordination Deed; and

(cc)	the conditions in paragraph (d) of Clause 23.50 (Conditions subsequent: VIE Structure) have been satisfied in full,

and, upon receipt by the Security Agent of an application for such withdrawal from the Borrower (together with the Borrower’s certification, together with reasonable supporting calculations, that such withdrawal complies with the requirements of this paragraph (c)(ii)(A) and is for application towards the Vendor Note), the Security Agent shall, as soon as reasonably practicable, countersign such application to authorise such withdrawal (unless the Security Agent (acting reasonably) has reason to believe that any of the foregoing requirements may not be satisfied); and

(B)	any transfer pursuant to paragraph (g) below.

(d)	The Borrower shall ensure that, from and after the Closing Date, no amounts are at any time credited to the Offshore VLN Account except:

(i)	any amount transferred from the Onshore VLN Retention Accounts not exceeding the amount standing to the credit of the Onshore VLN Retention Accounts immediately before occurrence of the Closing Date arising from the liquidation from WFOE (Zhuhai); and

(ii)	any amount standing to the credit of the Onshore VLN Accounts which are transferred to the Offshore VLN Account in accordance with Clause 23.45 (Payment Waterfall).

(e)	The Borrower shall ensure that, from and after the Closing Date, no amounts are at any time credited to the Onshore VLN Accounts.

(f)	The Borrower shall ensure that at all times no amounts are credited to the Onshore VLN Retention Accounts other than any amount arising from the liquidation from WFOE (Zhuhai) and, in any event, following the Closing Date, no amounts are credited to the Onshore VLN Retention Accounts.

(g)	Following repayment or prepayment in full of the Vendor Note (and all accrued interest thereon and, if applicable, any break costs and all other amounts outstanding under or in connection with the Vendor Note), any amount then standing to the credit of the Offshore VLN Account shall constitute “Freely Available Cash” and may be applied by any Offshore Group Member in accordance with the Payment Waterfall.

(h)	The Borrower shall ensure that, if any amount remains outstanding under the Vendor Note on the Vendor Note Maturity Date (after any repayment of principal or payment of interest on such date), payment of such amount shall be automatically deferred on such date for a period of 12 Months and, if applicable, on each anniversary of the Vendor Note Maturity Date thereafter, for further periods of 12 Months, until all amounts outstanding under the Vendor Note have been paid in full.

(i)	The Borrower shall ensure that no amounts are applied in payment of any amount outstanding under the Vendor Note except any amount from the Offshore VLN Account or, in relation to payment of interest only, any other amount in each case subject to and in accordance with the Payment Waterfall.

(j)	After repayment or prepayment in full of the Vendor Note (and all accrued interest thereon and, if applicable, any break costs applicable to any such prepayment), any PRC Account Control Agreement, to the extent it relates to the Onshore VLN Accounts, shall terminate and the Security Agent shall (at the cost of the Borrower) execute all necessary releases to give effect to such termination and notify the applicable banks (with whom the Onshore VLN Accounts are held) of such termination, and the Security Agent shall instruct such banks to transfer any amount which remains standing to the credit of the Onshore VLN Accounts to any account of an Onshore Group Member (that is wholly-owned by the Borrower directly or indirectly) as designated by the Borrower.

23.47	Accounts (general)

(a)	Redesignation: after the Merger Effective Time, an Offshore Group Member holding the DSRA, the Offshore Mandatory Prepayment Account or the Offshore VLN Account (as applicable) may redesignate, substitute or replace the account such that:

(i)	the account is held by another Offshore Group Member which is an Obligor; and/or

(ii)	the account is held in another Approved Jurisdiction,

provided that:

(A)	it gives the Agent of 10 Business Days’ prior notice of such redesignation, substitution or replacement;

(B)	the account becomes subject to the Transaction Security on the same or substantially the same terms (being a first ranking fixed and floating charge);

(C)	(upon reasonable request by the Agent) the Borrower delivers to the Agent legal opinion(s) in form and substance satisfactory to all Lenders (acting reasonably) and which is addressed to, and is capable of being relied upon by, the Finance Parties; and

(D)	the role and function of the account remains the same,

and for the purpose of this Clause 23.47,

“Approved Jurisdiction” means Hong Kong, the Cayman Islands, the British Virgin Islands and any other jurisdiction approved by all Lenders.

(b)	Onshore VLN Retention Accounts: the Borrower shall ensure that all proceeds of dissolution of WFOE (Zhuhai) are promptly credited from the Onshore VLN Retention Accounts to the Offshore VLN Account in accordance with Clause 23.46 (Onshore VLN Accounts and Offshore VLN Account).

(c)	Offshore Mandatory Prepayment Account: to the extent that the Offshore Mandatory Prepayment Account has been credited with the DSRA Minimum Balance on the Closing Date, the Borrower shall ensure that all credit balances thereof are transferred to a DSRA within five Business Days after the Merger Effective Time.

23.48	Conditions subsequent: Merger

(a)	Each of the Parent and the Borrower shall ensure that the Closing Date and the Merger Effective Time shall occur on the Utilisation Date (except that it shall not constitute a breach of this paragraph (a) if non-occurrence of the Closing Date and the Merger Effective Time on the Utilisation Date is due to administrative or technical issues (and not due to any default of any Obligor) and the Closing Date and the Merger Effective Time occurs within two Business Days of the Utilisation Date).

(b)	The Parent and the Borrower shall procure that, with effect from the Merger Effective Time, all of the Equity Interests in the Target (as surviving entity of the Merger) become subject to Transaction Security.

(c)	Each of the Parent and the Borrower shall procure that on the Merger Submission Date, a certified copy of the Merger Plan submitted for registration to the Registrar of Companies and a stamped copy of the cover letter evidencing that the Merger Plan has been filed with the Registrar of Companies is delivered to the Agent, together with a copy of each of the documents required to be filed with the Registrar of Companies pursuant to section 233(9) of the Companies Law (2013 Revision) of the Cayman Islands in relation to the Merger, together with evidence that any applicable fees relating thereto have been paid, each in form and substance satisfactory to the Agent (acting reasonably).

(d)	Each of the Parent and the Borrower shall procure that as soon as practicable and in any event within 10 Business Days of the Closing Date:

(i)	a certified copy of the Merger Certificate is delivered to the Agent;

(ii)	a certified copy of the updated register of members of the Target (as the surviving entity of the Merger) to reflect the Merger and the Parent as legal and beneficial owner of all the Equity Interests in the Target (as the surviving entity of the Merger);

(iii)	a certified copy of the updated register of directors of the Target (as the surviving entity of the Merger); and

(iv)	a certified copy of the constitutional documents of the Target (as the surviving entity of the Merger),

each in form and substance satisfactory to the Agent (acting reasonably).

(e)	Each of the Parent and the Borrower shall procure that within three Business Days of the delivery of the Merger Certificate by the Borrower to the Agent, a legal opinion (delivered in the agreed form) from legal advisers to the Agent or such other Cayman Islands counsel acceptable to the Agent (acting reasonably) and addressed to the Reliance Parties as to the laws of the Cayman Islands confirming, among other things, the effectiveness of the Merger and that the obligations assumed by the Target in each Finance Document to which it (as a result of the Merger) is a party are legal, valid, binding and enforceable obligations.

(f)	The Borrower shall provide a copy of the Paying Agent Agreement to the Agent as soon as reasonably practicable after the same has been entered into.

23.49	Conditions subsequent: SAFE Rules

(a)	The Borrower shall, within 10 Business Days following the Closing Date, deliver the relevant SAFE Registration Certificate(s) with respect to the Target Group and those shareholders of the Target on behalf of whom the Target Group made registrations with SAFE under SAFE Circular 75 prior to the initial public offering of the Target (the “Designated Shareholders”) reflecting the direct or indirect shareholding in the Target owned or held by such Designated Shareholders as of December 31, 2013 or such later date as may be requested by SAFE.

(b)	The Borrower shall, within 60 days of the Closing Date, submit registration applications with SAFE, on behalf of the Target and the Designated Shareholders, regarding the change to the direct or indirect shareholding in the Target owned or held by the Designated Shareholders as a result of the Merger which shall reflect the direct or indirect shareholding in the Target owned or held by such Designated Shareholders as of the Closing Date.

(c)	The Borrower shall, within 90 days of the date of submission of the registration application referred to in paragraph (b) above, deliver to the Agent the SAFE Registration Certificate(s) with respect to the Target and the Designated Shareholders which shall reflect the direct or indirect shareholding in the Target owned or held by such Designated Shareholders as of the Closing Date.

(d)	As soon as practicable after the Closing Date, the Borrower shall use its commercially reasonable efforts to assist in the preparation of applications to SAFE by management members of the Target Group who are PRC Residents for the registration of their respective holdings of Equity Interests (whether directly or indirectly) in Holdco (to the extent of their ownership on or immediately following the Closing Date) in accordance with the requirements of SAFE Rules, including by promptly providing such management members with such information relating to the Target and its Subsidiaries as is required for such application, and assist such management members in completing such registration as soon as practicable after the Closing Date. For the purpose of this paragraph (j), “PRC Resident” has the meaning ascribed to it in the SAFE Rules, which is an individual who holds a resident identity card, a passport or other lawful identity certificate of the PRC, or an individual who has no legal identity of the PRC but habitually resides inside the PRC due to reasons of economic interests.

23.50	Conditions subsequent: VIE Structure

(a)	If the VIE Part 1 Restructuring is completed prior to the Closing Date, the Borrower shall:

(i)	within 15 Business Days of the Closing Date, deliver to the Agent a certificate of the Borrower (signed by a director):

(A)	certifying that the VIE Capital Increase and the VIE Capital Decrease have been completed, and the VIE Entity is 100 per cent. directly, legally and beneficially, owned by Lanlin; and

(B)	confirming that (1) the steps set forth in Section 6.16 of the Company Disclosure Schedule were undertaken in the numeric order indicated, (2) the submissions to the GAPP required by subsections (a)(2) and (a)(9) of Section 6.16 of the Company Disclosure Schedule have been made, and (3) none of WFOE (Zhengtu), the VIE Entity and their respective shareholders and Affiliates have received any notification of objection from the GAPP to any of the matters referred to in the filings with GAPP required by subsections (a)(2) and (a)(9) of Section 6.16 of the Company Disclosure Schedule; and

(C)	attaching a copy of each of the following:

1.	evidence satisfactory to the Agent that Kai Chen was authorised to enter into any documents in relation to the VIE Part 1 Restructuring that he was a party to on behalf of any persons for whom he held any equity interests of the VIE Entity;

2.	evidence showing submission of filings with GAPP referred to in paragraphs (a)(2) and (a)(9) of section 6.16 of the Company Disclosure Schedule, and a copy of such filings;

3.	the updated business licence of the VIE Entity issued by SAIC after the submission referred to in paragraph (a)(10) of section 6.16 of the Company Disclosure Schedule;

4.	evidence showing submission of filings with each of the SCAB and SMACRF&T referred to in paragraph (a)(11) of section 6.16 of the Company Disclosure Schedule;

5.	evidence of completion of the recordation of the VIE Equity Pledge (Lanlin 80%) in the register of shareholders of the VIE Entity and registration of the VIE Equity Pledge (Lanlin 80%) with the competent SAIC;

6.	each VIE Part 1 Contract (including for the avoidance of doubt the VIE Equity Pledge (Lanlin 100%)), duly executed by the parties to it; and

(D)	certifying that each document attached to the certificate is a true and correct copy and in full force and effect if applicable, and has not been amended or superseded as at the date of the certificate;

(ii)	within 15 Business Days of the Closing Date, deliver to the Agent a signed and dated copy of the legal opinion of Grandall, referred to in paragraph 8(c) of Part I of Schedule 2 (Conditions Precedent), in the form delivered thereunder;

(iii)	within three Months following the Closing Date, deliver evidence satisfactory to the Agent of completion of the recordation of the VIE Equity Pledge (Lanlin 100%) in the register of shareholders of the VIE Entity and registration of the VIE Equity Pledge (Lanlin 100%) with the competent SAIC;

(iv)	within four Months following the Closing Date, deliver evidence satisfactory to the Agent that the approval (where required) or filing confirmation from the SCAB and the SMACRF&T to update the ICP Licence and the MOC Licence respectively in respect of the VIE Capital Decrease has been received, and deliver certified copies of the updated ICP Licence and MOC Licence to the Agent; and

(v)	(and shall ensure that each relevant Group Member will) use its commercially reasonable endeavours to obtain the approval from GAPP for the VIE Capital Decrease, if such approval is required by Governmental Authorities.

(b)	If the VIE Part 1 Restructuring (under part (a) of the definition) is not completed by the Closing Date, the Borrower shall:

(i)	within 15 Business Days of the Closing Date, deliver to the Agent a certificate of the Borrower (signed by a director):

(A)	confirming that the VIE Capital Increase and/or VIE Capital Decrease have not completed due to the circumstances set out in the last paragraph of paragraph (a) of section 6.16 of the Company Disclosure Schedule and certifying that the VIE Entity is 75 per cent. directly, legally and beneficially (except for any interest of the WFOE (Zhengtu) as contemplated by the Existing VIE Contracts), owned by Lanlin and 25 per cent. collectively held by the Minority Shareholders; and

(B)	attaching a copy of each of the following, each of which shall be certified as a true and correct copy and in full force and effect if applicable:

1.	evidence of completion of the recordation of the VIE Equity Pledge (Lanlin 75%) in the register of shareholders of the VIE Entity and registration of the VIE Equity Pledge (Lanlin 75%) with the competent SAIC; and

2.	each VIE Part 1 Contract set out in paragraph (a)(12) of section 6.16 of the Company Disclosure Schedule, duly executed by the parties to it;

(ii)	use its commercially reasonable endeavours to complete the VIE Part 1 Restructuring (under part (a) of the definition); provided that by no later than 30 days after the date that is six Months after the Closing Date, the Borrower shall ensure that the Founder initiates the VIE Part 1 Restructuring (under part (b) of the definition) by causing the Founder to procure the execution by each Minority Shareholder of a binding agreement to transfer the entire equity interest in the VIE Entity held by that Minority Shareholder to Lanlin;

(iii)	as soon as reasonably practicable after the date all binding agreements referred to in paragraph (b)(ii) above have been executed and in any event by no later than five Months following the execution of such binding agreements, ensure that the Founder procures that all equity interests in the VIE Entity held by the Minority Shareholders be transferred to Lanlin and that the completion of the VIE Part 1 Restructuring (under part (b) of the definition) has occurred; and

(iv)	within 30 Business Days after the completion of the VIE Part 1 Restructuring (under part (b) of the definition), deliver to the Agent a certificate (signed by a director) confirming that the condition in paragraph (b)(iii) above has been satisfied and attaching each of the following, each of which shall be certified as correct, complete and in full force and effect as applicable:

(A)	the updated business licence issued by the SAIC, the updated ICP Licence, the updated MOC Licence and the approval of GAPP, if required, in each case to reflect the changes to the shareholding in the VIE Entity contemplated in paragraph (b)(iii) above and the evidence of authorisation of Kai Chen if applicable;

(B)	each VIE Part 1 Contract (including for the avoidance of doubt the VIE Equity Pledge (Lanlin 100%)), duly executed by the parties to it; and

(v)	within the time period referred to in paragraph (b)(iv) above, deliver to the Agent a legal opinion of the legal advisers of the Target in the PRC in respect of the VIE Part 1 Contracts, addressed to Holdco but which is capable of being disclosed to the Finance Parties and potential Lenders on a non-reliance basis, substantially in the form distributed to the Original Mandated Lead Arrangers prior to signing this Agreement; and

(vi)	as soon as reasonably practicable and in any event no later than three Months following the date on which the condition in paragraph (b)(iii) above is satisfied, deliver evidence satisfactory to the Agent of completion of the recordation of the VIE Equity Pledge (Lanlin 100%) in the register of shareholders of the VIE Entity and registration of the VIE Equity Pledge (Lanlin 100%) with the competent SAIC.

(c)	The Borrower shall:

(i)	if at any time after the Closing Date, the board of directors of the Borrower or any Equity Investor, reasonably determines that it would be commercially advantageous and appropriate for the Group for the VIE Part 2 Restructuring to be implemented, the Borrower shall (and shall ensure that the other Group Members will) use commercial reasonably endeavours to implement the VIE Part 2 Restructuring as soon as reasonably practicable, including obtaining all Authorisations required to implement the VIE Part 2 Restructuring;

(ii)	prior to implementation of the VIE Part 2 Restructuring, ensure that each person that will become a shareholder of the VIE Entity as a result of implementation of the VIE Part 2 Restructuring (excluding, for the avoidance of doubt, Lanlin) is a PRC person of requisite good standing and reputation, and provide such information in respect of each such person as any Finance Party (through the Agent) may reasonably request;

(iii)	as soon as reasonably practicable following the completion of the VIE Part 2 Restructuring, deliver to the Agent:

(A)	a certificate (signed by a director) confirming that the VIE Part 2 Restructuring has been completed, and attaching a true and complete copy of each of the VIE Part 2 Contracts (which shall be in substantially the same form as the VIE Part 1 Contracts except with such changes as may be required by applicable law), executed by the parties to those documents and certified to be in full force and effect;

(B)	true and complete copies of the updated business licence issued by the SAIC, the updated ICP Licence, the updated MOC Licence and the approval of GAPP, if required, in each case to reflect the changes to the shareholding in the VIE Entity contemplated by the VIE Part 2 Restructuring; and

(C)	a legal opinion addressed to Holdco but which is capable of being disclosed to the Finance Parties and potential Lenders on a non-reliance basis of the legal advisers of the Target in the PRC in respect of the VIE Part 2 Contracts, substantially in the form distributed to the Original Mandated Lead Arrangers prior to signing this Agreement; and

(iv)	within two Months following the completion of the VIE Part 2 Restructuring, deliver evidence satisfactory to the Agent that the VIE Equity Pledge (Part 2) has been duly perfected, including (A) recordation of the pledge in the register of shareholders of the VIE Entity, and (B) registration of the pledge with the competent SAIC.

(d)	The Borrower shall ensure that a certificate substantially in the form set out in Schedule 15 (Form of Founder Certificate) is delivered to the Agent within 10 Business Days of the Closing Date.

23.51	Conditions subsequent: hedging and security

(a)	The Borrower shall enter into the Hedging Agreements within 90 calendar days of the Closing Date and at the time the Hedging Agreements are entered into, the Borrower shall enter into a Transaction Security Document creating first ranking assignment or other Security in respect of all of its present and future rights, title, interest and benefit in and to each Hedging Agreement (to the extent not already subject to Transaction Security).

(b)	As soon as reasonably practicable and in any event within 20 Business Days of the Utilisation Date (or, if earlier, the Merger Effective Time in respect of any agreement or document to be executed and/or delivered by the Target), the Borrower shall procure that (x) the Agent has received at least 2 originals of each of the following Transaction Security Documents (and the PRC Account Control Agreements) executed by the parties thereto (together with each conditions precedent document specified in Part III of Schedule 2 (Conditions Precedent) both in respect of the entry into such Transaction Security Document and, in relation to the Target, in respect of any Finance Document entered into by it under Part I of Schedule 2 (Conditions Precedent) each in form and substance satisfactory to the Agent (acting reasonably) and (y) each Group Member entering into the Transaction Security Documents set out below (other than the Target and the First Tier WFOEs) becomes an Additional Guarantor at the same time:

(i)	the Debenture (Giant HK);

(ii)	the Debenture (Giant Interactive);

(iii)	the Merger Documents Assignment (Giant Interactive – Cayman);

(iv)	each Share Charge (WFOE) (in respect of Equity Interests); and

(v)	each PRC Account Control Agreement (entered into by WFOE (Zhengduo) and WFOE (Zhengtu)).

(c)	The Borrower shall, as soon as practicable after the execution of each Share Charge (WFOE) and in any event within 60 calendar days, apply for (and use reasonable efforts to obtain and effect) all requisite Authorisations required under the laws of the PRC (including approval of MOFCOM and registration with SAIC) in respect of each Share Charge (WFOE), provided that the Security Agent shall, at the cost and expense of the Borrower, in its capacity as pledgee under each Share Charge (WFOE), provide any customary information or other assistance reasonably requested by the Borrower as is necessary to prepare the application documents required by MOFCOM and SAIC.

(d)	The Borrower shall, within the time periods set out in the relevant Transaction Security Documents, procure that the Agent has received all evidence of the valid perfection and/or registration of all Security granted in favour of the Security Agent in form and substance satisfactory to the Agent (acting reasonably).

(e)	Without prejudice to paragraph (b) above, the Borrower shall procure that:

(i)	at the time the intercompany loans are made, each Offshore Group Member that is a Material Company shall enter into a Transaction Security Document creating first ranking assignment or other Security in respect of all of its present and future rights, title, interest and benefit in and to each of its intercompany loans to another Group Member (to the extent not already subject to Transaction Security), together with legal opinion(s) in form and substance satisfactory to all Lenders (acting reasonably) and which is addressed to and is capable of being relied upon by, the Finance Parties;

(ii)	at the time any Parent Loans are made, the Borrower shall ensure that the Parent enters into a Transaction Security Document creating first ranking assignment or other Security in respect of all of its present and future rights, title, interest and benefit in and to each of its Parent Loan (to the extent not already subject to Transaction Security), together with legal opinion(s) in form and substance satisfactory to all Lenders (acting reasonably) and which is addressed to and is capable of being relied upon by, the Finance Parties; and

(iii)	within 20 Business Days of the Closing Date, to the extent that any Equity Interests of a Group Member are subject to a Transaction Security and such Equity Interests are subject to liens or its constitutional documents contain any restriction on transfer or registration of the transfer of such Equity Interests, the constitutional documents of that Group Member will be amended to remove any liens over or restriction on the transfer or the registration of the transfer of such Equity Interests (and the Borrower shall deliver to the Agent a copy of the resolutions of the relevant shareholders and evidence of any public registration of such amendments required in respect thereof).

(f)	Each Obligor and the Parent must use, and must procure that any other Group Member that is a potential guarantor or a provider of Transaction Security uses, all reasonable endeavours lawfully available to avoid or mitigate the constraints on the provision of guarantee or Security provided for in the Security Principles.

(g)	As soon as reasonably practicable and in any event within 20 Business Days of the Utilisation Date, the Borrower shall provide (or cause to be provided) to the Agent evidence that all filings have been made with each applicable Governmental Authority that are necessary to de-list the Target from the New York Stock Exchange.

24.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 24 is an Event of Default (save for Clause 24.20 (Acceleration) and Clause 24.21 (Clean-Up period)).

24.1	Non-payment

An Obligor does not pay by the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	(in the case of principal and interest) its failure to pay is caused by administrative or technical error or a Disruption Event and payment is made within three Business Days of its due date; and

(b)	(in the case of any other amount) payment is made within five Business Days of its due date.

24.2	Financial covenants

Subject to Clause 22.4 (Equity cure), any requirement of Clause 22 (Financial covenants) is not satisfied.

24.3	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 24.1 (Non-payment), Clause 24.2 (Financial covenants) or paragraph (b) below) unless the failure to comply is capable of remedy and is remedied within 20 Business Days, or in the case of a failure to comply with Clause 23.43 (DSRA), five Business Days of the earlier of:

(i)	the Agent giving notice to the Borrower or relevant Obligor; and

(ii)	an Obligor becoming aware of the failure to comply.

(b)	An Obligor does not comply with the provisions of Clause 21.1 (Financial statements), Clause 21.2 (Provision and contents of Compliance Certificate), Clause 23.35 (Sanctions), Clause 23.47 (Accounts (general)), Clause 23.48 (Conditions subsequent: Merger), Clause 23.49 (Conditions subsequent: SAFE Rules), Clause 23.50 (Conditions subsequent: VIE Structure) or Clause 23.51 (Conditions subsequent: hedging and security).

24.4	Misrepresentation

(a)	Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect (or, where any representation or statement is already qualified by materiality or Material Adverse Effect, in all respects) when made or deemed to be made.

(b)	No Event of Default under paragraph (a) above will occur if the misrepresentation is capable of remedy and is remedied within 20 Business Days of the earlier of (i) the Agent giving notice to the Borrower or relevant Obligor and (ii) an Obligor becoming aware of such misrepresentation.

24.5	Cross default

(a)	Any Financial Indebtedness of any Group Member is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Group Member is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Group Member is cancelled or suspended by a creditor of any Group Member as a result of an event of default (however described).

(d)	Any creditor of any Group Member becomes entitled to declare any Financial Indebtedness of any Group Member due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this Clause 24.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than U.S.$15,000,000 (or its equivalent in any other currency or currencies).

24.6	Insolvency

(a)	A Material Company:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)	suspends or threatens to suspend making payments on all or a material part of its debts; or

(iv)	by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling all or a material part of its indebtedness.

(b)	A moratorium is declared in respect of any indebtedness of any Material Company.

24.7	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other formal procedure or formal step is taken in relation to:

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Material Company;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Material Company for the reason of avoiding financial difficulty;

(iii)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Material Company or any of its assets; or

(iv)	enforcement of any Security over any assets of any Material Company having an aggregate value of at least U.S.$15,000,000 (or its equivalent in other currencies),

or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to:

(i)	any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement; or

(ii)	any step or procedure contemplated by paragraph (b) of the definition of “Permitted Transaction”.

24.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a Material Company having an aggregate value of at least U.S.$15,000,000 which is not frivolous or vexatious and is not discharged within 15 days.

24.9	Final judgment

Any Group Member fails to comply with or pay any sum due from it under any final judgment or order made or given by any court of competent jurisdiction, except that in the case of failure to pay, such failure shall not constitute an Event of Default if the aggregate amount failed to be paid by any or all the Group Members under any one or more such judgments or orders is less than U.S.$15,000,000 (or its equivalent) and each such failure is remedied within 20 Business Days of its occurrence.

24.10	Unlawfulness and invalidity

(a)	Subject to the Legal Reservations, it is or becomes unlawful for an Obligor or any other Group Member that is a party to the Intercreditor Agreement to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective or any subordination created under the Intercreditor Agreement is or becomes unlawful which individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(b)	Any obligation or obligations of any Obligor under any Finance Documents or any other Group Member under the Intercreditor Agreement are not (subject to the Legal Reservations and, in the case of the Transaction Security Documents, the Perfection Requirements) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)	Subject to the Legal Reservations, it is or becomes unlawful for any party to a VIE Contract to perform any of its material obligations under that VIE Contract in a way which is materially adverse to the interests of the Finance Parties.

(d)	No Event of Default will occur under paragraph (a) or (b) above if the failure to comply is capable of remedy and is remedied within 20 Business Days of the earlier of (i) the Agent giving notice to the relevant party and (ii) the relevant party becoming aware of the failure to comply.

24.11	Intercreditor Agreement and other documents

In the event that:

(a)	any party to the Intercreditor Agreement or the Vendor Note Subordination Deed (other than a Finance Party or an Obligor) fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Agreement or the Vendor Note Subordination Deed; or

(b)	a representation or warranty given by that party in the Intercreditor Agreement or the Vendor Note Subordination Deed is incorrect in any material respect,

and, if the non-compliance or circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within 20 Business Days of the earlier of the Agent giving notice to that party or that party becoming aware of the non-compliance or misrepresentation.

24.12	VIE Contracts

Any party to a VIE Contract fails to comply with the provisions of, or does not perform its obligations under, the VIE Contract and, if the non-compliance is capable of remedy, it is not remedied within 20 Business Days of the earlier of the Agent giving notice to that party or that party becoming aware of the non-compliance.

24.13	Cessation of business

Any Material Company suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business except as a result of a Permitted Disposal or a Permitted Transaction.

24.14	Change of ownership (Obligor and VIE Group Member)

(a)	After the Closing Date, an Obligor (other than the Borrower) ceases to be a wholly-owned Subsidiary of the Borrower or an Obligor ceases to own at least the same percentage of shares and Equity Interests in a Material Company as on the Closing Date except, in either case, as a result of a Permitted Disposal, a Permitted Share Issue or a Permitted Transaction; or

(b)	At any time after the Closing Date and other than in accordance with the VIE Restructuring, there is any change to the direct or indirect legal or beneficial ownership of:

(i)	the VIE Entity; or

(ii)	a VIE Group Member (other than the VIE Entity) in a way which is materially adverse to either the interests of the Group or the interests of the Lenders.

24.15	Audit qualification

The Auditors of the Group qualify the audited annual consolidated financial statements of the Borrower where that qualification would reasonably be expected to be, materially adverse to the interests of the Lenders under the Finance Documents.

24.16	Expropriation

The authority or ability of any Material Company to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any Governmental Authority or any other governmental, regulatory or other authority or other person in relation to any Material Company or any of its assets where such action has, or could reasonably be expected to have, a Material Adverse Effect.

24.17	Repudiation and rescission of agreements

(a)	An Obligor (or to the extent it is a party to a Finance Document, a holding company of an Obligor or the Vendor Note Lender) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security which, individually or cumulatively, has materially and adversely affected (or would be reasonably likely to materially and adversely affect) the interests of the Lenders (taken as a whole) under the Finance Documents.

(b)	An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Merger Document or evidences an intention to rescind or repudiate a Merger Document which, individually or cumulatively, has or is reasonably likely to have a Material Adverse Effect.

(c)	Any party (other than an Obligor, Holdco or a Finance Party) to the Intercreditor Agreement rescinds or purports to rescind or repudiates or purports to repudiate any of those agreements or instruments in whole or in part where to do so has or is likely to have a material adverse effect on the interests of the Lenders (taken as a whole) under the Finance Documents.

(d)	Without prejudice to paragraph (a) above, any party to a VIE Contract repudiates or rescinds that VIE Contract or evidences an intention to repudiate or rescind that VIE Contract which, individually or cumulatively, has materially and adversely affected (or would be reasonably likely to materially and adversely affect) the interests of the Lenders (taken as a whole) under the Finance Documents.

24.18	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced against any Group Member by a third party which are reasonably likely to be adversely determined, and, if so adversely determined would be reasonably expected to materially and adversely affect the interests of the Lenders (taken as a whole) under the Finance Documents.

24.19	Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

24.20	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)	cancel the Total Commitments at which time they shall immediately be cancelled;

(b)	declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(c)	declare that all or part of the Loan be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(d)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

24.21	Clean-Up period

(a)	Notwithstanding any other provision of any Finance Document:

(i)	any breach of a Clean-Up Representation or a Clean-Up Undertaking; or

(ii)	any Event of Default constituting a Clean-Up Default,

will be deemed not to be a breach of representation or warranty, a breach of covenant, a Default or an Event of Default (as the case may be) with respect to any member of the Target Group (or, in the case of a Permitted Acquisition, any entity directly or indirectly acquired through such Permitted Acquisition) if:

(A)	it would have been (if it were not for this provision) a breach of representation or warranty, a breach of covenant or an Event of Default only by reason of circumstances relating exclusively to any member of the Target Group (or any obligation to procure or ensure in relation to a member of the Target Group) (or, in the case of a Permitted Acquisition, any entity directly or indirectly acquired through such Permitted Acquisition (or any obligation to procure or ensure in relation to any entity directly or indirectly acquired through such Permitted Acquisition));

(B)	it is capable of remedy on or before the Clean-Up Date and reasonable steps are being taken to remedy it;

(C)	the circumstances giving rise to it have not been procured by or approved by the Parent, Borrower or any Group Member; and

(D)	it is not reasonably likely to have a Material Adverse Effect.

If the relevant circumstances are continuing on or after the Clean-Up Date, there shall be a breach of representation or warranty, breach of covenant or Event of Default, as the case may be notwithstanding the above (and without prejudice to the rights and remedies of the Finance Parties).

(b)	If, on or before the Clean-Up Date, any event or circumstance has occurred or events with respect to any member of the Target Group (or, in the case of a Permitted Acquisition, any entity directly or indirectly acquired through such Permitted Acquisition) which would constitute a Clean-Up Default have occurred, as soon as reasonably practicable after becoming aware of its occurrence or existence, the Borrower shall notify the Agent of that Clean-Up Default and the related event or circumstance (and the steps, if any, being taken to remedy it).

SECTION 9

CHANGES TO PARTIES

25.	CHANGES TO THE LENDERS

25.1	Assignments and transfers by the Lenders

Subject	to this Clause 25 and to Clause 26 (Debt Purchase Transactions), a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

25.2	Conditions of assignment or transfer

(a)	The consent of the Borrower or any other Obligor is not required before an Existing Lender may make an assignment or transfer in accordance with Clause 25.1 (Assignments and transfers by the Lenders) or Participation or Voting Participation provided that, subject to paragraph (b) below, the consent of the Borrower shall be required before an Existing Lender may make an assignment, transfer, Participation or Voting Participation to any person on the Black List, provided further that such consent of the Borrower shall not be required while an Event of Default is continuing unless:

(i)	that Event of Default relates to a Clean-Up Representation or a Clean-Up Undertaking or constitutes a Clean-Up Default in respect of the Merger and Clause 24.21 (Clean-Up period) applies; or

(ii)	the proposed date of assignment, transfer, Participation or Voting Participation is on or prior to the Closing Date,

and provided further that:

(A)	a person on the White List shall be deemed to be not on the Black List;

(B)	upon request by a Finance Party and with the consent of the Borrower, up to 5 persons may be added to the White List in any calendar year; and

(C)	the consent of the Borrower shall be required only where the Existing Lender is actually aware (where so specified on the Black List) that the proposed New Lender is a person on the Black List.

(b)	Where the consent of the Borrower is required under paragraph (a) above by reason of proposed assignment, transfer, Participation or Voting Participation made after the Closing Date to any person on the Black List or proposed addition of persons to the White List, such consent must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent five Business Days after the Existing Lender (or the relevant Finance Party) has requested it unless consent is expressly refused by the Borrower within that time.

(c)	Notwithstanding paragraphs (a) and (b) above, unless the proposed Participant is a person on the Black List (and, where so specified on the Black List, the Lender is actually aware that the proposed Participant is a person on the Black List), a Lender may, without the consent of or consultation with any person, at any time, enter into any Participation that is not a Voting Participation.

(d)	An assignment will only be effective:

(i)	on receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender;

(ii)	on the New Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement;

(iii)	on the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender; and

(iv)	(where the consent of the Borrower is required under paragraph (a) above by reason of proposed assignment, transfer, Participation or Voting Participation to any person on the Black List) if the Borrower has given such consent (or, where paragraph (b) above applies, is deemed to have given such consent).

(e)	A transfer will only be effective if the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement and if the procedure set out in Clause 25.5 (Procedure for transfer) is complied with and, where the consent of the Borrower is required under paragraph (a) above by reason of proposed assignment, transfer, Participation or Voting Participation to any person on the Black List, if the Borrower has given such consent (or, where paragraph (b) above applies, is deemed to have given such consent).

(f)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 14 (Tax gross-up and indemnitees) or Clause 15 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under that Clause to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (f) shall not apply in respect of an assignment or transfer made in the ordinary course of the Syndication on or prior to the Syndication Date.

(g)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(h)	A Lender that transfers any part of its rights and obligations under the Finance Documents directly or indirectly by way of a Participation Agreement may inform the person to whom it proposes to transfer such rights and obligations of the provisions of Clause 37.8 (Replacement of Dissenting Lenders).

(i)	Any reference in this Agreement to a Lender includes a New Lender and any person to whom rights have been transferred pursuant to Clause 37.8 (Replacement of Dissenting Lenders) but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

25.3	Assignment or transfer fee

Unless the Agent otherwise agrees and excluding an assignment or transfer made in connection with Syndication on or prior to the Syndication Date, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of U.S.$3,000.

25.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor or the Parent;

(iii)	the performance and observance by any Obligor or the Parent or any other person of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and the Parent and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and the Parent and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor or the Parent of its obligations under the Transaction Documents or otherwise.

25.5	Procedure for transfer

(a)	Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable (and in any event within five Business Days) after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)	The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations and internal policies in relation to the transfer to such New Lender.

(c)	On the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors, the Parent and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each of the Obligors, the Parent and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor, the Parent or other Group Member and the New Lender have assumed and/or acquired the same in place of that Obligor, the Parent and the Existing Lender;

(iii)	the Agent, the Arranger, the Security Agent, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

25.6	Procedure for assignment

(a)	Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)	The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations and internal policies in relation to the assignment to such New Lender.

(c)	On the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)	Lenders may utilise procedures other than those set out in this Clause 25.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 25.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 25.2 (Conditions of assignment or transfer).

25.7	Copy of Transfer Certificate, Assignment Agreement, Increase Confirmation or Voting Participation to Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Borrower a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

25.8	Accession of Hedge Counterparties

Any person which becomes a party to the Intercreditor Agreement as a Hedge Counterparty shall, at the same time, become a Party to this Agreement as a Hedge Counterparty in accordance with clause 19.9 (Creditor Accession Undertaking) of the Intercreditor Agreement.

25.9	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 25, each Lender may without consulting with or obtaining consent from any Obligor or the Parent, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor or the Parent or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

26.	DEBT PURCHASE TRANSACTIONS

26.1	Prohibition on Debt Purchase Transactions by the Group

The Borrower shall not, and shall procure that each other Group Member shall not, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraph (b) or (c) of the definition of “Debt Purchase Transaction”.

26.2	Restrictions on Debt Purchase Transactions by Sponsor Affiliates

(a)	The Borrower shall ensure that no Sponsor Affiliate enters into a Debt Purchase Transaction in respect of the Facility or any amount outstanding under the Facility, if, as a result of that Debt Purchase Transaction, the aggregate of the principal amounts then outstanding under the Facility beneficially owned by all the Sponsor Affiliates (whether by being a Lender or via a Participation) would, immediately after the completion of that Debt Purchase Transaction, exceed 20 per cent. of the aggregate of all the principal amounts then outstanding under the Facility.

(b)	The Borrower shall ensure that, at any time, the aggregate participation/commitments beneficially owned by the Sponsor Affiliates and in respect of which the Sponsor Affiliates have entered into a sub-participation agreement (or other agreement or arrangement having a substantially similar economic effect) do not exceed 20 per cent. of the Loan or the Total Commitments.

26.3	Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates

(a)	For so long as a Sponsor Affiliate:

(i)	beneficially owns a Commitment; or

(ii)	has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, in ascertaining:

(A)	the Majority Lenders; or

(B)	whether:

1.	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or

2.	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents such Commitment shall be deemed to be zero and such Sponsor Affiliate or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender for the purposes of paragraphs (A) and (B) above (unless in the case of a person not being a Sponsor Affiliate it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment).

(b)	Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Sponsor Affiliate (a “Notifiable Debt Purchase Transaction”), such notification to be substantially in the form set out in Part I of Schedule 14 (Forms of Notifiable Debt Purchase Transaction Notice).

(c)	A Lender shall promptly notify the Agent if a Notifiable Debt Purchase Transaction to which it is a party:

(i)	is terminated; or

(ii)	ceases to be with a Sponsor Affiliate,

such notification to be substantially in the form set out in Part II of Schedule 14 (Forms of Notifiable Debt Purchase Transaction Notice).

(d)	Each Sponsor Affiliate that is a Lender agrees that:

(i)	in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Agent or, unless the Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)	in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the Lenders.

26.4	Sponsor Affiliates’ notification to other Lenders of Debt Purchase Transactions

Any Sponsor Affiliate which is or becomes a Lender and which enters into a Debt Purchase Transaction as a purchaser or a participant shall, by 5.00 pm on the Business Day following the day on which it entered into that Debt Purchase Transaction, notify the Agent of the extent of the Commitment(s) or amount outstanding to which that Debt Purchase Transaction relates. The Agent shall promptly disclose such information to the Lenders.

27.	CHANGES TO THE OBLIGORS

27.1	Assignment and transfers by Obligors

No Obligor or any other Group Member or the Parent may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

27.2	Additional Guarantors

(a)	Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 21.10 (“Know your customer” checks), the Borrower may request that any of its wholly owned Subsidiaries become a Guarantor (which, subject to the Security Principles, shall at the same time grant Security in accordance with the Security Principles and shall accede to the Intercreditor Agreement).

(b)	The Borrower shall ensure that each Group Member referred to in Clause 23.51 (Conditions subsequent: hedging and security) shall, subject to the Security Principles and any applicable grace periods, become an Additional Guarantor and grant the Transaction Security referred to in Clause 23.51 (Conditions subsequent: hedging and security) and grant such other Security in accordance with the Security Principles and accede to the Intercreditor Agreement.

(c)	The Borrower shall procure that any other Group Member which is a Material Company shall, subject to the Security Principles, as soon as reasonably practicable and in any event within 20 Business Days of becoming a Material Company, become an Additional Guarantor and, subject to the Security Principles, grant Security in accordance with the Security Principles and shall accede to the Intercreditor Agreement.

(d)	A Group Member shall become an Additional Guarantor if:

(i)	the Borrower and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Deed; and

(ii)	the Agent has received, or waived the requirement to receive, all of the documents and other evidence listed in Part II and, if applicable, Part I of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent (acting reasonably).

(e)	The Agent shall notify the Borrower and the Lenders promptly upon being satisfied that it has received, or waived the requirement to receive, (in form and substance satisfactory to it) all the documents and other evidence listed in Part II and, if applicable, Part I of Schedule 2 (Conditions Precedent).

(f)	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (e) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

27.3	Resignation of a Guarantor

(a)	The Borrower may request that a Guarantor (other than the Parent or the Borrower) ceases to be a Guarantor by delivering to the Agent a Resignation Letter if:

(i)	that Guarantor is being disposed of by way of a Third Party Disposal (as defined below) and the Borrower has confirmed this is the case;

(ii)	it is proposed that such Guarantor will cease to be a Guarantor for the purposes of its winding up or liquidation, provided that such winding up or liquidation is a Permitted Transaction; or

(iii)	subject to clause 3.3 (Restriction on amendments and waivers: SFA guarantee) of the Intercreditor Agreement, all Lenders have consented to the resignation of that Guarantor or the Borrower has confirmed in the Resignation Letter that the Guarantor is not a Material Company and after such resignation the Group will still be in compliance with the requirements of Clause 23.32 (Guarantors).

(iv)	For such purposes, “Third Party Disposal” means the disposal of an Obligor to a person which is not a Group Member where that disposal is permitted under Clause 23.13 (Disposals) or made with the approval of the Majority Lenders (and the Borrower has confirmed this is the case).

(b)	Subject to paragraph (a) of clause 19.12 (Resignation of a Debtor) of the Intercreditor Agreement, the Agent shall accept a Resignation Letter and notify the Borrower and the Lenders of its acceptance if:

(i)	the Borrower has confirmed that no Event of Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)	no payment is due from the Guarantor under Clause 19.1 (Guarantee and indemnity); and

(iii)	the Borrower has confirmed that, to the extent applicable, it shall ensure that the Disposal Proceeds will be applied in accordance with Clause 8.2 (Disposal, Insurance and Recovery Proceeds and Excess Cashflow).

(c)	The resignation of that Guarantor shall not be effective until the date of the relevant Third Party Disposal at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

27.4	Changes to the Obligors – FATCA

(a)	No Group Member may become an Additional Guarantor, or cease to be a Guarantor, before the date falling 10 Business Days after the Borrower’s request in relation thereto has been notified by the Agent to the Lenders, unless each Lender is a “FATCA Protected Lender”. The Agent shall notify the Lenders reasonably promptly of any such requests from the Borrower.

(b)	If the Agent or a Lender reasonably believes that a Group Member becoming an Additional Guarantor, or ceasing to be a Guarantor, may constitute a “material modification” for the purposes of FATCA that may result (directly or indirectly) in a Party being required to make a FATCA Deduction and the Agent or such Lender (as the case may be) notifies the Borrower and the Agent accordingly, that Group Member may, subject to paragraphs (c) below, not become an Additional Guarantor, or cease to be a Guarantor (as the case may be) without the consent of the Agent or that Lender (as the case may be).

(c)	The consent of a Lender shall not be required pursuant to paragraph (b) above if that Lender is a FATCA Protected Lender, provided that such Lender’s Commitments shall nevertheless be included for the purpose of ascertaining whether the agreement of any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments, has been obtained in respect of any requirement under this Clause 27 or Clause 37 (Amendments and waivers) for the Lenders to consent to the relevant Group Member becoming an Additional Guarantor or ceasing to be a Guarantor.

27.5	Repetition of representations

Delivery of an Accession Deed constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

27.6	Resignation and release of security on disposal

If a Guarantor is or is proposed to be the subject of a Third Party Disposal then:

(a)	where that Guarantor created Transaction Security over any of its assets or business in favour of the Security Agent, or Transaction Security in favour of the Security Agent was created over the shares (or equivalent) of that Guarantor, the Security Agent may, at the cost and request of the Borrower, release those assets, business or shares (or equivalent) and issue certificates of non-crystallisation; and

(b)	any resignation of that Guarantor and related release of Transaction Security referred to in paragraph (a) above shall become effective only on the making of that disposal.

SECTION 10

THE FINANCE PARTIES

28.	ROLE OF THE AGENT, THE ARRANGER AND OTHERS

28.1	Appointment of the Agent

(a)	Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each of the Arranger and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

28.2	Instructions

(a)	The Agent shall:

(i)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)	The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)	Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.

(d)	The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceeding relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceedings relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

28.3	Duties of the Agent

(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)	Without prejudice to Clause 25.7 (Copy of Transfer Certificate, Assignment Agreement, Increase Confirmation or Voting Participation to Borrower), paragraph (b) above shall not apply to any Fee Letter, any Hedging Letter, any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(g)	The Agent shall provide to the Borrower, within 10 Business Days of a request by the Borrower (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic email address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents, it being acknowledged by the Borrower that, other than in circumstances where communications are to be made pursuant to Clause 33.4 (Communication when Agent is Impaired Agent), it will not communicate with the Lenders directly but will instead communicate with the Lenders through the Agent.

(h)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

28.4	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

28.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Agent and/or the Arranger as a trustee or fiduciary of any other person.

(b)	Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

28.6	Business with the Group

The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Group Member.

28.7	Rights and discretions

(a)	The Agent may:

(i)	rely on any representation, communication, notice or document (including, without limitation, any notice given by a Lender pursuant to paragraph (b) or (c) of Clause 26.3 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates)) believed by it to be genuine, correct and appropriately authorised and shall have no duty to verify any signature on any document;

(ii)	reply on any statement purportedly made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(iii)	rely on the split of votes notified by a Lender to it to reflect the instructions of that Lender’s Participant (without having to make any enquiries as to the Participant or that Lender’s arrangement or agreement with the Participant);

(iv)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(v)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised;

(iii)	any notice or request made by the Borrower (other than the Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors and the Parent; and

(iv)	no Notifiable Debt Purchase Transaction:

(A)	has been entered into;

(B)	has been terminated; or

(C)	has ceased to be with a Sponsor Affiliate.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)	Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable.

(e)	The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for, any loss incurred by reason of misconduct, omission or default on the part of, any such person,

unless such error or such loss was directly caused by the Agent’s gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)	Without prejudice to the generality of paragraph (g) above, the Agent:

(i)	may disclose; and

(ii)	on the written request of the Borrower or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Borrower and to the other Finance Parties.

(i)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)	The Agent may not disclose to any Finance Party any details of the rate notified to the Agent by any Lender or the identity of any such Lender for the purpose of paragraph (a)(ii) of Clause 12.2 (Market disruption).

(k)	Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

28.8	Responsibility for documentation

Neither the Agent nor the Arranger is responsible or liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person in or in connection with any Finance Document or the Information Memorandum or the Information Package or the Reports or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Transaction Security; or

(c)	any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

28.9	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

28.10	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security; or

(iii)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(iv)	having taken or having omitted to take any action under or in connection with any Finance Document, unless directly caused by the Agent’s gross negligence or wilful misconduct.

(b)	No Party other than the Agent may take any proceedings against any officer, employee or agent of the Agent, in respect of any claim it might have against the Agent, or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Agent may rely on this Clause 28.10 subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

(e)	Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

28.11	Price Sensitive Information

Without affecting the responsibility of the Obligors for information supplied by it or on its behalf in connection with any Finance Document, each of the Lenders accepts and acknowledges to the Agent, the Security Agent and the Arranger that:

(a)	some or all of the information (including, without limitations, financial projections and/or other financial data) that has or may be provided to the Lenders (through the Agent, the Security Agent or otherwise) is or may constitute “inside information” (as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong (the “SFO”)), price sensitive information (as defined under PRC Securities Law and relevant rules issued by China Securities Regulatory Commission (“CSRC”)), “material non-public information” under applicable U.S. state and federal securities law (collectively “US Securities Laws”) or any similar concept in relation to the Target Group or the Group (the “Price Sensitive Information”) and that the use of such information may be regulated or prohibited by applicable laws and regulations relating to, among other things, insider dealing and/or market abuse;

(b)	upon possession of the Price Sensitive Information, a Lender may be prohibited or restricted under the applicable laws and regulations from, among other things, dealing in or counselling or procuring another person to deal in the listed securities of the Target or their derivatives, or the listed securities of a “related corporation” (as defined in the SFO), or otherwise from using or disclosing the Price Sensitive Information;

(c)	notwithstanding paragraph (c) of Clause 28.8 (Responsibility for documentation), none of the Agent, the Security Agent nor the Arranger will be liable for any action taken by it under or in connection with distributing the information provided that where it is required to act on the instructions of any Lender or Lenders, the Agent or the Security Agent may ask for a confirmation or certificate (in form and substance satisfactory to the Agent or the Security Agent, as relevant) confirming that the instructing Lender or Lenders is or are not in possession of any Price Sensitive Information and that it is or they are not instructing the Agent or Security Agent, as relevant, to act as a consequence of being in possession of any Price Sensitive Information; and

(d)	notwithstanding paragraph (b) of Clause 28.8 (Responsibility for documentation), any information received under or in connection with the Finance Documents shall not be used for any unlawful purpose, and each Lender shall make an independent evaluation of, and ensure its compliance with, any legal and regulatory restrictions on the use and/or disclosure of such information, including (without limitations) the US Securities Laws, SFO and CSRC.

28.12	Lenders’ indemnity to the Agent

(a)	Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 31.11 (Disruption to payment systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Borrower shall as soon as reasonably practicable on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to an Obligor.

28.13	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Borrower.

(b)	Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

(c)	If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint a successor Agent.

(d)	If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a Party to this Agreement as Agent) agree with the Borrower and the proposed successor Agent amendments to this Clause 28 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees and those amendments will bind the Parties.

(e)	The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)	Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 16.3 (Indemnity to the Agent) and this Clause 28 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)	The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)	the Agent fails to respond to a request under Clause 14.7 (FATCA information) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)	the information supplied by the Agent pursuant to Clause 14.7 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign.

28.14	Replacement of the Agent

(a)	After consultation with the Borrower, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent.

(b)	The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)	The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 16.3 (Indemnity to the Agent) and this Clause 28 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

28.15	Confidentiality

(a)	In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty.

28.16	Relationship with the Lenders

(a)	The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 33.1 (Communications in writing)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 33.2 (Addresses) and of Clause 33.1 (Communications in writing) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

28.17	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each Group Member;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Transaction Security;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)	the adequacy, accuracy or completeness of the Information Memorandum, the Information Package, the Reports and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

28.18	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

28.19	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

28.20	Reliance and engagement letters

Each Finance Party and Secured Party confirms that each of the Arranger and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger or Agent) the terms of any reliance letter or engagement letters relating to the Reports or any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those Reports, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

29.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

30.	SHARING AMONG THE FINANCE PARTIES

30.1	Payments to Finance Parties

(a)	If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 31 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(i)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(ii)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 31 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 31.6 (Partial payments).

30.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 31.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

30.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 30.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

30.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

30.5	Exceptions

(a)	This Clause 30 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 30, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)	the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

31.	PAYMENT MECHANICS

31.1	Payments to the Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Agent, in each case, specifies.

31.2	Distributions by the Agent

(a)	Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to an Obligor) and Clause 31.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

(b)	The Agent shall distribute payments received by it in relation to all or any part of a Loan to the Lender indicated in the records of the Agent as being so entitled on that date provided that the Agent is authorised to distribute payments to be made on the date on which any transfer and any increase becomes effective pursuant to Clause 25 (Changes to the Lenders) and Clause 2.2 (Increase) to the Lender so entitled immediately before such transfer or increase took place regardless of the period to which such sums relate.

31.3	Distributions to an Obligor

The Agent may (with the prior written consent of the Obligor or in accordance with Clause 32 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

31.4	Clawback and pre-funding

(a)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	Unless paragraph (c) below applies, the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)	If the Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)	the Agent shall notify the Borrower of that Lender’s identity and the Borrower shall on demand refund it to the Agent; and

(ii)	the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

31.5	Impaired Agent

(a)	If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 31.1 (Payments to the Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or

(ii)	if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)	A Party which has made a payment in accordance with this Clause 31.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)	Promptly upon the appointment of a successor Agent in accordance with Clause 28.14 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 31.2 (Distributions by the Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

31.6	Partial payments

(a)	If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent or the Security Agent under those Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents; and

(iii)	thirdly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	Subject to the provisions of the Intercreditor Agreement, if the Agent receives a payment for application against amounts due in respect of any Finance Document from an Obligor that is insufficient to discharge all the amounts then due and payable by that Obligor under the Finance Documents and such payment is received or recovered from the DSRA (or any proceeds of enforcement of Transaction Security over the DSRA), the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent and/or the Security Agent under the Finance Documents (which unpaid amount relates to the recovery of such payment in respect of the DSRA or such enforcement of Transaction Security over the DSRA);

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid in respect of the Facility;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid in respect of the Facility; and

(iv)	thereafter, in the order set out in paragraph (a) above.

(c)	The Agent shall:

(i)	if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iii) above; and

(ii)	if so directed by each and all of the Lenders that has any Commitment, vary the order set out in paragraphs (b)(ii) to (b)(iii) above.

(d)	Paragraphs (a) to (c) above will override any appropriation made by an Obligor.

31.7	Set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

31.8	Business Days

(a)	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

31.9	Currency of account

(a)	Subject to paragraphs (b) to (e) below, USD is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of the Loan or Unpaid Sum or a part of the Loan or Unpaid Sum shall be made in the currency in which the Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than USD shall be paid in that other currency.

31.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

31.11	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(a)	the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)	the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)	the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 37 (Amendments and waivers);

(e)	the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 31.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

32.	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

33.	NOTICES

33.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter or electronic mail (“email”) (including scanned signed document where such document is required by the Finance Documents or the Agent to bear a signature or other attachments), fax or letter.

33.2	Addresses

The email address, address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Parent or the Borrower, that identified with its name below;

(b)	in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent or the Security Agent, that identified with its name below,

or any substitute email address, address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

33.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will be effective:

(i)	if by way of email, only when received in legible form by at least one of the relevant email addresses of the person(s) to whom the communication is made;

(ii)	if by way of posting by any Party on a Deal Site, one Business Day after such posting;

(iii)	if by way of fax, only when received in legible form; or

(iv)	if by way of letter, only when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, (in the case of paragraphs (iii) and (iv) above) if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or Security Agent and then only if it is sent to the correct fax number or email address(es) or, in the case of a letter, expressly marked for the attention of the department or officer identified with the Agent’s or Security Agent’s signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose).

(c)	All notices from or to an Obligor or the Parent shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause 33.3 will be deemed to have been made or delivered to each of the Obligors and the Parent.

(e)	Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

33.4	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

33.5	Use of a Deal Site by the Agent

(a)	The Agent may elect that:

(i)	any Obligor may satisfy its obligations under this Agreement to deliver any information to the Agent;

(ii)	any Lender may satisfy its obligations under this Agreement to deliver any information to the Agent; and/or

(iii)	the Agent may satisfy its obligations under this Agreement to deliver any information to any Obligor or any Lender,

by posting such information on an electronic website designated by the Agent for such purpose (the “Deal Site”) by notifying each such affected Obligor and Lender of its intention that such Deal Site be used for such purpose (whereupon each such Obligor or Lender or the Agent may so satisfy such obligations).

(b)	Any costs and expenses incurred by the Agent in relation to the Deal Site shall be for the account of the Borrower. If applicable, each Obligor consents to the use of its logo on the Deal Site.

(c)	The Agent shall, at its discretion or upon request of the relevant Party, disclose the website (or other electronic) address of and any relevant password specifications for the Deal Site (“Access Information”) to one or more officers, directors, employees or other representatives (“Representatives”) of each Party that the Agent has elected to deliver information to or receive information from through the Deal Site.

(d)	Each Party using the Deal Site agrees to:

(i)	keep all Access Information confidential and not to disclose it to anyone, other than such of its Representatives as it has requested the Agent to provide Access Information to; and

(ii)	ensure that all persons to whom they give access can properly receive the information available on the Deal Site, including (in the case of a Lender) under Clause 38.2 (Disclosure of Confidential Information).

(e)	If the Deal Site is not available for any reason, promptly following this being brought to its attention, the Agent shall provide communications to the affected Parties by another means as contemplated by this Clause 33. A Party will notify the Agent promptly if it is (despite being in receipt of the relevant Access Information) unable to access or use the Deal Site or if it becomes aware that the Deal Site is or has been infected by an electronic virus or similar software.

(f)	Each of the Parties agrees that:

(i)	the Agent shall not be liable for any cost, loss or liability incurred by any Party as a result of its access or use of the Deal Site or its inability to access or use the Deal Site; and

(ii)	the Agent is under no obligation to monitor access to or the availability of the Deal Site.

(g)	The Agent may terminate a Deal Site at any time. If such termination occurs whilst amounts remain outstanding under the Facility the Agent shall (unless such termination arises as a result of technical failure of the Deal Site (including as a result of infection by an electronic virus or similar software) or as a result of a concern as to the security and confidentiality of the Deal Site), if reasonably practicable, give not less than 30 days’ prior notice to each affected Party of such termination.

33.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34.	CALCULATIONS AND CERTIFICATES

34.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

34.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice, provided that such certification or determination shall set out the basis of the calculation in reasonable detail.

35.	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No waiver or election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

37.	AMENDMENTS AND WAIVERS

37.1	Intercreditor Agreement

This Clause 37 is subject to the terms of the Intercreditor Agreement.

37.2	Required consents

(a)	Subject to Clause 37.3 (All Lender matters) and Clause 37.4 (Other exceptions), any term of the Finance Documents (other than the Commitment Letter and the Fee Letter) may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 37.

(c)	No amendment or waiver may be made before the date falling 10 Business Days after the terms of that amendment or waiver have been notified by the Agent to the Lenders, unless each Lender is a “FATCA Protected Lender”. The Agent shall notify the Lenders reasonably promptly of any amendments or waivers proposed by the Borrower.

(d)	Without prejudice to the generality of paragraphs (c), (d) and (e) of Clause 28.7 (Rights and discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

(e)	Each Obligor and the Parent agrees to any such amendment or waiver permitted by this Clause 37 which is agreed to by the Borrower. This includes any amendment or waiver which would, but for this paragraph (e), require the consent of all of the Guarantors.

(f)	If the Agent or a Lender reasonably believes that an amendment or waiver may constitute a “material modification” for the purposes of FATCA that may result (directly or indirectly) in a Party being required to make a FATCA Deduction and the Agent or that Lender (as the case may be) notifies the Borrower and the Agent accordingly, that amendment or waiver may, subject to paragraph (g) below, not be effected without the consent of the Agent or that Lender (as the case may be).

(g)	The consent of a Lender shall not be required pursuant to paragraph (f) above if that Lender is a FATCA Protected Lender, provided that such Lender’s Commitments shall nevertheless be included for the purpose of ascertaining whether the agreement of any given percentage (including for the avoidance of doubt, unanimity) of the Total Commitments, has been obtained in respect of any requirement under this Clause 37 for the Lenders to consent to the relevant amendment or waiver.

(h)	Without prejudice to paragraph (a) above and subject to paragraph (d) of Clause 37.8 (Replacement of Dissenting Lenders), each Lender shall be entitled to split its vote to reflect the instructions of its Participant (and such Lender shall notify the Agent of the percentages in which it has split its vote to reflect the instructions of that Lender’s Participant and whether or not the relevant percentages of its vote are to be voted in favour of the relevant amendment or waiver) in relation to any request under this Clause 37 for the Lenders to consent to an amendment or waiver.

37.3	All Lender matters

An amendment, waiver or (in the case of a Transaction Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders”, “Change of Control” (including any related definitions thereto such as “Sponsor Minimum Share”) and “Excess Cashflow” in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents;

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

(e)	an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably;

(f)	a change to the Borrower or Guarantors other than in accordance with Clause 27 (Changes to the Obligors);

(g)	any provision which expressly requires the consent of all the Lenders;

(h)	Clause 2.3 (Finance Parties’ rights and obligations), Clause 8 (Mandatory prepayment and cancellation), Clause 9.9 (Application of prepayments), Clause 23.44 (Required Distribution Amount), Clause 23.45 (Payment Waterfall), Clause 25 (Changes to the Lenders), Clause 26 (Debt Purchase Transactions), Clause 30 (Sharing among the Finance Parties), this Clause 37, Clause 40 (Governing law) or Clause 41.1 (Jurisdiction);

(i)	any amendment to the order of priority or subordination under the Intercreditor Agreement;

(j)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of the guarantee and indemnity granted under Clause 19 (Guarantee and indemnity); or

(k)	the release of any guarantee and indemnity granted under Clause 19 (Guarantee and indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Lenders.

37.4	Other exceptions

An amendment or waiver which relates to the rights or obligations of the Agent, the Arranger, the Security Agent or a Hedge Counterparty (each in their capacity as such) may not be effected without the consent of the Agent, the Arranger, the Security Agent or, as the case may be, that Hedge Counterparty.

37.5	Excluded Commitments

If any Lender (including a Defaulting Lender) fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 20 Business Days of that request being made (unless, in either case, the Borrower and the Agent agree to a longer time period in relation to any request):

(a)	its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(b)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of the Lenders has been obtained to approve that request.

37.6	Replacement of Lender

(a)	If:

(i)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (e) below); or

(ii)	any Lender has become and continues to be a Defaulting Lender,

then the Borrower may, on five Business Days’ prior written notice to the Agent and such Lender:

(A)	replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (a “Replacement Lender”) selected by the Borrower, and which confirms (x) its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 25 (Changes to the Lenders) and (y) (in the case of a Non-Consenting Lender) its consent or agreement to the waiver or amendment for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the Loan and all accrued interest, Break Costs and other costs, expenses or amounts payable in relation thereto under the Finance Documents; or

(B)	prepay in cash at par all (and not part only) of such Lender’s participation in the outstanding Utilisation, together with all accrued interest, Break Costs and other costs, expenses or amounts payable in relation thereto under the Finance Documents (and such Lender shall not be obliged to comply with Clause 5.4 (Lenders’ participation) in respect of its Commitment) upon receipt of notice by such Lender).

(b)	For the avoidance of doubt, until such time that the Lender’s Commitment and/or participation has been transferred and/or prepaid in full, that Lender’s Commitment and/or participation shall continue to be included for the purpose of calculation the Total Commitments or participations under the Facility when ascertaining (including retrospectively) whether any relevant percentage (including, for the avoidance of doubt, unanimity) or Total Commitments and/or participations has been obtained in respect of a request for a consent, waiver, amendment of or in relation to any of the terms of any Finance Documents or other vote of Lenders under the terms of this Agreement.

(c)	The replacement of a Lender pursuant to this Clause 37.6 shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Lender shall have any obligation to the Borrower to find a Replacement Lender;

(iii)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 30 days (in the case of transfer) or 15 days (in case of prepayment) after the date on which that Lender is deemed a Non-Consenting Lender;

(iv)	in the event of a replacement of a Defaulting Lender such replacement must take place no later than 60 days (in the case of transfer) or 30 days (in the case of prepayment) after the date on which that Lender is deemed a Defaulting Lender;

(v)	in no event shall the Lender replaced under this Clause 37.6 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents;

(vi)	any prepayment or repayment under this Clause 37.6 shall be made solely from the proceeds of (x) New Shareholder Injection (other than any New Shareholder Injection made under Clause 22.2 (Financial condition) or (y) Cash held by the Borrower in respect of which it is able to make a lawful distribution under paragraph (g) of the definition of “Permitted Distribution” and which Cash is not reserved or set aside for a specified purpose (other than for Distribution or prepayment or repayment hereunder); and

(vii)	the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it and the Agent are satisfied that they have complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations and internal policies in relation to that transfer and if the documentation in relation to that transfer is based on standard form LMA transfer documentation (and as otherwise prescribed by Clause 25 (Changes to the Lenders)).

(d)	A Lender shall perform the checks described in paragraph (c)(vii) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

(e)	In the event that:

(i)	the Borrower or the Agent (at the request of the Borrower) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of all the Lenders; and

in the case of a consent, waiver or amendment requiring the approval of all the Lenders, Lenders whose Commitments aggregate more than 85 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 85 per cent. of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

37.7	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)	the Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the Facility; or

(B)	the agreement of the Lenders, has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents,

that Defaulting Lender’s Commitments under the Facility will be reduced by the amount of its Available Commitments under the Facility and, to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)	For the purposes of this Clause 37.7, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraph (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

37.8	Replacement of Dissenting Lenders

(a)	Subject to the provisions of paragraphs (b) and (c) below, in the event that any consent to, waiver of, or amendment to any provision of the Finance Documents requires the consent of all Lenders but only the consent of the Majority Lenders is obtained within 21 days of the request for such consent, waiver or amendment being given to the Lenders, the Agent shall notify each of the Majority Lenders supporting such consent, waiver or amendment (such Lenders, the “Supporting Lenders”) of the details of the Lenders who have not consented to such consent, waiver or amendment (the “Dissenting Lenders”) and, if applicable, the details of any Lender who has split its vote to reflect the instructions of its Participant resulting in a Dissenting Portion (as defined in paragraph (d) below) and one or more of the Supporting Lenders may by giving at least 10 days’ notice require the Dissenting Lenders to transfer their rights and obligations in the Loan (together with a proportionate share of their rights and obligations under the Finance Documents) to one or more of the Supporting Lenders on the date notified to such Dissenting Lenders by the Supporting Lenders (being at least five Business Days after the date of such notice) (the “Buy-Out Date”) provided that on or before the Buy-Out Date such Dissenting Lenders are paid by the Supporting Lenders (pro rata based on the principal amount owed to each Supporting Lender or otherwise as agreed by the Supporting Lenders):

(i)	the par value for the amount of the Loan to be transferred on the Buy-Out Date; and

(ii)	all accrued and unpaid interest, Break Costs (if any, as if the relevant amount of the Loan was prepaid on the Buy-Out Date) and other amounts owing on the amount of the Loan to be transferred up to but excluding the Buy-Out Date.

(b)	Upon payment by the Supporting Lenders of the amounts referred to in paragraphs (i) and (ii) above, the Dissenting Lenders’ rights and obligations in the Loan (together with a proportionate share of their interest, rights and obligations under the Finance Documents) shall be transferred by way of novation to the Supporting Lenders (pro rata based on the principal amount owed to each Supporting Lender or otherwise as agreed by the Supporting Lenders) on the Buy-Out Date in accordance with Clause 25.5 (Procedure for transfer).

(c)	Each Lender may notify each Participant of any matter requiring all Lender approval and the provisions of this Clause 37.8.

(d)	If, when voting on a matter requiring all Lenders approval, a Lender splits its vote to reflect the instructions of its Participant (a “Split Vote Lender”) then if, on the instructions of its Participant, any percentage of that Split Vote Lender’s vote is cast against the requested consent, waiver or amendment, as the case may be (the “Dissenting Portion”), the Dissenting Portion shall be treated as a Dissenting Lender and, to the extent that the Split Vote Lender is a Supporting Lender in respect of the percentage of its vote that does not correspond to the Dissenting Portion and has not otherwise agreed to terminate, unwind, liquidate or otherwise cancel its arrangements with its Participant, the Supporting Lenders may require that Split Vote Lender to terminate, unwind, liquidate or otherwise cancel its arrangements with its Participant (provided that the Supporting Lenders shall pay to such Split Vote Lender all costs incurred in connection with such termination, unwinding, liquidation or cancellation) and transfer the interest, rights and obligation corresponding to the Dissenting Portion to the Supporting Lenders in accordance with paragraph (a) above.

(e)	In order to effect the transfer referred to in paragraph (a) above, the Supporting Lenders shall complete a Transfer Certificate (or, if required, Transfer Certificates) and send a copy of such Transfer Certificate(s) (duly signed by the Supporting Lenders) to each relevant Dissenting Lender (each of whom shall promptly execute and deliver the Transfer Certificate(s) to the Agent).

38.	CONFIDENTIALITY

38.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 38.2 (Disclosure of Confidential Information) and Clause 38.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

38.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)	appointed by any Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 28.16 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (i) or (ii) above;

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation (including, but not limited to, any regulation issued under the Banking Act, Chapter 19 of Singapore and applicable to banks in Singapore in relation to the prevention of money laundering and/or countering the financing of terrorism);

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative, regulatory or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 25.9 (Security over Lenders’ rights);

(viii)	to any person for the purpose of obtaining a valuation in connection with a Participation Agreement;

(ix)	to the International Swaps and Derivatives Association, Inc. (“ISDA”) or any Credit Derivatives Determination Committee or sub-committee of ISDA where such disclosure is required by them in order to determine whether the obligations under the Finance Documents will be, or in order for the obligations under the Finance Documents to become, deliverable under a credit derivative transaction or other credit linked transaction which incorporates the 2009 ISDA Credit Derivatives Determinations Committees and Auction Settlement Supplement or other provisions substantially equivalent thereto;

(x)	who is a Party; or

(xi)	with the consent of any Obligor;

in each case, such Confidential Information (including, for the avoidance of doubt, a copy of any Finance Document and any information which that Finance Party has acquired under or in connection with any Finance Document) as that Finance Party shall consider appropriate if:

(A)	in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)	in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)	to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; and

(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors.

38.3	Disclosure to numbering service providers

(a)	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors and the Parent the following information:

(i)	names of Obligors and the Parent;

(ii)	country of domicile of Obligors and the Parent;

(iii)	place of incorporation of Obligors and the Parent;

(iv)	date of this Agreement;

(v)	Clause 40 (Governing law);

(vi)	the names of the Agent, the Security Agent and the Arranger;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Facility (and any tranches);

(ix)	amount of Total Commitments;

(x)	currencies of the Facility;

(xi)	type of the Facility;

(xii)	ranking of the Facility;

(xiii)	Termination Date for the Facility;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors and the Parent by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor and the Parent represents that to the best of its knowledge and belief none of the information set out in paragraphs (a)(i) to (a)(xiii) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall notify the Borrower and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors and the Parent; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors and the Parent by such numbering service provider.

38.4	Entire agreement

This Clause 38 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

38.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

38.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 38.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 38.

38.7	Continuing obligations

The obligations in this Clause 38 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors and the Parent under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

39.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

40.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

41.	ENFORCEMENT

41.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 41.1 is for the benefit of the Finance Parties and Secured Parties only. As a result, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

41.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, the Parent, the Borrower and each other Obligor (other than an Obligor incorporated in England and Wales):

(i)	irrevocably appoints Law Debenture Corporate Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by an agent for service of process to notify the relevant Obligor or the Parent of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors and the Parent) must immediately (and in any event within seven days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

(c)	Each of the Parent and the Borrower expressly agrees and consents to the provisions of this Clause 41 and Clause 40 (Governing law).

(d)	The Borrower may irrevocably appoint another person as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document, subject to notifying the Agent accordingly. In the case of any replacement of an existing agent for service of process, following the new process agent’s appointment and notification to the Agent of such new appointment, the existing process agent may resign.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

PART I

THE ORIGINAL OBLIGORS

Name of the Borrower	Registration number (or equivalent, if any) Original Jurisdiction
Giant Merger Limited	WK-284202, Cayman Islands

Name of Original Guarantor	Registration number (or equivalent, if any) Original Jurisdiction
Giant Investment Limited	WK-284201, Cayman Islands

PART II

THE ORIGINAL LENDERS

Name of Original Lender	Commitment (U.S.$)
China Minsheng Banking Corp., Ltd., Hong Kong Branch	180,000,000
ICBC International Finance Limited	115,000,000
BNP Paribas Hong Kong Branch	60,000,000
Bank of China Limited Macau Branch	50,000,000
Cathay United Bank Company, Limited, Hong Kong Branch	50,000,000
China Merchants Bank Co., Ltd. Hong Kong Branch	50,000,000
Credit Suisse AG, Singapore Branch	50,000,000
Deutsche Bank AG, Singapore Branch	50,000,000
Goldman Sachs Lending Partners LLC	50,000,000
JPMorgan Chase Bank, N.A.	50,000,000
Ping An Bank Co., Ltd.	50,000,000
ING Bank N.V., Singapore Branch	35,000,000
Hua Nan Commercial Bank, Ltd., Offshore Banking Branch	20,000,000
Luso International Banking Ltd.	20,000,000
Mega International Commercial Bank Co., Ltd., Offshore Banking Branch	20,000,000
Total:	850,000,000

PART III

THE ORIGINAL HEDGE COUNTERPARTIES

None.

SCHEDULE 2

CONDITIONS PRECEDENT

PART I

INITIAL CONDITIONS PRECEDENT

1.	Original Obligors

(a)	A copy of the Constitutional Documents and of the constitutional documents of Holdco and each other Original Obligor, in each case, if applicable, statutory registers and certificates of good standing issued by the Registrar of Companies.

(b)	A copy of a resolution of the board of directors of Holdco (in relation to entry into the Intercreditor Agreement only) and each Original Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Transaction Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, the Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(iv)	in the case of Holdco or an Original Obligor other than the Borrower, authorising the Borrower to act as its agent in connection with the Finance Documents.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Finance Documents (for Holdco, in relation to the Intercreditor Agreement only) and related documents.

(d)	A copy of a resolution signed by all the holders of the issued shares in the Original Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Guarantor is a party.

(e)	A certificate of the Borrower (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

(f)	A certificate of the Parent (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

(g)	A certificate of an authorised signatory of the Borrower, the Parent, Holdco and each other relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the Utilisation Date.

2.	Finance Documents

(a)	The Intercreditor Agreement executed by the parties thereto (other than the Finance Parties).

(b)	This Agreement executed by the parties thereto (other than the Finance Parties).

(c)	The Fee Letters executed by the parties thereto (other than the Finance Parties).

(d)	The Commitment Letter executed by the parties thereto (other than the Finance Parties).

(e)	The Hedging Letter executed by the parties thereto (other than the Finance Parties).

(f)	The Report Proceeds Letter executed by the parties thereto.

(g)	Any Parent Loan Document to the extent executed by the parties thereto on or prior to the Closing Date.

(h)	Unsigned and undated PRC Account Control Agreement(s) in agreed form.

3.	Security

(a)	A copy (with at least two originals to follow promptly) of each of the following Transaction Security Documents executed by the parties thereto (other than the Finance Parties):

(i)	the Debenture (MergeCo);

(ii)	the Merger Documents Assignment (MergeCo – Cayman);

(iii)	the Share Charge (Giant Interactive);

(iv)	the Share Charge (MergeCo); and

(v)	the Merger Documents Assignment (Parent – Cayman).

(b)	A copy of all notices required to be sent under the Transaction Security Documents executed by the applicable parties as required by the relevant Transaction Security Document (to be delivered within the applicable time periods specified within the relevant Transaction Security Documents).

(c)	A copy of all share certificates, transfers and stock transfer forms or equivalent duly executed by the relevant Original Obligor in blank in relation to the assets subject to or expressed to be subject to the Transaction Security and other documents of title to be provided under the Transaction Security Documents (other than the share certificates in respect of Equity Interests in the Target to be secured under the Share Charge (Giant Interactive) which are to be delivered under paragraph (d)(ii) of Clause 23.48 (Conditions subsequent: Merger)).

(d)	A certified copy of the register of mortgages and charges of each Original Obligor including details of any Transaction Security Document such Original Obligor is party to.

4.	Merger

(a)	A copy of each of (i) the Merger Agreement executed by the parties to it, (ii) the Company Disclosure Schedule and (iii) the constitutional documents of the Target following the Merger Effective Time.

(b)	A certificate of the Borrower (signed by a director) detailing the estimated Merger Costs (which may be satisfied by attaching the Funds Flow Statement detailing such estimated costs).

(c)	A certificate of the Borrower (signed by a director) certifying that:

(i)	the conditions under the Merger Agreement have been satisfied or waived (where such waiver does not relate to any matter referred to in section 6.16 of each of the Merger Agreement and the Company Disclosure Schedule or section 5.01(iii) of each of the Merger Agreement and the Company Disclosure Schedule and would not reasonably be expected to be materially adverse to the interests of the Finance Parties) (other than payment of the Merger Consideration and such other conditions which are (x) specified by the Borrower as being due to be and (y) contemplated under the Merger Agreement as being satisfied or waived (where such waiver does not relate to any matter referred to in section 6.16 of each of the Merger Agreement and the Company Disclosure Schedule or section 5.01(iii) of each of the Merger Agreement and the Company Disclosure Schedule and would not reasonably be expected to be materially adverse to the interests of the Finance Parties) on the Utilisation Date);

(ii)	no condition to completion of the Merger has been amended, waived or treated as satisfied in a manner which would materially and adversely affect the interest of the Lenders (except with the consent of each Original Mandated Lead Arranger); and

(iii)	no corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 24.7 (Insolvency proceedings) or creditors’ process described in Clause 24.8 (Creditors’ process) has been taken or, to the knowledge of the Borrower, (having made due and careful enquiry), threatened in relation to the Target and none of the circumstances described in Clause 24.6 (Insolvency) applies to the Target.

(d)	A copy of the form of the Merger Plan to be signed by a director of the Borrower and the Target and to be filed with the Registrar of Companies on or before the Closing Date (with such amendments to that form as recommended by the Registrar of Companies).

(e)	A copy of each of the other documents required to be filed with the Registrar of Companies pursuant to the provisions of section 233(9) of the Companies Law (2013 Revision) of the Cayman Islands in relation to the Merger (with such amendments to those documents as recommended by the Registrar of Companies).

(f)	Evidence that:

(i)	the Merger has been approved by: (A) all shareholders of the Borrower; (B) a special resolution of the Target (being a resolution passed by holders of at least two-thirds of the shares of such Target) and (C) the board of directors of the Borrower and the Target; and

(ii)	all creditors holding a fixed or floating security interest in each of Target and the Borrower (if any) have consented to the Merger Plan or a certificate of the Target and the Borrower that no such security interests exist.

5.	Shareholder and management documents

(a)	A copy of each of the Shareholders Documents (substantially reflecting the terms of the Shareholder Terms, where applicable) executed by the parties to those documents.

(b)	A copy of the Shareholder Terms in agreed form.

(c)	A certificate of Holdco (signed by a director) certifying that:

(i)	the Founder and the Equity Investors, in the aggregate, directly or indirectly wholly-own (other than nominal holdings and directors’ qualifying shares) each class of the issued share capital of Holdco (other than any shares allocated to management of the Group);

(ii)	Holdco directly owns each class of the issued share capital of the Parent; and

(iii)	the Parent directly wholly-owns each class of the issued share capital of the Borrower.

(d)	A certificate of the Parent or the Borrower (signed by a director):

(i)	certifying that the Parent has received (or will receive prior to, or simultaneously with, the proceeds of the Utilisation under this Agreement) cash proceeds from Holdco (by way of cash contribution) of not less than U.S.$808,400,000 (the “Cash Contribution”);

(ii)	certifying that the Cash Contribution has been applied or will, simultaneously with the Utilisation under this Agreement be applied for the same purpose as the proceeds of the Facility; and

(iii)	certifying that such Cash Contribution received (together with the proceeds of the Utilisation proposed to be drawn on the Utilisation Date and any Cash held by the Target Group on the Closing Date (as specified in the Funds Flow Statement)) will be sufficient to pay in full the aggregate of Merger Consideration and all related Merger Costs (whether or not paid on the Closing Date).

6.	Vendor Note Documents

(a)	A copy of the Vendor Note executed by the parties to it.

(b)	Evidence (in the form of applicable bank statements or written confirmation from the applicable account bank(s)) that the aggregate of:

(i)	the U.S. dollar equivalent (determined using the Exchange Rate (as defined in the Merger Agreement) applied in paragraph (e) of Section 7.02 of the Merger Agreement) of the aggregate balance standing to the credit of each Onshore VLN Account (after deducting any PRC withholding Tax that would apply if such balance were paid to Giant HK by way of dividends from WFOE (Zhengtu) or, as applicable, WFOE (Zhengduo));

(ii)	the aggregate balance standing to the credit of the Offshore VLN Account; and

(iii)	the U.S. dollar equivalent of the aggregate balance standing to the credit of the Onshore VLN Retention Accounts.

is not less than the Vendor Note Amount.

(c)	A copy of the Vendor Note Subordination Deed executed by the parties thereto (together with customary legal opinion in respect of the capacity, power, authority and legal personality of the Vendor Note Lender and the enforceability, legality and validity of obligations under the Vendor Note Subordination Deed).

7.	Accounts

(a)	Evidence that each of the following accounts has been established and designated as such:

(i)	the Dividend Account;

(ii)	the DSRA;

(iii)	the Offshore Mandatory Prepayment Account;

(iv)	each Onshore VLN Account;

(v)	the Offshore VLN Account; and

(vi)	the Onshore Mandatory Prepayment Accounts,

and a letter from the Borrower to the Agent and the Security Agent specifying such accounts and including, in each case, details of each account name, account number and the name and address of the bank or financial institution where each such account is held.

(b)	Evidence that the DSRA or the Offshore Mandatory Prepayment Account has been or will be funded to the DSRA Minimum Balance.

(c)	A copy of the evidence received by the Parent and/or the Borrower under the Merger Agreement in respect of the satisfaction of the condition set out Section 7.02(e) of the Merger Agreement.

8.	Legal Opinions

(a)	The following Legal Opinions, each addressed to the Reliance Parties:

(i)	A Legal Opinion of Linklaters, legal advisers to the Agent and the Arranger as to English law substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(ii)	A Legal Opinion of Linklaters, legal advisers to the Agent and the Arranger as to Hong Kong law substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(iii)	A Legal Opinion of Appleby, legal advisers to the Agent and the Arranger as to the laws of the Cayman Islands substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(iv)	An unsigned and undated legal opinion of Jun He Law Offices, legal advisers to the Agent and the Arranger as to PRC law, in the agreed form.

(b)	An unsigned and undated legal opinion as specified in paragraph (e) of Clause 23.48 (Conditions subsequent: Merger), in the agreed form.

(c)	If the VIE Part 1 Restructuring is completed prior to the Closing Date, an unsigned and undated legal opinion of Grandall, legal advisers to the Target as to the laws of the PRC, addressed to the Target but which is capable of being disclosed by a Finance Party on a confidential and non-reliance basis, in the agreed form.

9.	Other documents and evidence

(a)	A letter from the process agent referred to in Clause 41.2 (Service of process) and/or required to be appointed under the Transaction Security Documents referred to in paragraph 3 (Security) of this Part I of Schedule 2 (Conditions precedent) and/or required to be appointed under any Finance Document required to be delivered under this Part I of Schedule 2 (Conditions precedent) confirming it has accepted its appointment.

(b)	The Group Structure Chart (which assume that the Closing Date has occurred).

(c)	The Base Case Model.

(d)	The Funds Flow Statement in a form agreed by the Borrower and the Agent detailing the proposed movement of funds on or before the Closing Date and evidencing that the amounts received will be sufficient, among others, to pay in full the Merger Consideration and Merger Costs including but not limited to cash out the relevant employees under the employee options (under both the 2006 & 2007 incentive plans), fund the credit balances in the accounts as specified in this Part I of Schedule 2, in each case, as specified in the Funds Flow Statement.

(e)	The Reports.

(f)	The Original Financial Statements.

(g)	The Structure Memorandum.

(h)	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 13 (Fees), Clause 14.5 (Stamp taxes) and Clause 18 (Costs and expenses) have been paid or will be paid by the Utilisation Date.

(i)	Evidence satisfactory to the Agent that each Original Lender has carried out and is satisfied with the results of all agreed “know your customer” or other similar checks (including as to the Target).

(j)	An up to date copy of the MOFCOM Memorandum (which is addressed to the Finance Parties and is capable of being disclosed by a Finance Party on a confidential and non-reliance basis).

(k)	An up to date copy of written advice by Jun He Law Offices in relation to, among others, the VIE Restructuring (which is addressed to the Finance Parties and is capable of being disclosed by a Finance Party on a confidential and non-reliance basis).

(l)	The Grandall Minutes.

PART II

CONDITIONS PRECEDENT REQUIRED TO BE

DELIVERED BY AN ADDITIONAL GUARANTOR

1.	An Accession Deed executed by the Additional Guarantor and the Borrower.

2.	A copy of the constitutional documents of the Additional Guarantor (together with such amendments thereto reasonably requested by the Security Agent to facilitate enforcement of Security).

3.	A copy of a resolution of the board of directors of the Additional Guarantor:

(a)	approving the terms of, and the transactions contemplated by, the Accession Deed and the Finance Documents and resolving that it execute, deliver and perform the Accession Deed and any other Finance Document to which it is party;

(b)	authorising a specified person or persons to execute the Accession Deed and other Finance Documents on its behalf;

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)	authorising the Borrower to act as its agent in connection with the Finance Documents.

4.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.	To the extent required by law, a copy of a resolution signed by all the holders of the issued shares of in the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6.	A certificate of the Additional Guarantor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

7.	A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Deed.

8.	A copy of any other Authorisation or other document, opinion or assurance necessary in connection with the entry into and performance of the transactions contemplated by the Accession Deed or for the validity and enforceability of any Finance Document.

9.	If requested by the Agent, the latest audited financial statements of the Additional Guarantor.

10.	The following legal opinions, each addressed to the Agent, the Security Agent and the Lenders:

(a)	a legal opinion of the legal advisers to the Agent as to the laws of the jurisdiction of incorporation of the Additional Guarantor (or to the extent customary to do so in that jurisdiction, by the legal advisers to the Additional Guarantor in that jurisdiction); and

(b)	a legal opinion of the legal advisers to the Agent as to the governing laws of such Transaction Security Document (or to the extent customary to do so in that jurisdiction, by the legal advisers to the Additional Guarantor in that jurisdiction).

11.	If the proposed Additional Guarantor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 41.2 (Service of process) and/or required to be appointed under the Transaction Security Documents referred to in paragraph 12 has accepted its appointment in relation to the proposed Additional Guarantor.

12.	Any Transaction Security Documents which are required by the Security Principles to be executed by the proposed Additional Guarantor.

13.	Any notices or documents required to be given or executed under the terms of those Transaction Security Documents.

PART III

CONDITION SUBSEQUENT REQUIRED TO BE DELIVERED IN RESPECT OF ADDITIONAL TRANSACTION SECURITY

In respect of any Transaction Security Document required to be executed under paragraph (b) of Clause 23.51 (Conditions subsequent: hedging and security) and any party thereto (other than a Finance Party) (the “Applicable Obligor”):

1.	A copy of the constitutional documents of the Applicable Obligor and, if applicable, statutory registers and certificates of good standing issued by the Registrar of Companies (or a certificate of the Applicable Obligor confirming that copies of the constitutional documents of the Applicable Obligor that have previously been delivered to the Agent remain true, complete and up-to-date and that such constitutional documents have not been amended or supplemented and remain in full force and effect).

2.	A copy of a resolution of the board or, if applicable, a committee of the board of directors of the Applicable Obligor:

(a)	approving the terms of, and the transactions contemplated by, such Transaction Security Document and resolving that it execute, deliver and perform such Transaction Security Document;

(b)	authorising a specified person or persons to execute such Transaction Security Document on its behalf; and

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)	in the case of an Obligor other than the Borrower, authorising the Borrower to act as its agent in connection with the Finance Documents.

3.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 2 above.

4.	If applicable, a copy of a resolution of the board of directors of the Applicable Obligor, establishing the committee referred to in paragraph 3 above.

5.	To the extent required by law, a copy of a resolution signed by all the holders of the issued shares of in the Applicable Obligor approving the terms of, and the transactions contemplated by, such Transaction Security Document.

6.	A certificate of the Applicable Obligor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

7.	A certificate of an authorised signatory of the Applicable Obligor certifying that each copy document listed in this Part III of this Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of such Transaction Security Document.

8.	A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by such Transaction Security Document or for the validity and enforceability of any Finance Document.

9.	The following legal opinions, each addressed to the Agent, the Security Agent and the Lenders:

(a)	a legal opinion of the legal advisers to the Agent as to the laws of the jurisdiction of incorporation of the Applicable Obligor (or to the extent customary to do so in that jurisdiction, by the legal advisers to the Applicable Obligor in that jurisdiction); and

(b)	a legal opinion of the legal advisers to the Agent as to the governing laws of such Transaction Security Document (or to the extent customary to do so in that jurisdiction, by the legal advisers to the Applicable Obligor in that jurisdiction).

10.	Evidence that any process agent specified in such Transaction Security Document has accepted its appointment in relation to the Applicable Obligor.

11.	A copy of all notices required to be sent under the Transaction Security Documents executed by the applicable parties as required by the relevant Transaction Security Document, including the filing of UCC financing statement in the United States in respect of the Merger Documents Assignment (Giant Interactive – Cayman).

12.	A copy of all share certificates, transfers and stock transfer forms or equivalent duly executed by the Applicable Obligor in blank in relation to the assets subject to or expressed to be subject to the Transaction Security and other documents of title to be provided under the Transaction Security Documents.

SCHEDULE 3

REQUESTS AND NOTICES

PART I

UTILISATION REQUEST

From:	Giant Merger Limited

To:	[Agent]

Dated:	[ ]

Dear Sirs

Giant Merger Limited – U.S.$850,000,000 Facility Agreement

dated [                ] 2014 (the “Facility Agreement”)

1.	We refer to the Facility Agreement. This is the Utilisation Request. Terms defined in the Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow the Loan on the following terms:

(a)	Proposed Utilisation Date: [ ] (or, if that is not a Business Day, the next Business Day)

(b)	Currency of Loan: U.S.$

(c)	Amount: [ ] or, if less, the Available Facility

(d)	Interest Period: [ ]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Facility Agreement is satisfied on the date of this Utilisation Request.

4.	We authorise each Lender to make its participation available in the Loan net of any fees due and payable to it under the Finance Documents on the Utilisation Date.

5.	We authorise you to retain [insert details of fees payable to the Finance Parties].

6.	The remaining proceeds of this Loan should be credited to [specify account details of the Paying Agent].

7.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

Giant Merger Limited

PART II

SELECTION NOTICE

From:	Giant Merger Limited

To:	[Agent]

Dated:	[ ]

Dear Sirs

Giant Merger Limited – U.S.$850,000,000 Facility Agreement

dated [                    ] 2014 (the “Facility Agreement”)

1.	We refer to the Facility Agreement. This is a Selection Notice. Terms defined in the Facility Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We refer to the following Loan with an Interest Period ending on [ ]**.

3.	We request that the next Interest Period for the Loan is [ ]].

4.	This Selection Notice is irrevocable and unconditional.

Yours faithfully

authorised signatory for

Giant Merger Limited

Notes:

*	Amend as appropriate. The Selection Notice can be given by the Borrower or the Parent.
**	Insert details of the Loan for the Facility.

PART III

EXTENSION REQUEST

From:	Giant Merger Limited

To:	[Agent]

Dated:	[ ]

Dear Sirs

Giant Merger Limited – U.S.$850,000,000 Facility Agreement

dated [                    ] 2014 (the “Facility Agreement”)

1.	We refer to the Facility Agreement. This is an Extension Request. Terms defined in or construed for the purposes of the Facility Agreement have the same meaning in this Extension Request unless given a different meaning in this Extension Request.

2.	We request that the Initial Certain Funds Period Expiry Date be extended to 17 December 2014 (or, if earlier, the Termination Date (as defined in, and extended pursuant to, the Merger Agreement)).

3.	We confirm that (a) the Merger Effective Time has not occurred on or prior to the Initial Certain Funds Period Expiry Date and (b) the Termination Date (as defined in the Merger Agreement) has been extended beyond the Initial Certain Funds Period Expiry Date pursuant to section 8.02(a) of the Merger Agreement by the Target or the Parent.

4.	This Extension Request is irrevocable.

Yours faithfully

authorised signatory for

Giant Merger Limited

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:	[ ] as Agent and [ ] as Security Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:	[ ]

Giant Merger Limited – U.S.$850,000,000 Facility Agreement

dated [                    ] 2014 (the “Facility Agreement”)

1.	We refer to the Facility Agreement and to the Intercreditor Agreement (as defined in the Facility Agreement). This agreement (the “Agreement”) shall take effect as a Transfer Certificate for the purpose of the Facility Agreement and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 25.5 (Procedure for transfer) of the Facility Agreement:

(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with Clause 25.5 (Procedure for transfer) of the Facility Agreement all of the Existing Lender’s rights and obligations under the Facility Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Utilisation under the Facility Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [ ].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) of the Facility Agreement are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders).

[4/5].	The New Lender confirms that it [is]/[is not]*** a Sponsor Affiliate.

[5/6].	We refer to clause 19.4 (Change of Senior Lender) of the Intercreditor Agreement.

In consideration of the New Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined therein), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

***	Delete as applicable.

[6/7].	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

[7/8].	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[8/9].	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:

The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as a Transfer Certificate for the purposes of the Facility Agreement by the Agent, and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent, and the Transfer Date is confirmed as [                    ].

[Agent]

By:

[Security Agent]

By:

SCHEDULE 5

FORM OF ASSIGNMENT AGREEMENT

To:	[ ] as Agent and [ ], [ ] as Security Agent, [ ] as Borrower, for and on behalf of each Obligor and the Parent

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:	[ ]

Giant Merger Limited – U.S.$850,000,000 Facility Agreement

dated [                    ] 2014 (the “Facility Agreement”)

1.	We refer to the Facility Agreement and to the Intercreditor Agreement (as defined in the Facility Agreement). This is an Assignment Agreement. This agreement (the “Agreement”) shall take effect as an Assignment Agreement for the purpose of the Facility Agreement and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 25.6 (Procedure for assignment) of the Facility Agreement:

(a)	The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facility Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitment(s) and participations in the Loan under the Facility Agreement as specified in the Schedule.

(b)	The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in the Loan under the Facility Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [ ].

4.	On the Transfer Date the New Lender becomes:

(a)	Party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b)	Party to the Intercreditor Agreement as a Senior Lender (as defined in the Intercreditor Agreement).

5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) of the Facility Agreement are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders) of the Facility Agreement.

[8/9].	The New Lender confirms that it [is]/[is not]*** a Sponsor Affiliate.

[9/10].	We refer to clause 19.4 (Change of Senior Lender) of the Intercreditor Agreement. In consideration of the New Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

[10/11].	This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 25.7 (Copy of Transfer Certificate, Assignment Agreement, Increase Confirmation or Voting Participation to Borrower) of the Facility Agreement, to the Borrower (on behalf of each Obligor and the Parent) of the assignment referred to in this Agreement.

[11/12].	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

[12/13].	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[13/14].	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:

The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

***	Delete as applicable.

THE SCHEDULE

Commitment/rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as an Assignment Agreement for the purposes of the Facility Agreement by the Agent, and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent, and the Transfer Date is confirmed as [                    ].

Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

[Security Agent]

By:

SCHEDULE 6

FORM OF ACCESSION DEED

To:	[ ] as Agent and [ ] as Security Agent for itself and each of the other parties to the Intercreditor Agreement referred to below

From:	[Subsidiary] and Borrower

Dated:	[ ]

Dear Sirs

Giant Merger Limited – U.S.$850,000,000 Facility Agreement

dated [                    ] 2014 (the “Facility Agreement”)

1.	We refer to the Facility Agreement and to the Intercreditor Agreement. This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Facility Agreement and as a Debtor Accession Deed for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facility Agreement have the same meaning in paragraphs 1 to [3]/[4] of this Accession Deed unless given a different meaning in this Accession Deed.

2.	[Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Facility Agreement and the other Finance Documents (other than the Intercreditor Agreement) as an Additional Guarantor pursuant to Clause 27.2 (Additional Guarantors) of the Facility Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [ ].

3.	[Subsidiary’s] administrative details for the purposes of the Facility Agreement and the Intercreditor Agreement are as follows:

Address:	[ ]

Fax No.:	[ ]

Attention:	[ ]

4.	[Subsidiary] (for the purposes of this paragraph [4]/[5], the “Acceding Debtor”) intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:

[Insert details (date, parties and description) of relevant documents]

the “Relevant Documents”.

IT IS AGREED as follows:

(a)	Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Accession Deed, bear the same meaning when used in this paragraph [4]/[5].

(b)	The Acceding Debtor and the Security Agent agree that the Security Agent shall hold:

(i)	[any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(ii)	all proceeds of that Security; and][1]

(iii)	all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Security Agent as trustee for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor (in the Relevant Documents or otherwise) in favour of the Security Agent as trustee for the Secured Parties, on trust for the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

(c)	The Acceding Debtor confirms that it intends to be party to the Intercreditor Agreement as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

(d)	In consideration of the Acceding Debtor being accepted as an Intra-Group Lender for the purposes of the Intercreditor Agreement, the Acceding Debtor also confirms that it intends to be party to the Intercreditor Agreement as an Intra-Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra-Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

5.	This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS ACCESSION DEED has been signed on behalf of the Security Agent (for the purposes of paragraph [4]/[5] above only), signed on behalf of the Borrower and executed as a deed by [Subsidiary] and is delivered on the date stated above.

[1]	To be included to the extent that the Security created in the Relevant Documents is expressed to be granted to the Security Agent as trustee for the Secured Parties.

[Subsidiary]

[EXECUTED AS A DEED	)

By [Subsidiary]	)

Director

Director/Secretary

OR

[EXECUTED AS A DEED	)

By [Subsidiary]	)

Signature of Director

Name of Director

in the presence of

Signature of witness

Name of witness

Address of witness

Occupation of witness]

Borrower

..Giant Merger Limited

By:

The Security Agent

[Full Name of current Security Agent]

By:

Date:

SCHEDULE 7

FORM OF RESIGNATION LETTER

To:	[ ] as Agent

From:	[resigning Obligor] and [ ] as Borrower

Dated:	[ ]

Dear Sirs

Giant Merger Limited – U.S.$850,000,000 Facility Agreement

dated [                    ] 2014 (the “Facility Agreement”)

1.	We refer to the Facility Agreement. This is a Resignation Letter. Terms defined in the Facility Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.	Pursuant to Clause 27.3 (Resignation of a Guarantor), we request that [resigning Obligor] be released from its obligations as a Guarantor under the Facility Agreement and the Finance Documents (other than the Intercreditor Agreement).

3.	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	*[[this request is given in relation to a Third Party Disposal of [resigning Obligor];

(c)	[the Disposal Proceeds in respect of such Third Party Disposal have been or will be applied in accordance with Clause 8.2 (Disposal, Insurance and Recovery Proceeds and Excess Cashflow);]**]

(d)	[ ]***

4.	This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[Borrower]	[resigning Obligor]

By:	By:

NOTES:

*	Insert where resignation only permitted in case of a Third Party Disposal.
**	Amend as appropriate, e.g. to reflect agreed procedure for payment of proceeds into a specified account.
***	Insert any other conditions required by the Facility Agreement.

SCHEDULE 8

FORM OF COMPLIANCE CERTIFICATE

To:	[ ] as Agent

From:	[ ] as Borrower

Dated:	[ ]

Dear Sirs

Giant Merger Limited – U.S.$850,000,000 Facility Agreement

dated [                    ] 2014 (the “Facility Agreement”)

1.	We refer to the Facility Agreement. This is a Compliance Certificate. Terms defined in the Facility Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	Covenant testing: we confirm that:

(a)	in respect of the Relevant Period ending on [ ], Cashflow for the Relevant Period was [ ] and Debt Service for the Relevant Period was [•]. Therefore the Cashflow Cover for such Relevant Period was [•]:1 and the financial covenant contained in paragraph [ ] of Clause 22.2 (Financial condition) [has/has not] been complied with.

(b)	in respect of the Relevant Period ending on [ ], [Adjusted] EBITDA for such Relevant Period was [ ] and Net Finance Charges for such Relevant Period were [ ]. Therefore the Interest Cover for such Relevant Period was [ ]:1 and the financial covenant contained in paragraph [ ] of Clause 22.2 (Financial condition) [has/has not] been complied with.

(c)	on the last day of the Relevant Period ending on [ ], Total Net Debt was [ ] and Adjusted EBITDA for such Relevant Period was [ ]. Therefore the Adjusted Leverage ratio for such Relevant Period was [ ]:1 and the financial covenant contained in paragraph [ ] of Clause 22.2 (Financial condition) [has/has not] been complied with and, therefore, the Margin should be [ ]%.

(d)	[Capital Expenditure (other than Capital Expenditure funded by the retention of the proceeds of Disposals and insurance claims in accordance with Clause 8.5 (Excluded proceeds) or from New Shareholder Injections) (the “Excluded Items”) in accordance with sub-paragraph [ ] of Clause 22.2 (Financial condition) for the financial year of the Group ending on [ ] was [ ].

Permitted Carry Forward Amount for the financial year of the Group ending on [                    ] was [                    ].

Permitted Carry Back Amount for the financial year of the Group ending on [                    ] was [                    ].

The total amount of the Unused Amount which has been applied towards the basket specified in paragraph (g)(ii) of the definition of Permitted Acquisition pursuant to paragraph [                    ] of Clause 22 (Financial covenants) was [                    ].

Therefore Capital Expenditure (less the Excluded Items) during such financial year [was/was not] in excess of [                    ] (being the maximum expenditure permitted in that period) and the covenant contained in paragraph [                    ] of Clause 22 (Financial covenants) [has/has not] been complied with.]

(e)	on the last day of the Relevant Period ending on [ ], Total Net Debt was [ ] and Adjusted EBITDA for such Relevant Period was [ ]. Therefore the Adjusted Leverage for such Relevant Period was [ ] to 1 and accordingly the Margin will be [ ]%.

(f)	[Excess Cashflow for the Financial Year of the Parent ending [ ] was [ ]. [The voluntary prepayment amount for that Financial Year was [ ].] Therefore the Excess Cashflow to be applied in prepayment pursuant to Clause 8.2 (Disposal, Insurance and Recovery Proceeds and Excess Cashflow) will be [ ].]

3.	No Default: [we confirm that no Default is continuing.]*

4.	Material Companies and Guarantor Coverage: [we confirm that the following companies constitute Material Companies for the purposes of the Facility Agreement: [ ].]

We confirm that the aggregate of the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA, as defined in Clause 22 (Financial covenants), aggregate gross assets and aggregate turnover of the Guarantors (calculated on an unconsolidated basis and excluding all intra-group items and investments in Subsidiaries of any Group Member) exceeds [90]% of the EBITDA, as defined in Clause 22 (Financial covenants) consolidated gross assets and consolidated turnover of the Group.

5.	Permitted Acquisition: As of the date of this Compliance Certificate, the headroom/unspent amount under paragraph (g)(ii) of the definition of Permitted Acquisition is U.S.$[ ] and under paragraph [ ] of Clause 22 (Financial covenants) is U.S.$[ ]].

We confirm that each of the conditions in paragraph (g) of the definition of Permitted Acquisition has been met.

[Insert details of paragraphs (g)(i) to (g)(viii) of the definition of Permitted Acquisition]

6.	Mandatory Prepayment Events: [we refer to Clause [ ] (For the avoidance of doubt, no Flotation may occur in respect of any Equity Interest of any Group Member. Disposal, Insurance and Recovery Proceeds and Excess Cashflow). We confirm that the amount of [Excluded Recovery Proceeds]/[Excluded Disposal Proceeds]/[Excluded Insurance Proceeds] is [ ], and that the specific purpose for which it was intended to be used is [ ]. We confirm that such amount of [Excluded Recovery Proceeds]/[Excluded Disposal Proceeds]/[Excluded Insurance Proceeds] has been used for that specific purpose and within the applicable period in the manner contemplated by this Agreement.]

7.	New Shareholder Injection: we confirm that the amount of New Shareholder Injection received during [the financial year of the Group ending on [ ]] / [the Financial Quarter to which this Compliance Certificate relates] (the “Applicable Period”) was [ ].

8.	The amount of New Shareholder Injection not previously used (or reserved or otherwise set aside for a particular purpose) on, and accumulated up to, the first day of such Applicable Period was [ ].

9.	The amount of New Shareholder Injection used (or reserved or otherwise set aside for a particular purpose) during the Applicable Period was [ ]. The purposes to which the proceeds have been applied are: [ ].

10.	Acquisition/Investment Basket: For the Financial Year [ ] to date, we have incurred the following Acquisition/Investment Expenditure:

(a)	[ ];

(b)	[ ]; and

(c)	[ ].

We confirm that an amount of U.S.$[                    ] of [Total Purchase Price] / [Joint Venture Investment] / [Capital Expenditure] relating to [                    ] [made] / [incurred] on [                    ] has been funded from [Retained Excess Cashflow] / [Now Shareholder Injections] (which has not been previously applied or allocated for a particular purpose.

We confirm that a total of U.S.$[                    ] has been applied towards the Acquisition/Investment Basket. As of the date of this Compliance Certificate, the Unused Amount is U.S.$[                    ] and we elect to allocate U.S.$[                    ] as the Permitted Carry Forward Amount.

We elect to allocate U.S.$[                    ] as Permitted Carry Back Amount for the Financial Year [                    ].

11.	Retained Excess Cashflow: we confirm that the amount of Retained Excess Cashflow generated in and relating to the financial year of the Group ending on [ ] was [ ] (the “Applicable Financial Year”).

12.	The amount of Retained Excess Cashflow not previously used (or reserved or otherwise set aside for a particular purpose) on, and accumulated up to, the first day of the Applicable Financial Year was [ ].

13.	The amount of Retained Excess Cashflow used (or reserved or otherwise set aside for a particular purpose) during the current Financial Year in which this Compliance Certificate is delivered is [ ]. The purposes to which the proceeds have been applied are: [ ].

14.	Trapped Amount: we confirm that the amount of Trapped Amount to date is:

(a)	in relation to Disposal Proceeds: [ ];

(b)	in relation to Insurance Proceeds: [ ];

(c)	in relation to Recovery Proceeds: [ ]; and

(d)	in relation to Excess Cashflow: [ ].

We confirm that the aggregate Cash held by the Onshore Group Members, as of the date of this certificate, is in excess of the sum of (x) that Trapped Amount (constituted by Excess Cashflow) and (y) U.S.$70,000,000.

15.	Game Reports: we confirm the following in respect of the material operating games of the Group:

	[Insert name of game]	[Insert name of game]	[Insert name of game]	[Insert name of game]	[Insert name of game]

APA

APRU

Average concurrent user

Peak concurrent user

Daily consumption

Revenue (US GAAP)

16.	VIE-to-WFOE cash transfer: pursuant to Clause 23.28 (Cash management), we confirm that VIE Group Members have paid or transferred amounts to the WFOE Group Members such that, as at the latest Quarter Date, the amounts standing to the credit of all banks accounts held by the VIE Group Members (when aggregated together) was not in excess of RMB 120,000,000, and we hereby confirm that as at the latest Quarter Date:

(a)	the aggregate balance in the bank accounts of all VIE Group Members was RMB [ ]; and

(b)	the aggregate balance in the bank accounts of all WFOE Group Members was RMB [ ],

and we hereby attach screenshots showing the balances in each Onshore Group Member’s individual bank accounts (each on an unconsolidated and unaggregated basis).

17.	DSRA: we confirm that as at the date of the Compliance Certificate:

(a)	the DSRA Minimum Balance is U.S.$[ ]; and

[insert reasonable details of how the DSRA Minimum Balance has been calculated]

(b)	the aggregate balance standing to the credit of all DSRAs is U.S.$[ ].

18.	Payment waterfall: we confirm that in respect of the Financial Quarter to which this Compliance Certificate relates:

(a)	the Freely Available Cash as at the first day of that Financial Quarter is U.S.$[ ];

(b)	the Freely Available Cash as at the final day of that Financial Quarter is U.S.$[ ];

(c)	the Surplus Cash as at the first day of that Financial Quarter is U.S.$[ ];

(d)	the Surplus Cash as at the final day of that Financial Quarter is U.S.$[ ]; and

(e)	amounts in respect of each item of the Payment Waterfall has been applied or retained during that Financial Quarter for the purpose of that item as follows:

[insert reasonable details of how each item has been funded / how amounts have been set aside].

Signed

	Chief Financial Officer of [Borrower]	Director of [Borrower]

[insert applicable certification language]

for and on behalf of [name of Auditors of the Borrower]*

By:

NOTES:

*	Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the Auditors. To be agreed with the Borrower’s auditors prior to signing the Facility Agreement.

SCHEDULE 9

LMA FORM OF CONFIDENTIALITY UNDERTAKING

CONFIDENTIALITY LETTER

[Letterhead of Arranger]

Date: [                    ]

To:

[insert name of Potential Lender]

To:	Giant Merger Limited

Re:	U.S.$850,000,000 facility agreement (the “Facility Agreement”) between, the Company, Giant Investment Limited, China Minsheng Banking Corp., Ltd., Hong Kong Branch, BNP Paribas Hong Kong Branch, Credit Suisse AG, Singapore Branch, Deutsche Bank AG, Singapore Branch, Goldman Sachs (Asia) L.L.C., ICBC International Finance Limited and JPMorgan Chase Bank, N.A., as mandated lead arrangers and bookrunners, Bank of China Limited Macau Branch, Cathay United Bank Company, Limited, Hong Kong Branch, China Merchants Bank Co., Ltd. Hong Kong Branch, ING Bank N.V., Singapore Branch and Ping An Bank Co., Ltd. as mandated lead arrangers and Hua Nan Commercial Bank, Ltd., Offshore Banking Branch, Luso International Banking Ltd. and Mega International Commercial Bank Co., Ltd., Offshore Banking Branch as arrangers (together, the “Arrangers”), the financial institutions listed in Part II of Schedule 1 thereto as lenders, the entities listed in Part III of Schedule 1 thereto as hedge counterparties, BNP Paribas, as agent and as security agent (as amended and/or supplemented from time to time).

Borrower: Giant Merger Limited (the “Company”) Date: [ ] Facility: U.S.$850,000,000 Agent: BNP Paribas

Dear Sirs

We understand that you are considering participating in the Facility. In consideration of us agreeing to make available to you certain information and to prevent front-running of the Facility, by your signature of a copy of this letter you agree as follows:

1.	CONFIDENTIALITY UNDERTAKING

You undertake:

1.1	to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by paragraph 2 below and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

1.2	to keep confidential and not disclose to anyone except as provided for by paragraph 2 below the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facility; and

1.3	to use the Confidential Information only for the Permitted Purpose.

2.	PERMITTED DISCLOSURE

We agree that you may disclose such Confidential Information and such of those matters referred to in paragraph 1.2 above as you shall consider appropriate:

2.1	to members of the Participant Group and their officers, directors, employees, professional advisers and auditors if any person to whom the Confidential Information is to be given pursuant to this paragraph 2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

2.2	to any person to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; and

2.3	with the prior written consent of us and the Company.

3.	NOTIFICATION OF DISCLOSURE

You agree (to the extent permitted by law and regulation) to inform us:

3.1	of the circumstances of any disclosure of Confidential Information made pursuant to paragraph 2.2 above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

3.2	upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.	RETURN OF COPIES

If you do not participate in the Facility and we so request in writing, you shall return or destroy all Confidential Information supplied to you by us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by you and use your reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2.2 above.

5.	CONTINUING OBLIGATIONS

The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in of this letter shall cease on the earlier of (a) the date on which you become a party to the Facility Agreement or (b) the date falling twelve months after the date of your final receipt (in whatever manner) of any Confidential Information.

6.	NO REPRESENTATION; CONSEQUENCES OF BREACH, ETC.

You acknowledge and agree that:

6.1	neither we nor any of our officers, employees or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any member of the Group or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any member of the Group or be otherwise liable to you or any other person in respect of the Confidential Information or any such information; and

6.2	we or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person or member of the Group may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.	ENTIRE AGREEMENT: NO WAIVER; AMENDMENTS, ETC.

7.1	This letter constitutes the entire agreement between us in relation to your obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

7.2	No failure to exercise, nor any delay in exercising any right or remedy under this letter will operate as a waiver of any such right or remedy or constitute an election to affirm this letter. No election to affirm this letter will be effective unless it is in writing. No single or partial exercise of any right or remedy will prevent any further or other exercise or the exercise of any other right or remedy under this letter.

7.3	The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8.	INSIDE INFORMATION

You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and you undertake not to use any Confidential Information for any unlawful purpose.

9.	NATURE OF UNDERTAKINGS

The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Company and each other member of the Group.

10.	[FRONT RUNNING – PARTICIPANT

10.1	You acknowledge and agree that:

(a)	you will not, and you will procure that no other member of the Participant Group will engage in any Front Running;

(b)	if you or any other member of the Participant Group engages in any Front Running we may suffer loss or damage;

(c)	if you or any other member of the Participant Group engages in any Front Running we retain the right not to allocate to you a participation under the Facility;

(d)	you confirm that neither you nor any other member of the Participant Group has engaged in any Front Running.

10.2	When you sign the Facility Agreement and any transfer document under the Facility Agreement (in the case of any transfer document, only if signed within the Free to Trade Time), you will, if we so request, confirm to us in writing that neither you nor any other member of the Participant Group has breached the terms of this paragraph 10 of this letter.

10.3	Any arrangement, front-end or similar fee which may be payable to you in connection with the Facility is only payable on condition that neither you nor any other member of the Participant Group has breached the terms of this paragraph 10 of this letter. This condition is in addition to any other conditions agreed between us in relation to your entitlement to any such fee.][2]

11.	THIRD PARTY RIGHTS

11.1	Subject to this paragraph 11 and to paragraphs 6 and 9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this letter.

11.2	The Relevant Persons and each member of the Group may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 11 and the provisions of the Third Parties Act.

11.3	Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any member of the Group to rescind or vary this letter at any time.

12.	GOVERNING LAW AND JURISDICTION

12.1	This letter and the agreement constituted by your acknowledgement of its terms (the “Letter”) and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Letter) are governed by English law.

[2]	To be included for potential lenders during the Syndication Period.

12.2	The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Letter or the negotiation of the transaction contemplated by this Letter).

13.	DEFINITIONS

In this letter (including the acknowledgement set out below) terms defined in the Facility Agreement shall, unless the context otherwise requires, have the same meaning and:

“Arranger Group” means us, each of our holding companies and subsidiaries and each subsidiary of each of our holding companies (as each such term is defined in the Companies Act 2006) and each of our or their directors, officers and employees (including any sales and trading teams) provided that when used in this letter in respect of an Arranger it applies severally only in respect of that Arranger, each of that Arranger’s holding companies and subsidiaries, each subsidiary of each of its holding companies and each director, officer and employee (including any sales and trading teams) of that Arranger or any of the foregoing and not, for the avoidance of doubt, those of another Arranger.

“Confidential Information” means all information relating to the Parent, any Obligor, the Group, the Target Group, the Finance Documents or the Facility which is provided to you in relation to the Finance Documents or Facility by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)	is or becomes public information other than as a direct or indirect result of any breach by you of this letter; or

(b)	is identified in writing at the time of delivery as non-confidential by us or our advisers; or

(c)	is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, from a source which is, as far as you are aware, unconnected with the Group or the Target Group and which, in either case, as far as you are aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Facility Interest” means a legal, beneficial or economic interest acquired or to be acquired expressly and specifically in or in relation to the Facility, whether as initial Lender or by way of assignment, transfer, novation, sub-participation (whether disclosed, undisclosed, risk or funded) or any other similar method.

“Finance Documents” means the documents defined in the Facility Agreement as Finance Documents.

“Free to Trade Time” means the time we, or any relevant bookrunner(s), notify the parties participating as lenders of record in Syndication of their final allocations in the Facility.

“Front Running” means undertaking any of the following activities prior to the Free to Trade Time which is intended to or is reasonably likely to encourage any person to take a Facility Interest except as a lender of record in Syndication:

(a)	communication with any person or the disclosure of any information to any person in relation to a Facility Interest;

(b)	making a price (whether firm or indicative) with a view to buying or selling a Facility Interest; or

(c)	entering into (or agreeing to enter into) any agreement, option or other arrangement, whether legally binding or not, giving rise to the assumption of any risk or participation in any exposure in relation to a Facility Interest, excluding where any of the foregoing is:

(i)	made to or entered into by you with another member of the Participant Group (in the case of the undertaking made by you in this letter) or by us with another member of the Arranger Group (in the case of the undertaking made by us in this letter); or

(ii)	an act of a member of the Participant Group (in the case of the undertaking made by you in this letter) or the Arranger Group (in the case of the undertaking made by us in this letter) who in each case is operating on the public side of an information barrier unless such person is acting on the instructions of a person who has received Confidential Information and is aware of the proposed Facility.

“Group” means the Company and its Subsidiaries for the time being.

“Obligor” means a borrower or a guarantor under the Facility Agreement.

“Participant Group” means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 2006) and where such term is used in this letter and the definition of “Front Running” each of your or their directors, officers and employees (including any sales and trading teams).

“Permitted Purpose” means considering and evaluating whether to enter into the Facility.

“Syndication” means the primary syndication of the Facility.

“Target” means Giant Interactive Group Inc. , an exempted company with limited liability incorporated under the laws of the Cayman Islands with registration number 171613 with registered office Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands and, as of the date of this Agreement, listed on the New York Stock Exchange.

“Target Group” means the Target and each of its Subsidiaries for the time being, including for the avoidance of doubt each VIE Group Member.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

For and on behalf of

[Arranger]

To:         [Arranger]

The Company and each other member of the Group

We acknowledge and agree to the above:

For and on behalf of

[Potential Lender]

SCHEDULE 10

TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of the Utilisation Request)) or a Selection Notice (Clause 11.1 (Selection of Interest Periods))	U-3 9.30am

Agent determines (in relation to the Utilisation) the amount of the Loan, if required under Clause 5.4 (Lenders’ participation) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)

Promptly after receipt of Utilisation Request

LIBOR is fixed	Quotation Day as of 11:00 a.m. London time

“U”	=	date of Utilisation or, if applicable, in the case of the Loan that has already been borrowed, the first day of the relevant Interest Period for the Loan.

“U-X”	=	X Business Days prior to date of Utilisation

SCHEDULE 11

MATERIAL COMPANIES

(i)	Giant Interactive (Hong Kong) Limited

(ii)	Shanghai Zhengtu Information Technology Co., Ltd.

(iii)	Shanghai Zhengju Information Technology Co., Ltd.

(iv)	Shanghai Zhengduo Information Technology Co., Ltd.

(v)	Shanghai Jujia Network Technology Co., Ltd.

(vi)	Shanghai Giant Network Technology Co., Ltd.

(vii)	Shanghai Juhuo Network Technology Co., Ltd.

SCHEDULE 12

SECURITY PRINCIPLES

(A)	Considerations

In determining whether any guarantee will be provided under Clause 19.1 (Guarantee and indemnity) (a “Guarantee”) and Security will be provided in support of the Facility (and any related hedging arrangements in respect of the types of liabilities and/or risks which the Hedging Letter requires to be hedged) the following matters will be taken into account.

(a)	With respect to each pledge of Equity Interests directly held or owned by a First Tier Offshore Group Member in any Onshore Group Member:

(i)	a First Tier Offshore Group Member shall only be required to grant such pledge over Equity Interests in any Onshore Group Member (that is a Material Company) that are directly held or owned by such First Tier Offshore Group Member; and

(ii)	each Obligor shall ensure that such First Tier Offshore Group Member and such Onshore Group Member (that is a Material Company),

shall (as soon as possible after the execution of such pledge over Equity Interests) apply for, and use reasonable efforts to, obtain and effect all Authorisations that may be required under the laws and regulations of (including approval of MOFCOM and registration with SAIC) the PRC in respect of such pledge of Equity Interests, provided that the Security Agent shall provide information and other reasonable assistance (in its capacity as pledgee under each pledge of Equity Interests as is necessary to prepare the application documents required by MOFCOM and SAIC.

(b)	Guarantees and Security shall not be created or perfected to the extent that it would:

(i)	result in any breach of corporate benefit, financial assistance, fraudulent preference or thin capitalisation laws or regulations (or analogous restrictions) of any applicable jurisdiction (including the SAFE regulations on external security and guarantees);

(ii)	result in a significant risk to the officers of the relevant grantor of Guarantee or Security of contravention of their fiduciary duties and/or of civil or criminal liability; or

(iii)	result in costs directly associated with such Guarantee or Security that, in the opinion of the Agent, are disproportionate to the benefit obtained by the beneficiaries of that Guarantee or Security, including without limitation the materiality of the proposed security interest to the Secured Parties in light of the aggregate Guarantee or Security already provided or to be provided to them relative to the costs in granting such Transaction Security; or

(iv)	in the case of the creation of Security over any Equity Interests in any Joint Venture (that is not a member of the Group) or the granting of any Guarantee by or the creation of Transaction Security over Equity Interests in or assets of any Subsidiary (that is not wholly-owned by the Borrower directly or indirectly) result in violation of the restrictions in the applicable joint venture or shareholders’ agreement relating to the Group’s interest in such Joint Venture or Subsidiary or by law, to the extent that consent to grant such Security or Guarantee (which must be requested) is withheld, provided that (in the case of paragraph (i) and (ii) above) each Obligor and the Parent shall, and shall procure that each member of the Group shall, use all reasonable endeavours to overcome any such breach or risk including assisting in demonstrating that adequate corporate benefit accrues and, so far as legally possible, carrying out any whitewash (or similar) procedure and (in the case of paragraph (iv) above) each Obligor and the Parent shall, and shall procure that each member of the Group shall, use all reasonable endeavour to obtain any consent required to avoid such violation and to the extent it is possible to provide a limited Guarantee or Security if such breach or risk is not overcome or such consent is not obtained Guarantee or Security will be provided, but limited to the maximum amount which the relevant members of the Group can provide having regard to the applicable law, regulations or analogous restrictions (as the case may be).

For the avoidance of doubt, in these Security Principles, “cost” includes, but is not limited to, income tax cost, registration taxes payable on the creation or enforcement or for the continuance of any Security, stamp duties, out-of-pocket expenses, and other fees and expenses directly incurred by the relevant grantor of Security or any of its direct or indirect owners, subsidiaries or Affiliates.

(B)	Obligations to be secured

1.	Subject to (A) (Considerations), the obligations to be secured are the Secured Obligations (as defined below). The Security is to be granted in favour of the Security Agent on behalf of each Lender from time to time, and the Agent, the Arranger, any Hedge Counterparty.

For ease of reference, the following definitions should, to the extent legally possible, be incorporated into each Security Document (with the capitalised terms used in them having the meaning given to them in the Intercreditor Agreement):

“Secured Obligations” means all the Liabilities and all other present and future liabilities and obligations at any time due, owing or incurred by any Group Member and by each Debtor to any Secured Party under the Debt Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

“Secured Parties” means the Security Agent, any Receiver or Delegate and each of the Secured Creditors from time to time but, in the case of each Secured Creditor, only if it is a party to the Intercreditor Agreement or has acceded to the Intercreditor Agreement, in the appropriate capacity, pursuant to clause 19.9 (Creditor Accession Undertaking) of the Intercreditor Agreement.

2.	The Secured Obligations will be limited:

(a)	to avoid any breach of corporate benefit, financial assistance, fraudulent preference, thin capitalisation rules or the laws or regulations (or analogous restrictions) of any applicable jurisdiction; and

(b)	to avoid any risk to officers of the relevant Group Member that is granting a Guarantee or Transaction Security of contravention of their fiduciary duties and/or civil or criminal or personal liability.

(C)	General

1.	Each Obligor and any member of the Group that accedes as an Additional Guarantor shall, subject to these principles, grant security over all of its material assets (present and future).

2.	Where appropriate, defined terms in the Transaction Security Documents should mirror those in this Agreement and the Intercreditor Agreement.

3.	The parties to this Agreement agree to (and each Obligor shall procure that each applicable Group Member shall) negotiate the form of each Transaction Security Document in good faith and will ensure that all documentation required to be entered into as a condition precedent to drawdown under this Agreement (or immediately thereafter) is in a finally agreed form as soon as reasonably practicable after the date of the Commitment Letter. Each Transaction Security Document shall be in form and substance satisfactory to the Agent (acting reasonably), who shall take into account advice from applicable local counsel on specific requirements under the laws of the applicable jurisdictions, and be consistent with the provisions of paragraph (D) below.

4.	The form of guarantee is set out in Clause 19 (Guarantee and indemnity) and, with respect to any Additional Guarantor, is subject to any limitations of law or regulation set out in the Accession Deed applicable to such Additional Guarantor.

5.	The Transaction Security shall, to the extent possible under local law, be enforceable on the occurrence of an Event of Default in respect of which notice has been served by the Agent in accordance with Clause 24.20 (Acceleration) (an “Enforcement Event”).

(D)	Terms of Transaction Security Documents

The following principles will be reflected in the terms of any Transaction Security Document (subject to considerations under applicable local law according to the advice of legal counsel in the applicable jurisdiction):

(a)	rights of set off (other than for netting purposes) will not be exercisable until the occurrence of an Enforcement Event;

(b)	(subject to paragraph (g) below) representations and undertakings applicable to the grantor of Transaction Security in any Transaction Security Document shall be consistent with those set out in this Agreement (applying to such grantor mutatis mutandis) and shall not seek to impose additional commercial requirements, except for any additional representations and undertakings included in such Transaction Security Document to confirm creation of Security, any registration or perfection of any security interest required by local law or customary in the applicable jurisdiction, and there shall not be any requirements to pay costs or provisions for default or penalty interest, tax gross-up or indemnities unless (in each case) such requirements or provisions are either (i) identical (mutatis mutandis) to those contained in this Agreement or (ii) required for the creation or perfection of any Transaction Security (and no equivalent provision is contained in this Agreement);

(c)	the provisions of each Transaction Security Document shall take into account the day-to-day operations of the business of the applicable grantor of Transaction Security thereunder (prior to the occurrence of any Enforcement Event);

(d)	(in addition to any applicable requirements under this Agreement) information, such as lists of assets, will be provided if, and only to the extent, required (by applicable law or based on market practice in the applicable local jurisdiction) to be provided to perfect or register, or facilitate the enforcement of, any Transaction Security and be provided at intervals to be reasonably agreed (taking into account market practice in the applicable jurisdiction and requirements under local law) or, while an Event of Default continuing, on the Security Agent’s request;

(e)	any power of attorney given in favour of the Security Agent, any Lender or Hedge Counterparty may only be exercised following the occurrence of an Enforcement Event or if the applicable grantor of Transaction Security has failed to comply with any applicable obligation under any Transaction Security Document within five Business Days the earlier of becoming aware of that failure or of being notified of that failure and being requested to comply with such obligation;

(f)	Transaction Security will, where possible and practical, automatically extend to future assets of the same type as those already secured by such Transaction Security;

(g)	Transaction Security Documents should not operate so as to prevent transactions with are permitted under this Agreement or require additional consents or authorisations from the Finance Parties in respect of matters that are permitted under this Agreement, except for requirements for particular assets to be free from Security or Quasi-Security (other than Transaction Security); and

(h)	the Transaction Security Documents will not accrue interest on any amount in respect of which interest is accruing under this Agreement so as to result in double-counting.

(E)	Specific assets

With respect to the following assets, the considerations set out below shall apply in relation to any Transaction Security over such assets.

1.	Shares and Equity Interests

Subject to these Security Principles, an Obligor and the Parent shall grant Security over its shares and Equity Interests in members of the Group and, where allowed, Joint Ventures and minority shareholdings owned by it. Where shares or other Equity Interests are the subject of Transaction Security, the applicable Transaction Security Document will be governed by the laws of the company or entity whose shares or other Equity Interests are the subject of such Transaction Security (subject to advice from local counsel to the contrary).

1.1	Until an Enforcement Event occurs:

(a)	the applicable Obligor or the Parent granting such Transaction Security will be permitted to retain and to exercise voting rights attaching to such shares or other Equity Interests in a manner that does not adversely affect the legality, validity or enforceability of any Transaction Security is not inconsistent with and does not or cause any breach of any Finance Document or any other Debt Document (as defined in the Intercreditor Agreement) or cause any Event of Default or any other Enforcement Event to occur and would not have a material adverse effect on the value of the relevant shares or other Equity Interests; and

(b)	the company or entity whose shares or other Equity Interests are the subject of such Transaction Security will be permitted to pay dividends in cash to its shareholders to the extent permitted under the Finance Documents.

To the extent permitted by law, the constitutional documents of the company or entity whose shares or other Equity Interests are subject to any Transaction Security will be amended prior to the creation of the relevant Security (or if not possible due to law, as soon as possible thereafter) to remove any restriction on the transfer or the registration of the transfer of such shares or other Equity Interests on enforcement of any Transaction Security.

Save where not required by law, the share certificate and a stock transfer form executed in blank together with signed but undated director and secretary resignation letters and authorisations letters (or equivalent to reflect local practice) will be provided to the Security Agent on the date of the relevant Transaction Security Document and where required by local law the share certificate or shareholder register will be endorsed or written up and the endorsed share certificate or copy of the written up register provided to the Security Agent.

1.2	Following an Enforcement Event, the Security Agent may (to the extent possible in local law):

(a)	transfer the shares and/or Equity Interests into its own name or to any nominee as it shall select;

(b)	exercise all rights and remedies that it would have under local law (e.g. power of sale); and

(c)	apply all dividends and other payments received by it or by the Security provider in the satisfaction of the secured liabilities.

All Onshore Distributions by any Onshore Group Member in favour of any Offshore Group Member shall be directly paid into the Dividend Account (except that dividends and distributions made out of any amount standing to the credit of the Onshore VLN Accounts shall be directly paid into the Offshore VLN Account).

2.	Bank accounts

2.1	If required by local law to perfect any Transaction Security or in line with market practice in the applicable jurisdictions, notification of security interests over bank accounts will be given (subject to local law advice) to the bank(s) with whom such accounts are maintained on the date the relevant security is granted but (other than with respect to the accounts subject to the Transaction Security) any obligation of any Obligor to seek an acknowledgement (from the applicable bank(s) with whom such accounts are established) shall be limited to a request by that Obligor to such bank(s) that such an acknowledgement be provided. Such notification of security interests shall not (except in the case of the accounts subject to the Transaction Security and required by this agreement to be “blocked”) restrict withdrawals of amounts in such bank accounts by the applicable Obligor in the course of its day to day business prior to the notification by the Security Agent to the applicable bank(s) (with whom such accounts are established) that an Enforcement Event has occurred.

2.2	Any security over any bank account shall be subject to any set-off rights or liens (constituting Permitted Security) in favour of the applicable account bank (with which such bank account is held) which are created either by law or in the standard terms and conditions of that account bank. The notice of security with respect to such bank account shall request these set-off rights and liens be waived by the applicable account bank to the extent permitted by law but (subject to Clause 23.27 (Group bank accounts)) the Obligor granting Transaction Security over such bank account shall not be required to change its banking arrangements if these rights are not waived or are only partially waived, provided that such rights must be waived in full by the account bank with which any account which is subject to the Transaction Security is held if such account is required by this Agreement to be “blocked”.

2.3	Subject to the provisions of the Finance Documents, the applicable Obligor granting Transaction Security over any bank account shall be free to deal with such bank account (other than the accounts subject to the Transaction Security and required by this agreement to be “blocked”) until the giving of any notice by the Security Agent to the applicable account bank to the contrary, provided that such notice may only be given if an Enforcement Event has occurred.

3.	Receivables

3.1	No notification shall be required to be given to debtors in respect of receivables that are not the subject of any other specific form of security under the Transaction Security Documents (“General Receivables”) and that are subject to Transaction Security until the occurrence of an Enforcement Event.

3.2	Security over the General Receivables shall not prohibit the transfer (prior to the occurrence of an Enforcement Event) of such General Receivables as permitted under the Finance Documents.

4.	Book debts

4.1	Subject to the provisions of the Finance Documents, an Obligor shall be free to deal with book debts (that are not the subject of any other specific form of security under the Transaction Security Documents) (“General Book Debts”) in the ordinary course of its business (to the extent permitted under the Finance Documents) until the occurrence of an Enforcement Event, except that all book debts and moneys received shall be paid into one or more of the Charged Accounts (or, where any Finance Document requires such book debts and/or moneys to be paid into any specific Charged Account, into that Charged Account).

4.2	No notice of Transaction Security over General Book Debts shall be required to be served on the debtors owing such General Book Debts until the occurrence of an Enforcement Event.

4.3	If required under local law, Transaction Security over trade receivables will be registered subject to the general principles set out in these Security Principles.

5.	Real estate

Transaction Security over real estate will be limited to fixed security over freehold and leasehold property (or the equivalent thereof in the applicable jurisdiction(s)) provided that, in the case of leasehold property, such Transaction Security does not breach the terms of the applicable lease.

6.	Inventory

Transaction Security granted in respect of inventory, stock-in-trade or similar assets shall be granted in a manner and to the extent that such Transaction Security does not (at any time prior to the occurrence of an Enforcement Event) prevent or hinder the manufacture, transfer and sale of the Group’s inventory and stock-in-trade in the ordinary course of its business (including any intra-Group transfer of title to inventory and stock-in-trade to the extent permitted under this Agreement).

7.	Intellectual Property

Each Obligor shall grant Transaction Security over its material Intellectual Property, but shall be free to deal with any Intellectual Property (which is the subject of any Transaction Security granted by it) in the course of its business (to the extent permitted under the Finance Documents) until the occurrence of an Enforcement Event.

8.	Insurance

Notices of Transaction Security will be given to the applicable counterparties under each insurance policy (that is subject to any Transaction Security), and the Obligors shall use all reasonable endeavours to ensure that the acknowledgments to such notices are signed by such counterparties.

The Obligors shall ensure that the Transaction Security relating to any insurance policy is noted on such insurance policy and that (subject to advice from local counsel) applicable loss payee clauses reflecting the terms of such Transaction Security are included in such insurance policy.

9.	Intercompany loans

Each Obligor will grant Transaction Security over its rights in any Financial Indebtedness made available by it to any other member of the Group or Obligor or outstanding to it from any other member of the Group or Obligor. Notices of such Transaction Security shall be granted to each of the debtors in respect of such Financial Indebtedness and the applicable Obligor shall procure the acknowledgment of each such notice from the applicable debtor in respect of such Financial Indebtedness.

10.	Merger Documents and Hedging Agreements

10.1	Rights of Obligors or members of the Group under the Merger Documents and each Hedging Agreement shall be assigned by way of security (as security for the Secured Obligations).

10.2	Notice of that assignment will be sent to each counterparty under the applicable Merger Document or Hedging Agreement, and the Obligors shall (in the case of any assignment of rights under any Merger Document) procure an acknowledgment of that notice from each such counterparty or (in the case of any assignment of rights under any Hedging Agreement) use reasonable endeavours to obtain an acknowledgement of that notice from each such counterparty (provided that, in each case, each Obligor shall ensure that there are no restrictions in the terms of any of the Merger Documents against such assignment or, to the extent that there are any such restrictions, such restrictions are waived).

10.3	The Security Agent shall not exercise or enforce any such right of any Obligor or member of the Group under any of the Merger Documents or Hedging Agreements pursuant to such Transaction Security, unless and until an Enforcement Event has occurred.

SCHEDULE 13

FORM OF INCREASE CONFIRMATION

To:	[ ] as Agent, [ ] as Security Agent, and Giant Merger Limited as Borrower, for and on behalf of each Obligor and the Parent

From:	[the Increase Lender] (the “Increase Lender”)

Dated:

Giant Merger Limited – U.S.$850,000,000 Facility Agreement

dated [                    ] 2014 (the “Facility Agreement”)

1.	We refer to the Facility Agreement and to the Intercreditor Agreement (as defined in the Facility Agreement). This agreement (the “Agreement”) shall take effect as an Increase Confirmation for the purpose of the Facility Agreement and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 2.2 (Increase) of the Facility Agreement.

3.	The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Facility Agreement.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [ ].

5.	On the Increase Date, the Increase Lender becomes:

(a)	party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b)	party to the Intercreditor Agreement as a Senior Lender (as defined in the Intercreditor Agreement).

6.	The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 33.2 (Addresses) of the Facility Agreement are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (g) of Clause 2.2 (Increase) of the Facility Agreement.

[9/10].	The Increase Lender confirms that it is not a Sponsor Affiliate.

[10/11].	We refer to clause 19.9 (Creditor Accession Undertaking) of the Intercreditor Agreement. In consideration of the Increase Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the Increase Lender confirms that, as from the Increase Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

[11/12].	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

[12/13].	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[13/14].	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:

The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

RELEVANT COMMITMENT/RIGHTS AND OBLIGATIONS TO BE

ASSUMED BY THE INCREASE LENDER

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Facility Agreement by the Agent, and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent and the Increase Date is confirmed as [                    ].

Agent

By:

Security Agent

By:

SCHEDULE 14

FORMS OF NOTIFIABLE DEBT PURCHASE TRANSACTION NOTICE

PART I

FORM OF NOTICE ON ENTERING INTO NOTIFIABLE DEBT PURCHASE TRANSACTION

To:	[ ] as Agent

From:	[The Lender]

Dated:

Giant Merger Limited – U.S.$850,000,000 Facility Agreement

dated [                    ] 2014 (the “Facility Agreement”)

1.	We refer to paragraph (b) of Clause 26.3 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates) of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	We have entered into a Notifiable Debt Purchase Transaction.

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (U.S.$)

[Commitment	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

PART II

FORM OF NOTICE ON TERMINATION OF NOTIFIABLE DEBT PURCHASE TRANSACTION/

NOTIFIABLE DEBT PURCHASE TRANSACTION CEASING TO BE WITH SPONSOR AFFILIATE

To:	[ ] as Agent

From:	[The Lender]

Dated:

Giant Merger Limited – U.S.$850,000,000 Facility Agreement

dated [                    ] 2014 (the “Facility Agreement”)

1.	We refer to paragraph (c) of Clause 26.3 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates) of the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [ ] has [terminated]/[ceased to be with a Sponsor Affiliate].*

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (U.S.$)

[Commitment	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

*	Delete as applicable

SCHEDULE 15

FORM OF FOUNDER CERTIFICATE

To:	[Agent]

Dated:	[ ]

Dear Sirs

Giant Merger Limited – U.S.$850,000,000 Facility Agreement

dated [                    ] 2014 (the “Facility Agreement”)

I refer to the Facility Agreement. Terms defined in the Facility Agreement have the same meaning when used in this Certificate.

I am Mr. Yuzhu Shi (the “Founder”). I certify as follows:

1.	Shanghai Lanlin Bio-Technology Co., Ltd. (“Lanlin”) is 100 per cent. legally and beneficially owned by Giant Investment Co., Ltd., a company incorporated with limited liability under the laws of the PRC with registered number 3101152003114 (“Giant Investment”);

2.	Giant Investment is at least 95 per cent. legally held by the Founder (and the remaining equity is legally owned by Niu Jinhua), and is 100 per cent. beneficially owned by the Founder;

3.	Lanlin does not have any material assets or liabilities or conduct any material business except (a) holding shares in the VIE Entity, (b) execution and performance under the VIE Contracts and (c) business activities incidental to (a) and (b);

4.	Delivered with this certificate is a copy of (a) the articles of association of Lanlin, (b) the register of shareholders of Lanlin, (c) the capital contribution certificate issued to Giant Investment by Lanlin evidencing that Giant Investment is the sole shareholder of Lanlin; and (d) the balance sheet of Lanlin (as of [ ] (being a date no earlier than 10 Business Days prior to the date of this Certificate)) evidencing that Lanlin does not have material assets or liabilities except as set forth in paragraph 3. above. Each of these documents is a true and correct copy and in full force and effect as applicable and has not been amended or superseded as at the date of this Certificate.

Yours faithfully

Mr. Yuzhu Shi

[Insert attachments]

SCHEDULE 16

VIE CONTRACTS

PART I

EXISTING VIE CONTRACTS

1.	Irrevocable Powers of Attorney dated 7 September 2006 granted by each of the shareholders of the VIE Entity (the “VIE Shareholders”) pursuant to which, inter alia, each of the VIE Shareholders granted to the designee of WFOE (Zhengtu), the Founder, the power to exercise all voting rights of such shareholder.

2.	Equity Pledge Agreement dated 7 September 2006 between the VIE Shareholders (as pledgor), WFOE (Zhengtu) (as pledgee) and the VIE Entity pursuant to which, inter alia, each of the VIE Shareholders has pledged all of their equity interests in the VIE Entity to WFOE (Zhengtu).

3.	Equity Purchase Option and Cooperation Agreement dated 7 September 2006 between the VIE Entity, the VIE Shareholders and WFOE (Zhengtu), in favour of WFOE (Zhengtu), pursuant to which, inter alia, WFOE (Zhengtu) has the right to purchase the equity of the VIE Entity.

4.	Agreement dated 22 July 2007 between the Founder, the VIE Entity, the VIE Shareholders and WFOE (Zhengtu), pursuant to which, inter alia, if any profits, bonuses or dividends of the VIE Entity are remitted to the VIE Shareholders or the Founder, these recipients will be required to transfer all such amounts to WFOE (Zhengtu) or its designee in accordance with any applicable PRC laws and regulations.

5.	Agreement dated 27 August 2007 between the Founder, the VIE Entity, the VIE Shareholders and WFOE (Zhengtu), pursuant to which, inter alia, the parties agree on the distribution of proceeds and assets in the event of any liquidation or dissolution of the VIE Entity required by applicable laws.

6.	Financial Support Agreement dated 8 June 2007 between the VIE Entity and WFOE (Zhengtu), pursuant to which, inter alia, WFOE (Zhengtu) extends financial support to the VIE Entity.

PART II

VIE PART 1 CONTRACTS

1.	Asset Purchase Option Agreement to be entered into between Lanlin, WFOE (Zhengtu) and the VIE Entity, pursuant to which, inter alia, Lanlin agrees that WFOE (Zhengtu) (or its nominee) will have the option to purchase the business and assets of the VIE Entity.

2.	Equity Purchase Option Agreement to be entered into between Lanlin, WFOE (Zhengtu) and the VIE Entity, in favour of WFOE (Zhengtu), pursuant to which, inter alia, WFOE (Zhengtu) (or its nominee) will have the option to purchase the equity interests of Lanlin in the VIE Entity.

3.	Irrevocable Powers of Attorney to be issued by Lanlin to WFOE (Zhengtu)’s nominee(s), inter alia, authorising WFOE (Zhengtu)’s nominee (including a liquidator replacing such nominee) to exercise all rights in respect of the VIE Entity on behalf of Lanlin.

4.	Proxy Agreement to be entered into between Lanlin, WFOE (Zhengtu) and the VIE Entity, in favour of WFOE (Zhengtu), inter alia, enabling WFOE (Zhengtu) (or its nominees) to exercise all rights in respect of the VIE Entity on behalf of Lanlin.

5.	The VIE Equity Pledge (Lanlin 75%), the VIE Equity Pledge (Lanlin 80%) or, as applicable, the VIE Equity Pledge (Lanlin 100%).

6.	Termination Agreement to be entered into between the Founder, the VIE Shareholders, the VIE Entity and WFOE (Zhengtu) in respect of the termination of the VIE Contracts listed at 1 to 5 of Part I of this Schedule 16.

SCHEDULE 17

EXISTING REVENUE SHARING AGREEMENTS

1.	Exclusive Technical Consulting and Services Agreement dated 7 September 2006 between the VIE Entity and WFOE (Zhengtu), pursuant to which, inter alia, WFOE (Zhengtu) shall be the exclusive provider of various technical and consulting services to the VIE Entity.

2.	Amendment No.1 to the Exclusive Technical Consulting and Services Agreement dated 5 January 2012 between the VIE Entity and WFOE (Zhengtu), pursuant to which, inter alia, WFOE (Zhengtu) permits Shanghai Zhengju Information Technology Co., Ltd. to serve as the exclusive service provider for technical support and consulting services to the VIE Entity in connection with the operation of ZT Online 2.0.

3.	Amendment No. 2 to the Exclusive Technical Consulting and Services Agreement to be entered into between WFOE (Zhengtu) and the VIE Entity.

4.	Online Game Software Sales and Licensing Agreement dated 6 September 2006 between the VIE Entity and WFOE (Zhengtu), pursuant to which, inter alia, WFOE (Zhengtu) grants the VIE Entity an exclusive license within the PRC to operate ZT Online V1.0 and to sell game-related products.

5.	Amendment No.1 to the Online Game Software Sales and Licensing Agreement between the VIE Entity and WFOE (Zhengtu).

6.	Amendment No.2 dated 31 July 2009 to the Online Game Software Sales and Licensing Agreement between the VIE Entity and WFOE (Zhengtu).

7.	Amendment No.3 dated 17 September 2009 to the Online Game Software Sales and Licensing Agreement between the VIE Entity and WFOE (Zhengtu).

8.	Amendment No. 4 to the Online Game Software Sales and Licensing Agreement to be entered into between WFOE (Zhengtu) and the VIE Entity.

9.	Exclusive Technical Consulting and Services Agreement for ZT Online 2.0 dated 5 January 2012 between the VIE Entity and Shanghai Zhengju Information Technology Co., Ltd. ..

10.	Amendment No.1 to the Exclusive Technical Consulting and Services Agreement for ZT Online 2.0 dated 6 January 2012 between the VIE Entity and Shanghai Zhengju Information Technology Co., Ltd. ..

11.	Online Game Software Sales and Licensing Agreement dated 27 August 2010 between the VIE Entity and Shanghai Zhengju Information Technology Co., Ltd. ..

12.	Supplemental Agreement dated June 20 2011 between the VIE Entity and Shanghai Zhengju Information Technology Co., Ltd. ..

13.	Supplemental Agreement II of Online Game Software Sales and Licensing Agreement dated January 5 2014 between the VIE Entity and Shanghai Zhengju Information Technology Co., Ltd. ..

14.	Online Game Software Sales and Licensing Agreement dated 27 March 2012 between the VIE Entity and Shanghai Zhengju Information Technology Co., Ltd. ..

15.	Supplemental Agreement dated April 20 2013 between the VIE Entity and Shanghai Zhengju Information Technology Co., Ltd. ..

16.	Supplemental Agreement II of Online Game Software Sales and Licensing Agreement dated January 5 2014 between the VIE Entity and Shanghai Zhengju Information Technology Co., Ltd. ..

17.	Online Game Software Sales and Licensing Agreement dated 1 June 2012 between the VIE Entity and Shanghai Zhengju Information Technology Co., Ltd. ..

18.	Exclusive Technical Consulting and Services Agreement between the VIE Entity and Shanghai Zhengju Information Technology Co., Ltd. ..

19.	Online Game Software Sales and Licensing Agreement dated 30 October 2012 between the VIE Entity and Beijing Giant Zhengtu Network Technology Co., Ltd. ..

20.	Online Game Software Sales and Licensing Agreement dated 13 August 2009 between the VIE Entity and Hangzhou Snow Wolf Software Co., Ltd. ..

21.	Amendment No.1 to the Online Game Software Sales and Licensing Agreement dated 23 December 2009 between the VIE Entity and Hangzhou Snow Wolf Software Co., Ltd. ..

22.	Amendment No. 2 to the Online Game Software Sales and Licensing Agreement dated 3 December 2012 between the VIE Entity and Hangzhou Snow Wolf Software Co., Ltd. ..

23.	Amendment No. 3 to the Online Game Software Sales and Licensing Agreement dated 7 March 2013 between the VIE Entity and Hangzhou Snow Wolf Software Co., Ltd. ..

24.	User Platform Software Sales and Licensing Agreement dated 25 August 2011 between the VIE Entity and Shanghai Jujia Network Technology Co., Ltd. ..

25.	Supplemental Agreement of User Platform Software Sales and Licensing Agreement dated June 25 2013 between the VIE Entity and Shanghai Jujia Network Technology Co., Ltd. ..

26.	User Platform Software Sales and Licensing Agreement dated 21 June 2011 between the VIE Entity and Shanghai Juhuo Network Technology Co., Ltd. ..

27.	Supplemental Agreement of User Platform Software Sales and Licensing Agreement between the VIE Entity and Shanghai Juhuo Network Technology Co., Ltd. ..

28.	Supplemental Agreement II of User Platform Software Sales and Licensing Agreement dated December 10 2013 between the VIE Entity and Shanghai Juhuo Network Technology Co., Ltd. ..

29.	Supplemental Agreement III of User Platform Software Sales and Licensing Agreement between the VIE Entity and Shanghai Juhuo Network Technology Co., Ltd. ..

30.	Online Game Software Sales and Licensing Agreement dated 17 January 2011 between the VIE Entity and Beijing Julun Network Information Technology Co., Ltd. ..

31.	Online Game Software Sales and Licensing Agreement executed in 2012 between the VIE Entity and Shanghai Tonghua Network Technology Co., Ltd. ..

SCHEDULE 18

WHITE LIST

SCHEDULE 19

BLACK LIST

SCHEDULE 20

EXISTING SECURITY

None

SCHEDULE 21

FORM OF BUDGET

GIANT INTERACTIVE GROUP, INC.

CONSOLIDATED INCOME STATEMENT

(RMB mm)	Budget 2015	Actual 2015	Budget 2016
Revenues
Online Games
Licensing Revenues
Other Income, Net

Total Net Revenue
Cost of Services

Gross Profit
Operating (expenses) income:
R&D and Product Development
Sales and Marketing
G&A
Government Financial Incentives

Total Operating Expenses

Income from Operations
Interest Income
(Interest Expense)
Investment Income (loss)
Other Income, Net

Income Before Income Tax Expenses
Income Tax Expenses
Share of Loss of Equity Investees

Net Income
Net Income Attributable to Minority Interests

Net Income (net of Minority Interests)

Share-based compensation
One-off / Exceptional Items

Non-GAAP net income (net of Minority Interests)

EBITDA Calculation
Net Profit/(Loss)
Minority Interest
Tax
D&A
Net Interest Expense

EBITDA

GIANT INTERACTIVE GROUP, INC.

CONSOLIDATED BALANCE SHEET

(RMB mm)	Budget 2015	Actual 2015	Budget 2016
ASSETS
Current Assets
Cash and Cash Equivalents
Short-Term Investments
Accounts receivable
Prepayments
Deferred Tax Assets
Other Current Assets

Total Current Assets
Non-Current Assets
PPE
Intangible Assets
Goodwill
Investments, Other
Deferred Tax Assets
Other Assets

Total Non-Current Assets

TOTAL ASSETS

LIABILITIES AND SHAREHOLDERS EQUITY
Current Liabilities
Short-Term Loans
Payables and Accrued Expenses
Advances from Distributors
Deferred Revenue
Tax Payable
Unrecognized Tax Benefit
Deferred Tax Liabilities
Other Current Liabilities

Total Current Liabilities
Non-Current Liabilities
Term Loan
Deferred Tax Liabilities
Other Non-Current Assets

Total Non-Current Assets
Total Liabilities
Total Equity

TOTAL LIABILITIES AND EQUITY

GIANT INTERACTIVE GROUP, INC.

CONSOLIDATED CASH FLOW STATEMENT

(RMB mm)	Budget 2015	Actual 2015	Budget 2016
Cashflow from Operating Activities
Total Net Income / (Loss)
Depreciation and Amortization
Changes in Working Capital
Non-Cash Charges
Other Changes in Assets and Liabilities

Net Cash Provided by (Used in) Operating Activities
Cashflow from Investing Activities
Capital Expenditure on PPE
Intangible Asset Purchase
Other Acquisitions
Proceeds from Other Investments (net)
Other Investing Activities (net)

Net Cash Used in Investing Activities
Cashflow from Financing Activities
Repayment of Term Loan
Dividends to Minority Interests
Witholding Tax Expense
Share Option Proceeds
Other Financing Activities

Net Cash Used in Financing Activities
Effect of FX Rates on Changes of Cash and Cash Equivalents

TOTAL CASHFLOW
FCF Calculation
Cash Flow From Operations
Add Back: Interest Expense
Less: Capital Expenditure on PPE
Less: Intangible Asset Purchase
Less: Other Acquisitions
Less: Dividends to Minority Interests
Less: Witholding Tax Expense

FCF

GIANT INTERACTIVE GROUP, INC.

PROJECTED FINANCIAL COVENANTS

(RMB mm)	Budget 2015	Actual 2015	Budget 2016
FCF divided by
Debt Service
Cashflow Cover

ratio of:
EBITDA
Net Finance Charges
Interest Cover

ratio of:
Total Net Debt
EBITDA
Adjusted Leverage

Capital Expenditure

SIGNATURES

THE PARENT

GIANT INVESTMENT LIMITED

Address:	Intertrust Corporate Services (Cayman) Limited, 10 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands

Fax No:	+65 6532 0660 / +852 2843 9372

Email:	NicholasMacksey@bpeasia.com / KarenKo@bpeasia.com / EdwardYuan@bpeasia.com

Attention:	Nicholas Macksey, Karen Ko, Edward Yuan

By:

/s/ SHI YUZHU
Name: SHI YUZHU
Title: DIRECTOR

FACILITY AGREEMENT

Signature Page—Parent

THE BORROWER

GIANT MERGER LIMITED

Address:	Intertrust Corporate Services (Cayman) Limited, 10 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands

Fax No:	+65 6532 0660 / +852 2843 9372

Email:	NicholasMacksey@bpeasia.com / KarenKo@bpeasia.com / EdwardYuan@bpeasia.com

Attention:	Nicholas Macksey, Karen Ko, Edward Yuan

By:

/s/ SHI YUZHU
Name: SHI YUZHU
Title: DIRECTOR

FACILITY AGREEMENT

Signature Page—Borrower

THE ARRANGER

CHINA MINSHENG BANKING CORP., LTD., HONG KONG BRANCH

Address:	36/F, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong

Fax No:	+852 2899 2617

Email:	joycechiu@cmbc.com.cn / hubing2@cmbc.com.cn

Attention:	Joyce Chiu and Hu Bing

By:

/s/ HUANG MINGHUI
Name: HUANG MINGHUI
Title: ASSISTANT CHIEF EXECUTIVE OFFICER

FACILITY AGREEMENT

Signature Page—Borrower

BNP PARIBAS HONG KONG BRANCH

Address:	59/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong

Fax No:	+852 2970 0188

Email:	Michael Cheung / Aurore Lambert / Ariane Lo – CAF/LF, Hong Kong

Attention:	michael.cheung@asia.bnpparibas.com / aurore.lambert@asia.bnpparibas.com / ariane.lo@asia.bnpparibas.com

By:

/s/ MICHAEL CHEUNG
Name: MICHAEL CHEUNG
Title: MANAGING DIRECTOR

By:

/s/ JEAN-CLAUDE BERGADAA
Name: JEAN-CLAUDE BERGADAA
Title: AUTHORISED SIGNATORY

FACILITY AGREEMENT

Signature Page—Arranger

CREDIT SUISSE AG, SINGAPORE BRANCH

Address:	1 Changi Business Park Central 1, #01-101 ONE@Changi City Singapore 486036

Fax Number:	+65 6212 2709

Email:	chris.stark@credit-suisse.com / apac.loansvc@credit-suisse.com

Attention:	Chris Stark / Loan Servicing, APAC

By:

/s/ JOYCELYN GOH
Name: JOYCELYN GOH
Title: ASSISTANT VICE PRESIDENT

By:

/s/ CHRIS STARK
Name: CHRIS STARK
Title: VICE PRESIDENT

FACILITY AGREEMENT

Signature Page—Arranger

DEUTSCHE BANK AG, SINGAPORE BRANCH

Address:	One Raffles Quay, South Tower #14-00, Singapore 048583

Fax No:	+65 6221 2306 / +65 6536 1328

Email:	loanoperations.singapore@db.com, dboi.sgclosing@db.com

Attention:	Hee-Jin Kim, Yvonne Choo

By:

/s/ AMIT KHATTAR
Name: AMIT KHATTAR
Title: MANAGING DIRECTOR

By:

/s/ SAURABH JHALARIA
Name: SAURABH JHALARIA
Title: DIRECTOR

FACILITY AGREEMENT

Signature Page—Arranger

GOLDMAN SACHS (ASIA) L.L.C.

Address:	200 West Street, New York, NY 10282-2198

Fax No:	+1 (917) 977-3915

Email:	ficc-sbdops-hkloanservicing@gs.com

Attention:	Asia Loan Servicing

By:

/s/ NELSON LO
Name: NELSON LO
Title: MANAGING DIRECTOR

FACILITY AGREEMENT

Signature Page—Arranger

ICBC INTERNATIONAL FINANCE LIMITED

Address:	37/F, ICBC Tower, 3 Garden Road, Central, Hong Kong

Fax No:	+852 2206 3633 / +852 2206 3738

Email:	francis.tay@icbci.icbc.com.cn / jim.shi@icbci.icbc.com.cn / ke.ke@icbci.icbc.com.cn / beryl.sze@icbci.icbc.com.cn / hanwai.khor@icbci.icbc.com.cn

Attention:	Francis Tay / Jim Shi / Ke Ke / Beryl Sze / Hanwai Khor

By:

/s/ SHI SHAO HUA
Name: SHI SHAO HUA
Title: MANAGING DIRECTOR

By:

/s/ KHOR HANWAI
Name: KHOR HANWAI
Title: DEPUTY GENERAL COUNSEL

FACILITY AGREEMENT

Signature Page—Arranger

JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS HONG KONG BRANCH

Address:	Chater House, 28/F, 8 Connaught Road Central, Hong Kong

Fax No:	+852 2877 0736

Email:	sarah.schell@jpmorgan.com / bryan.cw.yeung@jpmorgan.com

Attention:	Sarah Schell / Bryan Yeung

By:

/s/ SONIA LI
Name: SONIA LI
Title: MANAGING DIRECTOR

FACILITY AGREEMENT

Signature Page—Arranger

BANK OF CHINA LIMITED MACAU BRANCH

Address:	17/F, Bank of China Building, Avenida Doutor Mario Soares, Macau

Fax No:	(853) 8792 1176

Email:	li_fang@bocmacau.com / chen_xuyu@bocmacau.com

Attention:	Li Fang, Tony (Head of Syndication & Investment Banking Division) / Chen Xuyu, Daemon (Relationship Manager)

By:

/s/ WU JIAN FENG
Name: WU JIAN FENG
Title: DEPUTY GENERAL MANAGER

FACILITY AGREEMENT

Signature Page—Arranger

CATHAY UNITED BANK COMPANY, LIMITED, HONG KONG BRANCH

Address:	20th Floor, LHT Tower, 31 Queen’s Road Central, Central, Hong Kong

Fax No:	+852 2527 0966

Email:	nt18022@cathaybk.com.hk / davidlu@cathaybk.com.hk / loans_doc@cathaybk.com.hk

Attention:	Edward Li / David Lu

By:

/s/ HENRY CHIEN
Name: HENRY CHIEN

Title: SENIOR VICE PRESIDENT AND GENERAL MANAGER OF HK BRANCH

FACILITY AGREEMENT

Signature Page—Arranger

CHINA MERCHANTS BANK CO., LTD. HONG KONG BRANCH

Address:	20/F, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong

Fax No:	+852 3541 9875 / 3111 0801

Email:	tonygao@cmbchina.com / connielam@cmbchina.com / amywong@cmbchina.com

Attention:	Tony Gao / Connie Lam / Amy Wong

By:

/s/ XU SHIQING
Name: XU SHIQING
Title: PRESIDENT & CHIEF EXECUTIVE

By:

/s/ BARBARA WANG
Name: BARBARA WANG
Title: SVP & ALTERNATIVE CHIEF EXECUTIVE

FACILITY AGREEMENT

Signature Page—Arranger

ING BANK N.V., SINGAPORE BRANCH

Address:	9 Raffles Place, #19-02, Republic Plaza, Singapore, 048619

Fax No:	+65 6535 1195

Email:	Sander.mutsaers@asia.ing.com / Gaurav.yadav@asia.ing.com / Eugene.tan@asia.ing.com

Attention:	Sander Mutsaers / Gaurav Yadav / Eugene Tan

By:

/s/ RANESH VERMA
Name: RANESH VERMA
Title: MANAGING DIRECTOR & HEAD,
TELECOM, MEDIA & TECHNOLOGY, ASIA

By:

/s/ SANDER MUTSAERS
Name: SANDER MUTSAERS
Title: DIRECTOR,
TELECOM, MEDIA & TECHNOLOGY, ASIA

FACILITY AGREEMENT

Signature Page—Arranger

PING AN BANK CO., LTD.

Address:	Room 716 Science Building, No. 1001, Shangbu Road, Shenzhen, China / 11/F No. 5047, Shennan Road East, Shenzhen, China

Fax No:	+86 755 8369 9970 / +86 755 8208 1087

Email:	wangtian@pingan.com.cn / yuanchangjin@pingan.com.cn

Attention:	Wang, Tian / Yuan, Changjin

By:

/s/ JISHU WANG
Name: JISHU WANG
Title: MANAGER OF OFFSHORE BANKING DEPARTMENT

FACILITY AGREEMENT

Signature Page—Arranger

HUA NAN COMMERCIAL BANK, LTD., OFFSHORE BANKING BRANCH

Address:	2F, 38, Sec 1, Chung-King South Road, Taipei 100, Taiwan

Fax No:	+886 2 2381 7491

Email:	dhvaja@hncb.com.tw / matt.chen@hncb.com.tw / hn07000@hncb.com.tw

Attention:	Vincent Hsu / Matt Chen

By:

/s/ YI-HSIN HUANG
Name: YI-HSIN HUANG
Title: DEPUTY GENERAL MANAGER

FACILITY AGREEMENT

Signature Page—Arranger

LUSO INTERNATIONAL BANKING LTD.

Address:	Avenida Dr. Mario Soares, No. 47, Macau

Fax No:	+853 8799 4113

Email:	Eric.chen@lusobank.com.mo / john.kong@lusobank.com.mo / Samantha.wang@lusobank.com.mo

Attention:	Eric Chen / John Kong / Samantha Wang

By:

/s/ WU SILIANG
Name: WU SILIANG
Title: DEPUTY GENERAL MANAGER

By:

/s/ RAYMOND W. S. CHAN
Name: RAYMOND W. S. CHAN
Title: DEPUTY GENERAL MANAGER

FACILITY AGREEMENT

Signature Page—Arranger

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD., OFFSHORE BANKING BRANCH

Address:	10F, No. 100, Chi-lin Road, Taipei, Taiwan, R.O.C.

Fax No:	+886 2 2563 7138

Email:	chuang@megabank.com.tw / cyko@megabank.com.tw

Attention:	Bruce Chien / Claire Ko

By:

/s/ YEN CHEN
Name: YEN CHEN
Title: SVP&GM

FACILITY AGREEMENT

Signature Page—Arranger

THE ORIGINAL LENDERS

CHINA MINSHENG BANKING CORP., LTD., HONG KONG BRANCH

Address:	36/F, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong

Fax No:	+852 2899 2617

Email:	joycechiu@cmbc.com.cn / hubing2@cmbc.com.cn

Attention:	Joyce Chiu and Hu Bing

By:

/s/ HUANG MINGHUI
Name: HUANG MINGHUI
Title: ASSISTANT CHIEF EXECUTIVE OFFICER

FACILITY AGREEMENT

Signature Page—Original Lender

BNP PARIBAS HONG KONG BRANCH

Address:	59/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong

Fax No:	+852 2970 0188

Email:	Michael Cheung / Aurore Lambert / Ariane Lo – CAF/LF, Hong Kong

Attention:	michael.cheung@asia.bnpparibas.com / aurore.lambert@asia.bnpparibas.com / ariane.lo@asia.bnpparibas.com

By:

/s/ MICHAEL CHEUNG
Name: MICHAEL CHEUNG Title: MANAGING DIRECTOR

By:

/s/ JEAN-CLAUDE BERGADAA
Name: JEAN-CLAUDE BERGADAA Title: AUTHORISED SIGNATORY

FACILITY AGREEMENT

Signature Page—Original Lender

CREDIT SUISSE AG, SINGAPORE BRANCH

Address:	1 Changi Business Park Central 1, #01-101 ONE@Changi City Singapore 486036

Fax Number:	+65 6212 2709

Email:	chris.stark@credit-suisse.com / apac.loansvc@credit-suisse.com

Attention:	Chris Stark / Loan Servicing, APAC

By:

/s/ JOYCELYN GOH
Name: JOYCELYN GOH Title: ASSISTANT VICE PRESIDENT

By:

/s/ CHRIS STARK
Name: CHRIS STARK Title: VICE PRESIDENT

FACILITY AGREEMENT

Signature Page—Original Lender

DEUTSCHE BANK AG, SINGAPORE BRANCH

Address:	One Raffles Quay, South Tower #14-00, Singapore 048583

Fax No:	+65 6221 2306 / +65 6536 1328

Email:	loanoperations.singapore@db.com, dboi.sgclosing@db.com

Attention:	Hee-Jin Kim, Yvonne Choo

By:

/s/ AMIT KHATTAR
Name: AMIT KHATTAR Title: MANAGING DIRECTOR

By:

/s/ SAURABH JHALARIA
Name: SAURABH JHALARIA Title: DIRECTOR

FACILITY AGREEMENT

Signature Page—Original Lender

GOLDMAN SACHS LENDING PARTNERS LLC

Address:	200 West Street, New York, NY 10282-2198

Fax No:	+1 (917) 977-3915

Email:	ficc-sbdops-hkloanservicing@gs.com

Attention:	Asia Loan Servicing

By:

/s/ MARK WALTON
Name: MARK WALTON Title: AUTHORISED SIGNATORY

FACILITY AGREEMENT

Signature Page—Original Lender

ICBC INTERNATIONAL FINANCE LIMITED

Address:	37/F, ICBC Tower, 3 Garden Road, Central, Hong Kong

Fax No:	+852 2206 3633 / +852 2206 3738

Email:	francis.tay@icbci.icbc.com.cn / jim.shi@icbci.icbc.com.cn / ke.ke@icbci.icbc.com.cn / beryl.sze@icbci.icbc.com.cn / hanwai.khor@icbci.icbc.com.cn

Attention:	Francis Tay / Jim Shi / Ke Ke / Beryl Sze / Hanwai Khor

By:

/s/ SHI SHAO HUA
Name: SHI SHAO HUA Title: MANAGING DIRECTOR

By:

/s/ KHOR HANWAI
Name: KHOR HANWAI Title: DEPUTY GENERAL COUNSEL

FACILITY AGREEMENT

Signature Page—Original Lender

JPMORGAN CHASE BANK, N.A., ACTING THROUGH ITS HONG KONG BRANCH

Address:	29/F, Chater House, 8 Connaught Road, Central, Hong Kong

Fax No:	+852 2845 9448

Email:	neha.x.rastogi@jpmorgan.com

Attention:	Neha Rastogi

By:

/s/ NEHA RASTOGI
Name: NEHA RASTOGI Title: EXECUTIVE DIRECTOR

FACILITY AGREEMENT

Signature Page—Original Lender

BANK OF CHINA LIMITED MACAU BRANCH

Address:	17/F, Bank of China Building, Avenida Doutor Mario Soares, Macau

Fax No:	(853) 8792 1176

Email:	li_fang@bocmacau.com / chen_xuyu@bocmacau.com

Attention:	Li Fang, Tony (Head of Syndication & Investment Banking Division) / Chen Xuyu, Daemon (Relationship Manager)

By:

/s/ WU JIAN FENG
Name: WU JIAN FENG Title: DEPUTY GENERAL MANAGER

FACILITY AGREEMENT

Signature Page—Original Lender

CATHAY UNITED BANK COMPANY, LIMITED, HONG KONG BRANCH

Address:	20th Floor, LHT Tower, 31 Queen’s Road Central, Central, Hong Kong

Fax No:	+852 2527 0966

Email:	nt18022@cathaybk.com.hk / davidlu@cathaybk.com.hk / loans_doc@cathaybk.com.hk

Attention:	Edward Li / David Lu

By:

/s/ HENRY CHIEN

Name: HENRY CHIEN Title: SENIOR VICE PRESIDENT AND GENERAL MANAGER OF HK BRANCH

FACILITY AGREEMENT

Signature Page—Original Lender

CHINA MERCHANTS BANK CO., LTD. HONG KONG BRANCH

Address:	20/F, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong

Fax No:	+852 3541 9875 / 3111 0801

Email:	tonygao@cmbchina.com / connielam@cmbchina.com / amywong@cmbchina.com

Attention:	Tony Gao / Connie Lam / Amy Wong

By:

/s/ XU SHIQING
Name: XU SHIQING Title: PRESIDENT & CHIEF EXECUTIVE

By:

/s/ BARBARA WANG
Name: BARBARA WANG Title: SVP & ALTERNATIVE CHIEF EXECUTIVE

FACILITY AGREEMENT

Signature Page—Original Lender

ING BANK N.V., SINGAPORE BRANCH

Address:	9 Raffles Place, #19-02, Republic Plaza, Singapore, 048619

Fax No:	+65 6535 1195

Email:	Sander.mutsaers@asia.ing.com / Gaurav.yadav@asia.ing.com / Eugene.tan@asia.ing.com

Attention:	Sander Mutsaers / Gaurav Yadav / Eugene Tan

By:

/s/ RANESH VERMA
Name: RANESH VERMA Title: MANAGING DIRECTOR & HEAD, TELECOM, MEDIA & TECHNOLOGY, ASIA

By:

/s/ SANDER MUTSAERS
Name: SANDER MUTSAERS Title: DIRECTOR, TELECOM, MEDIA & TECHNOLOGY, ASIA

FACILITY AGREEMENT

Signature Page—Original Lender

PING AN BANK CO., LTD.

Address:	Room 716 Science Building, No. 1001, Shangbu Road, Shenzhen, China / 11/F No. 5047, Shennan Road East, Shenzhen, China

Fax No:	+86 755 8369 9970 / +86 755 8208 1087

Email:	wangtian@pingan.com.cn / yuanchangjin@pingan.com.cn

Attention:	Wang, Tian / Yuan, Changjin

By:

/s/ JISHU WANG
Name: JISHU WANG Title: MANAGER OF OFFSHORE BANKING DEPARTMENT

FACILITY AGREEMENT

Signature Page—Original Lender

HUA NAN COMMERCIAL BANK, LTD., OFFSHORE BANKING BRANCH

Address:	2F, 38, Sec 1, Chung-King South Road, Taipei 100, Taiwan

Fax No:	+886 2 2381 7491

Email:	dhvaja@hncb.com.tw / matt.chen@hncb.com.tw / hn07000@hncb.com.tw

Attention:	Vincent Hsu / Matt Chen

By:

/s/ YI-HSIN HUANG
Name: YI-HSIN HUANG Title: DEPUTY GENERAL MANAGER

FACILITY AGREEMENT

Signature Page—Original Lender

LUSO INTERNATIONAL BANKING LTD.

Address:	Avenida Dr. Mario Soares, No. 47, Macau

Fax No:	+853 8799 4113

Email:	Eric.chen@lusobank.com.mo / john.kong@lusobank.com.mo / Samantha.wang@lusobank.com.mo

Attention:	Eric Chen / John Kong / Samantha Wang

By:

/s/ WU SILIANG
Name: WU SILIANG Title: DEPUTY GENERAL MANAGER

By:

/s/ RAYMOND W. S. CHAN
Name: RAYMOND W. S. CHAN Title: DEPUTY GENERAL MANAGER

FACILITY AGREEMENT

Signature Page—Original Lender

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD., OFFSHORE BANKING BRANCH

Address:	10F, No. 100, Chi-lin Road, Taipei, Taiwan, R.O.C.

Fax No:	+886 2 2563 7138

Email:	chuang@megabank.com.tw / cyko@megabank.com.tw

Attention:	Bruce Chien / Claire Ko

By:

/s/ YEN CHEN
Name: YEN CHEN Title: SVP&GM

FACILITY AGREEMENT

Signature Page—Original Lender

THE AGENT

BNP PARIBAS

Address:	26th Floor, Three Exchange Square, 8 Connaught Place, Central, Hong Kong

Fax No:	+852 2108 5858

Tel. No:	+852 2909 8772 / +852 2909 8210

Email:	agency.hong_kong@asia.bnpparibas.com

Attention:	Regional Agency, Hong Kong

By:

/s/ MARY LOO
Name: MARY LOO Title: MANAGER

By:

/s/ SIRENA CHUI
Name: SIRENA CHUI Title: ASSISTANT MANAGER

FACILITY AGREEMENT

Signature Page—Original Lender

THE SECURITY AGENT

BNP PARIBAS

Address:	26th Floor, Three Exchange Square, 8 Connaught Place, Central, Hong Kong

Fax No:	+852 2108 5858

Tel. No:	+852 2909 8772 / +852 2909 8210

Email:	agency.hong_kong@asia.bnpparibas.com

Attention:	Regional Agency, Hong Kong

By:

/s/ MARY LOO
Name: MARY LOO Title: MANAGER

By:

/s/ SIRENA CHUI
Name: SIRENA CHUI Title: ASSISTANT MANAGER

FACILITY AGREEMENT

Signature Page—Original Lender